As filed with the Securities and Exchange Commission on February 11, 2019

Registration No. 333-229488

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Colony Bankcorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Georgia	6022	58-1492391
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

115 South Grant Street

Fitzgerald, Georgia 31750

(229) 426-6000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Terry L. Hester

Executive Vice President and Chief Financial Officer

Colony Bankcorp, Inc.

115 South Grant Street

Fitzgerald, Georgia 31750

Tel: (229) 426-6000

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With copies to:
Mark C. Kanaly David S. Park Alston & Bird, LLP One Atlantic Center 1201 West Peachtree Street Atlanta, Georgia 30309 (404) 881-7000	Michael N. White John W. Sillay James-Bates-Brannan-Groover-LLP 231 Riverside Drive Macon, Georgia 31201 (478) 742-4280

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the proposed merger described herein have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and is subject to change. Colony Bankcorp, Inc. may not sell the securities offered by this proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION—DATED FEBRUARY 11, 2019

Proxy Statement/Prospectus

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

To the Shareholders of LBC Bancshares, Inc.:

The boards of directors of Colony Bankcorp, Inc., or Colony, and LBC Bancshares, Inc., or LBC, have each unanimously approved the acquisition of LBC by Colony. The acquisition will be accomplished pursuant to the terms of an Agreement and Plan of Merger, dated as of December 17, 2018, which we refer to as the merger agreement, by and between Colony and LBC, whereby LBC will be merged with and into Colony, which we refer to as the merger. Immediately following the merger of LBC with and into Colony, Calumet Bank, a wholly owned bank subsidiary of LBC, will merge with and into Colony’s wholly owned bank subsidiary, Colony Bank, with Colony Bank as the surviving bank, which we refer to as the bank merger.

If the merger is completed, each outstanding share of LBC common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive, at the election of each LBC shareholder, either (i) $23.50 in cash, or (ii) 1.3239 shares of Colony common stock. The election of stock consideration or cash consideration will be subject to proration such that 55% of the issued and outstanding shares of LBC common stock will be exchanged for Colony common stock and 45% will be exchanged for cash, and at least 50% of the merger consideration will be paid in Colony common stock. As a result, if the aggregate number of shares with respect to which a valid stock or cash election has been made exceeds these limits, shareholders who have elected the form of merger consideration that has been over-subscribed will receive a mixture of both stock consideration and cash consideration in accordance with the proration procedures set forth in the merger agreement so that such limits are not exceeded. Each option or warrant to purchase shares of LBC common stock shall be cancelled as of the effective time of the merger and converted into the right to receive a cash payment equal to the product of (i) the total number of shares of LBC common stock subject to such option or warrant, as applicable, times (ii) the excess, if any, of $23.50 over the exercise price per share of LBC common stock subject to such option or warrant, as applicable.

Although the number of shares of Colony common stock that LBC shareholders may choose to receive is fixed, the market value of the merger consideration will fluctuate with the market price of Colony common stock and will not be known at the time LBC shareholders vote on the merger. Colony common stock is currently quoted on the NASDAQ Global Market under the symbol “CBAN.” On December 17, 2018, the last full trading day before the public announcement of the merger agreement, based on the last reported sale price of Colony common stock of $16.10 per share, the 1.3239 exchange ratio represented approximately $21.31 in value for each share of LBC common stock to be converted into Colony common stock. Based on the most recent reported closing sale price of Colony common stock on February 8, 2019 of $15.95 per share, the exchange ratio represented approximately $21.12 in value for each share of LBC common stock to be converted into Colony common stock. Based on the exchange ratio and the number of shares of LBC common stock outstanding (assuming the exercise of all outstanding options and warrants), the maximum number of shares of Colony common stock offered by Colony and issuable in the merger is 1,152,073. We urge you to obtain current market quotations for the price of Colony common stock (trading symbol “CBAN”). There are no current market quotations for LBC common stock because LBC is a privately owned corporation and its common stock is not traded on any established public trading market.

LBC will hold a special meeting of its shareholders, referred to as the LBC special meeting, where LBC shareholders will be asked to consider and vote upon (1) a proposal to approve the merger agreement and the merger, and (2) a proposal to adjourn the LBC special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger agreement and the merger.

The LBC special meeting will be held at LBC’s headquarters located at 101 Calumet Center Road LaGrange, Georgia 30241, on March 21, 2019, at 3:30 p.m., Eastern Time, subject to any adjournment or postponement thereof.

Each of Colony and LBC expects that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, with the result that the portion of LBC common stock exchanged for Colony common stock will generally be tax-free and the portion of the LBC common stock exchanged for cash will generally be taxable as capital gain.

Your vote is important. Completion of the merger is subject to the approval of the merger agreement by the shareholders of LBC. Regardless of whether or not you plan to attend the LBC special meeting, please take the time to authorize a proxy to vote your shares in accordance with the instructions contained in this proxy statement/prospectus. Submitting a proxy now will not prevent you from being able to vote in person at the LBC special meeting.

The board of directors of LBC has determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of the shareholders of LBC, has unanimously approved the merger agreement and the merger and unanimously recommends that the shareholders of LBC vote “FOR” the proposal to approve the merger agreement and the merger and “FOR” the proposal to adjourn the LBC special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger agreement and the merger.

This proxy statement/prospectus describes the LBC special meeting, the merger, the merger agreement, other documents related to the merger and other related matters. Please carefully read this entire proxy statement/prospectus, including “Risk Factors,” beginning on page 24, for a discussion of the risks relating to the proposed merger. You also can obtain information about Colony from documents that it has filed with the Securities and Exchange Commission.

If you have any questions concerning the merger, please contact Leonard H. Bateman, Jr., President and Chief Executive Officer, at (706) 884-6000. We look forward to seeing you at the meeting.

/s/ Leonard H. Bateman, Jr. Leonard H. Bateman, Jr. President and Chief Executive Officer LBC Bancshares, Inc.

Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, nor any state securities commission or any other bank regulatory agency has approved or disapproved the securities to be issued in the merger or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either Colony or LBC, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this proxy statement/prospectus is             , 2019, and it is first being mailed or otherwise delivered to the LBC shareholders on or about             , 2019.

LBC BANCSHARES, INC.

101 Calumet Center Road

LaGrange, Georgia 30241

(706) 884-6000

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held on March 21, 2019

To the Shareholders of LBC Bancshares, Inc.:

A special meeting of the shareholders of LBC Bancshares, Inc., or LBC, will be held at LBC’s headquarters located at 101 Calumet Center Road, LaGrange, Georgia 30241, on March 21, 2019, at 3:30 p.m., Eastern Time, subject to any adjournment or postponement thereof, for the following purposes:

1.

To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of December 17, 2018, which we refer to as the merger agreement, by and between Colony Bankcorp, Inc., or Colony, and LBC, pursuant to which LBC will merge with and into Colony, with Colony as the surviving company, which is referred to herein as the merger, all on and subject to the terms and conditions contained herein; and

2.

To consider and vote upon a proposal to adjourn the special meeting, referred to herein as the LBC special meeting, to a later date or dates if the board of directors of LBC determines such an adjournment is necessary to permit solicitation of additional proxies if there are not sufficient votes at the time of the LBC special meeting to approve the merger agreement and the merger.

No other business may be conducted at the LBC special meeting. All holders of shares of common stock of LBC of record as of the close of business as of 5:00 p.m. Eastern Time on February 7, 2019 will be entitled to notice of and to vote at the LBC special meeting and any adjournments thereof. The LBC special meeting may be adjourned from time to time upon approval of holders of LBC common stock without any notice other than by announcement at the meeting of the adjournment thereof, and any and all business for which notice is hereby given may be transacted at such adjourned meeting.

Holders of record of LBC common stock have the right to dissent from the merger agreement and the merger and obtain payment in cash of the appraised fair value of their shares of LBC common stock under applicable provisions of the Georgia Business Corporation Code, or GBCC. In order for a holder of LBC common stock to perfect his, her or its right to dissent, such holder must carefully follow the procedure set forth in the GBCC. A copy of the applicable statutory provisions of the GBCC is included as Annex C to the accompanying proxy statement/prospectus and a summary of these provisions can be found under the caption “The Merger— Dissenters’ Rights,” beginning on page 59 of the proxy statement/prospectus. The merger may not be completed if the holders of more than 10% of the outstanding shares of LBC common stock exercise dissenters’ rights.

If you have any questions concerning the merger agreement, the merger, the LBC special meeting or the proxy statement/prospectus, would like additional copies of the proxy statement/prospectus, need a proxy card or need help voting your shares of LBC common stock, please contact Leonard H. Bateman, Jr., President and Chief Executive Officer, at (706) 884-6000.

By Order of the Board of Directors,

/s/ Jared T. Jones

Jared T. Jones

Chairman of the Board

LaGrange, Georgia

            , 2019

The LBC board of directors unanimously recommends that holders of record of LBC common stock entitled to vote at the LBC special meeting vote “FOR” the proposal to approve the merger agreement and the merger and “FOR” the adjournment of the LBC special meeting if such adjournment is necessary to permit solicitation of additional proxies if there are not sufficient votes at the time of the LBC special meeting to constitute a quorum or to approve the merger agreement and the merger.

Your Vote is Very Important

A proxy card is enclosed. Whether or not you plan to attend the LBC special meeting, if you are a holder of shares of LBC common stock, please vote by completing, signing and dating the proxy card and promptly mailing it in the enclosed envelope. You may also vote via the Internet or telephone by following the instructions on the proxy card. You may revoke your proxy in the manner described in the proxy statement/prospectus at any time before it is exercised. If you are a holder of shares of LBC common stock and attend the LBC special meeting, you may vote in person if you desire, even if you have previously returned your proxy card.

ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about Colony from documents filed with the Securities and Exchange Commission, or SEC, that are not included in or delivered with this proxy statement/prospectus. You can obtain any of the documents filed with or furnished to the SEC by Colony at no cost from the SEC’s website at http://www.sec.gov. You may also request copies of these documents, including documents incorporated by reference in this proxy statement/prospectus, at no cost by contacting Colony at the contact information set forth below:

Colony Bankcorp, Inc.
115 South Grant Street
Fitzgerald, Georgia 31750
Attention: Investor Relations
Telephone: (229) 426-6000

You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five business days before the date of the special meeting, or March 14, 2019.

If you are a LBC shareholder and have any questions about the merger agreement, the merger, the LBC special meeting or the proxy statement/prospectus, would like additional copies of the proxy statement/prospectus, need a proxy card or need help voting your shares of LBC common stock, please contact Leonard H. Bateman, Jr., President and Chief Executive Officer, at (706) 884-6000.

You should rely only on the information contained in or incorporated by reference into this document. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated             , 2019, and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this proxy statement/prospectus from another document is accurate as of the date of such other document. Neither the mailing of this document to LBC shareholders nor the issuance by Colony of shares of Colony common stock in connection with the merger will create any implication to the contrary.

This document does not constitute an offer to sell, or a solicitation of an offer to buy any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in this document regarding LBC has been provided by LBC and information contained in this document regarding Colony has been provided by Colony. See “Where You Can Find More Information” for more details.

i

ii

QUESTIONS AND ANSWERS

The following are answers to some questions that LBC shareholders may have regarding the proposed transaction between Colony and LBC and the proposals being considered at the LBC special meeting. Colony and LBC urge you to read carefully this entire proxy statement/prospectus, including the annexes, and the documents incorporated by reference into this proxy statement/prospectus, because the information in this section does not provide all the information that might be important to you.

Unless the context otherwise requires, references in this proxy statement/prospectus to: (1) “Colony” refer to Colony Bankcorp, Inc., a Georgia corporation, and its affiliates; (2) “Colony Bank” refer to Colony Bank, a Georgia state-chartered bank and the wholly owned bank subsidiary of Colony; (3) “LBC” refer to LBC Bancshares, Inc., a Georgia corporation, and its affiliates; and (4) “Calumet Bank” refer to Calumet Bank, a Georgia state-chartered bank and the wholly owned bank subsidiary of LBC.

Q:	Why am I receiving this proxy statement/prospectus?

A:

Colony and LBC have entered into an Agreement and Plan of Merger, dated as of December 17, 2018, which we refer to as the merger agreement. Pursuant to the merger agreement, LBC will merge with and into Colony, with Colony as the surviving company, which we refer to as the merger. Immediately after the merger, Calumet Bank, a wholly owned state-chartered bank subsidiary of LBC, will merge with and into Colony’s wholly owned bank subsidiary, Colony Bank, with Colony Bank as the surviving bank, which we refer to as the bank merger. A copy of the merger agreement is included in this proxy statement/prospectus as Annex A.

The merger cannot be completed unless, among other things, the majority of the outstanding shares of LBC common stock entitled to vote at the LBC special meeting vote in favor of the proposal to approve the merger agreement and the merger, which we refer to as the merger proposal.

In addition, LBC is soliciting proxies from its shareholders with respect to a proposal to approve one or more adjournments of the LBC special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of such adjournment to approve the merger proposal, which we refer to as the adjournment proposal. The completion of the merger is not conditioned upon shareholder approval of the adjournment proposal.

This proxy statement/prospectus contains important information about the merger agreement, the merger and the proposals being voted on at the LBC special meeting, and you should read it carefully. This is a proxy statement/prospectus because (1) LBC is soliciting proxies from the LBC shareholders and the proxy statement provides important information about the LBC special meeting to vote on the merger proposal and the adjournment proposal, and (2) Colony will issue shares of Colony common stock to holders of LBC common stock in connection with the merger, and the prospectus provides important information about such shares. The enclosed materials allow LBC shareholders to authorize a proxy to vote their shares without attending the LBC special meeting.

Your vote is important. We encourage you to authorize your proxy as soon as possible.

Q:	What will I receive in the merger?

A:

If the merger is completed, each outstanding share of LBC common stock issued and outstanding immediately prior to the effective time of the merger (other than shares of dissenting shareholders) will be converted into the right to receive, at the election of each LBC shareholder, either (i) $23.50 in cash, which we refer to as the cash consideration, or (ii) 1.3239 shares of Colony common stock, which we refer to as the stock consideration. The election of stock consideration or cash consideration will be subject to proration such that 55% of the issued and outstanding shares of LBC common stock will be exchanged for Colony common stock and 45% will be exchanged for cash, and at least 50% of the merger consideration will be paid in Colony common stock. As a result, if the aggregate number of shares with respect to which a valid stock or cash election has been made exceeds these limits, shareholders who have elected the form of merger consideration that has been over-subscribed will receive a mixture of both stock consideration and cash consideration in accordance with the proration procedures set forth in the merger agreement so that such limits are not exceeded. The stock consideration and the cash consideration are collectively referred to as the merger consideration. Each option or warrant to purchase shares of LBC common stock shall be cancelled as of the effective time of the merger and converted into the right to receive a cash payment equal to the product of (i) the total number of shares of LBC common stock subject to such option or warrant, as applicable, times (ii) the excess, if any, of $23.50 over the exercise price per share of LBC common stock subject to such option or warrant, as applicable.

LBC may terminate the merger if (i) the average closing price of Colony common stock over the 20 trading days preceding the date that is five days prior to the closing date is less than $14.20, and (ii) the decline in the price of Colony’s common stock (as measured by the average closing price divided by $17.75) is more than 20% greater than the decline of the KBW Regional Banking Index (KRX) (as measured by dividing the average closing price of the KBW Regional Banking Index over the 20 trading days preceding the date that is five days prior to the closing date by $91.81); provided, however, Colony has the option, but not the obligation, to adjust the exchange ratio to prevent the termination of merger agreement.

Colony will not issue any fractional shares of Colony common stock in the merger. LBC shareholders who would otherwise be entitled to a fractional share of Colony common stock upon the completion of the merger will instead receive an amount in cash (without interest and rounded to the nearest whole cent) determined by multiplying the (i) fractional share interest in Colony common stock, rounded to the nearest one hundredth of a share, to which such holder would otherwise be entitled by (ii) $23.50.

Q:	How do I make an election to receive Colony common stock or cash for my LBC common stock?

A:

Each holder of record of LBC common stock will be mailed a form of election/letter of transmittal and other appropriate and customary transmittal materials not less than 20 business days prior to the election deadline. The deadline for holders of LBC common stock to elect the form of the merger consideration they want to receive is the later of (i) the date of the special meeting of LBC shareholders and (ii) the date which Colony and LBC agree is five business days prior to the anticipated effective time of the merger, which we refer to as the election deadline. The election form will specify the election deadline. Each holder of LBC common stock should specify in the election form (1) the number of shares of LBC common stock which such shareholder elects to have exchanged for the stock consideration, and (2) the number of shares of LBC common stock such shareholder elects to have exchanged for the cash consideration. All such elections are subject to adjustment on a pro rata basis as described elsewhere in this proxy statement/prospectus. Holders of LBC common stock will receive their merger consideration as promptly as practicable following the effective time of the merger, subject to the holders submitting their properly completed letter of transmittal and other transmittal materials. Because of the way the election and proration procedures work, even if you submit a properly completed and signed election form, it is possible that you may not receive exactly the type of merger consideration you have elected. If you do not submit a properly completed and signed election form to the exchange agent by the election deadline, you will have no control over the type of merger consideration you will receive and, as a result, you may receive only the cash consideration, only the stock consideration or a combination of the cash and stock consideration in the merger.

If you hold shares in “street name” through a bank, broker, nominee or other holder of record you must follow the instructions provided by the bank, broker, nominee or other holder of record to make an election.

Q:	Am I guaranteed to receive the type of merger consideration that I elect?

A:

No. If more LBC shareholders make valid elections to receive either shares of Colony common stock or cash than is available as either stock or cash consideration pursuant to the terms of the merger agreement,

LBC shareholders electing the over-subscribed form of merger consideration will have the over-subscribed consideration proportionately reduced and substituted with consideration in the other form. Please see “The Merger Agreement—Merger Consideration” and “—Procedures for Converting Shares of LBC Common Stock into Merger Consideration” both beginning on page 64 for additional information about the allocation and proration procedures that will be followed in the event of over-subscriptions.

Q:	What happens if I fail to make a valid election as to whether to receive stock or cash?

A:

If a LBC shareholder does not return a properly completed form of election by the election deadline, such holder’s shares of LBC common stock will be considered “non-election shares” and will be converted into the right to receive the stock consideration or the cash consideration according to the proration procedures set forth in the merger agreement. Any shareholder who has not submitted their physical stock certificate(s) with a form of election will be sent materials after the merger closes to effect the exchange of their LBC common stock into the merger consideration.

Q:	Will the value of the merger consideration change between the date of this proxy statement/prospectus and the time the merger is completed?

A:

Yes. The value of the merger consideration may fluctuate based upon the market value for Colony common stock between the date of this proxy statement/prospectus and the completion of the merger. In the merger, LBC shareholders may choose to receive 1.3239 shares of Colony common stock for each share of LBC common stock they hold. Any fluctuation in the market price of Colony common stock after the date of this proxy statement/prospectus will change the value of the shares of Colony common stock that LBC shareholders may receive.

Q:	How does LBC’s board of directors recommend that I vote at the special meeting?

A:	LBC’s board of directors unanimously recommends that you vote “FOR” the merger proposal and “FOR” the adjournment proposal.

Q:	When and where is the LBC special meeting?

A:	The LBC special meeting will be held at LBC’s headquarters located at 101 Calumet Center Road, LaGrange, Georgia 30241, on March 21, 2019, at 3:30 p.m., Eastern Time.

Q:	What do I need to do now?

A:

After you have carefully read this proxy statement/prospectus and have decided how you wish to vote your shares, please authorize a proxy to vote your shares by promptly completing and returning the enclosed proxy card so that your shares are represented and voted at the LBC special meeting. When complete, sign, date and mail your proxy card in the enclosed postage-paid return envelope as soon as possible. If you are a registered shareholder, you may also vote via the Internet or telephone by following the instructions on the proxy card. Submitting your proxy by mail, voting via the Internet or telephone or directing your bank or broker to vote your shares will ensure that your shares are represented and voted at the LBC special meeting. Your proxy card must be received prior to the special meeting on March 21, 2019, in order to be counted.

Q:	What constitutes a quorum for the LBC special meeting?

A:

Holders representing at least a majority of the issued and outstanding shares of LBC common stock entitled to vote at the LBC special meeting must be present, in person or represented by proxy, to constitute a quorum. Abstentions and broker non-votes, if any, will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum. If a quorum is not present, the LBC special meeting will be postponed until the holders of the number of shares of LBC common stock required to constitute a quorum attend. If you submit a properly executed proxy card, even if you abstain from voting, your shares of LBC common stock will be counted for purposes of determining whether a quorum is present at the LBC special meeting. If additional votes must be solicited to approve the merger proposal, it is expected that the LBC special meeting will be adjourned to solicit additional proxies.

Q:	What is the vote required to approve each proposal?

A:	The merger proposal requires the affirmative vote of a majority of the issued and outstanding shares of LBC common stock entitled to vote at the LBC special meeting.

The adjournment proposal requires the affirmative vote of a majority of the votes cast on the matter.

Q:	What would happen if the adjournment proposal does not get approved by LBC shareholders?

A:

The completion of the merger is not conditioned upon shareholder approval of the adjournment proposal. If a quorum is present at the LBC special meeting and the adjournment proposal is not approved and there are not sufficient votes at the time of the LBC special meeting to approve the merger proposal, then the LBC board of directors will not have the ability to adjourn to solicit additional votes and the merger proposal will not be approved.

Q:	Why is my vote important?

A:

If you do not submit a proxy or vote in person, it may be more difficult for LBC to obtain the necessary quorum to hold the special meeting. In addition, your failure to submit a proxy or vote in person, or failure to instruct your bank or broker how to vote, or abstention will have the same effect as a vote against approval of the merger proposal. The merger proposal must be approved by the affirmative vote of the holders of at least a majority of the outstanding shares of LBC common stock. LBC’s board of directors unanimously recommends that you vote “FOR” the merger proposal.

Q:	How many votes do I have?

A:

LBC shareholders are entitled to one vote on each proposal to be considered at the special meeting for each share of LBC common stock owned as of the close of business on February 7, 2019, which is the record date for the LBC special meeting.

Q:	How do I vote?

A:	If you are a shareholder of record, you may have your shares of LBC common stock voted on the matters to be presented at the LBC special meeting in any of the following ways:

•	You may vote by mail. You may vote by mail by completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.

•

You may vote by telephone. If you are a registered shareholder, that is, if you hold your stock in your own name, you may vote by telephone by following the instructions included with the proxy card. If you vote by telephone, you do not have to mail in your proxy card.

•

You may vote on the Internet. If you are a registered shareholder, that is, if you hold your stock in your own name, you may vote on the Internet by following the instructions included with the proxy card. If you vote on the Internet, you do not have to mail in your proxy card.

•	You may vote in person at the meeting. You may vote by attending the special meeting and casting your vote in person.

If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Your bank, brokerage firm or other nominee cannot vote your shares without instructions from you. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must obtain a legal proxy from your bank, brokerage firm or other nominee.

Q:	Do LBC directors and executive officers have interests in the merger that are different from, or in addition to, my interests?

A:

Yes. In considering the recommendation of the LBC board of directors with respect to the merger agreement, you should be aware that LBC’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of LBC’s shareholders generally. Interests of officers and directors that may be different from or in addition to the interests of LBC’s shareholders include but are not limited to the receipt of continued indemnification and directors’ and officers’ insurance coverage under the merger agreement, payment of change in control payments and employment agreement payments to certain executives and entry into a new employment agreement with Colony Bank.

Q:	What if I abstain from voting, fail to authorize a proxy or fail to vote in person?

A:

If you mark “ABSTAIN” on your proxy with respect to the merger proposal, fail to authorize a proxy or fail to vote in person at the LBC special meeting, or fail to instruct your bank or broker how to vote, it will have the same effect as a vote “AGAINST” the merger proposal and no effect on the adjournment proposal. If you sign your proxy but do not indicate your vote, your proxy will be voted “FOR” each proposal.

Q:	Can I attend the special meeting and vote my shares in person?

A:

Yes. All LBC shareholders as of the record date, including shareholders of record and shareholders who hold their shares through any other holder of record, are invited to attend the LBC special meeting. Holders of record of LBC common stock can vote in person at the LBC special meeting. If you are not a shareholder of record, you must obtain a proxy, executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the LBC special meeting. If you plan to attend the LBC special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of personal photo identification with you in order to be admitted. LBC reserves the right to refuse admittance to anyone without proper proof of share ownership or without proper photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the LBC special meeting is prohibited without express written consent. Even if you plan to attend the special meeting, LBC encourages you to vote by proxy through the mail so your vote will be counted if you later decide not to attend the special meeting.

Q:	Can I change my vote?

A:

Yes. If you are a holder of record of LBC common stock, you may revoke your proxy at any time prior to the LBC special meeting by: (1) delivering written notice of revocation to Leonard H. Bateman, Jr., President and Chief Executive Officer, LBC Bancshares, Inc., 101 Calumet Center Road, LaGrange, Georgia 30241, (2) by returning a duly executed proxy card bearing a later date than the date with which your original proxy card was dated, (3) voting by telephone or on the Internet (your latest telephone or Internet vote will be counted) or (4) by attending the LBC special meeting and voting in person. Your attendance at the LBC special meeting will not constitute automatic revocation of the proxy unless you deliver your ballot in person at the special meeting or deliver a written revocation pursuant to the instructions above prior to the voting of such proxy.

Q:	Will LBC be required to submit the merger proposal to its shareholders even if LBC’s board of directors has withdrawn, modified or qualified its recommendation?

A:

Yes. Unless the merger agreement is terminated before the LBC special meeting, LBC is required to submit the merger proposal to its shareholders even if LBC’s board of directors has withdrawn, modified or qualified its recommendation.

Q:	What are the material U.S. federal income tax consequences of the merger to U.S. holders of shares of LBC common stock?

A:

Each of Colony and LBC expects that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, with the result that the portion of LBC common stock exchanged for Colony shares will generally be tax-free and the portion of the LBC common stock exchanged for cash will generally be taxable as capital gain.

For further information, see “The Merger—Material U.S. Federal Income Tax Consequences.”

The U.S. federal income tax consequences described above may not apply to all holders of LBC common stock. Your particular tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your independent tax advisor for a full understanding of the particular tax consequences of the merger to you.

Q:	Are LBC shareholders entitled to exercise dissenters’ rights?

A:

Yes. Holders of record of LBC voting common stock are entitled to exercise dissenters’ rights in connection with the merger, provided such holders comply with the proper procedures of Article 13 of the Georgia Business Corporation Code, or GBCC. A copy of Article 13 of the GBCC is attached as Annex C to this proxy statement/prospectus. Holders of LBC voting common stock who desire to exercise dissenters’ rights pursuant to Article 13 of the GBCC are urged to consult a legal advisor before electing or attempting to exercise these rights. The value determined in the appraisal process may be more or less than the value an LBC shareholder would receive in the merger under the terms of the merger agreement. Failure to strictly comply with the applicable Georgia law provisions will result in the loss of the right of appraisal. For further information, see “The Merger—Dissenters’ Rights.”

Pursuant to the merger agreement, the merger may not be completed if dissenters’ rights of appraisal are properly asserted with respect to 10% or more of the outstanding shares of LBC common stock.

Q:	Should I send my LBC stock certificates with my proxy card for the LBC special meeting?

A:

No. You should NOT send your LBC stock certificates with your proxy card. Colony, through its appointed exchange agent, will send LBC shareholders separate instructions for exchanging LBC stock certificates and LBC common stock held in book-entry form for the merger consideration.

Q:	What happens if I sell or transfer ownership of shares of LBC common stock after the record date for the LBC special meeting?

A:

The record date for the LBC special meeting is earlier than the expected date of completion of the merger. Therefore, if you sell or transfer ownership of your shares of LBC common stock after the record date for the LBC special meeting, but prior to completion of the merger, you will retain the right to vote at the LBC special meeting, but the right to receive the merger consideration will transfer with the shares of LBC common stock.

Q:	Whom may I contact if I cannot locate my LBC stock certificate(s)?

A:

If you are unable to locate your original LBC stock certificate(s), you should contact Leonard H. Bateman, Jr., President and Chief Executive Officer, at (706) 884-6000. Generally, merger consideration for lost certificates cannot be delivered except upon the making of an affidavit claiming such certificate to be lost, stolen or destroyed and the posting of a bond in such amount as Colony or the exchange agent may determine is reasonably necessary as indemnity against any claim that may be made with respect to such lost certificate.

Q:	When do you expect to complete the merger?

A:

Colony and LBC expect to complete the merger in the first half of 2019. However, neither Colony nor LBC can assure you when or if the merger will occur. Colony and LBC must first obtain the approval of LBC shareholders for the merger proposal, as well as the necessary regulatory approvals.

Q:	What happens if the merger is not completed?

A:

If the merger is not completed, holders of LBC common stock will not receive any consideration for their shares of LBC common stock that otherwise would have been received in connection with the merger. Instead, LBC will remain an independent private company. If the merger is completed but, for any reason, the bank merger is not completed, it will have no impact on the consideration to be received by holders of LBC common stock.

Q:	Whom should I call with questions?

A:

If you have any questions concerning the merger agreement, the merger or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus or need help voting your shares of LBC common stock, please contact Leonard H. Bateman, Jr., President and Chief Executive Officer, at (706) 884-6000.

SUMMARY

This summary highlights selected information from this proxy statement/prospectus. It may not contain all of the information that is important to you. We urge you to read carefully the entire proxy statement/prospectus, including the annexes, and the other documents to which we refer in order to fully understand the merger. See “Where You Can Find More Information.” Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail.

The Companies (page 83)

Colony Bankcorp, Inc.

115 South Grant Street

Fitzgerald, Georgia 31750

(229) 426-6000

Colony was incorporated in Georgia on November 8, 1982 and serves as the bank holding company for Colony Bank, headquartered in Fitzgerald, Georgia. As of December 31, 2018, Colony had consolidated assets of approximately $1.25 billion, loans of $781.5 million, deposits of $1.09 billion, and stockholders’ equity of $95.7 million. As of December 31, 2018, Colony operated 27 domestic banking offices and two corporate operations offices in Georgia. Colony Bank’s deposits are insured by the FDIC.

Additional information about Colony and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information.”

LBC Bancshares, Inc.

101 Calumet Center Road

LaGrange, Georgia 30241

(706) 884-6000

LBC was incorporated in Georgia in 2008 and owns all of the outstanding shares of common stock of Calumet Bank, a Georgia chartered bank headquartered in LaGrange, Georgia. As of December 31, 2018, LBC had consolidated total assets of $206.6 million, net loans of $135.3 million, deposits of $182.3 million and stockholders’ equity of $19.5 million. LBC operates two full service offices in Georgia. Calumet Bank’s deposits are insured by the FDIC.

Additional information about LBC and its subsidiaries is included below under “The Companies” beginning on page 83.

The Merger

The Merger Agreement (page 63)

Colony and LBC entered into an Agreement and Plan of Merger, dated as of December 17, 2018, which we refer to as the merger agreement. The merger agreement governs the merger. The merger agreement is included in this proxy statement/prospectus as Annex A. All descriptions in this summary and elsewhere in this proxy statement/prospectus of the terms and conditions of the merger are qualified by reference to the merger agreement. Please read the merger agreement carefully for a more complete understanding of the merger.

The Merger (page 36)

Pursuant to the merger agreement, LBC will merge with and into Colony, with Colony as the surviving company, which we refer to as the merger. Immediately after the merger, Calumet Bank, a wholly owned bank subsidiary of LBC, will merge with and into Colony’s wholly owned bank subsidiary, Colony Bank, with Colony Bank as the surviving bank, which we refer to as the bank merger.

The Merger Consideration (page 64)

If the merger is completed, each outstanding share of LBC common stock issued and outstanding immediately prior to the effective time of the merger (other than shares of dissenting shareholders) will be converted into the right to receive, at the election of each LBC shareholder, either (i) $23.50 in cash, which we refer to as the cash consideration, or (ii) 1.3239 shares of Colony common stock, which we refer to as the stock consideration. The election of stock consideration or cash consideration will be subject to proration such that 55% of the issued and outstanding shares of LBC common stock will be exchanged for Colony common stock and 45% will be exchanged for cash, and at least 50% of the merger consideration will be paid in Colony common stock. As a result, if the aggregate number of shares with respect to which a valid stock or cash election has been made exceeds these limits, shareholders who have elected the form of merger consideration that has been over-subscribed will receive a mixture of both stock consideration and cash consideration in accordance with the proration procedures set forth in the merger agreement so that such limits are not exceeded. The stock consideration and the cash consideration are collectively referred to as the merger consideration. On December 17, 2018, the last full trading day before the public announcement of the merger agreement, based on the last reported sale price of Colony common stock of $16.10 per share, the 1.3239 exchange ratio represented approximately $21.31 in value for each share of LBC common stock to be converted into Colony common stock. Based on the most recent reported closing sale price of Colony common stock on February 8, 2019 of $15.95 per share, the exchange ratio represented approximately $21.12 in value for each share of LBC common stock to be converted into Colony common stock. Based on the exchange ratio and the number of shares of LBC common stock outstanding (assuming the exercise of all outstanding options and warrants), the maximum number of shares of Colony common stock offered by Colony and issuable in the merger is 1,152,073.

LBC may terminate the merger if (i) the average closing price of Colony common stock over the 20 trading days preceding the date that is five days prior to the closing date is less than $14.20, and (ii) the decline in the price of Colony’s common stock (as measured by the average closing price divided by $17.75) is more than 20% greater than the decline of the KBW Regional Banking Index (KRX) (as measured by dividing the average closing price of the KBW Regional Banking Index over the 20 trading days preceding the date that is five days prior to the closing date by $91.81); provided, however, Colony has the option, but not the obligation, to adjust the exchange ratio to prevent the termination of merger agreement.

Each option or warrant to purchase shares of LBC common stock shall be cancelled as of the effective time of the merger and converted into the right to receive a cash payment equal to the product of (i) the total number of shares of LBC common stock subject to such option or warrant, as applicable, times (ii) the excess, if any, of $23.50 over the exercise price per share of LBC common stock subject to such option or warrant, as applicable.

Colony will not issue any fractional shares of Colony common stock in the merger. LBC shareholders who would otherwise be entitled to a fractional share of Colony common stock upon the completion of the merger will instead receive an amount in cash (without interest and rounded to the nearest whole cent) determined by multiplying the (i) fractional share interest in Colony common stock, rounded to the nearest one hundredth of a share, to which such holder would otherwise be entitled by (ii) $23.50.

Election and Exchange Procedures (page 64)

At least 20 business days prior to the later of (1) the date of the LBC shareholders’ meeting or (2) a date agreed upon by LBC and Colony that is as near as practicable to five business days prior to the expected closing date, which date we refer to as the election deadline, Colony will cause the exchange agent to send the LBC shareholders election forms, which will include the appropriate form of letter of transmittal. LBC shareholders can specify on such election form the number of their shares of LBC common stock for which they desire to receive the cash consideration, the number of shares for which they desire to receive the stock consideration or to indicate that such shareholder has no preference as to the receipt of the cash consideration or stock consideration. The election forms must be returned to the exchange agent, along with certificates representing the shares subject to such election form, or a customary affidavit of loss and indemnity agreement, by the election deadline. Any shares of LBC common stock for which an election has not been properly made by the election deadline will be considered non-election shares. No later than five business days after the effective time of the merger, the exchange agent will allocate the merger consideration, as discussed in further detail below under “The Merger Agreement—Procedures for Converting Shares of LBC Common Stock into Merger Consideration.” However, pursuant to the merger agreement, the total mix of cash consideration and stock consideration to be issued by Colony to holders of LBC common stock will be fixed at 55% stock and 45% cash, and at least 50% of the merger consideration will be paid in Colony common stock.

Exchange Procedures (page 64)

The conversion of LBC common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. After completion of the merger, the exchange agent will exchange certificates representing shares of LBC common stock for the merger consideration to be received pursuant to the terms of the merger agreement.

Ancillary Agreements

Voting Agreements (page 81)

As a condition to Colony entering into the merger agreement, all directors of LBC and Calumet Bank who have voting power over shares of LBC common stock entered into voting agreements in the form attached as Exhibit A to the merger agreement attached as Annex A to this document, pursuant to which each such person agreed, among other things, to vote the shares of LBC common stock held of record by such person (1) to approve the merger agreement and the merger (or any adjournment or postponement necessary to solicit additional proxies to approve the merger agreement and the merger) and (2) against any acquisition proposals or any actions that would result in a breach of any covenant, representation or warranty of LBC in the merger agreement.

Non-Competition and Non-Disclosure Agreements (page 82)

In addition, as a condition to Colony entering into the merger agreement, each director of LBC and Calumet Bank entered into non-competition and non-disclosure agreements with Colony in the form attached as Exhibit C to the merger agreement attached as Annex A to this document, pursuant to which each such person agreed to, among other things, (1) not disclose or use any confidential information or trade secrets of LBC for any purpose for so long as such information remains confidential information or a trade secret, (2) for a period of two years following the closing of the merger, not engage in certain competitive activities with Colony, including not soliciting employees and customers of LBC, and (3) for a period of two years following the closing of the merger, not serve as a director or management official of another financial institution in the counties in Georgia in which Calumet Bank operates a banking office as of the closing of the merger and each county contiguous to each of such counties.

Claims Letters (page 82)

At the time of the execution of the merger agreement, each director of LBC and Calumet Bank executed a letter agreement with Colony in the form attached as Exhibit D to the merger agreement attached as Annex A to this document, pursuant to which each such director released and discharged, effective upon the consummation of the merger, LBC and its subsidiaries, their respective directors and officers (in their capacities as such), and their respective successors and assigns (including Colony and Colony Bank), from any and all liabilities or claims that the director has or claims to have as of the effective time of the merger, with certain exceptions.

Risk Factors Related to the Merger (page 24)

Before voting at the LBC special meeting, you should carefully consider all the information contained in or incorporated by reference into this proxy statement/prospectus in deciding how to vote for the proposals presented in the proxy statement/prospectus.

The LBC Special Meeting (page 31)

The special meeting of LBC shareholders will be held on March 21, 2019, at 3:30 p.m. EasternTime, at LBC’s headquarters located at 101 Calumet Center Road, LaGrange, Georgia 30241. At the special meeting, LBC shareholders will be asked to:

•	approve the merger proposal; and

•	approve the adjournment proposal.

Only holders of record at the close of business on February 7, 2019, the LBC record date, will be entitled to vote at the LBC special meeting. Each outstanding share of LBC common stock is entitled to one vote on each proposal to be considered at the LBC special meeting. As of the LBC record date, there were 1,447,554 shares of LBC common stock entitled to vote at the LBC special meeting. All directors of LBC and Calumet Bank have entered into voting agreements with Colony, pursuant to which they have agreed, solely in their capacity as LBC shareholders, to vote all of their shares of LBC common stock in favor of the proposals to be presented at the LBC special meeting. As of the LBC record date, the directors who are parties to the voting agreements owned and were entitled to vote an aggregate of approximately 572,863 shares of LBC common stock, which represented approximately 39.6% of the shares of LBC common stock outstanding on that date. As of the LBC record date, the directors and executive officers of LBC and their affiliates beneficially owned and were entitled to vote 575,220 shares of LBC common stock, which represented approximately 39.7% of the shares of LBC common stock outstanding on that date. As of the LBC record date, Colony and its subsidiaries did not hold any shares of LBC common stock (other than shares held as fiduciary, custodian or agent), and its directors and executive officers or their affiliates did not hold any shares of LBC common stock.

To approve the merger proposal, the holders of at least a majority of the outstanding shares of LBC common stock entitled to vote on the proposal must vote in favor of the proposal. Your failure to submit a proxy or vote in person at the LBC special meeting, failure to instruct your bank or broker how to vote, or abstention with respect to the merger proposal will have the same effect as a vote against the merger proposal.

The adjournment proposal requires the affirmative vote of a majority of the votes cast on such matter.

If you mark “ABSTAIN” on your proxy with respect to the merger proposal, fail to authorize a proxy and fail to vote in person at the LBC special meeting, or fail to instruct your bank or broker how to vote, it will have the same effect as a vote “AGAINST” the merger proposal and no effect on the adjournment proposal. If you sign your proxy but do not indicate your vote, your proxy will be voted FOR each proposal.

Recommendation of the LBC Board (page 32)

LBC’s board of directors has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of LBC and its shareholders and has unanimously approved the merger, the merger agreement and the transactions contemplated by the merger agreement. LBC’s board of directors unanimously recommends that LBC shareholders vote “FOR” the merger proposal and “FOR” the adjournment proposal. For the factors considered by LBC’s board of directors in reaching its decision to approve the merger, see “The Merger—LBC’s Reasons for the Merger.”

Board Composition and Management of Colony after the Merger (page 49)

Each of the officers and directors of Colony immediately prior to the effective time of the merger will be the officers and directors of the surviving company from and after the effective time of the merger, until their respective successors have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of Colony.

Interests of LBC Directors and Executive Officers in the Merger (page 49)

LBC shareholders should be aware that LBC’s directors and executive officers have interests in the merger and have arrangements that are different from, or in addition to, those of LBC shareholders generally. These interests and arrangements may create potential conflicts of interest. LBC’s board of directors was aware of these interests and considered these interests, among other matters, in adopting and approving the merger agreement and the transactions contemplated by the merger agreement, including the merger, and in recommending that LBC shareholders vote in favor of the merger proposal.

These interests include:

•

certain executive officers of LBC have change in control agreements and employment agreements with LBC that provide for cash payments in the event of a qualifying termination of employment in connection with a change in control;

•

Mr. Bateman has entered into an agreement to terminate his employment agreement with LBC, effective as of the effective date of the merger, pursuant to which Mr. Bateman will receive a lump sum payment equal to $425,000 in exchange for a full release of claims in favor of LBC.

•	Mr. Bateman has entered into an employment agreement with Colony Bank, effective as of the effective date of the merger; and

•	the right to continued indemnification and directors’ and officers’ liability insurance coverage.

For a more complete description of these interests, see “The Merger—Interests of LBC’s Directors and Executive Officers in the Merger” and “The Merger Agreement—Indemnification and Directors’ and Officers’ Insurance.”

Dissenters’ Rights in the Merger (page 59)

Holders of record of LBC voting common stock are entitled to exercise dissenters’ rights in connection with the merger, provided the proper procedures of Article 13 of the GBCC are followed. A copy of Article 13 of the GBCC is attached as Annex C to this proxy statement/prospectus. LBC shareholders holding LBC voting common stock who desire to exercise dissenters’ rights pursuant to Article 13 of the GBCC are urged to consult a legal advisor before electing or attempting to exercise these rights.

Any holder of record of LBC voting common stock who objects to the merger, and who fully complies with all of the provisions of Article 13 of the GBCC, will be entitled to demand and receive payment for all (but not less than all) of his or her shares of LBC voting common stock if the merger is consummated.

An LBC shareholder who objects to the merger and desires to receive payment of the “fair value” of his or her shares of LBC voting common stock: (i) must deliver to LBC, prior to the time the shareholder vote on the merger agreement is taken, a written notice of such shareholder’s intent to demand payment for those shares of LBC voting common stock registered in the dissenting shareholder’s name if the merger is completed; and (ii) must not vote his or her shares of LBC voting common stock in favor of the merger agreement.

Within ten days after the later of the effective date, or the date on which LBC receives a payment demand, LBC will send a written offer to each holder of LBC voting common stock who complied with the provisions set forth in the dissenters’ notice to pay each such shareholder an amount that LBC estimates to be the fair value of those shares, plus accrued interest. A dissenting shareholder choosing to accept LBC’s offer of payment must do so by written notice to LBC within 30 days after receipt of LBC’s offer of payment. A dissenting shareholder not responding to that offer within the 30-day period will be deemed to have accepted the offer of payment. LBC must make payment to each shareholder who responds to the offer of payment within 60 days after the making of the offer of payment, or the effective date, whichever is later. If the shareholder believes that the amount offered is less than the fair value of the shareholder’s shares of LBC voting common stock or that the interest is incorrectly calculated, then the shareholder may notify LBC in writing of his or her own estimate of the fair value of his or her shares of LBC voting common stock and the amount of interest due and demand payment of his or her estimate. If a demand for payment remains unsettled, then LBC will commence a court proceeding to determine the fair value of the shares of LBC voting common stock and the accrued interest.

LBC shareholders should be aware that cash paid to dissenting shareholders in satisfaction of the fair value of their shares of LBC voting common stock will result in the recognition of any gain or loss realized for U.S. federal income tax purposes.

For further information, see “The Merger—Dissenters’ Rights.”

Pursuant to the merger agreement, Colony’s board of directors may terminate the merger agreement and abandon the merger if dissenters’ rights of appraisal are properly asserted with respect to more than 10.0% of the outstanding shares of LBC common stock.

Conditions to Completion of the Merger (page 77)

Currently, Colony and LBC expect to complete the merger in the first half of 2019. As more fully described in this proxy statement/prospectus and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include, among others:

•	approval of the merger agreement by the holders of at least a majority of the outstanding shares of LBC common stock entitled to vote at the LBC special meeting;

•	the receipt of all required regulatory approvals for the merger, without the imposition of any material on-going conditions or restrictions, and the expiration of all regulatory waiting periods;

•	the absence of any legal restraint (such as an injunction or restraining order) that would prevent the consummation of the merger;

•	the effectiveness of the registration statement of which this proxy statement/prospectus forms a part;

•

each party’s receipt of a U.S. federal income tax opinion from its outside legal counsel, dated the closing date of the merger, confirming that the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code;

•	the Plan of Bank Merger in the form attached as Exhibit B to the merger agreement attached as Annex A to this document being executed and delivered;

•	the absence of 10% or more of the outstanding shares of LBC’s common stock exercising their dissenters’ rights; and

•	the absence of the occurrence of a material adverse effect on LBC or Colony.

Neither Colony nor LBC can be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Regulatory Approvals Required for the Merger (page 52)

Both Colony and LBC have agreed to use their reasonable best efforts to obtain all regulatory approvals (or waivers) required or advisable to complete the transactions contemplated by the merger agreement. These approvals include, among others, approval from the Board of Governors of the Federal Reserve System, or the Federal Reserve Board, the Federal Deposit Insurance Corporation, or the FDIC, the Georgia Department of Banking and Finance, or the Georgia DBF, and various securities and other regulatory authorities. The U.S. Department of Justice may also review the impact of the merger on competition. Colony and LBC have submitted all applications, waiver requests and notifications to obtain the required regulatory approvals. Although neither Colony nor LBC knows of any reason why these regulatory approvals cannot be obtained, Colony and LBC cannot be certain when or if they will be obtained, as the length of the review process may vary based on, among other things, requests by regulators for additional information or materials.

No Solicitation (page 75)

Under the merger agreement, LBC has agreed that it will not, and will cause its representatives not to, directly or indirectly, (1) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an acquisition proposal, (2) participate in any discussions or negotiations regarding any acquisition proposal or furnish, or otherwise afford access, to any person (other than Colony) any information or data with respect to LBC or any of its subsidiaries or otherwise relating to an acquisition proposal, (3) release any person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which LBC is a party, or (4) enter into any agreement, confidentiality agreement, agreement in principle or letter of intent with respect to any acquisition proposal or approve or resolve to approve any acquisition proposal or any agreement, agreement in principle or letter of intent relating to an acquisition proposal.

However, prior to obtaining LBC’s required shareholder approval, LBC may, under certain specified circumstances, participate in negotiations or discussions with any third party making an acquisition proposal and provide confidential information to such third party (subject to a confidentiality agreement). LBC must notify Colony promptly (but in no event later than 24 hours) after the receipt of such acquisition proposal.

Additionally, prior to obtaining LBC’s required shareholder approval, LBC may, under certain specified circumstances, withdraw its recommendation to its shareholders with respect to the merger and/or terminate the merger agreement in order to enter into an acquisition agreement with respect to a superior acquisition proposal if it determines in good faith, after consultation with and having considered the advice of outside legal counsel and financial advisors, that such acquisition proposal is a superior proposal and that it is reasonably necessary to take such actions to comply with its fiduciary duties to LBC’s shareholders under applicable law. However, LBC cannot take any of those actions in response to a superior proposal unless it provides Colony with a five business day period to negotiate in good faith to enable Colony to adjust the terms and conditions of the merger agreement such that it would cause the superior proposal to no longer constitute a superior proposal.

Termination of the Merger Agreement (page 78)

The merger agreement can be terminated at any time prior to completion of the merger by mutual consent, or by either party in the following circumstances:

•	if the merger is not consummated on or before June 30, 2019, subject to automatic extension to September 30, 2019 if the only outstanding condition to closing is the receipt of regulatory approvals;

•

if any regulatory approval required for consummation of the transactions contemplated by the merger agreement has been denied by final non-appealable action by the relevant governmental authority or any application for such regulatory approval shall have been permanently withdrawn at the request of a governmental authority;

•	in the event that approval by the shareholders of LBC is not obtained at a meeting at which a vote was taken; or

•	in the event of a material breach by the other party of any representation, warranty or covenant contained in the merger agreement and such breach is not cured within 30 days.

In addition, Colony may terminate the merger agreement in the following circumstances:

•	if LBC fails to comply in all material respects with its obligations pursuant to the non-solicitation covenants;

•

if LBC withdraws, qualifies, amends, modifies or withholds its recommendation to its shareholders to approve the merger and the merger agreement, or makes any statement, filing or release, in connection with the shareholder meeting or otherwise, inconsistent with its recommendation (it being understood that taking a neutral position or no position with respect to an acquisition proposal shall be considered an adverse modification of its recommendation);

•	if LBC materially breaches its obligation to call, give notice of, and commence a meeting of shareholders to vote on the merger agreement;

•	if LBC approves or recommends an acquisition proposal (other than the merger agreement proposal);

•

if LBC fails to publicly recommend against a publicly announced acquisition proposal within three business days of being requested to do so by Colony or fails to publicly reconfirm its recommendation to its shareholders within three business days of being requested to do so by Colony; or

•	if LBC resolves or otherwise determines to take, or announces an intention to take, any of the foregoing actions.

In addition, LBC may terminate the merger agreement if:

•

(i) the average closing price of Colony common stock over the 20 trading days preceding the date that is five days prior to the closing date is less than $14.20, and (ii) the decline in the price of Colony’s common stock (as measured by the average closing price divided by $17.75) is more than 20% greater than the decline of the KBW Regional Banking Index (KRX) (as measured by dividing the average closing price of the KBW Regional Banking Index over the 20 trading days preceding the date that is five days prior to the closing date by $91.81); provided, however, Colony has the option, but not the obligation, to adjust the exchange ratio to prevent the termination of merger agreement; or

•

if LBC’s board of directors determines to enter into a definitive agreement with respect to a superior proposal in accordance with the terms of the merger agreement but only if LBC pays to Colony a $1,432,000 termination fee.

Termination Fee (page 79)

If the merger agreement is terminated under certain circumstances, including circumstances involving a change in recommendation by LBC’s board of directors, LBC may be required to pay Colony a termination fee of $1,432,000. The termination fee could discourage other companies from seeking to acquire or merge with LBC.

Expenses (page 80)

Each party will bear all expenses incurred in connection with the merger and the transactions contemplated by the merger agreement.

Material U.S. Federal Income Tax Consequences (page 54)

The merger is expected to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to the respective obligations of Colony and LBC to complete the merger that each of Colony and LBC receives a tax opinion from its respective outside legal counsel, dated the closing date of the merger, to that effect. Based upon the treatment of the merger as a “reorganization” within the meaning of Section 368(a) of the Code, a U.S. holder (as defined below) of LBC common stock will not recognize gain or loss for U.S. federal income tax purposes with respect to the receipt of Colony common stock in the merger, except with respect to cash received in lieu of a fractional share. If a U.S. holder exchanges its shares of LBC common stock solely for cash, the U.S. holder will recognize gain or loss on the exchange measured by the difference between the amount of cash received in the exchange and the U.S. holder’s basis in the shares of LBC common stock surrendered in exchange for such cash. If a U.S. holder exchanges its shares of LBC common stock for a combination of Colony common stock and cash, the U.S. holder will recognize gain, but not loss, on the exchange to the extent of the lesser of cash received or gain realized in the exchange. The amount of gain realized will equal the amount by which the cash plus the fair market value, at the effective time of the merger, of the Colony common stock exceeds the shareholder’s adjusted tax basis in its LBC common stock surrendered in exchange therefor. For further information, see “The Merger—Material U.S. Federal Income Tax Consequences.”

The U.S. federal income tax consequences described above may not apply to all holders of LBC common stock. Your particular tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your independent tax advisor for a full understanding of the particular tax consequences of the merger to you.

Accounting Treatment of the Merger (page 59)

Colony will account for the merger under the acquisition method of accounting for business combinations under U.S. generally accepted accounting principles, or GAAP.

The Rights of Holders of LBC Common Stock Will Change as a Result of the Merger (see page 87)

The rights of holders of LBC common stock are governed by Georgia law, as well as LBC’s Articles of Incorporation (which we refer to as the LBC Articles), and LBC’s Bylaws (which we refer to as the LBC Bylaws). After completion of the merger, the rights of former LBC shareholders will be governed by Georgia law and by Colony’s Articles of Incorporation, as amended (which we refer to as Colony Articles), and Colony’s Bylaws, as amended (which we refer to as Colony Bylaws).

Material differences between the rights of shareholders of LBC and shareholders of Colony include the process for determining the size of the board of directors, the process for removing directors, director qualifications, indemnification of officers, directors and employees, the ability of shareholders to act by written consent, and shareholder proposals and advance notice requirements. The material differences between the organizational documents and the rights of shareholders of LBC and shareholders of Colony are explained in more detail under the section “Comparison of Rights of Colony Shareholders and LBC Shareholders” beginning on page 87.

Opinion of LBC’s Financial Advisor (page 41 and Annex B)

On December 17, 2018, BSP Securities, LLC, referred to as BSP, a wholly owned subsidiary of Banks Street Partners, LLC, rendered an opinion to the LBC board of directors to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by BSP as set forth in such opinion, the merger consideration to be received in the proposed transaction was fair, from a financial point of view, to LBC’s shareholders. The full text of the written opinion of

BSP is attached as Annex B to this document. LBC shareholders should read the entire opinion for a discussion of, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by BSP in rendering its opinion.

The opinion of BSP is addressed to the LBC board of directors, is directed only to the fairness, from a financial point of view, of the merger consideration to be received by the holders of LBC stock and does not constitute a recommendation to any LBC shareholder as to how such shareholder should vote with respect to the merger or any other matter at the LBC special meeting.

For further information, please see the section entitled “The Merger—Opinion of LBC’s Financial Advisor” beginning on page 41.

Closing and Effective Time of the Merger (see page 63)

The closing date is currently expected to occur in the first half of 2019. Simultaneously with the closing of the merger, Colony will file the articles of merger with the Secretary of State of the State of Georgia. The merger will become effective at the later of the time the articles of merger are filed or such other time as may be specified in the articles of merger. Neither Colony nor LBC can predict, however, the actual date on which the merger will be completed because it is subject to factors beyond each company’s control, including whether or when the required regulatory approvals and LBC’s shareholder approval will be received.

Market Prices and Share Information (see page 22)

Colony common stock is listed on the NASDAQ Global Market under the symbol “CBAN.” LBC common stock is not listed on an exchange and is not actively traded. The following table sets forth the closing sale prices of Colony common stock as reported on the NASDAQ Global Market on December 17, 2018, the last full trading day before the public announcement of the merger agreement, and on February 8, 2019, the latest practicable trading date before the date of this proxy statement/prospectus.

	Colony Common Stock	Implied Value of One Share of LBC Common Stock to be Converted into Colony Common Stock
December 17, 2018	$16.10	$21.31
February 8, 2019	$15.95	$21.12

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this proxy statement/prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the financial condition, results of operations, earnings outlook and business plans, goals, expectations and prospects of Colony, LBC and the combined company following the proposed merger and statements for the period after the merger. Words such as “anticipate,” “believe,” “feel,” “expect,” “estimate,” “indicate,” “seek,” “strive,” “plan,” “intend,” “outlook,” “forecast,” “project,” “position,” “target,” “mission,” “contemplate,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Colony, LBC, the proposed merger or the combined company following the merger often identify forward-looking statements, although not all forward-looking statements contain such words.

These forward-looking statements are predicated on the beliefs and assumptions of management based on information known to management as of the date of this proxy statement/prospectus and do not purport to speak as of any other date. Forward-looking statements may include descriptions of the expected benefits and costs of the transaction; forecasts of revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries; management plans relating to the merger; the expected timing of the completion of the merger; the ability to complete the merger; the ability to obtain any required regulatory, shareholder or other approvals; any statements of the plans and objectives of management for future or past operations, including the execution of integration plans; any statements of expectation or belief and any statements of assumptions underlying any of the foregoing.

The forward-looking statements contained or incorporated by reference in this proxy statement/prospectus reflect the view of management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, actual results could differ materially from those anticipated by the forward-looking statements or historical results. Such risks and uncertainties include, among others, the following possibilities:

•

the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including a termination of the merger agreement under circumstances that could require LBC to pay a termination fee to Colony;

•

the inability to complete the merger contemplated by the merger agreement due to the failure to satisfy conditions necessary to close the merger, including the receipt of the requisite approvals of LBC shareholders;

•	the risk that a regulatory approval that may be required for the merger is not obtained or is obtained subject to conditions that are not anticipated;

•	risks associated with the timing of the completion of the merger;

•	management time and effort may be diverted to the resolution of merger-related issues;

•	the risk that the businesses of Colony and LBC will not be integrated successfully, or such integration may be more difficult, time-consuming or costly than expected;

•	Colony’s ability to achieve the synergies and value creation contemplated by the proposed merger with LBC;

•	the expected growth opportunities or costs savings from the merger with LBC may not be fully realized or may take longer to realize than expected;

•	revenues following the transaction may be lower than expected as a result of losses of customers or other reasons;

•

potential deposit attrition, higher than expected costs, customer loss and business disruption associated with Colony’s integration of LBC, including, without limitation, potential difficulties in maintaining relationships with key personnel;

•	the outcome of any legal proceedings that may be instituted against Colony or LBC or their respective boards of directors;

•	general economic conditions, either globally, nationally, in the State of Georgia, or in the specific markets in which Colony or LBC operate;

•	limitations placed on the ability of Colony and LBC to operate their respective businesses by the merger agreement;

•

the effect of the announcement of the merger on Colony’s and LBC’s business relationships, employees, customers, suppliers, vendors, other partners, standing with regulators, operating results and businesses generally;

•	customer acceptance of the combined company’s products and services;

•	the amount of any costs, fees, expenses, impairments and charges related to the merger;

•	fluctuations in the market price of Colony common stock and the related effect on the market value of the merger consideration that LBC shareholders will receive upon completion of the merger;

•	the introduction, withdrawal, success and timing of business initiatives;

•	significant increases in competition in the banking and financial services industry;

•

legislation, regulatory changes or changes in monetary or fiscal policy that adversely affect the businesses in which Colony or LBC are engaged, including potential changes resulting from currently proposed legislation;

•	credit risk of borrowers, including any increase in those risks due to changing economic conditions;

•	changes in consumer spending, borrowing, and savings habits;

•	competition among depository and other financial institutions;

•	liquidity risk affecting Colony’s or LBC’s ability to meet their respective obligations when they become due;

•	interest rate risk involving the effect of a change in interest rates;

•	compliance risk resulting from violations of, or nonconformance with, laws, rules, regulations, prescribed practices or ethical standards;

•	strategic risk resulting from adverse business decisions or improper implementation of business decisions;

•	reputational risk that adversely affects earnings or capital arising from negative public opinion;

•	terrorist activities risk that results in loss of consumer confidence and economic disruptions; and

•	other risks and uncertainties detailed from time to time in Colony’s SEC filings.

Any forward-looking statements made in this proxy statement/prospectus or in any documents incorporated by reference into this proxy statement/prospectus, are subject to the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this proxy statement/prospectus or the date of any document incorporated by reference in this proxy statement/prospectus. Colony and LBC do not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made, unless and only to the extent otherwise required by law. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement/prospectus and attributable to Colony, LBC or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement/prospectus.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL INFORMATION OF COLONY

The following selected consolidated financial information for the fiscal years ended December 31, 2013 through December 31, 2017 is derived from audited consolidated financial statements of Colony. The consolidated financial information as of and for the nine months ended September 30, 2018 and 2017 is derived from unaudited consolidated financial statements and, in the opinion of Colony’s management, reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of these data for those dates. The selected consolidated income data for the nine months ended September 30, 2018 is not necessarily indicative of the results that may be expected for the entire year ending December 31, 2018. You should not assume the results of operations for any past periods indicate results for any future period. You should read this information in conjunction with Colony’s consolidated financial statements and related notes thereto included in Colony’s Annual Report on Form 10-K for the year ended December 31, 2017, and in Colony’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2018, each of which are incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information.”

	As of and for the Nine Month Ended September 30,		Year Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
	(Dollars in Thousands, except per share data)
Selected Balance Sheet Data
Total Assets	$1,186,196	$1,195,393	$1,232,755	$1,210,442	$1,174,149	$1,146,898	$1,148,551
Total Loans, Net of Unearned Interest and Fees	778,928	769,616	764,788	753,922	758,279	745,733	750,857
Total Deposits	1,011,059	1,020,263	1,067,985	1,044,357	1,011,554	979,303	987,529
Investment Securities	318,032	338,249	354,247	323,658	296,149	274,624	263,295
Federal Home Loan Bank Stock	3,594	3,255	3,043	3,010	2,731	2,831	3,164
Stockholders’ Equity	88,988	91,602	90,323	93,388	95,457	99,027	89,954
Selected Income Statement Data
Interest Income	36,170	34,237	45,916	44,589	44,275	44,762	45,186
Interest Expense	5,771	5,116	6,873	6,483	6,569	6,799	7,497

Net Interest Income	30,399	29,121	39,043	38,106	37,706	37,963	37,689
Provision for Loan Losses	131	335	390	1,062	866	1,308	4,485
Other Income	7,163	7,218	9,735	9,553	9,045	9,125	8,377
Other Expense	26,215	25,408	33,860	34,073	33,724	34,980	34,617
Income Before Tax	11,216	10,596	14,528	12,524	12,161	10,800	6,964
Income Tax Expense	2,264	3,424	6,777	3,851	3,788	3,268	2,335

Net Income	8,952	7,172	7,751	8,673	8,373	7,532	4,629
Preferred Stock Dividends	—	211	211	1,493	2,375	2,689	1,509

Net Income Available to Common Stockholders	$8,952	$6,961	$7,540	$7,180	$5,998	$4,843	$3,120

Weighted Average
Common Shares Outstanding, Basic	8,439	8,439	8,439	8,439	8,439	8,439	8,439
Common Shares Outstanding, Diluted	8,572	8,632	8,634	8,513	8,458	8,439	8,439
Shares Outstanding	8,445	8,439	8,439	8,439	8,439	8,439	8,439
Intangible Assets	$18	$54	$45	$81	$116	$152	$188
Dividends Declared	1,266	633	844	—	—	—	—
Average Assets	1,193,976	1,196,997	1,200,631	1,163,863	1,146,984	1,128,052	1,118,071
Average Stockholders’ Equity	89,298	90,762	91,045	100,114	101,710	94,751	93,358
Net Charge-Offs	484	1,281	1,805	743	1,064	4,312	5,416
Reserve for Loan Losses	7,155	7,977	7,508	8,923	8,604	8,802	11,806
OREO	2,173	4,520	4,256	6,439	8,839	10,402	15,502
Nonperforming Loans	8,137	8,807	7,503	12,350	14,416	18,341	24,118
Nonperforming Assets	10,310	13,327	11,759	18,789	23,255	28,743	39,620
Average Interest-Earning Assets	1,139,793	1,130,755	1,133,700	1,090,967	1,074,556	1,057,608	1,048,185
Noninterest-Bearing Deposits	177,261	162,706	190,928	159,059	133,886	128,340	115,261

	As of and for the Nine Month Ended September 30,		Year Ended December 31,
	2018	2017	2017	2016	2015	2014	2013
	(Dollars in Thousands, except per share data)
Per Share Data:
Net Income Per Common Share (Diluted)	$1.04	$.81	$0.87	$0.84	$0.71	$0.57	$0.37
Common Book Value Per Share	10.54	10.85	10.70	9.96	9.18	8.42	7.34
Tangible Common Book Value Per Share	10.54	10.85	10.69	9.95	9.16	8.40	7.32
Dividends Per Common Share	.15	.075	0.10	0.00	0.00	0.00	0.00

Profitability Ratios:
Net Income to Average Assets	1.00%	0.78%	0.63%	0.62%	0.52%	0.43%	0.28%
Net Income to Average Stockholders’ Equity	13.37	10.23	8.28	7.17	5.90	5.11	3.34
Net Interest Margin	3.56	3.45	3.46	3.51	3.52	3.60	3.61

Loan Quality Ratios:
Net Charge-Offs to Total Loans	.06	.17	0.24	0.10	0.14	0.58	0.72
Reserve for Loan Losses to Total Loans and OREO	.92	1.03	0.98	1.17	1.12	1.16	1.54
Reserve for Loan Losses to Nonperforming Loans	87.93	90.58	100.06	72.25	59.68	47.99	48.95
Reserve for Loan Losses to Total Nonperforming Assets	69.40	59.86	63.85	47.49	37.00	30.62	29.80

Liquidity Ratios:
Loans to Total Deposits (1)	77.04	75.43	71.61	72.19	74.96	76.15	76.03
Loans to Average Interest-Earning Assets (1)	68.34	68.06	67.46	69.11	70.57	70.51	71.63
Noninterest-Bearing Deposits to Total Deposits	17.53	15.95	17.88	15.23	13.24	13.11	11.67
Capital Adequacy Ratios:
Common Stockholders’ Equity to Total Assets	7.50	7.66	7.33	6.94	6.60	6.20	5.39
Total Stockholders’ Equity to Total Assets	7.50	7.66	7.33	7.72	8.13	8.63	7.83
Dividend Payout Ratio	14.14	9.09	11.24	0.00	0.00	0.00	0.00

(1)	Total loans, net of unearned interest and fees.

COMPARATIVE MARKET PRICES AND DIVIDENDS

Colony Bankcorp, Inc.

Colony common stock is listed on the NASDAQ Global Market under the symbol “CBAN.” As of February 8, 2019, the latest practicable date prior to this proxy statement/prospectus, there were 8,444,908 shares of Colony common stock outstanding, which were held by approximately 1,826 holders of record. The following table sets forth the high and low reported intra-day sales prices per share of Colony common stock and the cash dividends declared per share for the periods indicated.

	Colony Common Stock
	Sales Price		Dividends Declared Per Share
	High	Low
2016
First Quarter	$10.04	$8.11	$0.0000
Second Quarter	$10.00	$9.20	$0.0000
Third Quarter	$10.06	$8.80	$0.0000
Fourth Quarter	$13.30	$9.45	$0.0000

2017
First Quarter	$14.55	$13.00	$0.0250
Second Quarter	$14.00	$13.45	$0.0250
Third Quarter	$14.20	$11.10	$0.0250
Fourth Quarter	$14.75	$13.00	$0.0250

2018
First Quarter	$19.50	$13.51	$0.0500
Second Quarter	$18.00	$15.01	$0.0500
Third Quarter	$19.20	$16.50	$0.0500
Fourth Quarter	$18.59	$12.29	$0.0500

2019
First Quarter (through February 8, 2019)	$16.56	$14.53	$0.0750

On December 17, 2018, the last full trading day before the public announcement of the merger agreement, the closing sale price per share of Colony common stock was $16.10, and on February 8, 2019, the latest practicable date before the date of this proxy statement/prospectus, the closing sale price per share of Colony common stock was $15.95.

LBC shareholders are advised to obtain current market quotations for Colony common stock. The market price of Colony common stock will fluctuate between the date of this proxy statement/prospectus and the date of completion of the merger. No assurance can be given concerning the market price of Colony common stock before or after the effective date of the merger. Changes in the market price of Colony common stock prior to the completion of the merger may affect the market value of the merger consideration that LBC shareholders will receive.

The principal sources of funds to Colony to pay dividends are the dividends received from Colony Bank. Consequently, dividends are dependent upon Colony Bank’s earnings, capital needs, regulatory policies, as well as statutory and regulatory limitations. Federal and state banking laws and regulations restrict the amount of dividends and loans a bank may make to its parent company. For example, Georgia law requires prior approval for a bank to pay dividends where the aggregate amount of dividends to be declared or anticipated to be declared during the current calendar year exceeds 50 percent of its net after-tax profits before dividends for the previous calendar year. A depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. See “Description of Capital Stock—Common Stock—Dividends.”

LBC Bancshares, Inc.

As of the record date for the LBC special meeting, there were 1,447,554 shares of LBC common stock outstanding, which were held by approximately 222 holders of record. LBC common stock is not listed on any established securities exchange or quotation system. Accordingly, there is no established public trading market for the shares of LBC common stock and as a result, any market in LBC common stock prior to the merger should be characterized as illiquid and irregular. Privately negotiated trades of LBC common stock occur from time to time without pricing information being made known to LBC management. These transactions represent privately negotiated transactions directly between the purchaser and seller and are not subject to any reporting system. Since January 1, 2016, there were no sales of LBC common stock to management’s knowledge or for which pricing information for any such sale was provided to LBC management.

LBC has not paid any dividends since January 1, 2016. LBC’s shareholders are entitled to receive dividends out of legally available funds when, as and if declared by LBC’s board of directors, in its sole discretion. As a Georgia corporation, LBC is subject to certain restrictions on dividends under the GBCC. Generally, a Georgia corporation may pay dividends to its shareholders out of its surplus (the excess of its assets over its liabilities and stated capital) unless the corporation is insolvent or the payment of the dividend would render the corporation insolvent, or the corporation is not able to pay its debts as they become due in the usual course of business.

RISK FACTORS

In addition to general investment risks and the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the section “Cautionary Statement Concerning Forward-Looking Statements,” you should carefully consider the following risk factors in deciding how to vote for the proposals presented in this proxy statement/prospectus. You should also consider the other information in this proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information.”

Risks Related to the Merger

Because of the fixed exchange ratio and the fluctuation of the market price of Colony common stock, LBC shareholders will not know at the time of the special meeting the market value of the merger consideration they will receive at the effective time of the merger.

Pursuant to the merger agreement, each outstanding share of LBC common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive, at the election of each LBC shareholder, either (i) $23.50 in cash, which we refer to as the cash consideration, or (ii) 1.3239 shares of Colony’s common stock, which we refer to as to the stock consideration, provided that the total mix of merger consideration shall be fixed at 55% stock and 45% cash, and if the stock consideration or the cash consideration is over-subscribed, the exchange agent will make adjustments to the elections of LBC shareholders whose elections were in excess of these limits in order to preserve that mix of merger consideration.

The market value of the stock consideration may vary from the market value on the date LBC and Colony announced the merger, on the date that this proxy statement/prospectus is mailed, on the date of the LBC special meeting and on the date the merger is completed and thereafter due to fluctuations in the market price of Colony common stock. Any fluctuation in the market price of Colony common stock after the date of this proxy statement/prospectus will change the value of the shares of Colony common stock that LBC shareholders may receive. Stock price changes may result from a variety of factors that are beyond the control of Colony and LBC, including but not limited to general market and economic conditions, changes in their respective businesses, operations and prospects and regulatory considerations. Therefore, at the time of the LBC special meeting, LBC shareholders will not know the precise market value of the stock consideration they may receive at the effective time of the merger. LBC shareholders should obtain current sale prices for shares of Colony common stock before voting their shares at the LBC special meeting.

The merger and related transactions are subject to approval by LBC shareholders.

The merger cannot be completed unless the LBC shareholders approve the merger agreement and the merger by the affirmative vote of the holders of at least a majority of the outstanding shares of LBC’s common stock entitled to vote at the LBC special meeting.

Failure to complete the merger could negatively affect the value of the shares and the future business and financial results of LBC.

If the merger is not completed, the ongoing business of LBC could be adversely affected and LBC will be subject to a variety of risks associated with the failure to complete the merger, including the following:

•	LBC being required, under certain circumstances, to pay to Colony a termination fee equal to $1,432,000;

•	substantial costs incurred by LBC in connection with the proposed merger, such as legal, accounting, financial advisor, printing and mailing fees;

•	the loss of key employees and customers;

•	the disruption of operations and business;

•	deposit attrition, customer loss and revenue loss;

•	unexpected problems with costs, operations, personnel, technology and credit;

•	diversion of management focus and resources from operational matters and other strategic opportunities while working to implement the merger; and

•	reputational harm due to the adverse perception of any failure to successfully complete the merger.

If the merger is not completed, these risks could materially affect the business, financial results and the value of LBC common stock.

LBC will be subject to business uncertainties and contractual restrictions while the merger is pending.

Uncertainty about the effect of the merger on employees and customers may have an adverse effect on LBC. These uncertainties may impair LBC’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with LBC to seek to change existing business relationships with LBC. Retention of certain employees by LBC may be challenging while the merger is pending, as certain employees may experience uncertainty about their future roles with LBC or Colony. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with LBC or Colony, LBC’s business or the business assumed by Colony following the merger could be harmed. In addition, LBC has agreed to certain contractual restrictions on the operation of its business prior to closing. See “The Merger Agreement—Covenants and Agreements” for a description of the restrictive covenants applicable to LBC.

The merger agreement limits LBC’s ability to pursue an alternative acquisition proposal and requires LBC to pay a termination fee of $1,432,000 under limited circumstances relating to alternative acquisition proposals.

Under the merger agreement, LBC has agreed not to initiate, solicit, induce or knowingly encourage, or take any action to facilitate any alternative business combination transaction or, subject to certain exceptions, participate in discussions or negotiations regarding, or furnish any non-public information relating to, any alternative business combination transaction. See “The Merger Agreement—No Solicitation” on page 75. The merger agreement also provides for LBC to pay to Colony a termination fee in the amount of $1,432,000 in the event that the merger agreement is terminated for certain reasons. See “The Merger Agreement—Termination Fee” on page 79. These provisions could discourage a potential competing acquirer that might have an interest in acquiring LBC from considering or making a competing acquisition proposal, even if the potential competing acquirer was prepared to pay consideration with a higher per share cash value than the market value proposed to be received or realized in the merger, or might result in a potential competing acquirer proposing to pay a lower price than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances under the merger agreement.

The merger agreement contains provisions granting both LBC and Colony the right to terminate the merger agreement in certain circumstances.

The merger agreement contains certain termination rights, including the right, subject to certain exceptions, of either party to terminate the merger agreement if the merger is not completed on or prior to June 30, 2019 (subject to automatic extension to September 30, 2019 if the only outstanding condition to closing is the receipt of regulatory approvals), and the right of LBC to terminate the merger agreement, subject to certain conditions, if the average closing price of Colony common stock over a specified period prior to completion of the merger decreases below certain specified thresholds, or to accept a business combination transaction deemed to be superior to the merger by the LBC board of directors. If the merger is not completed, the ongoing business of LBC could be adversely affected and LBC will be subject to several risks, including the risks described elsewhere in this “Risk Factors” section.

The merger is subject to a number of conditions which, if not satisfied or waived in a timely manner, would delay the merger or adversely impact the companies’ ability to complete the transactions.

The completion of the merger is subject to certain conditions, including, among others, the (1) approval of the merger agreement by the holders of at least a majority of the outstanding shares of LBC common stock entitled to vote at the LBC special meeting; (2) the receipt of all required regulatory approvals for the merger, without the imposition of any material on-going conditions or restrictions, and the expiration of all regulatory waiting periods; (3) the absence of any legal restraint (such as an injunction or restraining order) that would prevent the consummation of the merger; (4) the effectiveness of the registration statement of which this proxy statement/prospectus forms a part; (5) each party’s receipt of a tax opinion from its respective outside legal counsel, dated the closing date of the merger, confirming the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code; (6) the Plan of Bank Merger in the form attached as Exhibit B to the merger agreement attached as Annex A to this document being executed and delivered; (7) the absence of 10% or more of the outstanding shares of LBC’s common stock exercising their dissenters’ rights; (8) the absence of the occurrence of a material adverse effect on LBC or Colony; and (9) other customary closing conditions set forth in the merger agreement. See “The Merger Agreement—Conditions to Completion of the Merger” on page 77. While it is currently anticipated that the merger will be completed during the first half of 2019, there can be no assurance that such conditions will be satisfied in a timely manner or at all, or that an effect, event, development or change will not transpire that could delay or prevent these conditions from being satisfied. Accordingly, there can be no guarantee with respect to the timing of the closing of the merger, whether the merger will be completed at all and when LBC shareholders will receive the merger consideration, if at all.

Colony and LBC may waive one or more of the conditions to the merger without re-soliciting shareholder approval for the merger.

Each of the conditions to the obligations of Colony and LBC to complete the merger may be waived, in whole or in part, to the extent permitted by applicable law, by agreement of Colony and LBC, if the condition is a condition to both parties’ obligation to complete the merger, or by the party for which such condition is a condition of its obligation to complete the merger. The boards of directors of Colony and LBC may evaluate the materiality of any such waiver to determine whether amendment of this proxy statement/prospectus and re-solicitation of proxies are necessary. Colony and LBC, however, generally do not expect any such waiver to be significant enough to require re-solicitation of shareholders. In the event that any such waiver is not determined to be significant enough to require re-solicitation of shareholders, the companies will have the discretion to complete the merger without seeking further shareholder approval.

Regulatory approvals may not be received, may take longer than expected or impose conditions that are not presently anticipated.

Before the transactions contemplated by the merger agreement may be completed, approvals or waivers must be obtained from various regulatory authorities, which include the Federal Reserve Board, the FDIC, the Georgia DBF, and other securities and regulatory authorities. These governmental entities may request additional information or materials regarding the regulatory applications and notices submitted by Colony and LBC, or may impose conditions on the granting of such approvals. Such conditions or changes and the process of obtaining regulatory approvals could have the effect of delaying the completion of the merger or of imposing additional costs or limitations on the combined company following the merger. The regulatory approvals may not be received at all, may not be received in a timely fashion, and may contain conditions on the completion of the merger that are not anticipated or cannot be met. There can be no assurance as to whether these and other regulatory approvals will be received, the timing of those approvals, or whether any conditions will be imposed. See “The Merger—Regulatory Approvals Required for the Merger” on page 52.

The directors and executive officers of LBC have interests in seeing the merger completed that are different from, or in addition to, those of the other LBC shareholders.

The directors and executive officers of LBC have arrangements that provide them with interests in the merger that are different from, or in addition to, those of the shareholders of LBC generally. These interests and arrangements may create potential conflicts of interest and may influence or may have influenced the directors and executive officers of LBC to support or approve the merger and the merger agreement. See “The Merger—Interests of LBC’s Directors and Executive Officers in the Merger” beginning on page 49.

The opinion of LBC’s financial advisor does not reflect changes in circumstances between the date of the signing of the merger agreement and the completion of the merger.

LBC’s board of directors received an opinion from its financial advisor as to the fairness of the merger consideration from a financial point of view as of the date of such opinion. Subsequent changes in the operation and prospects of LBC or Colony, general market and economic conditions and other factors that may be beyond the control of LBC or Colony, may significantly alter the value of LBC or Colony or the price of the shares of Colony common stock by the time the merger is completed. The opinion does not address the fairness of the merger consideration from a financial point of view at the time the merger is completed, or as of any other date other than the date of such opinion. The opinion of LBC’s financial advisor is attached as Annex B to this proxy statement/prospectus. For a description of the opinion, see “The Merger—Opinion of LBC’s Financial Advisor” on page 41.

The merger may be completed even if Colony or LBC experiences adverse changes in its business.

In general, either Colony or LBC may refuse to complete the merger if the other party suffers a material adverse effect on its business prior to the closing of the merger. However, certain types of changes or occurrences with respect to Colony or LBC would not prevent the merger from going forward, even if the change or occurrence would have adverse effects on Colony or LBC, including the following:

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changes in laws and regulations affecting financial institutions and their holding companies generally, or interpretations thereof by courts or governmental entities, if such changes do not have a disproportionate impact on the affected company;

•

changes in GAAP or regulatory accounting requirements generally applicable to financial institutions and their holding companies, if such changes do not have a disproportionate impact on the affected company;

•

changes in global, national or regional political conditions including the outbreak of war or acts of terrorism, or in economic or market conditions affecting the financial services industry generally, if such changes do not have a disproportionate impact on the affected company;

•

changes or effects from the announcement of the merger agreement and the transactions contemplated thereby, and compliance by the parties with the merger agreement on the business, financial condition or results of operations of the parties;

•

any failure by LBC of Colony to meet any internal or published industry analyst projections or forecasts or estimates of revenues or earnings for any period (but not including the underlying causes thereof);

•

a decline in the trading price or trading volume of Colony common stock; however, LBC may terminate the merger agreement if  (i) the average closing price of Colony common stock during a specified period prior to closing is less than $14.20 and (ii) Colony’s common stock underperforms the KBW Regional Banking Index by more than 20%, unless Colony elects to make a compensating adjustment to the exchange ratio; and

•

the impact of the merger agreement and the transactions contemplated thereby on relationships with customers or employees, including the loss of personnel subsequent to the date of the merger agreement.

Litigation in transactions of this type are sometimes filed against the board of directors of either party that could prevent or delay the completion of the merger or result in the payment of damages following completion of the merger.

In connection with the merger, it is possible that LBC shareholders may file putative class action lawsuits against the boards of directors of Colony and/or LBC. Among other remedies, these shareholders could seek to enjoin the merger. The outcome of any such litigation would be uncertain. If a dismissal is not granted or a settlement is not reached, such potential lawsuits could prevent or delay completion of the merger and result in substantial costs to Colony and LBC. The defense or settlement of any lawsuit or claim that remains unresolved at the time the merger is consummated may adversely affect the combined company’s business, financial condition, results of operations, cash flows and market price.

Risks Related to the Combined Company Following the Merger

The combined company expects to incur substantial expenses related to the merger.

The combined company expects to incur substantial expenses in connection with completing the merger and integrating the business and operations of LBC and Colony. Although Colony and LBC have assumed that a certain level of transaction and integration expenses would be incurred, there are a number of factors beyond their control that could affect the total amount or the timing of their integration expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. As a result, the transaction and integration expenses associated with the merger could, particularly in the near term, exceed the savings that the combined company expects to achieve from the integration of the businesses following the completion of the merger.

Following the merger, the combined company may be unable to integrate LBC’s business with Colony successfully and realize the anticipated synergies and other benefits of the merger or do so within the anticipated timeframe.

The merger involves the combination of two companies that currently operate as independent companies, as well as the companies’ subsidiaries. Although the combined company is expected to benefit from certain synergies, including cost savings, the combined company may encounter potential difficulties in the integration process, including:

•

the inability to successfully combine LBC’s business with Colony in a manner that permits the combined company to achieve the cost savings anticipated to result from the merger, which would result in the anticipated benefits of the merger not being realized in the timeframe currently anticipated or at all;

•	the risk of not realizing all of the anticipated operational efficiencies or other anticipated strategic and financial benefits of the merger within the expected timeframe or at all;

•	potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the merger; and

•	performance shortfalls as a result of the diversion of management’s attention caused by completing the merger and integrating the companies’ operations.

For all these reasons, you should be aware that it is possible that the integration process could result in the distraction of the combined company’s management, the disruption of the combined company’s ongoing business or inconsistencies in the combined company’s operations, any of which could adversely affect the ability of the combined company to maintain relationships with customers and employees or to achieve the anticipated benefits of the merger, or could otherwise adversely affect the business and financial results of the combined company.

Following the merger, the combined company may be unable to retain key employees.

The success of the combined company after the merger will depend in part upon its ability to retain key employees. Simultaneous with the execution of the merger agreement, Colony entered into employment agreements with certain key employees of LBC, the effectiveness of which is conditioned upon the completion of the merger. However, key employees may depart either before or after the merger because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the combined company following the merger. Accordingly, no assurance can be given that LBC or Colony or, following the merger, the combined company will be able to retain key employees.

The voting power of LBC shareholders will be diluted by the merger.

The merger will result in LBC shareholders having an ownership stake in the combined company that is smaller than their current stake in LBC. Upon completion of the merger of LBC with Colony, we estimate that LBC shareholders will own approximately 12% of the issued and outstanding shares of common stock of the combined company. Consequently, LBC shareholders, as a general matter, will have less influence over the management and policies of the combined company after the effective time of the merger than they currently exercise over the management and policies of LBC.

Future capital needs could result in dilution of shareholder investment.

Colony’s board of directors may determine from time to time there is a need to obtain additional capital through the issuance of additional shares of its common stock or other securities. These issuances would dilute the ownership interests of its shareholders and may dilute the per share book value of Colony common stock. New investors may also have rights, preferences and privileges senior to Colony’s shareholders which may adversely impact its shareholders.

Risks Related to an Investment in the Combined Company’s Common Stock

The market price of the shares of common stock of the combined company may be affected by factors different from those affecting the price of shares of Colony common stock before the merger.

The results of operations of the combined company, as well as the market price of shares of the common stock of the combined company after the merger, may be affected by factors in addition to those currently affecting Colony’s or LBC’s results of operations and the market prices of shares of Colony common stock. Accordingly, the historical financial results of Colony and LBC and the historical market prices of shares of Colony common stock may not be indicative of these matters for the combined company after the merger. For a discussion of the businesses of Colony and LBC and certain risks to consider in connection with evaluating the proposals to be considered at the LBC special meeting, see the documents incorporated by reference by Colony into this proxy statement/prospectus referred to under “Where You Can Find More Information” beginning on page 100.

The market price of the combined company’s common stock may decline as a result of the merger.

The market price of the combined company’s common stock may decline as a result of the merger if the combined company does not achieve the perceived benefits of the merger or the effect of the merger on the combined company’s financial results is not consistent with the expectations of financial or industry analysts. In addition, upon completion of the merger, Colony and LBC shareholders will own interests in a combined company operating an expanded business with a different mix of assets, risks and liabilities. Current Colony and LBC shareholders may not wish to continue to invest in the combined company, or for other reasons may wish to dispose of some or all of their shares of the combined company.

After the merger is completed, LBC shareholders who receive shares of Colony common stock in the merger will have different rights that may be less favorable than their current rights as LBC shareholders.

After the closing of the merger, LBC shareholders who receive shares of Colony common stock in the merger will have different rights than they currently have as LBC shareholders, which may be less favorable than their current rights as LBC shareholders. For a detailed discussion of the significant differences between the current rights of a shareholder of LBC and the rights of a shareholder of the combined company following the merger, see “Comparison of Rights of Colony Shareholders and LBC Shareholders” beginning on page 87.

Risks Related to Tax

The merger may have adverse tax consequences.

Each of Colony and LBC expects that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to the respective obligations of Colony and LBC to complete the merger that each of Colony and LBC receives a tax opinion from its respective outside legal counsel, dated the closing date of the merger, to that effect. A legal opinion represents the judgment of counsel rendering the opinion and is not binding on the Internal Revenue Service or the courts. See “The Merger—Material U.S. Federal Income Tax Consequences” beginning on page 54. If the merger were to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code, then each holder of LBC common stock generally would recognize gain or loss, as applicable, equal to the difference between (1) the sum of the fair market value of the shares of Colony common stock received by such U.S. holder in the merger and the amount of cash received by such U.S. holder in the merger and (2) its adjusted tax basis in the shares of LBC common stock surrendered in exchange therefor. The consequences of the merger to any particular stockholder will depend on that stockholder’s particular situation. We strongly urge you to consult your own tax advisor to determine the particular tax consequences of the merger to you.

Risks Related to Colony’s Business

There are certain risks relating to Colony’s business.

You should read and consider risk factors specific to Colony’s business that will also affect the combined company after the merger. These risks are described in the section entitled “Risk Factors” in Colony’s Annual Report on Form 10-K for the year ended December 31, 2017 and in other documents incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” on page 100 for the location of information incorporated by reference into this proxy statement/prospectus.

THE LBC SPECIAL MEETING

This proxy statement/prospectus is being provided to the holders of LBC common stock as part of a solicitation of proxies by the LBC board of directors for use at the LBC special meeting to be held at the time and place specified below and at any properly convened meeting following an adjournment thereof. This proxy statement/prospectus provides the holders of LBC common stock with information they need to know to be able to vote or instruct their vote to be cast at the LBC special meeting.

General

LBC is furnishing this proxy statement/prospectus to the holders of LBC common stock as of the record date for use at LBC’s special meeting and any adjournment or postponement of its special meeting.

Date, Time and Place

The LBC special meeting will be held at LBC’s headquarters located at 101 Calumet Center Road, LaGrange, Georgia 30241 on March 21, 2019, at 3:30 p.m., Eastern Time, subject to any adjournment or postponement thereof.

Purpose of the LBC Special Meeting

At the LBC special meeting, LBC shareholders will be asked to consider and vote on the following:

•	Proposal One: The Merger Proposal—To approve the merger agreement and the merger, which we refer to as the merger proposal; and

•

Proposal Two: The Adjournment Proposal—To approve the adjournment of the LBC special meeting to a later date or dates, if the LBC board of directors determines it is necessary, among other things, to permit solicitation of additional proxies if there are not sufficient votes at the time of the LBC special meeting to approve the merger proposal.

Completion of the merger is conditioned on, among other things, the approval of the merger by the LBC shareholders.

No other matter can be brought up or voted upon at the LBC special meeting.

Proposal One: Merger Proposal

LBC is asking its shareholders to approve the merger proposal. After careful consideration, LBC’s board of directors determined that the merger agreement and the transactions contemplated thereby, including the merger, were advisable and in the best interests of LBC and LBC’s shareholders.

LBC shareholders should carefully read this document in its entirety, including the annexes and the documents incorporated by reference, for more detailed information concerning the merger agreement and the merger. For a detailed discussion of the merger, including the terms and conditions of the merger agreement, see “The Merger Agreement,” beginning on page 63. In addition, LBC shareholders are directed to the merger agreement, a copy of which is attached as Annex A to this document and incorporated in this document by reference.

Proposal Two: Adjournment Proposal

If, at the LBC special meeting, the number of shares of LBC common stock present or represented and voting in favor of the merger proposal is insufficient to approve the merger proposal, LBC may move to adjourn the LBC special meeting in order to enable the LBC board of directors to solicit additional proxies for approval of the merger proposal. In that event, LBC’s shareholders will be asked to vote upon the adjournment proposal and not the merger proposal.

In the adjournment proposal, LBC is asking its shareholders to authorize the holder of any proxy solicited by its board of directors to vote in favor of granting discretionary authority to the LBC board of directors to adjourn the LBC special meeting to another time and place for the purpose of soliciting additional proxies. If LBC’s shareholders approve the adjournment proposal, LBC could adjourn the LBC special meeting and any adjourned session of the LBC special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from LBC shareholders who have previously voted. If a quorum is not present at the meeting, the meeting will not be convened to conduct business and neither the merger proposal nor the adjournment proposal will be considered. In the absence of a quorum, LBC may adjourn the meeting to a later date or time to solicit additional proxies.

Recommendation of the LBC Board of Directors

On December 17, 2018, the LBC board of directors unanimously determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are in the best interests of LBC and its shareholders, and it adopted the merger agreement and approved the merger and the other transactions contemplated by the merger agreement.

Accordingly, the LBC board of directors unanimously recommends that LBC shareholders vote as follows:

•	“FOR” Proposal One approving the merger agreement and the merger; and

•	“FOR” Proposal Two approving the adjournment of the LBC special meeting if necessary to permit solicitation of additional proxies.

Holders of LBC common stock should carefully read this proxy statement/prospectus, including any documents incorporated by reference, and the annexes in their entirety for more detailed information concerning the merger agreement, the merger and the other transactions contemplated by the merger agreement.

Record Date; Shareholders Entitled to Vote

The record date for the LBC special meeting is February 7, 2019, which we refer to herein as the LBC record date. Only record holders of shares of LBC common stock as of the close of business (5:00 p.m. Eastern Time), on the LBC record date are entitled to notice of, and to vote at, the LBC special meeting or any adjournment thereof. At the close of business on the LBC record date, the only outstanding securities of LBC with a right to vote on the proposals were LBC common stock, with 1,447,554 shares of LBC common stock issued and outstanding. Each share of LBC common stock outstanding on the LBC record date is entitled to one vote on each proposal.

Quorum and Adjournment

No business may be transacted at the LBC special meeting unless a quorum is present. Holders representing at least a majority of the issued and outstanding shares of LBC common stock entitled to vote at the LBC special meeting must be present, in person or represented by proxy, to constitute a quorum.

Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast on the matter. No notice of an adjourned LBC special meeting need be given if the new date, time and place are announced at the special meeting before adjournment, and no new record date is required to be set. If, however, after the adjournment, the board of directors fixes a new record date for the adjourned meeting, a notice of the adjoined meeting shall be given to each shareholder of record on the new record date entitled to vote at such meeting. At any adjourned LBC special meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the LBC special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the adjourned LBC special meeting.

All shares of LBC common stock represented at the LBC special meeting, including shares that are represented but that vote to abstain, will be treated as present for purposes of determining the presence or absence of a quorum.

Vote Required for Approval; Abstentions; Failure to Vote

The required votes to approve the LBC proposals are as follows:

Proposal One: The Merger Proposal—Approving the merger proposal requires the affirmative vote of at a majority of the issued and outstanding shares of LBC common stock entitled to vote at the LBC special meeting. Failure to vote and abstentions will have the same effect as a vote AGAINST this proposal.

Proposal Two: The Adjournment Proposal—Approving the adjournment proposal requires the affirmative vote of a majority of the votes cast on the matter. Failure to vote and abstentions will have no effect on this proposal.

If you sign your proxy but do not indicate your vote, your proxy will be voted FOR each proposal.

Voting by LBC Directors and Executive Officers

At the close of business on the LBC record date, LBC directors and executive officers and their affiliates were entitled to vote 575,220 shares of LBC common stock, or approximately 39.7% of the shares of LBC common stock outstanding on that date. LBC expects that its directors and executive officers and their affiliates will vote their shares in favor of both of the LBC proposals.

LBC Common Stock Subject to Voting Agreements

All directors of LBC and Calumet Bank, solely in their capacity as shareholders of LBC, have entered into voting agreements with Colony pursuant to which they have agreed to vote their shares of LBC common stock in favor of the approval of the merger agreement and the merger and against the approval or adoption of any proposal made in opposition to the merger. As of the LBC record date, 572,863 shares of LBC common stock, or approximately 39.6% of the outstanding shares of LBC common stock entitled to vote at the LBC special meeting, are bound by the voting agreements.

Voting on Proxies by Holders of Record; Incomplete Proxies

If you were a record holder of LBC common stock at the close of business on the LBC record date, a proxy card is enclosed for your use. LBC requests that you vote your shares as promptly as possible by submitting your LBC proxy card by mail using the enclosed return envelope. If you are a registered shareholder, you may also vote via the Internet or telephone by following the instructions on the proxy card. When the accompanying proxy card is returned properly executed or if you voted via the Internet or telephone, the shares of LBC common stock represented by it will be voted at the LBC special meeting or any adjournment thereof in accordance with the instructions contained in the proxy card.

If a record holder returns an executed proxy card without an indication as to how the shares of LBC common stock represented by it are to be voted with regard to a particular proposal, the shares of LBC common stock represented by the proxy will be voted in accordance with the recommendation of the LBC board of directors and, therefore, such shares will be voted:

•	“FOR” Proposal One approving the merger agreement and the merger; and

•	“FOR” Proposal Two approving the adjournment of the LBC special meeting, if necessary to permit solicitation of additional proxies.

At the date hereof, the LBC board of directors has no knowledge of any business that will be presented for consideration at the LBC special meeting and that would be required to be set forth in this proxy statement/prospectus or the related proxy card other than the matters set forth in LBC’s Notice of Special Meeting of Shareholders.

Your vote is important. Accordingly, if you were a record holder of LBC common stock on the LBC record date, please sign, date and return the enclosed proxy card or vote via the Internet or telephone whether or not you plan to attend the LBC special meeting in person.

Shares Held in “Street Name”

If your shares of LBC common stock are held in an account with a bank, broker or other nominee, which are referred to as shares held in “street name,” the bank, broker or other nominee is considered the shareholder of record with respect to these shares and you are the beneficial owner of these “street name” shares. If your shares are held in “street name” through a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee that you must follow in order to vote your shares. You should refer to the voting form used by that firm to determine whether you may vote by telephone, Internet or mail.

If your shares are held in “street name,” LBC recommends that you mark, date, sign and promptly mail the voting instruction form provided by your bank, broker or other nominee in accordance with the instructions provided by such nominee.

Banks, brokers and other nominees who hold shares of LBC common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees are not allowed to exercise their voting discretion with respect to the approval of matters determined to be “non-routine,” without specific instructions from the beneficial owner. The merger proposal and the adjournment proposal are non-routine matters. Accordingly, if your broker, bank or other nominee holds your shares of LBC common stock in “street name,” your broker, bank or other nominee will vote your shares of LBC common stock with respect to the merger proposal and the adjournment proposal only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker, bank or other nominee with this proxy statement/prospectus. If you do not provide instructions to your broker, bank or other nominee with respect to either the merger proposal or the adjournment proposal, it will result in a failure to vote your shares on such proposal. Failure to vote has the same effect as a vote against the merger proposal.

Revocability of Proxies and Changes to an LBC Shareholder’s Vote

An LBC shareholder entitled to vote at the LBC special meeting may revoke a proxy at any time before such time that the proxy card for any such holders of LBC common stock must be received at the LBC special meeting by taking any of the following actions:

•	delivering written notice of revocation to Leonard H. Bateman, Jr., President and Chief Executive Officer, LBC Bancshares, Inc., 101 Calumet Center Road, LaGrange, Georgia 30241;

•	delivering a proxy card bearing a later date than the proxy that such shareholder desires to revoke;

•	voting by telephone or on the Internet (your latest telephone or Internet vote will be counted); or

•	attending the LBC special meeting and voting in person.

Merely attending the LBC special meeting will not, by itself, revoke your proxy; an LBC shareholder must cast a subsequent vote at the LBC special meeting using forms provided for that purpose. The last valid vote that LBC receives before the polls close at the LBC special meeting is the vote that will be counted.

If you hold your shares in “street name” through a bank, broker or other nominee (referred to in this proxy statement/prospectus as a “beneficial owner”), you must contact such bank, broker or nominee if you desire to revoke your proxy as described above.

Solicitation of Proxies

The LBC board of directors is soliciting proxies for the LBC special meeting from holders of its LBC common stock entitled to vote at the LBC special meeting. In accordance with the merger agreement, LBC will pay its own cost of soliciting proxies from its shareholders, including the cost of mailing this proxy statement/prospectus. In addition to solicitation of proxies by mail, proxies may be solicited by LBC’s officers, directors and regular employees, without additional remuneration, in person, by telephone or other means of communication.

LBC will make arrangements with brokerage houses, custodians, nominees and fiduciaries to forward proxy solicitation materials to beneficial owners of LBC common stock. LBC may reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding the proxy materials.

Attending the LBC Special Meeting; Voting in Person

Only record holders of LBC common stock at the close of business on the record date, their duly appointed proxies, and invited guests may attend the LBC special meeting. However, only holders of LBC common stock will be entitled to vote.

A shareholder who holds shares in “street name” through a broker, bank, trustee or other nominee who desires to attend the LBC special meeting in person must bring proof of beneficial ownership as of the record date, such as a letter from the broker, bank, trustee or other nominee that is the record owner of such beneficial owner’s shares, a brokerage account statement or the voting instruction form provided by the broker.

A person who holds a validly executed proxy entitling such person to vote on behalf of a record owner of LBC common stock who desires to attend the LBC special meeting in person must also bring the validly executed proxy naming such person as the proxy holder, signed by the LBC shareholder of record, and proof of the signing shareholder’s record ownership as of the record date.

No cameras, recording equipment or other electronic devices will be allowed in the meeting room. Failure to provide the requested documents at the door or failure to comply with the procedures for the LBC special meeting may prevent LBC shareholders from being admitted to the LBC special meeting.

Assistance

If you need assistance in completing your proxy card, have questions regarding the LBC special meeting or would like additional copies of this proxy statement/prospectus, please contact Leonard H. Bateman, Jr., President and Chief Executive Officer, at (706) 884-6000.

THE MERGER

The following discussion contains certain information about the merger. The discussion is subject, and qualified in its entirety by reference, to the merger agreement attached as Annex A to this proxy statement/prospectus. We urge you to read carefully this entire proxy statement/prospectus, including the merger agreement attached as Annex A, for a more complete understanding of the merger.

General

Each of Colony’s and LBC’s respective boards of directors has unanimously approved the merger agreement and the transactions contemplated by the merger agreement. The merger agreement provides for the acquisition of LBC by Colony pursuant to the merger of LBC with and into Colony, with Colony as the surviving company, which we refer to as the merger. Immediately after the merger, Calumet Bank, a wholly owned Georgia-state bank subsidiary of LBC, will be merged with and into Colony Bank, a wholly owned bank subsidiary of Colony, with Colony Bank as the surviving bank, which we refer to as the bank merger.

Purchase Price and Purchase Price Adjustments

At the effective time of the merger, each outstanding share of LBC common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive, at the election of each LBC shareholder, either (i) $23.50 in cash, or (ii) 1.3239 shares of Colony common stock. The election of stock consideration or cash consideration will be subject to proration such that 55% of the issued and outstanding shares of LBC common stock will be exchanged for Colony common stock and 45% will be exchanged for cash, and at least 50% of the merger consideration will be paid in Colony common stock. As a result, if the aggregate number of shares with respect to which a valid stock or cash election has been made exceeds these limits, shareholders who have elected the form of merger consideration that has been over-subscribed will receive a mixture of both stock consideration and cash consideration in accordance with the proration procedures set forth in the merger agreement so that such limits are not exceeded. The stock consideration and the cash consideration are collectively referred to as the merger consideration. Each option or warrant to purchase shares of LBC common stock shall be cancelled as of the effective time of the merger and converted into the right to receive a cash payment equal to the product of (i) the total number of shares of LBC common stock subject to such option or warrant, as applicable, times (ii) the excess, if any, of $23.50 over the exercise price per share of LBC common stock subject to such option or warrant, as applicable.

Colony will not issue any fractional shares of Colony common stock in the merger. LBC shareholders who would otherwise be entitled to a fractional share of Colony common stock upon the completion of the merger will instead receive an amount in cash (without interest and rounded to the nearest whole cent) determined by multiplying the (i) fractional share interest in Colony common stock, rounded to the nearest one hundredth of a share, to which such holder would otherwise be entitled by (ii) $23.50.

LBC shareholders are being asked to approve the merger agreement and the merger. See “The Merger Agreement” for additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to the completion of the merger and the provisions for terminating or amending the merger agreement.

Background of the Merger

In fulfilling their respective obligations to the shareholders of LBC, the members of the board of directors of LBC (the “LBC Board”) have often considered the path forward for LBC, Calumet Bank, and the greater LaGrange community as a whole. In their consideration, the members of the board of directors of LBC explored options that included continuing LBC’s on-going operations as an independent institution, acquiring other depository institutions or branch offices, and entering into a strategic merger with a similarly sized or larger institution. The LBC Board also periodically reviewed, often with input from BSP and other advisors, the competitive environment in LBC’s market area and merger and acquisition activity in the financial services industry across the nation and, specifically, in the West Georgia market.

Beginning in late 2017, the LBC Board determined that it was in the best interest of LBC’s shareholders and other constituents to look seriously into the potential for a strategic transaction involving the merger of LBC and/or its wholly owned subsidiary, Calumet Bank, with and into a similarly sized or larger financial institution. The LBC Board’s determination was based, in part, on the relatively limited liquidity of LBC common stock as compared to market valuations for whole bank transactions, which have reached levels similar to pre-recession. This analysis, coupled with the additional capital that would be required to carry out longer-term strategic goals of LBC and Calumet, caused the LBC Board to conclude that it was in the best interest of LBC, Calumet Bank and their respective shareholders, customers, and employees to explore a whole-bank transaction.

The LBC Board reviewed materials from BSP and other investment banking firms with respect to the various strategic options available to LBC. BSP and the other investment banking firms are nationally recognized and have substantial experience with respect to transactions involving community based financial institutions and their holding companies. After considering the qualifications and experience of the firms, including the terms of the draft engagement letters received from each firm and the presentations that each firm made, the LBC Board decided to retain BSP and executed an engagement letter with BSP dated January 22, 2018. Pursuant to the engagement letter, LBC engaged BSP on an exclusive basis to render financial advisory and investment banking services to LBC in connection with its consideration of potential business combination transactions.

During the early part of 2018, BSP and LBC management met with a number of bank management teams to familiarize themselves with potential future acquirers. In mid-July 2018, BSP was contacted by an investment banking firm representing a potential acquirer seeking to preempt a competitive sale process by submitting an offer that it considered to be superior in terms of valuation in exchange for the opportunity to pursue exclusive negotiations. Following mutual due diligence and negotiations, the decision was made to terminate exclusive negotiations in favor of initiating a full auction process to market the sale of LBC.

During the month of September 2018, BSP contacted thirty-eight (38) parties on a no-name basis regarding participation in due diligence and negotiations regarding a strategic transaction with LBC, of which twenty-five (25) elected not to participate and the remaining thirteen (13) institutions (including Colony) signed non-disclosure agreements and received a confidential information memorandum relating to LBC’s operations, financial performance and transaction considerations. The thirteen institutions were provided with access to confidential information regarding LBC in order for such parties to undertake their preliminary due diligence reviews. BSP requested that the parties submit non-binding Letters of Intent (“LOIs”) by October 15, 2018.

BSP received three LOIs with varying terms and transaction structures. One LOI contemplated an all cash transaction and another LOI provided options for pricing for an all-stock, an all-cash, or a combined cash/stock transaction. The third LOI, submitted by Colony, provided an initial per-share price and contemplated a combined cash/stock transaction. After review and consideration of the three LOIs and each potential acquirer, the LBC Board elected to enter into exclusive negotiations with Colony by way of a vote of the LBC Board at a duly called meeting thereof held on October 18, 2018.

On October 22, 2018 Colony and LBC entered into a revised LOI which provided for, among other customary provisions, a per share price equal to $23.50, to be paid in both cash (45%) and stock (55%). The mechanics for setting the stock exchange ratio for the stock consideration portion of the transaction was to be mutually agreed upon by both parties during the stated exclusivity period. From October 22 through November 13, Colony, together with their legal counsel, investment bankers, and advisors conducted due diligence on LBC and both parties continued to negotiate the exchange ratio.

On November 13, 2018 Colony and LBC affirmed the terms of the previously executed LOI and agreed upon a stock exchange ratio in which each share of LBC common stock would be exchanged for 1.3239 shares of

Colony common stock pursuant the stock consideration equates to 55% of the total transaction consideration. Alston & Bird LLP, outside counsel to Colony, provided an initial draft of the proposed merger agreement to LBC’s counsel, James-Bates-Brannan-Groover-LLP. Between November 13 and December 17, LBC, together with their legal counsel, investment bankers, and advisors conducted reverse due diligence on Colony and continued to negotiate the terms of the definitive merger agreement and related documents.

On December 17, 2018, the LBC Board met at its regularly scheduled meeting to review and discuss the proposed merger and the merger agreement. At this meeting, the LBC Board received presentations from its legal counsel, James-Bates-Brannan-Groover-LLP, and its financial advisor, BSP. Following this discussion, the LBC Board unanimously voted to approve the merger agreement and the other transactions contemplated by the merger agreement, including the merger, and authorized LBC’s executives to execute the merger agreement.

On December 17, 2018, Colony’s board of directors held a special meeting to review and discuss the proposed merger and the merger agreement. At this meeting, Colony’s board of directors received presentations from its legal counsel, Alston & Bird LLP, and its financial advisor, Hovde Group LLC. Following this discussion, Colony’s board of directors unanimously voted to approve the merger agreement and the other transactions contemplated by the merger agreement, including the merger, and authorized Colony’s executives to execute the merger agreement.

On December 17, 2018, the merger agreement and related documents were executed and the parties issued a press release announcing the proposed merger the following morning.

Colony’s Reasons for the Merger

In reaching its decision to approve and adopt the merger agreement, the merger and the other transactions contemplated by the merger agreement, including the issuance of Colony common stock as the merger consideration, Colony board of directors considered a number of factors, including the following material factors:

•	each of Colony’s and LBC’s business, operations, financial condition, asset quality, earnings and prospects;

•	the strategic fit of the businesses of the two companies, including their complementary markets, business lines and loan and deposit profiles;

•	the opportunity to strategically expand in the Columbus, LaGrange and Atlanta, Georgia markets;

•

the anticipated pro forma impact of the transaction on the combined company, including the expected impact on financial metrics including earnings and tangible book value and regulatory capital levels, as well as the potential efficiencies of scale resulting from the increased size of Colony following the merger;

•

its understanding of the current and prospective environment in which Colony and LBC operate, including national, state and local economic conditions, the competitive environment for financial institutions generally, and the likely effect of these factors on Colony both with and without the proposed transaction;

•

its review and discussions with Colony’s management concerning the due diligence investigation of LBC, including its review of LBC’s financial condition, results of operation, asset quality, market areas, growth potential (projected potential accretion to earnings per share and the projected payback period of the estimated decrease in tangible book value) and quality of senior management;

•	the perceived compatibility of the corporate cultures of the two companies, which management believes should facilitate integration and implementation of the transaction;

•

the structure of the transaction as a combination in which the combined company would operate under the Colony brand and Colony’s board of directors and management would have substantial participation in the combined company;

•

the regulatory and other approvals required in connection with the merger and the expectation that such regulatory approvals will be received in a timely manner and without the imposition of unacceptable conditions; and

•

the financial and other terms of the merger agreement, including the merger consideration, expected tax treatment, the deal protection and termination fee provisions, and restrictions on the conduct of LBC’s business between the date of the merger agreement and the date of completion of the merger.

Colony’s board of directors also considered potential risks relating to the merger including the following:

•	Colony management’s attention and Colony resources may be diverted from the operation of Colony’s business and towards the completion of the merger;

•

Colony may not realize all of the anticipated benefits of the merger, including cost savings, maintenance of existing customer and employee relationships, and minimal disruption in the integration of LBC’s operations with Colony;

•

the nature and amount of payments and other benefits to be received by LBC management in connection with the merger pursuant to existing LBC plans and compensation arrangements and the merger agreement;

•	the substantial costs that Colony will incur in connection with the merger even if it is not consummated;

•	approvals from regulatory authorities could impose conditions that could have the effect of delaying completion of the merger or imposing additional costs; and

•	the possibility of litigation in connection with the merger.

The foregoing discussion of the factors considered by Colony board of directors is not intended to be exhaustive, but, rather, includes the material factors considered by Colony board of directors. In reaching its decision to approve and adopt the merger agreement, the merger and the other transactions contemplated by the merger agreement, including the issuance of Colony common stock as the merger consideration, Colony board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. Colony board of directors considered all these factors as a whole and overall considered the factors to be favorable to, and to support, its determination.

LBC’s Reasons for the Merger

After careful consideration, LBC’s board of directors determined that it was advisable and in the best interests of LBC and its shareholders for LBC to enter into the merger agreement with Colony. Accordingly, LBC’s board unanimously recommends that LBC’s shareholders vote “FOR” the approval of the merger agreement and the merger.

The board of directors of LBC has considered the terms and provisions of the merger agreement and concluded that they are fair to the shareholders of LBC and that the merger is in the best interests of LBC and its shareholders.

The board of directors of LBC believes that the merger will help create a stronger regional bank with the tools and resources necessary to enhance long-term value for LBC’s shareholders. In addition, the LBC Board believes that the customers served by LBC and the West Georgia market as a whole will benefit from the resulting institution’s enhanced abilities to meet their banking needs.

In reaching its decision to approve the merger agreement, the LBC Board consulted with management, as well as with LBC’s financial and legal advisors, and considered a variety of factors, including the following:

•	the consideration being offered to LBC’s shareholders in relation to the market value, book value per share, earnings per share and projected earnings per share of LBC;

•	the potential future value of LBC stock compared to the value of the merger consideration offered by Colony and the potential future trading value of the Colony common stock;

•

the current and prospective environment in which LBC operates, including national, regional, and local economic conditions, the competitive environment for financial institutions, the increased regulatory burdens on financial institutions, and the uncertainties in the regulatory climate going forward;

•	the form of merger consideration offered by Colony, including the opportunity for LBC shareholders to receive shares of Colony common stock on a tax-free basis for their shares of LBC stock;

•	LBC’s and Colony’s shared community banking philosophies;

•	the scale, scope, strength, and diversity of operations, product lines and delivery systems that could be achieved by combining LBC with Colony;

•	the limited impact to available banking services in the LaGrange, Georgia market due to the minimal geographic overlap between Calumet and Colony;

•	Colony’s asset size and capital position, which would give the resulting institution over approximately $1.4 billion in assets;

•	the earnings prospects of the combined company;

•	the additional products offered by Colony to its customers and the ability of the resulting institution to provide comprehensive financial services to its customers;

•

the terms and conditions of the merger agreement, including the parties’ respective representations, warranties, covenants, and other agreements, the conditions to closing, a provision which permits the LBC Board, in the exercise of its fiduciary duties, under certain conditions, to furnish information to, or engage in negotiations with, a third party which has submitted an unsolicited proposal to acquire LBC;

•

the reports of LBC’s management and discussions with representatives of BSP concerning the operations, financial condition and prospects of Colony and the expected financial impact of the merger on the combined company, including pro forma assets, earnings, deposits, and capital ratios;

•	Colony’s financial strength as it relates to Colony’s ability to fund the cash portion of the total consideration;

•	the likelihood of successful integration and the successful operation of the combined company;

•	the likelihood that the regulatory approvals needed to complete the transaction will be obtained;

•	the effects of the merger on LBC’s employees, including the prospects for continued employment and the severance and other benefits agreed to be provided to LBC employees; and

•

BSP’s written opinion, dated December 17, 2018, to the effect that, as of such date, the exchange ratio was fair to LBC’s common shareholders from a financial point of view. The opinion is attached as Annex B to this proxy statement/prospectus. For a summary of the presentation of BSP, see “— Opinion of LBC’s Financial Advisor” below.

In the course of its deliberation, the LBC Board also considered a variety of risks and other countervailing factors, including:

•	the risks and costs to LBC if the merger does not close, including:

•	the diversion of management and employee attention, potential employee attrition, and the effect on customers and business relationships; and

•	the potential adverse impact on the value of LBC’s common stock if the merger agreement is terminated;

•	the restrictions on the conduct of LBC’s business prior to the completion of the merger, which are customary for merger agreements involving financial institutions, but which, subject to specific exceptions, could delay or prevent LBC from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of LBC absent the pending completion of the merger;

•

the restrictions that the merger agreement imposes on actively soliciting competing bids, and the fact that LBC would be obligated to pay a $1.432 million termination fee to Colony under certain circumstances; and

•	the fact that LBC will no longer exist as an independent, stand-alone company.

The foregoing discussion of the information and factors considered by LBC’s board of directors is not exhaustive, but includes all material factors considered by the LBC Board. In view of the wide variety of factors considered by the LBC Board in connection with its evaluation of the merger and the complexity of these matters, the LBC Board did not consider it practical to, and did not attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. The LBC Board evaluated the factors described above, including asking questions of LBC’s management and LBC’s legal and financial advisors. In considering the factors described above, individual members of the LBC Board may have given different weights to different factors. The LBC Board relied on the experience and expertise of its financial advisors for quantitative analysis of the financial terms of the merger. See “—Opinion of LBC’s Financial Advisor” below. It should also be noted that this explanation of the reasoning of the LBC Board and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements” on page 18.

After evaluating these factors and consulting with its legal counsel and financial advisors, the LBC Board determined that the merger agreement was advisable and in the best interests of LBC’s shareholders. Accordingly, the LBC Board has unanimously adopted the merger agreement and approved the merger.

THE LBC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE MERGER AGREEMENT.

Opinion of LBC’s Financial Advisor

LBC retained BSP on an exclusive basis to render financial advisory and investment banking services and to render a written opinion to the LBC Board as to the fairness, from a financial point of view, of the merger consideration to be paid under the terms of the merger agreement. BSP is an investment banking firm that specializes in providing financial advisory and investment banking services to financial institutions. BSP has been involved in many bank-related business combinations. No limitations were imposed by LBC upon BSP with respect to rendering its opinion.

At the December 17, 2018, meeting at which the LBC Board considered and approved the merger agreement, BSP delivered its written opinion that, as of such date, the merger consideration to be received was fair from a financial point of view.

The full text of BSP’s opinion is attached as Annex B to this proxy statement/prospectus. The opinion outlines the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by BSP in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the opinion. We urge you to read the entire opinion carefully in connection with your consideration of the proposed merger.

The opinion speaks only as of the date of the opinion. The opinion was directed to the LBC Board and is directed only to the fairness, from a financial point of view, of the merger consideration to be received. It does not address the underlying business decision to engage in the merger or any other aspect of the merger and is not a recommendation to any shareholder as to how such shareholder should vote with respect to the merger or any other matter.

For purposes of the opinion and in connection with its review of the proposed transaction, BSP, among other things, completed the following:

1.	Reviewed the terms of the merger agreement;

2.

Participated in discussions with LBC’s management concerning LBC’s financial condition, asset quality and regulatory standing, capital position, historical and current earnings, management succession and LBC’s and Colony’s future financial performance;

3.	Reviewed LBC’s audited financial statements for the years ended December 31, 2017, 2016 and 2015, and unaudited financial statements for the quarter and nine months ended September 30, 2018;

4.	Reviewed Colony’s audited financial statements for the years ended December 31, 2017, 2016 and 2015, and unaudited financial statements for the quarter and nine months ended September 30, 2018;

5.	Reviewed certain financial forecasts and projections of LBC, prepared by its management, as well as the estimated cost savings and related transaction expenses expected to result from the merger;

6.	Analyzed certain aspects of LBC’s financial performance and condition and compared such financial performance with similar data of companies BSP deemed similar to LBC;

7.	Reviewed historical trading activity of Colony and Colony’s financial advisor’s projections for future financial performance;

8.

Compared the proposed financial terms of the merger with the financial terms of certain other recent merger and acquisition transactions, involving acquired companies that BSP deemed to be relevant to LBC; and

9.	Performed such other analyses and considered such other information, financial studies, and investigations and financial, economic and market criteria as BSP deemed relevant.

BSP assumed and relied, without independent verification, upon the accuracy and completeness of all of the financial and other information provided to it by LBC, Colony, and each company’s respective representatives and of the publicly available information for LBC and Colony that BSP reviewed. BSP is not an expert in the evaluation of allowances for loan losses and has not independently verified such allowances, and relied on and assumed that such allowances of LBC and Colony at September 30, 2018 were adequate to cover such losses and complied fully with applicable law, regulatory policy, and sound banking practices as of the date of such financial statements. BSP was not retained to, and did not, conduct a physical inspection of any of the properties or facilities of LBC. BSP also did not make any independent evaluation or appraisal of the assets, liabilities, or prospects of LBC, was not furnished with any such evaluation or appraisal, and did not review any individual credit files. The opinion of BSP was necessarily based on economic, market, and other conditions as in effect on, and the information made available to it as of, the date thereof. BSP expressed no opinion on matters of a legal, regulatory, tax, or accounting nature or the ability of the merger, as set forth in the merger agreement, to be consummated. No opinion was expressed as to whether any alternative transaction might be more favorable to LBC than the merger.

BSP, as part of its investment banking business, is regularly engaged in the valuation of banks and bank holding companies and various other financial services companies in connection with mergers and acquisitions, private placements of securities, and valuations for other purposes. In rendering its fairness opinion, BSP acted on behalf of the LBC Board.

BSP’s opinion is limited to the fairness, from a financial point of view, of the merger consideration to be received under the terms of the merger agreement and does not address the ability of the merger to be consummated, the satisfaction of the conditions precedent contained in the merger agreement, or the likelihood of the merger receiving regulatory approval. Although BSP was retained on behalf of the LBC Board, BSP’s opinion did not constitute a recommendation to any director of LBC as to how such director or any shareholder should vote with respect to the merger agreement.

Based upon and subject to the foregoing, and based on BSP’s experience as investment bankers, BSP’s activities as described above, and other factors deemed relevant, BSP rendered its opinion that, as of December 17, 2018, the merger consideration received is fair to the holders of LBC common stock, from a financial point of view.

The following is a summary of material analyses performed by BSP in connection with its opinion to the LBC Board on December 17, 2018. The summary does not purport to be a complete description of the analyses performed by BSP but summarizes the material analyses performed and presented in connection with such opinion.

Financial Analysis

In rendering its opinion, BSP performed a variety of financial analyses. The summary below is not a complete description of all the analyses underlying BSP’s opinion or the presentation made by BSP to the LBC Board, but is a summary of the material analyses performed and presented by BSP. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. BSP believes that its analysis must be considered as a whole and that selecting portions of the factors and analyses to be considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in the comparative analyses described below is identical to LBC or Colony and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of LBC and Colony and the companies to which they are being compared. In arriving at its opinion, BSP did not attribute any particular weight to any analysis or factor that it considered. Rather, BSP made qualitative judgments as to the significance and relevance of each analysis and factor. BSP did not form an opinion as to whether any individual analysis or factor (positive or negative) considered in isolation supported or failed to support its opinion; rather, BSP made its determination as to the fairness of the merger consideration on the basis of its experience and professional judgment after considering the results of all of the analyses taken as a whole.

In performing its analysis, BSP also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which are beyond the control of LBC, Colony, and BSP. The analyses performed by BSP are not necessarily indicative of actual values or future results, both of which may be significantly more or less favorable than suggested by such analyses. BSP prepared its analyses solely for purposes of rendering its opinion and presented such analyses to the LBC Board at its December 17, 2018, meeting. Estimates of the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty, and actual values may be materially different. Accordingly, BSP’s analysis does not necessarily reflect the value of LBC or Colony common stock or the prices at which LBC common stock or Colony common stock may be sold at any time. BSP’s analysis was among a number of factors taken into consideration by the LBC Board in making its determination to approve the merger agreement and should not be viewed as determinative of the merger consideration or the decision of the LBC board of directors or management with respect to the fairness of the merger.

Summary of Merger Consideration and Implied Transaction Metrics

Under the terms of the merger agreement, each share of LBC common stock outstanding prior to the merger will be converted into and exchanged for the right to receive the following:

(i)	a cash payment, without interest, in an amount equal to $23.50; or

(ii)	1.3239 shares of Colony common stock

Holders of record of LBC common stock may elect to receive shares of Colony common stock or cash in exchange for their shares of LBC common stock, provided that the aggregate number of shares of LBC common stock to be converted into the per share stock consideration shall be 55% of the total outstanding shares number.

As part of its analysis, BSP reviewed metrics relative to merger and acquisition transactions involving U.S. banks. The criteria for the merger peers consisted of the following: whole-bank transactions announced on or after January 1, 2016 involving Georgia banks with less than $1.0B in total assets; whole-bank transactions announced on or after June 30, 2017 with target non-performing assets/total assets between 0.05% and 0.40% and total assets between $150mm and $400mm; whole-bank transactions announced on or after June 30, 2017 with target tangible common equity/tangible assets less than 9.5% and total assets between $150mm and $400mm; whole-bank transactions announced on or after June 30, 2017 with target last-12-months return on average assets between 0.70% and 0.90% and total assets between $150mm and $400mm; whole-bank transactions announced on or after June 30, 2017 involving banks in the Southeastern United States with total assets between $150mm and $400mm. Each of the peer groups established by BSP excluded transactions involving private investors/investor groups, and transactions involving troubled bank targets.

Using the latest publicly available information prior to the announcement of the relevant transaction, BSP reviewed the following transaction metrics for each selected merger transaction group: transaction price to last-12-months earnings, transaction price to tangible book value, transaction price to total assets and tangible book premium to core deposits. BSP compared the indicated transaction multiples for the merger to the 25th percentile, 75th percentile, and median multiples of each merger transaction group.

				Announcement Price/Target Announcement Financials
Buyer Name/ Target Name	Target State	Announce Date	Fully Diluted Transaction Value ($mm)	LTM Earnings (x)	TBV (%)	Assets (%)	Premium/ Core Deposits (%)	Total Assets ($000)	TCE Ratio (%)	LTM ROAA (%)	NPAs/ Assets (%)
Colony Offer			34.5	20.1	183.0	15.1	8.3	227,837	8.28	0.83	0.35

CoastalSouth Bancshares, Inc./First Citizens Financial Corp.	GA	05/01/18	11.6	29.3	150.5	12.2	5.4	95,008	7.98	0.67	0.93
National Commerce Corp./Landmark Bancshares, Inc.	GA	04/24/18	115.4	16.0	222.3	19.4	17.7	595,439	10.67	1.36	1.11
Entegra Financial Corp./Chattahoochee Bank of Georgia	GA	06/27/17	34.9	23.8	154.3	17.8	10.5	196,833	11.50	0.78	0.00
Charter Financial Corp./Resurgens Bancorp	GA	06/01/17	26.3	17.5	164.5	15.8	10.6	166,763	10.96	1.44	0.00
Piedmont Bancorp, Inc./Mountain Valley Bancshares, Inc.	GA	03/17/17	26.1	18.9	138.4	12.9	4.7	202,470	8.61	0.75	1.53
National Commerce Corp./Private Bancshares, Inc.	GA	08/31/16	59.1	19.7	225.9	20.3	14.3	291,234	8.58	1.38	1.66
Pinnacle Financial Corp./Independence Bank of Georgia	GA	07/01/16	30.4	17.7	126.1	16.1	5.0	189,003	12.74	0.94	0.36
Bainbridge Bancshares, Inc./Citizens Bank	GA	06/21/16	4.4	NM	96.9	13.6	-0.6	32,434	14.00	(0.20)	1.88
State Bank Financial Corp./S Bankshares, Inc.	GA	05/19/16	11.0	NM	101.7	10.1	0.3	108,813	9.50	0.53	0.90
State Bank Financial Corp./NBG Bancorp, Inc.	GA	04/05/16	68.0	14.8	165.4	16.7	10.0	406,463	10.07	1.30	0.81

GA Group Median			28.3	18.3	152.4	15.9	7.7	192,918	10.37	0.86	0.92
GA 25th Percentile			15.2	17.1	129.2	13.0	4.8	123,301	8.83	0.69	1.43
GA 75th Percentile			53.1	20.7	165.2	17.5	10.6	269,043	11.36	1.35	0.47

Asset Quality Group Median (NPAs/ Assets 0.05% - 0.40%)			47.9	18.8	160.8	16.6	8.9	304,994	10.56	0.95	0.20
Asset Quality Group 25th Percentile			31.3	12.4	152.0	14.8	6.8	187,736	9.50	0.79	0.28
Asset Quality Group 75th Percentile			57.2	26.4	194.9	18.5	14.5	331,859	11.48	1.46	0.07

Capital Group Median (TCE Ratio < 9.5%)			40.1	14.4	174.3	13.8	9.2	309,549	9.10	0.84	0.75
Capital Group 25th Percentile			31.8	12.3	156.2	13.0	6.8	223,100	8.77	0.49	0.94
Capital Group 75th Percentile			51.7	22.7	195.5	16.2	11.9	347,344	9.36	1.23	0.33

Profitability Group Median (LTM ROAA 0.70% - 0.90%)			49.8	24.8	163.9	18.1	11.5	280,539	11.04	0.79	1.07
Profitability Group 25th Percentile			37.4	22.8	154.9	15.5	7.8	228,037	9.68	0.76	1.62
Profitability Group 75th Percentile			62.8	26.7	191.7	20.1	14.6	333,390	12.18	0.82	0.06

Geographic Group Median (SE Mergers)			34.1	20.9	164.5	15.7	8.9	207,879	10.20	0.73	0.88
Geographic Group 25th Percentile			29.3	12.9	152.0	14.9	8.1	183,521	9.58	0.32	1.87
Geographic Group 75th Percentile			50.4	25.7	173.8	17.6	18.1	274,869	11.49	0.96	0.40

Sources: S&P Global Market Intelligence, BSP

BSP also performed an analysis that estimated the net present value per share of LBC common stock on a standalone basis assuming LBC performed in accordance with management guidance for 2019 – 2021. For purposes of this analysis, BSP assumed that LBC would earn $1.96 per share in 2019, $2.27 per share in 2020, and $2.45 per share in 2021. To approximate the terminal trading value of a share of LBC common stock at December 31, 2021, BSP applied price to 2021 earnings per share multiples ranging from 12.0x to 15.0x and price to December 31, 2021 tangible book value per share multiples ranging from 100% to 130%. The terminal values were then discounted to present values using different discount rates ranging from 12.0% to 16.0%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of LBC common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of LBC common stock of $18.18 to $25.47 when applying multiples of earnings per share and $12.72 to $18.54 when applying multiples of tangible book value per share.

Discount Rates		Terminal Trading Tangible Book Multiples
		100%	110%	120%	130%
	12%	$14.26	$15.69	$17.11	$18.54
	13%	$13.85	$15.24	$16.63	$18.01
	14%	$13.46	$14.81	$16.16	$17.50
	15%	$13.09	$14.40	$15.70	$17.01
	16%	$12.72	$14.00	$15.27	$16.54

Discount Rates		Terminal Trading Earnings Multiples
		12.0	13.0	14.0	15.0
	12%	$20.38	$22.08	$23.77	$25.47
	13%	$19.80	$21.45	$23.10	$24.75
	14%	$19.24	$20.84	$22.44	$24.05
	15%	$18.70	$20.26	$21.82	$23.37
	16%	$18.18	$19.70	$21.21	$22.73

Sources: LBC, BSP

BSP performed an analysis that estimated the net present value per share of Colony common stock on a standalone basis assuming Colony performed in accordance with BSP’s projected performance through 2021. For purposes of this analysis, BSP assumed that Colony would earn $1.43 per share in 2019, $1.52 per share in 2020 and $1.61 per share in 2021. To approximate the terminal trading value of a share of Colony common stock at December 31, 2021, BSP applied price to 2021 earnings per share multiples ranging from 14.0x to 17.0x and price to December 31, 2021 tangible book value per share multiples ranging from 140% to 170%. The terminal values were then discounted to present values using different discount rates ranging from 11.0% to 15.0%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Colony common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of Colony common stock of $15.30 to $20.55 when applying multiples of earnings per share and $13.60 to $18.24 when applying multiples of tangible book value per share.

Discount Rates		Terminal Trading Tangible Book Multiples
		140%	150%	160%	170%
	11%	$15.21	$16.22	$17.23	$18.24
	12%	$14.79	$15.77	$16.75	$17.73
	13%	$14.38	$15.33	$16.28	$17.23
	14%	$13.98	$14.91	$15.83	$16.76
	15%	$13.60	$14.50	$15.40	$16.30

Discount Rates		Terminal Trading Earnings Multiples
		14.0	15.0	16.0	17.0
	11%	$17.11	$18.26	$19.40	$20.55
	12%	$16.63	$17.74	$18.86	$19.97
	13%	$16.17	$17.25	$18.33	$19.41
	14%	$15.73	$16.78	$17.83	$18.88
	15%	$15.30	$16.32	$17.34	$18.36

Sources: S&P Global Market Intelligence, BSP

At the time the opinion was given it was necessary for BSP to evaluate two pro forma net present value per share analyses of Colony’s common stock as there was uncertainty around what type, if any, of capital Colony would raise to support the cash portion of the transaction. BSP performed the first pro forma net present value analysis assuming Colony borrows $20 million in the form of a holding company line of credit at a rate of 6.0% and the second pro forma net present value analysis assuming Colony issues 1.1 million of common stock at $17.50 per share, with costs associated with the issuance equaling 4.0% of the value of the issuance. In both scenarios BSP assumed that Colony would perform in accordance with BSP’s projected performance through 2021.

BSP first performed an analysis that estimated the net present value per share of Colony common stock on a pro forma basis assuming (i) Colony performs in accordance with BSP’s projected performance through 2021 and (ii) Colony borrows $20 million in the form of a holding company line of credit at a rate of 6.0% in order to fund the cash portion of the total merger consideration. For purposes of this analysis, BSP assumed that Colony would earn $1.53 per share in 2019, $1.72 per share in 2020 and $1.89 per share in 2021. To approximate the terminal trading value of a share of Colony common stock at December 31, 2021, BSP applied price to 2021 earnings per share multiples ranging from 15.0x to 18.0x and price to December 31, 2021 tangible book value per share multiples ranging from 150% to 180%. The terminal values were then discounted to present values using different discount rates ranging from 11.0% to 15.0%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Colony common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of Colony common stock of $18.15 to $24.37 when applying multiples of earnings per share and $13.09 to $17.56 when applying multiples of tangible book value per share.

Discount Rates		Terminal Trading Tangible Book Multiples
		150%	160%	170%	180%
	11%	$14.67	$15.63	$16.59	$17.56
	12%	$14.25	$15.19	$16.12	$17.06
	13%	$13.85	$14.76	$15.67	$16.58
	14%	$13.46	$14.35	$15.23	$16.12
	15%	$13.09	$13.95	$14.81	$15.67

Discount Rates		Terminal Trading Earnings Multiples
		15.0	16.0	17.0	18.0
	11%	$20.34	$21.68	$23.02	$24.37
	12%	$19.76	$21.06	$22.37	$23.67
	13%	$19.20	$20.47	$21.73	$23.00
	14%	$18.66	$19.89	$21.13	$22.36
	15%	$18.15	$19.34	$20.54	$21.74

Sources: S&P Global Market Intelligence, BSP

Additionally BSP performed an analysis that estimated the net present value per share of Colony common stock on a pro forma basis assuming (i) Colony performs in accordance with BSP’s projected performance through 2021 and (ii) Colony issues 1.1 million shares of common stock at $17.50 per share, with costs associated with the issuance equaling 4.0% of the value of the issuance, in order to fund the cash portion of the total merger consideration. For purposes of this analysis, BSP assumed that Colony would earn $1.45 per share in 2019, $1.59 per share in 2020 and $1.72 per share in 2021. To approximate the terminal trading value of a share of Colony common stock at December 31, 2021, BSP applied price to 2021 earnings per share multiples ranging from 15.0x to 18.0x and price to December 31, 2021 tangible book value per share multiples ranging from 150% to 180%. The terminal values were then discounted to present values using different discount rates ranging from 11.0% to 15.0%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Colony common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of Colony common stock of $16.53 to $22.19 when applying multiples of earnings per share and $13.38 to $17.95 when applying multiples of tangible book value per share.

Discount Rates		Terminal Trading Tangible Book Multiples
		150%	160%	170%	180%
	11%	$14.99	$15.98	$16.96	$17.95
	12%	$14.57	$15.52	$16.48	$17.44
	13%	$14.16	$15.09	$16.02	$16.95
	14%	$13.76	$14.67	$15.57	$16.47
	15%	$13.38	$14.26	$15.14	$16.02

Discount Rates		Terminal Trading Earnings Multiples
		15.0	16.0	17.0	18.0
	11%	$18.52	$19.75	$20.97	$22.19
	12%	$18.00	$19.18	$20.37	$21.56
	13%	$17.49	$18.64	$19.80	$20.95
	14%	$17.00	$18.12	$19.24	$20.36
	15%	$16.53	$17.62	$18.71	$19.80

Sources: S&P Global Market Intelligence, BSP

Conclusion

Based on the results of the various analyses described above, BSP concluded that the merger consideration to be received under the terms of the merger agreement is fair, from a financial point of view.

The opinion expressed by BSP was based upon market, economic, and other relevant considerations as they existed and could be evaluated as of the date of the opinion. Events occurring after the date of issuance of the opinion, including, but not limited to, changes affecting the securities markets, the results of operations or material changes in the assets or liabilities of LBC or Colony, could materially affect the assumptions used in preparing the opinion.

As described above, BSP’s opinion was among the many factors taken into consideration by the LBC Board in making its determination to approve the merger agreement. For purposes of rendering its opinion, BSP assumed that, in all respects material to its analyses:

•	the merger will be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any term, condition or agreement thereof;

•	the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement are true and correct;

•	each party to the merger agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

•	all conditions to the completion of the merger will be satisfied without any waivers; and

•

in the course of obtaining the necessary regulatory, contractual or other consents or approvals for the merger, no restrictions, including any divestiture requirements, termination, or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the merger.

BSP cannot provide assurance as to when or if all of the conditions to the merger can or will be satisfied or, if applicable, waived by the appropriate party. As of the date of this proxy statement/prospectus, BSP has no reason to believe that any of these conditions will not be satisfied.

Compensation to BSP

BSP was engaged as financial advisor to LBC in connection with the merger. Pursuant to the terms of the engagement agreement, LBC agreed to pay BSP certain fees in conjunction with this transaction, $20,000 of which was paid upon signing of the engagement letter, $40,000 of which was paid upon the signing of a merger agreement and $25,000 which was paid upon BSP’s delivery of the written opinion to LBC. Upon closing of the transaction, BSP will be paid a fee calculated as one percent (1.00%) of total consideration. In addition, LBC has agreed to indemnify BSP and its directors, officers, and employees from liability in connection with the transaction, and to hold BSP harmless from any losses, actions, claims, damages, expenses, or liabilities related to any of BSP’s acts or decisions made in good faith and in the best interest of LBC. During the year preceding the current engagement associated with the merger, BSP did not provide advisory services to LBC where compensation was received. During the past two years, BSP has not provided advisory services to Colony for which it has received compensation.

Board Composition and Management of Colony after the Merger

Each of the officers and directors of Colony immediately prior to the effective time of the merger will be the officers and directors of the surviving company from and after the effective time of the merger, until their respective successors have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with Colony Articles and Colony Bylaws.

Interests of LBC’s Directors and Executive Officers in the Merger

In considering the recommendation of LBC’s board of directors to vote for the merger proposal, LBC shareholders should be aware that directors and officers of LBC have interests in the merger that are in addition to, or different from, their interests as shareholders of LBC. The LBC board of directors was aware of these interests and considered them in approving the merger agreement and the transactions contemplated by the merger agreement, including the merger, and the decision to recommend that the LBC shareholders approve the merger proposal. These interests are described below.

LBC Stock Options

Under the terms of LBC’s equity compensation plan, outstanding equity awards held by LBC’s employees (including executive officers) and directors generally vest in full upon consummation of a change in control transaction. The merger will constitute a change in control for purposes of the plan.

Upon the completion of the merger, each outstanding LBC stock option (whether vested or unvested) will be cancelled and converted into the right to receive an amount in cash, without interest, equal to (i) the number of shares subject to such option, multiplied by (ii) the excess, if any, of  $23.50 over the exercise price per share of such option. Each outstanding LBC option with a per share exercise price equal to or greater than $23.50 will be cancelled without payment.

The following table sets forth, for each of LBC’s executive officers and non-employee directors, the number of all outstanding stock options held by each such person as of December 31, 2018, and the estimated consideration that each will receive after the effective time of the merger in connection with such awards:

Executive Officer	Total Outstanding Stock Options	Amount Payable in Connection with Merger
Leonard H. Bateman, Jr.	50,900.00	$694,152.36
Holly T. Britt	15,728.00	$220,761.12
Michael Phillips	17,500.00	$223,825.00
Casey G. Smith	15,586.00	$224,824.94

For further information regarding the beneficial ownership of LBC common stock by the directors and executive officers of LBC, see “Beneficial Ownership of LBC Common Stock by Management and Principal Shareholders of LBC” beginning on page 52.

LBC Warrants

LBC is party to various warrant agreements with certain non-employee directors. Upon the completion of the merger, each outstanding LBC warrant (whether vested or unvested) will be cancelled and converted into the right to receive an amount in cash, without interest, equal to (i) the number of shares subject to such option, multiplied by (ii) the excess, if any, of $23.50 over the exercise price per share of such option, less applicable taxes required to be withheld with respect to such payment. Each outstanding LBC warrant with a per share exercise price equal to or greater than $23.50 will be cancelled without payment.

The following table sets forth, for each of LBC’s executive officers and non-employee directors, the number of all outstanding warrants held by each such person as of December 31, 2018, and the estimated consideration that each will receive after the effective time of the merger in connection with such awards:

Non-Employee Director	Total Outstanding Stock Options	Amount Payable in connection with merger
George W. Childress	10,576.00	$135,267.04
Susan G. Ferguson	11,115.00	$142,160.85
James R. Williams	11,115.00	$142,160.85

For further information regarding the beneficial ownership of LBC common stock by the directors and executive officers of LBC, see “Beneficial Ownership of LBC Common Stock by Management and Principal Shareholders of LBC” beginning on page 52.

Employment Agreements with LBC

LBC is party to employment agreements with Messrs. Bateman and Phillips (the “Employment Agreements”). Under the Employment Agreements, if the executive’s employment is terminated within twelve (12) months of a Change in Control (as defined in the Employment Agreements) by LBC other than for Cause (as defined in the Employment Agreements), or if the executive terminates his employment for Good Reason (as defined in the Employment Agreements), then the executive will be entitled to severance equal to one time, in the case of Mr. Phillips, or two times, in the case of Mr. Bateman, his “Annual Base Salary” (as in effect at the time of such termination), payable in a single lump sum payment on the first payroll date that is more than sixty (60) days following the date of termination. The Employment Agreements with Messrs. Bateman and Phillips include an agreement (a) not to compete with Calumet in the delivery of financial services and (b) not to solicit the employees or customers of Calumet, in each case for a period of twelve (12) months following termination of employment.

Termination of Bateman Employment Agreement with LBC

In connection with the execution of the merger agreement, LBC and Mr. Bateman entered into an agreement to terminate Mr. Bateman’s employment agreement with LBC. Pursuant to this agreement, LBC agreed to pay Mr. Bateman a lump sum amount of $425,000 (which is equal to two times his annual base salary) in exchange for a full release of claims in favor of LBC.

Change of Control Agreements with LBC

LBC is a party to change in control agreements with Ms. Holly Britt and Ms. Casey Smith (the “CIC Agreements”). Under the CIC Agreements, if the executive’s employment is terminated within twelve (12) months of a Change in Control (as defined in the CIC Agreements) by LBC other than for Cause (as defined in the CIC Agreements) or if the executive terminates his employment for Good Reason (as defined in the CIC

Agreements, then the executive will be entitled to severance equal to her “Annual Base Salary” (as in effect at the time of such termination). The CIC Agreements provide that such severance amount shall be payable in a single lump sum payment on the first payroll date that is more than sixty (60) days following the date of termination. The CIC Agreements with Ms. Britt and Ms. Smith also include an agreement (a) not to compete with Calumet in the delivery of financial services within a fifty (50) mile radius of the and (b) not to solicit the employees or customers of Calumet, in each case for a period of twelve (12) months following termination of employment.

New Employment Agreement with Colony Bank

In connection with the execution of the merger agreement, Colony and Colony Bank entered into a new employment agreement with Mr. Bateman, which will take effect upon completion of the merger and will have a term of one year. The employment agreement provides that Mr. Bateman will serve as Senior Vice President and Senior Credit Officer of Colony Bank at an annual base salary of $212,504, subject to review annually in connection with an annual review process. Mr. Bateman will also be eligible to participate in Colony Bank’s annual discretionary cash bonus plan and all welfare benefit plans and programs sponsored by Colony Bank. If Mr. Bateman’s employment is terminated during the one-year term by Colony Bank without “cause” or by Mr. Bateman for “good reason” (in either case, a “Qualifying Termination”), Colony Bank will continue to pay Mr. Bateman his base salary for a period of 12 months. If a Qualifying Termination occurs within 12 months of a change in control of Colony, Colony Bank will pay to Mr. Bateman a lump sum amount equal to his then-current base salary, plus the amount of annual bonus paid to Mr. Bateman for the calendar year preceding the date of his termination. Pursuant to the employment agreement, Mr. Bateman agreed not to compete with Colony Bank or to solicit its employees or customers during the term of the agreement and for a period of one year thereafter.

Indemnification of Directors and Officers

Colony has agreed to indemnify LBC’s directors and officers following the effective time of the merger to the same extent as currently provided under LBC’s indemnification agreements, or if not subject to an agreement, to the fullest extent permitted by applicable laws. Colony has also agreed to maintain in effect a directors’ and officers’ liability insurance policy for a period of six years after the effective time of the merger with respect to claims arising from facts, events or actions which occurred prior to the effective time of the merger and covering persons who are currently covered by such insurance. The insurance policy must contain at least the same coverage and amounts, and contain terms and conditions no less advantageous to the directors and officers as currently provided, subject to a cap on the cost of such policy equal to 100% of the last annual premium paid by LBC.

Beneficial Ownership of LBC Common Stock by Management and Principal Shareholders of LBC

The following table sets forth certain information regarding the beneficial ownership of LBC common stock as of February 7, 2019, by (1) each director and executive officer of LBC, (2) each person who is known by LBC to own beneficially 5% or more of the LBC common stock, and (3) all directors and executive officers of LBC as a group. Unless otherwise indicated, based on information furnished by such shareholders, management of LBC believes that each person has sole voting and dispositive power over the shares indicated as owned by such person. An asterisk (*) in the table indicates that an individual beneficially owns less than one percent of the outstanding common stock of LBC. As of February 7, 2019, there were 1,447,554 shares of LBC common stock outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class(1)
Directors and Executive Officers
Nancy Adam	55,000		3.6%
Leonard Bateman	47,087	(2)	3.0%
Holly Britt	10,976	(3)	*
George W. Childress	26,909	(4)	1.7%
Robert B. Copeland	67,871		4.4%
Susan G. Ferguson	41,115	(5)	2.7%
John S. Holt	1,500		*
John M. Jackson	54,309		3.5%
Jared T. Jones	99,477		6.4%
Michael Phillips	9,158	(6)	*
Mack Reynolds	72,735		4.7%
Casey Smith	11,858	(7)	*
Charles W. Smith	132,288		8.6%
James Williams	41,115	(8)	2.7%
All directors and executive officers of LBC as a group (13 persons)	671,398		43.4%

(1)	Ownership percentage based on 1,447,554 shares of LBC common stock outstanding as of February 7, 2019, including 98,306 options that will vest on March 31, 2019.
(2)	Includes 6,350 shares held in Calumet Bank’s 401k Retirement Plan and 33,737 shares of vested options.
(3)	Includes 250 shares held in Calumet Bank’s 401k Retirement Plan and 10,726 shares of vested options.
(4)	Includes 1,333 shares held jointly with his spouse and 10,576 shares of vested warrants.
(5)	Includes 11,115 shares of vested warrants.
(6)	Includes 9,158 shares of vested options.
(7)	Includes 107 shares held jointly with his spouse and 9,751 shares of vested options.
(8)	Includes 30,000 shares held jointly with his spouse and 11,115 shares of vested warrants.

Regulatory Approvals Required for the Merger

Completion of the merger is subject to prior receipt of all approvals required to be obtained from applicable governmental and regulatory authorities. Subject to the terms and conditions of the merger agreement, LBC and Colony have agreed to use their reasonable best efforts and cooperate to prepare and file, as promptly as possible, all necessary documentation and to obtain as promptly as practicable all regulatory approvals or waivers required or advisable to complete the transactions contemplated by the merger agreement. These approvals and waivers include, among others, a waiver from the Federal Reserve Board and an approval from the FDIC and the Georgia DBF. Colony and/or LBC have filed applications, waiver requests and notifications to obtain the required regulatory approvals or waivers.

Federal Reserve Board

The merger of LBC with Colony must be approved by the Federal Reserve Board under Section 3 of the Bank Holding Company Act of 1956, or the BHC Act, and its implementing regulations, unless the Federal Reserve Board waives the application requirements of the BHC Act. In considering the approval of a transaction such as the merger, the BHC Act and related laws require the Federal Reserve Board to review, with respect to the parent holding companies and the bank concerned: (1) the competitive impact of the transaction; (2) financial, managerial and other supervisory considerations, including capital positions and managerial resources of the subject entities; (3) the record of the insured depository institution subsidiaries of the bank holding companies under the Community Reinvestment Act and fair lending laws; (4) the extent to which the proposal would result in greater or more concentrated risks to the stability of the U.S. banking or financial system; and (5) additional public benefits of the proposal, such as the benefits to the customers of the subject entities. In connection with its review, the Federal Reserve Board will provide an opportunity for public comment on the application and is authorized to hold a public meeting or other proceeding if it determines that would be appropriate. Colony filed a written request that the Federal Reserve Board waive the application requirements of the BHC Act with regard to its acquisition of LBC on January 18, 2019.

Federal Deposit Insurance Corporation

The merger of Calumet Bank with and into Colony Bank must be approved by the FDIC under the Federal Deposit Insurance Act (12 U.S.C. 1828(c)), commonly known as the Bank Merger Act. An application for approval of the bank merger was filed with the FDIC on January 18, 2019. In evaluating an application filed under the Bank Merger Act, the FDIC generally considers: (1) the competitive impact of the transaction; (2) financial and managerial resources of the banks party to the bank merger or mergers; (3) the convenience and needs of the community to be served and the record of the banks under the Community Reinvestment Act; (4) the banks’ effectiveness in combating money-laundering activities; and (5) the extent to which the bank merger or mergers would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. In connection with its review, the FDIC will provide an opportunity for public comment on the application for the bank merger, and is authorized to hold a public meeting or other proceeding if they determine that would be appropriate.

Georgia Department of Banking and Finance

The merger must be approved by the Georgia DBF under Section 7-1-606 of the Official Code of Georgia. In considering an application under Section 7-1-606, the Georgia DBF reviews certain factors, including: (1) the competitive impact of the transaction, (2) the financial and managerial resources of the bank holding companies and banks involved and the future prospects of the combined organization, and (3) the convenience and needs of the communities to be served.

In addition, the bank merger must be approved by the Georgia DBF under Section 7-1-530 of the Official Code of Georgia. In considering an application under Section 7-1-530, the Georgia DBF may consider a variety of factors including whether: (1) the bank merger adequately protects the interests of depositors, other creditors, and shareholders; (2) the requirements for a merger under all applicable laws have been satisfied and the resulting bank would satisfy the requirements of applicable Georgia law, and (3) the bank merger would be consistent with adequate and sound banking and in the public interest on the basis of the financial history and condition, prospects, character of management of the parties to the bank merger and the convenience and needs of the area primarily to be served by the resulting institution.

Furthermore, the applicable provisions of the Official Code of Georgia require published notice of, and the opportunity for public comment on, the applications for both the merger and bank merger to the Georgia DBF.

Colony filed its applications to the Georgia DBF on January 18, 2019.

Colony and LBC believe that the merger does not raise substantial antitrust or other significant regulatory concerns and that we will be able to obtain all requisite regulatory approvals. However, neither Colony nor LBC can assure you that all of the regulatory approvals described above will be obtained and, if obtained, we cannot assure you as to the timing of any such approvals, our ability to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals. The parties have agreed that Colony will not be required, and LBC and its subsidiaries will not be permitted, to take any action or commit to take any action or agree to any condition or restrictions in connection with the regulatory approvals that, individually or in the aggregate, would have or would be reasonably likely to have a material adverse effect on Colony and its subsidiaries or LBC and its subsidiaries as of and following the completion of the merger.

The parties’ obligation to complete the merger is conditioned upon the receipt of all required regulatory approvals. Colony and LBC will use their respective commercially reasonable efforts to resolve any objections that may be asserted by any regulatory authority with respect to the merger agreement or the merger or the other transactions contemplated by the merger agreement.

Neither Colony nor LBC is aware of any material governmental approvals or actions that are required for completion of the merger other than those described above. It is presently contemplated that if any such additional governmental approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Material U.S. Federal Income Tax Consequences

The following is a general discussion of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of LBC common stock that exchange their shares of LBC common stock for shares of Colony common stock, cash, or a combination thereof in the merger. This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any U.S. federal laws other than those pertaining to the income tax, nor does it address any considerations in respect of any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the U.S. Treasury regulations issued thereunder and intergovernmental agreements entered into pursuant thereto). This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated under the Code, and court and administrative rulings and decisions, all as in effect on the date of this proxy statement/prospectus, and all of which are subject to change, potentially retroactively, which could affect the accuracy of the statements and conclusions set forth in this discussion.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of LBC common stock that is for U.S. federal income tax purposes: (a) an individual citizen or resident of the United States; (b) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia; (c) a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) such trust was in existence on August 20, 1996, and has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes; or (d) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds LBC common stock, the tax treatment of a partner in the partnership will generally depend on the status of such partner and the activities of the partnership. Partnerships holding LBC common stock and partners in such partnerships should consult their tax advisors on the tax consequences of the merger in their particular circumstances.

This discussion addresses only those U.S. holders of LBC common stock that hold their shares of LBC common stock as a “capital asset” within the meaning of Section 1221 of the Code. Importantly, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular U.S. holder in light of that U.S. holder’s individual circumstances or to a U.S. holder that is subject to special treatment under the U.S. federal income tax laws, including, without limitation, a U.S. holder that is:

•	a bank or other financial institution;

•	a tax-exempt organization;

•	a regulated investment company;

•	a real estate investment trust;

•	an S corporation, partnership or other pass-through entity (or an investor in an S corporation, partnership or other pass-through entity);

•	a retirement plan, individual retirement account or other tax-deferred account;

•	an insurance company;

•	a mutual fund;

•	a dealer or broker in stocks and securities, or currencies;

•	a trader in securities that elects to use the mark-to-market method of accounting;

•	a holder of LBC common stock subject to the alternative minimum tax provisions of the Code;

•	a holder of LBC common stock that received LBC common stock through the exercise of an employee stock option, through a tax-qualified retirement plan or otherwise as compensation;

•	a holder of LBC common stock that has a functional currency other than the U.S. dollar;

•	a holder of LBC common stock that holds LBC common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;

•	a person that is not a U.S. holder; or

•	a U.S. expatriate or former citizen or resident of the United States.

Determining the actual tax consequences of the merger to a U.S. holder is complex and can depend, in part, on the U.S. holder’s specific situation. Each U.S. holder should consult its own independent tax advisor as to the tax consequences of the merger in its particular circumstance, including the applicability and effect of the alternative minimum tax and any state, local, foreign or other tax laws and of changes in those laws.

Tax Consequences of the Merger Generally

In connection with the filing with the SEC of the registration statement of which this proxy statement/prospectus forms a part, Alston & Bird LLP has rendered its tax opinion to Colony and James-Bates-Brannan-Groover-LLP has rendered its tax opinion to LBC that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. A copy of each of these tax opinions is attached as Exhibit 8.1 and Exhibit 8.2, respectively, to the registration statement of which this proxy statement/prospectus forms a part. In addition, the obligations of the parties to complete the merger is conditioned on, among other things, the receipt by Colony and LBC of opinions from Alston & Bird LLP and James-Bates-Brannan-Groover-LLP, respectively, dated the closing date of the merger, to the effect that for U.S. federal income tax purposes the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. The conditions relating to receipt of such closing opinions may be waived by both Colony and LBC. Neither Colony nor LBC currently intends to waive the conditions related to the receipt of the closing opinions. If receipt of the closing opinions were to be waived, the vote of the holders of LBC stock to approve the merger would be resolicited.

The opinions of Alston & Bird LLP and James-Bates-Brannan-Groover-LLP are and will be subject to customary qualifications and assumptions, including assumptions regarding the absence of changes in existing facts and the completion of the merger strictly in accordance with the merger agreement and the registration statement of which this proxy statement/prospectus forms a part. In rendering their legal opinions, Alston & Bird LLP and James-Bates-Brannan-Groover-LLP have relied and will rely upon representations and covenants, including those contained in certificates of officers of Colony and LBC, reasonably satisfactory in form and substance to each such counsel, and will assume that such representations are true, correct and complete without regard to any knowledge limitation, and that such covenants will be complied with. If any of these assumptions or representations are inaccurate in any way, or any of the covenants are not complied with, these opinions could be adversely affected. The opinions represent each counsel’s best legal judgment, but have no binding effect or official status of any kind, and no assurance can be given that contrary positions will not be taken by the Internal Revenue Service or a court considering the issues. In addition, neither LBC nor Colony has requested nor does either of them intend to request a ruling from the Internal Revenue Service as to the U.S. federal income tax consequences of the merger. Accordingly, there can be no assurances that the Internal Revenue Service will not assert, or that a court will not sustain, a position contrary to any of the tax consequences set forth below or any of the tax consequences described in the tax opinions.

The discussion below assumes that the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code.

The U.S. federal income tax consequences of the merger to a U.S. holder of LBC common stock will depend on whether the U.S. holder receives cash, shares of Colony common stock or a combination of cash and shares of Colony common stock in exchange for the U.S. holder’s LBC common stock in the merger. At the time a U.S. holder makes a cash or stock election pursuant to the terms of the merger agreement, the U.S. holder will not know whether, and to what extent, the proration provisions of the merger agreement will alter the mix of consideration the U.S. holder will receive in the merger. As a result, the tax consequences to such U.S. holder will not be ascertainable with certainty until the U.S. holder knows the precise amount of cash and shares of Colony common stock that the U.S. holder will receive in the merger.

U.S. Holders that Exchange LBC Common Stock Solely for Colony Common Stock

Subject to the discussion below relating to the receipt of cash in lieu of a fractional share, a U.S. holder that exchanges all of its LBC common stock solely for shares of Colony common stock generally:

•	will not recognize any gain or loss upon the exchange of shares of LBC common stock for shares of Colony common stock in the merger;

•

will have a tax basis in the Colony common stock received in the merger (including any fractional share deemed received and redeemed for cash as described below) equal to the tax basis of the LBC common stock surrendered in exchange therefor; and

•	will have a holding period for shares of Colony common stock received in the merger that includes its holding period for its shares of LBC common stock surrendered in exchange therefor.

U.S. Holders that Exchange LBC Common Stock Solely for Cash

A U.S. holder that exchanges all of its LBC common stock solely for cash will generally recognize gain or loss measured by the difference between the amount of cash received in the merger and the U.S. holder’s tax basis in the shares of LBC common stock surrendered in exchange therefor. Such gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, the U.S. holder’s holding period for such shares of LBC common stock exceeds one year. Long-term capital gain of certain non-corporate taxpayers, including individuals, is generally taxed at preferential rates. The deductibility of capital losses is subject to limitations.

US. Holders that Exchange LBC Common Stock for a Combination of Colony Common Stock and Cash

Subject to the discussion below relating to the receipt of cash in lieu of a fractional share, a U.S. holder that exchanges its LBC common stock for a combination of shares of Colony common stock and cash:

•

will recognize gain (but not loss) equal to the lesser of (i) the excess, if any, of the amount of cash plus the fair market value of any Colony common stock received in the merger over the U.S. holder’s tax basis in the shares of LBC common stock surrendered in exchange therefor and (ii) the amount of cash received by the U.S. holder in the merger (other than cash received in lieu of a fractional share);

•

will have a tax basis in the Colony common stock received equal to the tax basis of the LBC common stock surrendered in exchange therefor, increased by the amount of taxable gain, if any, recognized by the U.S. holder in the merger (other than with respect to cash received in lieu of a fractional share), and decreased by the amount of cash received by the U.S. holder in the merger (other than cash received in lieu of a fractional share); and

•	will have a holding period for shares of Colony common stock received in the merger that includes its holding period for its shares of LBC common stock surrendered in exchange therefor.

Such gain will generally be capital gain and will be long-term capital gain if, as of the effective date of the merger, the holding period for such shares of LBC common stock exceeds one year. Long-term capital gain of certain non-corporate taxpayers, including individuals, is generally taxed at preferential rates.

In the case of any U.S. holder that acquired different blocks of LBC common stock at different times and at different prices, any realized gain or loss will be determined separately for each identifiable block of shares exchanged in the merger. Such U.S. holder should consult the U.S. holder’s independent tax advisor regarding the manner in which gain or loss should be determined for each identifiable block of LBC shares.

Potential Recharacterization of Gain as a Dividend

Any gain recognized by a U.S. holder of LBC common stock in connection with the merger generally will be capital gain unless such holder’s receipt of cash has the effect of a distribution of a dividend, in which case the gain will generally be treated as a dividend to the extent of such holder’s ratable share of LBC’s accumulated earnings and profits, as calculated for U.S. federal income tax purposes. For purposes of determining whether your receipt of cash has the effect of a distribution of a dividend, you will be treated as if you first exchanged all of your LBC common stock solely in exchange for Colony common stock and then Colony immediately redeemed a portion of that stock for the cash that you actually received in the merger (referred to herein as the “deemed redemption”). Receipt of cash will generally not have the effect of a dividend to you if such receipt is “not essentially equivalent to a dividend” or “substantially disproportionate,” each within the meaning of Section 302(b) of the Code. In order for the deemed redemption to be “not essentially equivalent to a dividend,” the deemed redemption must result in a “meaningful reduction” in your deemed percentage stock ownership of Colony following the merger. The determination generally requires a comparison of the percentage of the outstanding stock of Colony that you are considered to have owned immediately before the deemed redemption to the percentage of the outstanding stock of Colony that you own immediately after the deemed redemption. The IRS has indicated in rulings that any reduction in the interest of a minority shareholder that owns a small number of shares in a publicly and widely held corporation and that exercises no control over corporate affairs would result in capital gain (as opposed to dividend) treatment.

For purposes of applying the foregoing tests, a shareholder will be deemed to own the stock the shareholder actually owns and the stock the shareholder constructively owns under the attribution rules of Section 318 of the Code. Under Section 318 of the Code, a shareholder will be deemed to own the shares of stock owned by certain family members, by certain estates and trusts of which the shareholder is a beneficiary, and by certain affiliated entities, as well as shares of stock subject to an option actually or constructively owned by the shareholder or such other persons. If, after applying these tests, the deemed redemption results in a capital gain, the capital gain will be long-term if, as of the effective date of the merger, your holding period for your LBC common stock exceeds one year. If, after applying these tests, the deemed redemption results in the gain recognized being classified as a dividend, such dividend will be treated as either ordinary income or qualified dividend income. Any gain treated as qualified dividend income will be taxable to you at the long-term capital gains rate, provided you held the shares giving rise to such income for more than 60 days during the 121-day period beginning 60 days before the effective time of the merger. The determination as to whether you will recognize a capital gain or dividend income as a result of your exchange of LBC common stock for a combination of Colony common stock and cash in the merger is complex and is determined on a shareholder-by-shareholder basis. Accordingly, we urge you to consult your own tax advisor with respect to any such determination that is applicable to your individual situation.

Cash In Lieu of a Fractional Share

If a U.S. holder receives cash in lieu of a fractional share of Colony common stock, the U.S. holder will be treated as having received a fractional share of Colony common stock in the merger and then as having exchanged the fractional share of Colony common stock for cash in a redemption by Colony. As a result, the U.S. holder generally will recognize gain or loss equal to the difference between the amount of cash received and the portion of the U.S. holder’s aggregate tax basis allocable to the fractional share of Colony common stock. This gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if, as of the effective date of the merger, the U.S. holder’s holding period with respect to the fractional share exceeds one year. Long-term capital gain of certain non-corporate taxpayers, including individuals, is generally taxed at preferential rates. The deductibility of capital losses is subject to limitations.

Dissenters

Upon its exercise of dissenters’ rights, a U.S. holder of LBC common stock will exchange all of its LBC common stock for cash. Such a dissenting U.S. holder will generally be treated similarly to U.S. holders that receive sole cash in exchange for their LBC common stock in the merger, as set forth above under “U.S. Holders Exchange LBC Common Stock Solely for Cash”.

Material U.S. Federal Income Tax Consequences if the LBC Merger Fails to Qualify as a Reorganization

If the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, then each U.S. holder of LBC common stock generally will recognize gain or loss equal to the difference between (a) the sum of the fair market value of the shares of Colony common stock received by such U.S. holder in the merger and the amount of any cash received by such U.S. holder in the merger and (b) its adjusted tax basis in the shares of LBC common stock surrendered in exchange therefor.

Net Investment Income Tax

A holder of LBC common stock that is an individual is generally subject to a 3.8% tax on the lesser of: (1) his or her “net investment income” for the relevant taxable year, or (2) the excess of his or her modified adjusted gross income for the taxable year over a certain threshold (between $125,000 and $250,000 depending on the individual’s U.S. federal income tax filing status). Estates and trusts are subject to similar rules. Net investment income generally would include any gain recognized in connection with the merger (including any gain treated as a dividend), as well as, among other items, other interest, dividends, capital gains and rental or royalty income received by such individual. Holders of LBC common stock should consult their tax advisors as to the application of this additional tax to their circumstances.

Backup Withholding

Backup withholding at the applicable rate (currently 24%) may apply with respect to certain cash payments to holders of LBC common stock unless the holder:

•

furnishes a correct taxpayer identification number, certifies that it is not subject to backup withholding on IRS Form W-9 or successor form included in the letter of transmittal that the U.S. holder will receive and otherwise complies with all the applicable requirements of the backup withholding rules; or

•	provides proof that it is otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules are not an additional tax and will generally be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability, provided the U.S. holder timely furnishes the required information to the Internal Revenue Service.

Certain Reporting Requirements

If a U.S. holder that receives Colony common stock in the merger is considered a “significant holder,” such U.S. holder will generally be required (a) to file a statement with its U.S. federal income tax return providing certain facts pertinent to the merger, including such U.S. holder’s tax basis in, and the fair market value of, the LBC common stock surrendered by such U.S. holder, and (b) to retain permanent records of these facts relating to the merger. A “significant holder” is any LBC shareholder that, immediately before the merger, (y) owned at least 1% (by vote or value) of the outstanding stock of LBC or (z) owned LBC securities with a tax basis of $1.0 million or more.

This discussion of material U.S. federal income tax consequences does not purport to be a complete analysis or discussion of all the potential tax consequences of the merger. It is for general information only purposes and is not tax advice. Holders of LBC common stock are urged to consult their own independent tax advisors as to the U.S. federal income tax consequences, in light of their particular situations, of the merger (or exercise of dissenters’ rights), as well as the applicability of any other U.S. federal tax laws and any state, local, and foreign tax laws.

Accounting Treatment

The merger will be accounted for under the acquisition method of accounting for business combinations under GAAP. Under this method, LBC’s assets and liabilities as of the date of the merger will be recorded at their respective fair values. Any difference between the purchase price for LBC and the fair value of the identifiable net assets acquired (including core deposit intangibles) will be recorded as goodwill. In accordance with ASC Topic 805, “Business Combinations,” the goodwill resulting from the merger will not be amortized to expense, but instead will be reviewed for impairment at least annually and to the extent goodwill is impaired, its carrying value will be written down to its implied fair value and a charge will be made to earnings. Core deposit and other intangibles with definite useful lives recorded by Colony in connection with the merger will be amortized to expense in accordance with such rules. The consolidated financial statements of Colony issued after the merger will reflect the results attributable to the acquired operations of LBC beginning on the date of completion of the merger.

Dissenters’ Rights

The following discussion is not a complete description of the law relating to dissenters’ rights available under Georgia law and is qualified by the full text of Article 13 of the GBCC. Article 13 of the GBCC is attached as Annex C to this proxy statement/prospectus. Holders of record of LBC voting common stock who desire to exercise dissenters’ rights should review carefully Article 13 and are urged to consult a legal advisor before electing or attempting to exercise these rights.

Any holder of record of LBC voting common stock who objects to the merger, and who fully complies with all of the provisions of Article 13 of the GBCC, will be entitled to demand and receive payment for all (but not less than all) of his or her shares of LBC voting common stock if the merger is consummated.

A holder of LBC voting common stock who objects to the merger and desires to receive payment of the “fair value” of his or her LBC voting common stock: (i) must deliver to LBC, prior to the time the shareholder vote on the merger agreement is taken, a written notice of such shareholder’s intent to demand payment for those shares of LBC voting common stock registered in the dissenting shareholder’s name if the merger is completed; and (ii) must not vote his or her shares of LBC voting common stock in favor of the merger agreement.

A vote against the approval of the merger agreement alone will not constitute the separate written notice and demand for payment referred to immediately above. Dissenting shareholders must separately comply with the above conditions.

Any notice required to be given to LBC must be sent to LBC’s principal executive offices at 101 Calumet Center Road, LaGrange, GA 30241, Attention: Holly T. Britt.

If the merger agreement is approved by LBC shareholders, then LBC will mail, no later than ten days after the effective date of the merger, by certified mail to each record holder of LBC voting common stock who has timely submitted a written notice of intent to dissent, written notice addressed to the shareholder at such address as the shareholder has furnished LBC in writing or, if none, at the shareholder’s address as it appears on the records of LBC. The dissenters notice’ will: (i) state where the dissenting shareholder must send a payment demand, and where and when the certificates for the dissenting shareholder’s shares of LBC voting common stock, if any, are to be deposited; (ii) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received; (iii) set a date by which LBC must receive the shareholder’s payment demand (which date may not be fewer than 30 nor more than 60 days after the date the dissenters’ notice is delivered); and (iv) be accompanied by a copy of Article 13 of the GBCC.

Within ten days after the later of the effective date of the merger, or the date on which LBC receives a payment demand, LBC will send a written offer to each holder of LBC voting common stock who complied with the provisions set forth in the dissenters’ notice to pay each such shareholder an amount that LBC estimates to be the fair value of those shares of LBC voting common stock, plus accrued interest. The offer of payment will be accompanied by: (i) LBC’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of making the offer, an income statement for that year, a statement of changes in stockholders’ equity for that year and the latest available interim statements, if any; (ii) a statement of LBC’s estimate of the fair value of the shares of LBC voting common stock; (iii) an explanation of how any interest was calculated; (iv) a statement of the dissenting shareholder’s right to demand payment of a different amount under Section 14-2-1327 of the GBCC; and (v) a copy of Article 13 of the GBCC.

A dissenting shareholder choosing to accept LBC’s offer of payment must do so by written notice to LBC within 30 days after receipt of LBC’s offer of payment. A dissenting shareholder not responding to that offer within the 30-day period will be deemed to have accepted the offer of payment. LBC must make payment to each shareholder who responds to the offer of payment within 60 days after the making of the offer of payment, or the effective date of the merger, whichever is later. Upon payment, the dissenting shareholder will cease to have any interest in his or her shares of LBC voting common stock.

If a dissenting shareholder does not accept, within 30 days after LBC’s offer, the estimate of fair value in payment for the shareholder’s shares of LBC voting common stock and interest due thereon and demands payment of some other estimate of the fair value of the shares and interest due thereon, then LBC, within 60 days after receiving the payment demand of a different amount from a dissenting shareholder, must commence a proceeding in superior court of the county where its main office is located to determine the rights of the dissenting shareholder and the fair value of his or her shares of LBC voting common stock. If LBC does not commence the proceedings within the 60-day period, then it must pay each dissenter whose demand remains unsettled the amount demanded by the dissenting shareholder.

In the event of a court proceeding, the court will determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court will assess these costs against LBC, except that the court may assess these costs against all or some of the dissenters in amounts the court finds equitable to the extent the court finds the dissenters acted arbitrarily or not in good faith in demanding payment under the dissenters’ provisions. The court may also assess the fees and expenses of attorneys and experts for the respective parties in amounts the court finds equitable: (i) against LBC and in favor of any or all dissenters if the court finds LBC did not substantially comply with the dissenters’ provisions; or (ii) against LBC or a dissenter in favor of any other party if the court finds that the party against whom fees and expenses are assessed acted arbitrarily or not in good faith with respect to the rights provided by the dissenters’ provisions. If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against LBC, then the court may award these attorneys’ reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

One of the conditions to Colony Bank’s obligation to complete the merger is that the aggregate number of dissenting shares be less than 10% percent of the total outstanding shares of LBC common stock. If this condition is not satisfied, then Colony Bank will not be required to complete the merger, in which event, the dissenters’ rights described in this section would also terminate.

Record holders of LBC voting common stock should be aware that cash paid to dissenting shareholders in satisfaction of the fair value of their shares of LBC voting common stock will result in the recognition of any gain or loss realized for U.S. federal income tax purposes.

FAILURE BY A RECORD HOLDER OF LBC VOTING COMMON STOCK TO FOLLOW THE STEPS REQUIRED BY THE GBCC FOR PERFECTING DISSENTERS’ RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS. IN VIEW OF THE COMPLEXITY OF THESE PROVISIONS AND THE REQUIREMENT THAT THEY BE STRICTLY COMPLIED WITH, IF YOU HOLD LBC VOTING COMMON STOCK AND ARE CONSIDERING DISSENTING FROM THE APPROVAL OF THE MERGER AGREEMENT AND EXERCISING YOUR DISSENTERS’ RIGHTS UNDER THE GBCC, THEN YOU SHOULD CONSULT YOUR LEGAL ADVISORS.

Certain U.S. Federal Income Tax Consequences

See “—Material U.S. Federal Income Tax Considerations—Dissenters” beginning on page 58 for a discussion on how the material federal income tax consequences of the merger will change if you elect to exercise dissenters’ rights in the merger.

The above description is a summary of the material provisions of Article 13 of the GBCC. For complete information, you should review the text of those sections, which appear as Annex C to this proxy statement/prospectus.

Exchange of Shares in the Merger

The conversion of LBC common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. After completion of the merger, the exchange agent will exchange certificates representing shares of LBC common stock for the merger consideration to be received pursuant to the terms of the merger agreement. For more information regarding the procedures for exchanging your shares of LBC common stock for the merger consideration, including election and allocation procedures, see “The Merger Agreement—Procedures for Converting Shares of LBC Common Stock into Merger Consideration” below.

Listing of Colony Common Stock

Colony has agreed to use its commercially reasonable efforts to cause the shares of Colony common stock issuable in connection with the merger be approved for listing on the NASDAQ Global Market, subject to official notice of issuance, prior to the effective time of the merger.

THE MERGER AGREEMENT

The following describes certain aspects of the merger, including certain material provisions of the merger agreement. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this proxy statement/prospectus as Annex A and is incorporated by reference into this proxy statement/prospectus. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

Structure of the Merger

The boards of directors of Colony and LBC have each unanimously approved the merger agreement, which provides for the merger of LBC with and into Colony, with Colony as the surviving company in the merger.

The merger agreement also provides that immediately after the effective time of the merger but in effect simultaneously on the date the merger closes, Calumet Bank, which is a Georgia state-chartered bank and a direct wholly owned subsidiary of LBC, will merge with and into Colony Bank, a Georgia state-chartered bank and a direct wholly owned subsidiary of Colony, with Colony Bank as the surviving bank of such merger. The terms and conditions of the merger of Colony Bank and Calumet Bank are set forth in a separate merger agreement and plan of merger, referred to as the bank merger agreement, the form of which is attached as Exhibit B to the merger agreement. As provided in the bank merger agreement, the merger of Colony Bank and Calumet Bank may be abandoned at the election of Colony Bank at any time, whether before or after filings are made for regulatory approval of such merger. We refer to the merger of Colony Bank and Calumet Bank as the bank merger.

The merger agreement allows Colony to change the structure of the merger at any time and without the approval of LBC if and to the extent that Colony reasonably deems such a change to be necessary; provided, however, that no such change shall (i) alter or change the amount or kind of merger consideration to be provided under the merger agreement, (ii) reasonably be expected to materially impede or delay consummation of the merger, (iii) adversely affect the federal income tax treatment of LBC shareholders in connection with the merger, or (iv)  require submission to or the approval of LBC shareholders after the merger proposal has already been approved by LBC’s shareholders.

Closing and Effective Time of the Merger

The closing will take place immediately prior to the effective time of the merger. The effective time of the merger will be the later of (i) the date and time of filing of the articles of merger with the Secretary of State of the State of Georgia by Colony or (ii) the date and time when the merger becomes effective as set forth in such articles of merger, which will be no later than three business days after all of the conditions to the closing of the merger have been satisfied or waived in accordance with their terms.

We currently expect that the merger will be completed in the first half of 2019, subject to obtaining the requisite approvals from the shareholders of LBC, the receipt of all necessary regulatory approvals and the expiration of all regulatory waiting periods and other conditions. However, completion of the merger could be delayed if there is a delay in obtaining the required regulatory approvals or in satisfying any other conditions to the merger. No assurance is made as to whether, or when, Colony and LBC will obtain the required approvals or complete the merger. See “The Merger Agreement—Conditions to Completion of the Merger.”

Organizational Documents of the Surviving Company

At the effective time of the merger, Colony Articles and Colony Bylaws in effect immediately prior to the effective time of the merger will be the articles of incorporation and bylaws of the surviving company until thereafter amended in accordance with their respective terms and applicable laws.

Board Composition and Management of Surviving Company

Each of the officers and directors of Colony immediately prior to the effective time of the merger will be the officers and directors of the surviving company from and after the effective time of the merger, until their respective successors have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with Colony Articles and Colony Bylaws.

Merger Consideration

Under the terms of the merger agreement, each outstanding share of LBC common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive, at the election of each LBC shareholder, either (i) $23.50 in cash, which we refer to as the per share cash consideration, or (ii) 1.3239 shares of Colony’s common stock, which we refer to as the per share stock consideration, provided that the total mix of merger consideration shall be fixed at 55% stock and 45% cash, and the exchange agent will apply the merger consideration allocation described below, in “—Merger Consideration Allocation,” to each LBC shareholder’s elections in order to preserve that mix of merger consideration. Each option or warrant to purchase shares of LBC common stock shall be cancelled as of the effective time of the merger and converted into the right to receive a cash payment equal to the product of (i) the total number of shares of LBC common stock subject to such option or warrant, as applicable, times (ii) the excess, if any, of $23.50 over the exercise price per share of LBC common stock subject to such option or warrant, as applicable.

Colony will not issue any fractional shares of Colony common stock in the merger. LBC shareholders who would otherwise be entitled to a fractional share of Colony common stock upon the completion of the merger will instead receive an amount in cash (without interest and rounded to the nearest whole cent) determined by multiplying the (i) fractional share interest in Colony common stock, rounded to the nearest one hundredth of a share, to which such holder would otherwise be entitled by (ii) $23.50.

If Colony or LBC change the number of shares of Colony common stock or LBC common stock outstanding prior to the effective time of the merger as a result of a stock split, reverse stock split, stock combination, stock dividend, recapitalization, reclassification, reorganization or similar transaction with respect to Colony common stock or LBC common stock and the record date for such corporate action is prior to the effective time of the merger, then the merger consideration shall be appropriately and proportionately adjusted to give LBC shareholders the same economic effect as contemplated by the merger agreement prior to any such event, provided that, in call cases, at least 50% of the merger consideration shall be in the form of Colony common stock.

LBC may terminate the merger agreement if the average closing price of Colony common stock over a specified period prior to completion of the merger decreases below certain specified thresholds unless Colony elects to increase the merger consideration through an adjustment to the merger consideration, as discussed in further detail on page 79.

The value of the shares of Colony common stock to be issued to LBC shareholders in the merger will fluctuate between now and the closing date of the merger. We make no assurances as to whether or when the merger will be completed, and you are advised to obtain current sale prices for Colony common stock.

Procedures for Converting Shares of LBC Common Stock into Merger Consideration

Exchange Agent

Colony will designate a third party to act as the exchange agent in connection with the merger. The exchange agent shall also act as the agent for LBC shareholders for the purpose of receiving their LBC stock certificates and shall obtain no rights or interests in the shares represented thereby. Prior to the effective time of the merger, Colony will deposit, or cause to be deposited, with the exchange agent the aggregate merger consideration and, to the extent then determinable, any cash payable in lieu of fractional shares, necessary to satisfy the aggregate merger consideration payable.

Election Forms and Procedures

At least 20 business days prior to the later of (1) the date of the LBC shareholders’ meeting or (2) a date agreed upon by LBC and Colony that is as near as practicable to five business days prior to the expected closing date, which date we refer to as the election deadline, Colony will cause the exchange agent to send the LBC shareholders election forms, which will include the appropriate form of letter of transmittal. LBC shareholders can specify on such election form the number of their shares of LBC common stock for which they desire to receive the cash consideration, the number of shares for which they desire to receive the stock consideration or to indicate that such shareholder has no preference as to the receipt of the cash consideration or stock consideration. The election forms must be returned to the exchange agent, along with certificates representing the shares subject to such election form, or a customary affidavit of loss and indemnity agreement, by the election deadline. If you are a LBC shareholder and you do not return your election form by the election deadline or improperly complete or do not sign your election form, your shares will be considered non-election shares and you will have no control over the type of consideration you receive and you may receive only the cash consideration, only the stock consideration or a mixture of the cash consideration and stock consideration based on what is available after giving effect to the valid elections made by other shareholders pursuant to the merger consideration allocation procedures described below.

A LBC shareholder may specify different elections with respect to different shares held by him or her. For example, if the shareholder has 100 shares, the shareholder could make a cash election with respect to 50 shares and a stock election with respect to the other 50 shares.

Merger Consideration Allocation

Pursuant to the merger agreement, the total mix of cash consideration and stock consideration to be issued by Colony to holders of LBC common stock will be fixed at 55% stock and 45% cash. To achieve that mix, the exchange agent will set a number equal to 55% of the outstanding shares of LBC common stock, which we refer to as the stock conversion number. The exchange agent will collect the election forms that are received prior to the election deadline, and determine:

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the number of shares of LBC common stock with respect to which the holder has elected to receive stock consideration, which we refer to as the stock election shares, and such number of shares, as the stock election number;

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the number of shares of LBC common stock with respect to which the holder has elected to receive cash consideration, which we refer to as the cash election shares, and such number of shares, as the cash election number; and

•	the number of shares of LBC common stock with respect to which the holder thereof has not made an effective election by the election deadline, which we refer to as the non-election shares.

No later than five business days after the effective time of the merger, the exchange agent will allocate the merger consideration as follows:

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if the stock election number is greater than the stock conversion number, then the cash election shares and all non-election shares of each holder thereof shall be converted into the right to receive the per share cash consideration and the stock election shares of each holder thereof will be converted into the right to receive (a) the per share stock consideration in respect of that number of stock election shares equal to the product obtained by multiplying (x) the number of stock election shares held by such holder by (y) a fraction, the numerator of which is the stock conversion number and the denominator of which is the stock election number, and (b) the right to receive the per share cash consideration in respect of the remainder of such holder’s stock election shares that were not converted into the right to receive the per share stock consideration pursuant to clause (a) above.

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if the stock election number is less than the stock conversion number (the amount by which the stock conversion number exceeds the stock election number being referred to herein as the shortfall number), then all stock election shares shall be converted into the right to receive the per share stock consideration and the non-election shares and cash election shares shall be treated in the following manner:

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if the shortfall number is less than or equal to the number of non-election shares, then all cash election shares shall be converted into the right to receive the per share cash consideration and the non-election shares of each holder thereof shall be converted into the right to receive (a) the per share stock consideration in respect of that number of non-election shares equal to the product obtained by multiplying (x) the number of non-election shares held by such holder by (y) a fraction, the numerator of which is the shortfall number and the denominator of which is the total number of non-election shares, and (b) the right to receive the per share cash consideration in respect of the remainder of such holder’s non-election shares that were not converted into the right to receive the per share stock consideration pursuant to clause (a) above; and

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if the shortfall number exceeds the number of non-election shares, then all non-election shares shall be converted into the right to receive the per share stock consideration and the cash election shares of each holder thereof shall be converted into the right to receive (a) the per share stock consideration in respect of that number of cash election shares equal to the product obtained by multiplying (x) the number of cash election shares held by such holder by (y) a fraction, the numerator of which is the amount by which the shortfall number exceeds the total number of non-election shares and the denominator of which is the total number of cash election shares, and (b) the right to receive the per share cash consideration in respect of the remainder of such holder’s cash election shares that were not converted into the right to receive the per share stock consideration pursuant to clause (a) above.

Surrender of LBC Stock Certificates

The exchange agent will also send letters of transmittal to holders of LBC common stock who did not submit election forms by the election deadline no later than five business days following the closing date, along with instructions for completing the letter of transmittal and delivering to the exchange agent the completed letter of transmittal along with the stock certificates or book-entry shares representing the shares of LBC common stock held by the shareholder.

Following the effective time of the merger, the allocation of the merger consideration and the surrender to the exchange agent of the certificate(s) or book-entry shares representing his or her shares of LBC common stock, accompanied by a properly completed letter of transmittal, a LBC shareholder will be entitled to receive the merger consideration promptly after the effective time of the merger (including any cash in lieu of fractional shares). Until surrendered, each such certificate or book-entry share will represent after the effective time of the merger, for all purposes, only the right to receive the merger consideration, without interest (including any cash in lieu of fractional shares), and any dividends to which such holder is entitled pursuant to the merger agreement.

No dividends or other distributions with respect to Colony common stock after completion of the merger will be paid to the holder of any unsurrendered LBC stock certificates or book-entry shares with respect to the shares of LBC common stock represented by those certificates until those certificates or book-entry shares have been properly surrendered. Subject to applicable abandoned property, escheat or similar laws, following the proper surrender of any such previously unsurrendered LBC stock certificate or book-entry shares, the holder of the certificate or book-entry shares will be entitled to receive, without interest: (i) the amount of unpaid dividends or other distributions with a record date after the effective time of the merger payable with respect to the whole shares of Colony common stock represented by that certificate or the book-entry shares; and (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to shares of Colony common stock represented by that certificate or the book-entry shares with a record date after the effective time of the merger (but before the date on which the certificate or book-entry shares are surrendered) and with a payment date subsequent to the issuance of the shares of Colony common stock issuable in exchange for that certificate or book-entry shares.

None of Colony, the exchange agent or any other person will be liable to any former LBC shareholder for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar law.

In the event any LBC stock certificate is lost, stolen or destroyed, in order to receive the merger consideration (including cash in lieu of any fractional shares), the holder of that certificate must provide an affidavit of that fact and, if reasonably required by Colony or the exchange agent, post a bond in such amount as Colony or the exchange agent determines is reasonably necessary to indemnify it against any claim that may be made against it with respect to that certificate.

Colony and the exchange agent will be entitled to deduct and withhold from the consideration otherwise payable to any LBC shareholder the amounts they are required to deduct and withhold under any applicable federal, state, local or foreign tax law. If any such amounts are withheld, these amounts will be treated for all purposes of the merger agreement as having been paid to the shareholders from whom they were withheld.

After completion of the merger, there will be no further transfers on the stock transfer books of LBC other than to settle transfers of LBC common stock that occurred prior to the effective time of the merger.

No interest will be paid or accrued on any amount payable upon cancellation of shares of LBC common stock. The shares of Colony common stock issued and cash amount paid in accordance with the merger agreement upon conversion of the shares of LBC common stock (including any cash paid in lieu of fractional shares) will be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of LBC common stock.

If any portion of the merger consideration is to be delivered to a person or entity other than the holder in whose name any surrendered certificate is registered, it will be a condition of such exchange that (i) the certificate surrendered must be properly endorsed or must be otherwise in proper form for transfer and (ii) the person or entity requesting such payment pays any transfer or other similar taxes required by reason of the payment of the merger consideration to a person or entity other than the registered holder of the certificate surrendered or will establish to the satisfaction of Colony that such tax has been paid or is not required to be paid. Payment of the applicable merger consideration with respect to book-entry shares will only be made to the person or entity in whose name such book-entry shares are registered. The shares of Colony common stock may be in uncertificated book-entry form, unless a physical certificate is otherwise required by any applicable law.

Representations and Warranties

The merger agreement contains customary representations and warranties of Colony and LBC relating to their respective businesses that are made as of the date of the merger agreement and as of the closing date of the merger. The representations and warranties of each of Colony and LBC have been made solely for the benefit of the other party, and these representations and warranties should not be relied on by any other person. In addition, these representations and warranties:

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have been qualified by information set forth in confidential disclosure schedules in connection with signing the merger agreement—the information contained in these schedules modifies, qualifies and creates exceptions to the representations and warranties in the merger agreement;

•	will not survive consummation of the merger;

•	may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties to the merger agreement if those statements turn out to be inaccurate;

•	are in some cases subject to a materiality standard described in the merger agreement which may differ from what may be viewed as material by you; and

•	were made only as of the date of the merger agreement or such other date as is specified in the merger agreement.

The representations and warranties made by Colony and LBC to each other primarily relate to:

•	corporate organization, existence, power and authority;

•	capitalization;

•	corporate authorization to enter into the merger agreement and to consummate the merger;

•	regulatory approvals and consents required in connection with the merger and the bank merger;

•	the accuracy of financial statements and effectiveness of internal controls;

•	absence of material adverse effect on each party since December 31, 2017;

•	litigation and legal proceedings;

•	compliance with laws and the absence of regulatory agreements;

•	fees paid to financial advisors;

•	tax matters; and

•	accuracy of the information supplied by each party for inclusion or incorporation by reference in this proxy statement/prospectus.

LBC has also made representations and warranties to Colony with respect to:

•	material contracts;

•	receipt of fairness opinion;

•	employee benefit plans;

•	labor and employee relations;

•	environmental matters;

•	investment portfolio;

•	derivative transactions;

•	loan portfolio;

•	adequacy of allowances for loan losses;

•	trust business and the administration of fiduciary accounts;

•	investment management and related activities;

•	repurchase agreements;

•	deposit insurance;

•	regulatory compliance and information security;

•	transactions with affiliates;

•	real and personal property matters;

•	intellectual properties;

•	insurance policies;

•	absence of state takeover laws applicability; and

•	transaction costs.

Definition of “Material Adverse Effect”

Certain representations and warranties of Colony and LBC are qualified as to “materiality” or “material adverse effect.” For purposes of the merger agreement, a “material adverse effect,” when used in reference to either Colony or LBC, means (i) any change, development or effect that individually or in the aggregate is, or is reasonably likely to be, material and adverse to the condition (financial or otherwise), results of operations, liquidity, assets or deposit liabilities, properties, or business of such party and its subsidiaries, taken as a whole, or (ii) any change, development or effect that individually or in the aggregate would, or would be reasonably likely to, materially impair the ability of such party to perform its obligations under the merger agreement or otherwise materially impairs, or is reasonably likely to materially impair, the ability of such party to consummate the merger and the transactions contemplated by the merger agreement. For purposes of clause (i) only, the definition of “material adverse effect” excludes the following:

•	changes in banking and similar laws of general applicability or interpretations thereof by any governmental authority;

•	changes in GAAP or regulatory accounting requirements applicable to banks or bank holding companies generally;

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changes in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally;

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public disclosure of the transactions contemplated or actions expressly required by the merger agreement or actions or omissions that are taken with the prior written consent of the other party, or as otherwise expressly permitted or contemplated by the merger agreement;

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any failure by LBC or Colony to meet any internal or published industry analyst projections or forecasts or estimates of revenues or earnings for any period (it being understood and agreed that the facts and circumstances giving rise to such failure that are not otherwise excluded from the definition of material adverse effect may be taken into account in determining whether there has been a material adverse effect);

•	changes in the trading price or trading volume of Colony common stock; and

•	the impact of this merger agreement and the transactions contemplated by the merger agreement on relationships with customers or employees, including the loss of personnel;

except, with respect to the first three bullets, if the effects of such change disproportionately affect such party and its subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its subsidiaries operate.

Covenants and Agreements

Pursuant to the merger agreement, Colony and LBC have agreed to certain restrictions on their activities until the effective time of the merger. Colony has agreed that it will carry on its business consistent with prudent banking practices and in compliance in all material respects with applicable laws. LBC has agreed to carry on its business, including the business of each of its subsidiaries, in the ordinary course of business and consistent with prudent banking practice. In addition, LBC has agreed that it will use commercially reasonable efforts to:

•	preserve its business organization and assets intact;

•	keep available to itself and Colony the present services of the current officers and employees of LBC and its subsidiaries;

•	preserve for itself and Colony the goodwill of its customers, employees, lessors and others with whom business relationships exists; and

•	continue diligent collection efforts with respect to any delinquent loans and, to the extent within its control, not allow any material increase in delinquent loans.

Colony has also agreed that until the effective time of the merger, it and its subsidiaries will not take any or knowingly fail to take any action that is intended or is reasonably likely to:

•	prevent, delay or impair Colony’s ability to consummate the merger or the transactions contemplated by the merger agreement;

•	agree to take, commit to take, or adopt any resolution of its board of directors in support of, any of the actions prohibited by the merger agreement;

•	result in the merger or the bank merger failing to qualify as a “reorganization” under Section 368(a) of the Code;

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take any action that is likely to materially impair Colony’s ability to perform any of its obligations under the merger agreement or Colony Bank to perform any of its obligations under the bank plan of merger; or

•	agree or commit to do any of the foregoing.

LBC has also agreed that it will not, and will not permit its subsidiaries to do any of the following without the prior written consent of Colony, except as previously agreed to by the parties:

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(i) issue, sell, grant, pledge, dispose of, encumber, or otherwise permit to become outstanding, or authorize the creation of, any additional shares of its stock, any rights, any new award or grant under the LBC stock plans or otherwise, or any other securities (including units of beneficial ownership interest in any partnership or limited liability company), or enter into any agreement with respect to the foregoing, (ii) except as permitted in the merger agreement, accelerate the vesting of any existing warrants, options or other rights, or (iii) except as permitted in the merger agreement, directly or indirectly change (or establish a record date for changing), adjust, split, combine, redeem, reclassify, exchange, purchase or otherwise acquire any shares of its capital stock, or any other securities (including units of beneficial ownership interest in any partnership or limited liability company) convertible into or exchangeable for any additional shares of stock, any rights issued and outstanding prior to the effective time;

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make, declare, pay or set aside for payment of dividends payable in cash, stock or property on or in respect of, or declare or make any distribution on, any shares of its capital stock, except for dividends from wholly owned subsidiaries to LBC;

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enter into or amend or renew any employment, consulting, compensatory, severance, retention or similar agreements or arrangements with any director, officer or employee of LBC or its subsidiaries, or grant any salary, wage or fee increase or increase any employee benefit or pay any incentive or bonus payments, except (i) normal increases in base salary to employees in the ordinary course of business and pursuant to policies currently in effect, provided that, such increases shall not result in an annual adjustment in base compensation (which includes base salary and any other compensation other than bonus payments) of more than 5% for any individual or 3% in the aggregate for all employees of LBC or its subsidiaries other than annual increases in base compensation and year-end bonuses previously disclosed to Colony, (ii) as specifically provided for by the merger agreement, (iii) as may be required by law, (iv) to satisfy contractual obligations, or (v) as previously disclosed to Colony;

•	hire any person as an employee of LBC or any of its subsidiaries, except for at-will employees at an annual rate of salary not to exceed $80,000;

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enter into, establish, adopt, amend, modify or terminate (except (i) as may be required by or to make consistent with applicable law, subject to the provision of prior written notice to and consultation with Colony, (ii) to satisfy contractual obligations existing as of the date of the merger agreement and as previously disclosed to Colony, (iii) as previously disclosed to Colony, or (iv) as may be required pursuant to the terms of the merger agreement) any LBC benefit plan or other pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any current or former director, officer or employee of LBC or any of its subsidiaries;

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except pursuant to agreements or arrangements in effect on the date of the merger agreement and previously disclosed to Colony, pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any affiliates or associates of any of its officers or directors other than compensation or business expense advancements or reimbursements in the ordinary course of business;

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except in the ordinary course of business, sell, license, lease, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its rights, assets, deposits, business or properties or cancel or release any indebtedness owed to LBC or any of its subsidiaries;

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acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business) all or any portion of the assets, debt, business, deposits or properties of any other entity or person, except for purchases specifically approved by Colony;

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make any capital expenditures in amounts exceeding $50,000 individually, or $250,000 in the aggregate, provided that Colony shall grant or deny its consent to emergency repairs or replacements necessary to prevent substantial deterioration of the condition of a property within two (2) business days of its receipt of a written request from LBC;

•	amend the LBC Articles or the LBC Bylaws or any equivalent documents of LBC’s subsidiaries;

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implement or adopt any change in its accounting principles, practices or methods, other than as may be required by applicable laws, GAAP or applicable accounting requirements of any governmental authority, in each case, including changes in the interpretation or enforcement thereof;

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except as previously disclosed to Colony, enter into, amend, modify, terminate, extend, or waive any material provision of, any LBC material contract, lease or insurance policy, or make any change in any instrument or agreement governing the terms of any of its securities, or material lease, license or contract, other than normal renewals of contracts, licenses and leases without material adverse changes of terms with respect to LBC or any of its subsidiaries, or enter into any contract that would constitute a LBC material contract if it were in effect on the date of the merger agreement, except for any amendments, modifications or terminations reasonably requested by Colony;

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other than settlement of foreclosure actions in the ordinary course of business, (i) enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which LBC or any of its subsidiaries is or becomes a party after the date of the merger agreement, which settlement or agreement involves payment by LBC or any of its subsidiaries of an amount which exceeds $75,000 individually or $150,000 in the aggregate and/or would impose any material restriction on the business of LBC or any of its subsidiaries or (ii) waive or release any material rights or claims, or agree or consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting its business or operations;

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(i) enter into any material new line of business, introduce any material new products or services, any material marketing campaigns or any material new sales compensation or incentive programs or arrangements; (ii) change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating policies, except as required by applicable law, regulation or policies imposed by any governmental authority; (iii) make any material changes in its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service loans, its hedging practices and policies, and (iv) incur any material liability or obligation relating to retail banking and branch merchandising, marketing and advertising activities and initiatives except in the ordinary course of business;

•	enter into any derivative transaction;

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incur any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice with a term not in excess of 12 months (other than creation of deposit liabilities or sales of certificates of deposit in the ordinary course of business), or incur, assume or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (whether absolute, accrued, contingent or otherwise) of any other person, other than the issuance of letters of credit in the ordinary course of business and in accordance with restrictions on making or extending loans as set forth in the merger agreement;

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(i) other than in accordance with LBC’s investment guidelines, acquire, sell or otherwise dispose of any debt security or equity investment or any certificates of deposits issued by other banks, or (ii) change the classification method for any of the LBC investment securities from “held to maturity” to “available for sale” or from “available for sale” to “held to maturity,” as those terms are used in specified accounting literature;

•	make any changes to deposit pricing other than such changes made in the ordinary course of business;

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except for loans or extensions of credit approved and/or committed as of the date of the merger agreement and disclosed to Colony, (i) make, renew, renegotiate, increase, extend or modify any (A) unsecured loan, if the amount of such unsecured loan, together with any other outstanding unsecured loans made by LBC or any of its subsidiaries to such borrower or its affiliates, would be in excess of $100,000, in the aggregate, (B) loan secured by other than a first lien in excess of $500,000, (C) loan in excess of the Federal Financial Institutions Examination Council’s regulatory guidelines relating to loan to value ratios, (D) loan secured by a first lien residential mortgage and with no loan policy exceptions in excess of $750,000, (E) secured loan over $2,000,000, (F) any loan that is not made in conformity with LBC’s ordinary course lending policies and guidelines in effect as of the date of the merger agreement, or (G) loan, whether secured or unsecured, if the amount of such loan, together with any other outstanding loans (without regard to whether such other loans have been advanced or remain to be advanced), would result in the aggregate outstanding loans to any borrower of LBC or any of its subsidiaries (without regard to whether such other loans have been advanced or remain to be advanced) to exceed $2,000,000, (ii) sell any loan or loan pools in excess of $1,000,000 in principal amount or sale price (other than residential mortgage loan pools sold in the ordinary course of business), or (iii) acquire any servicing rights, or sell or otherwise transfer any loan where LBC or any of its subsidiaries retains any servicing rights. Any loan in excess of the foregoing limits shall require the prior written approval of the Chief Executive Officer or Chief Credit Officer of Colony Bank, which approval or rejection shall be given in writing within one (1) Business Day after the loan package is delivered to such individual;

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make any investment or commitment to invest in real estate or in any real estate development project other than by way of foreclosure or deed in lieu thereof or make any investment or commitment to develop, or otherwise take any actions to develop any real estate owned by LBC or its subsidiaries;

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except as required by applicable law, make or change any material tax election, file any material amended tax return, enter into any material closing agreement with respect to taxes, settle or compromise any material liability with respect to taxes, agree to any material adjustment of any tax attribute, file any claim for a material refund of taxes, or consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment, provided that, for purposes of the foregoing, “material” means affecting or relating to $75,000 or more in taxes or $150,000 or more of taxable income;

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commit any act or omission which constitutes a material breach or default by LBC or any of its subsidiaries under any agreement with any governmental authority or under any LBC material contract, material lease or other material agreement or material license to which LBC or any of its subsidiaries is a party or by which any of them or their respective properties are bound or under which any of them or their respective assets, business, or operations receives benefits;

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foreclose on or take a deed or title to any real estate other than single-family residential properties without first conducting a Phase I environmental site assessment of the property in accordance with specified standards, or foreclose on or take a deed or title to any real estate other than single-family residential properties if such environmental assessment indicates the presence or likely presence of any hazardous substances under conditions that indicate an existing release, a past release, or a material threat of a release of any hazardous substances into structures on the property or into the ground, ground water, or surface water of the property;

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take any action or knowingly fail to take any action not contemplated by the merger agreement that is intended or is reasonably likely to (i) prevent, delay or impair LBC’s ability to consummate the merger or the transactions contemplated by the merger agreement, or (ii) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of any actions prohibited by the merger agreement;

•	directly or indirectly repurchase, redeem or otherwise acquire any shares of LBC capital stock or any securities convertible into or exercisable for any shares of LBC capital stock;

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except as required by law, file any application or make any contract or commitment for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production or servicing facility or automated banking facility, except for any change that may be requested by Colony;

•	merge or consolidate itself or any of its subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its subsidiaries; or

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(i) enter into any contract with respect to, or otherwise agree or commit to do, or adopt any resolutions of its board of directors or similar governing body in support of, any of the foregoing or (ii) take any action that is intended or expected to result in any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time prior to the effective time, or in any of the conditions to the merger not being satisfied or in a violation of any provision of the merger agreement, except, in every case, as may be required by applicable law.

LBC has also agreed to cause to be delivered to Colony resignations of all the directors of LBC and its subsidiaries to be effective as of the effective time of the merger.

Regulatory Matters

Colony and LBC agreed to use their respective commercially reasonable efforts to cause the registration statement to be declared effective by the SEC as promptly as reasonably practicable after filing. Colony has also agreed to use its commercially reasonable efforts to obtain all necessary state securities law or “blue sky” permits and approvals required to carry out the transactions contemplated by the merger agreement.

Colony and LBC and their respective subsidiaries have agreed to cooperate with each other and use their reasonable best efforts to prepare and file all necessary documentation, to effect all filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and regulatory and governmental entities that are necessary to consummate the transactions contemplated by the merger agreement, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations; provided, however, that nothing contained in the merger agreement will require Colony or any of its subsidiaries or LBC or any of its subsidiaries to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the foregoing permits, consents, approvals and authorizations of any governmental authority that would reasonably be likely to have a material and adverse effect (measured on a scale relative to LBC) on the condition (financial or otherwise), results of operations, liquidity, assets or deposit liabilities, properties or business of Colony, LBC, the surviving entity or the surviving bank, after giving effect to the merger (a “burdensome condition”).

Colony and LBC will furnish each other and each other’s counsel with all information as may be necessary or advisable in connection with any application, petition or any other statement or application made by or on behalf of Colony or LBC to any governmental authority in connection with the transactions contemplated by the merger agreement. Each party has the right to review and approve in advance all characterizations of the information relating to such party and any of its subsidiaries that appear in any filing with a governmental authority made in connection with the transactions contemplated by the merger agreement. In addition, Colony and LBC agreed to provide to the other party for review a copy of each filing with a governmental authority made in connection with the transactions contemplated by the merger agreement prior to its filing.

NASDAQ Listing

Colony has agreed to use its commercially reasonable efforts to cause the shares of its common stock to be issued in connection with the merger to be approved for listing on NASDAQ, subject to official notice of issuance, prior to the effective time of the merger.

Employee Matters

General

Following the effective time of the merger, for a period of six (6) months, Colony must maintain employee benefit plans and compensation opportunities for those persons who are full-time employees of LBC and its subsidiaries on the closing date of the merger (referred to below as “covered employees”) that provide employee benefits which, in the aggregate, are substantially comparable to the employee benefits and cash-based compensation opportunities that are made available on a uniform and non-discriminatory basis to similarly situated employees of Colony or its subsidiaries (except that no covered employee may participate in any closed or frozen plan of Colony or its subsidiaries). Colony shall give the covered employees credit for their prior service with LBC and its subsidiaries for purposes of eligibility and vesting under any employee benefit plan maintained by Colony in which covered employees may be eligible to participate.

With respect to any Colony health, dental, vision or other welfare plan in which any covered employee is eligible to participate, for the plan year that includes the closing, if the covered employee is eligible to participate in such plans, Colony or its applicable subsidiary must use its commercially reasonable efforts to cause any pre-existing condition limitations or eligibility waiting periods under such plan to be waived with respect to the covered employee and his or her covered dependents to the extent the condition was, or would have been, covered under the LBC benefit plan in which the covered employee participated immediately prior to the effective time of the merger.

Employees of LBC (other than those who will enter into termination agreements with Colony and/or Colony Bank in connection with the transaction) who (i) become employees of Colony or Colony Bank at the effective time of the merger and (ii) is terminated within one year following the effective time of the merger (other than for cause, death, disability, normal retirement or voluntarily resignation) will be entitled to receive severance compensation based on the number of years of service with LBC, with a minimum of two (2) weeks and a maximum of fifty-two (52) weeks paid to any such employee.

Prior to the effective time of the merger, LBC will effectuate the termination or discontinuation of certain benefits plans maintained by LBC, as requested by Colony.

Indemnification and Directors’ and Officers’ Insurance

The merger agreement provide that, for a period of six years after the effective time of the merger, Colony shall indemnify and hold harmless the present and former directors and officers of LBC and its subsidiaries against all costs or expenses, judgments, fines, losses, claims, damages or other liabilities incurred in connection with any claim, action, suit, proceeding or investigation arising out of actions or omissions of such persons in the course of performing their duties for LBC or its subsidiaries occurring at or before the effective time of the merger (including the transactions contemplated by the merger agreement), to the same extent as such persons have the right to be indemnified pursuant to the organizational documents of LBC in effect as of the date of the merger agreement to the extent permitted by applicable law. Colony will also advance expenses in connection with such indemnification.

For a period of six years after the effective time of the merger, Colony will provide directors’ and officers’ liability insurance that serves to reimburse the present and former officers and directors of LBC or its subsidiaries with respect to claims against them arising from facts or events occurring before the effective time of the merger (including the transactions contemplated by the merger agreement). The directors’ and officers’ liability insurance will contain at least the same coverage and amounts, and contain terms and conditions no less advantageous to the indemnified person as the coverage currently provided by LBC; provided, however, that: (i) if Colony is unable to obtain or maintain the directors’ and officers’ liability insurance, then Colony will provide as much comparable insurance as is reasonably available, and (ii) officers and directors of LBC or its subsidiaries may be required to make application and provide customary representations and warranties to the carrier of the insurance. Colony will not be required to expend for such tail insurance a premium amount in excess of an amount equal to 100% of the annual premiums paid by LBC for director and officer insurance in effect as of the date of this Agreement.

Colony has agreed that if it, or any of its successors and assigns, consolidates with or merges with any other corporation or entity where it is not the continuing or surviving corporation, or transfers all or substantially all of its property or assets, it will make proper provision so that the successors and assigns of Colony and its subsidiaries will assume the obligations of indemnification under the merger agreement.

No Solicitation

LBC has agreed that, from the date of the merger agreement it will not, and will cause its subsidiaries and each of their respective officers, directors and employees not to, and will not authorize or permit its investment bankers, financial advisors, attorneys, accountants, consultants, affiliates or other agents of LBC or any of its subsidiaries to, directly or indirectly, (i) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an acquisition proposal; (ii) participate in any discussions or negotiations regarding any acquisition proposal or furnish, or otherwise afford access, to any person (other than Colony) any information or data with respect to LBC or any of its subsidiaries or otherwise relating to an acquisition proposal; (iii) release any person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which LBC is a party; or (iv) enter into any agreement, confidentiality agreement, agreement in principle or letter of intent with respect to any acquisition proposal or approve or resolve to approve any acquisition proposal or any agreement, agreement in principle or letter of intent relating to an acquisition proposal.

For purposes of the merger agreement, an “acquisition proposal” means (A) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving LBC or any of its subsidiaries; (B) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, a significant portion of the assets of LBC or any of its subsidiaries; (C) any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing 20% or more of the votes attached to the outstanding securities of LBC or any of its subsidiaries; (D) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning 20% or more of any class of equity securities of LBC or any of its subsidiaries; or (E) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

However, at any time prior to LBC special meeting, LBC may take any of the actions described in Colony Bank paragraph of this “—No Solicitation” section if, but only if (i) LBC receives a bona fide unsolicited acquisition proposal that did not result from a breach of the first paragraph of this section, and (ii) the LBC board of directors reasonably determines in good faith, after consultation with and having considered the advice of its outside financial advisor and outside legal counsel, that (A) such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal and (B) it is reasonably necessary to take such actions to comply with its fiduciary duties to LBC’s shareholders under applicable law, (iii) LBC has provided Colony with at least three (3) business days prior notice of such determination, and (iv) prior to furnishing or affording access to any information or data with respect to LBC or any of its subsidiaries or otherwise relating to an acquisition proposal, LBC receives from such person a confidentiality agreement with terms no less favorable to LBC than those contained in the confidentiality agreement with Colony. LBC must promptly provide to Colony any non-public information regarding LBC or any of its subsidiaries provided to any other person which was not previously provided to Colony, and such additional information must be provided no later than the date of provision of such information to such other party.

A “superior proposal” means a bona fide, unsolicited acquisition proposal (i) that if consummated would result in a third party (or in the case of a direct merger between such third party and LBC or any of its subsidiaries, the shareholders of such third party) acquiring, directly or indirectly, more than 50% of the outstanding LBC common stock or more than 50% of the assets of LBC and its subsidiaries, taken as a whole, for consideration consisting of cash and/or securities and (ii) that the board of directors of LBC reasonably determines in good faith, after consultation with its outside financial advisor and outside legal counsel, (a) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein and the person making such acquisition proposal, and (b) taking into account any changes to the merger agreement proposed by Colony in response to such acquisition proposal, and all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein and the person making such acquisition proposal, such proposal is more favorable to the shareholders of LBC from a financial point of view than the merger.

LBC must promptly (and in any event within 24 hours) notify Colony in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, LBC or its representatives, in each case in connection with any acquisition proposal, and such notice must indicate the name of the person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers (and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, providing copies of such materials (including e-mails or other electronic communications), except to the extent that such materials constitute confidential information of the party making such offer or proposal under an effective confidentiality agreement). LBC has agreed that it will keep Colony informed, on a reasonably current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).

Except as provided below, neither the board of directors of LBC nor any committee thereof shall (i) withdraw, qualify, amend or modify, or propose to withdraw, qualify, amend or modify, in a manner adverse to Colony in connection with the transactions contemplated by the merger agreement (including the merger), the LBC recommendation, fail to reaffirm the LBC recommendation within three business days following a request by Colony, or make any statement, filing or release, in connection with the LBC special meeting or otherwise, inconsistent with the LBC recommendation (it being understood that taking a neutral position or no position with respect to an acquisition proposal will be considered an adverse modification of the LBC recommendation); (ii)

approve or recommend, or propose to approve or recommend, any acquisition proposal; or (iii) enter into (or cause LBC or any of its subsidiaries to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement (a) related to any acquisition transaction (other than a confidentiality agreement entered into in accordance with the foregoing) or (b) requiring LBC to abandon, terminate or fail to consummate the merger or any other transaction contemplated by the merger agreement.

Notwithstanding the foregoing, prior to the date of the LBC special meeting, the board of directors of LBC may withdraw, qualify, amend or modify the LBC recommendation (“LBC subsequent determination”) after the fifth (5th) business day following Colony’s receipt of a notice (the “notice of superior proposal”) from LBC advising Colony that the board of directors of LBC has decided that a bona fide unsolicited written acquisition proposal that it received (that did not result from a breach of the merger agreement) constitutes a superior proposal if, but only if, (i) the board of directors of LBC has determined in good faith, after consultation with and having considered the advice of outside legal counsel and its financial advisor, that it is reasonably necessary to take such actions to comply with its fiduciary duties to LBC’s shareholders under applicable law, (ii) during the five (5) business day period after receipt of the notice of superior proposal by Colony (the “notice period”), LBC and the board of directors of LBC shall have cooperated and negotiated in good faith with Colony to make such adjustments, modifications or amendments to the terms and conditions of the merger agreement as would enable LBC to proceed with the LBC recommendation in favor of the merger with Colony without a LBC subsequent determination; provided, however, that Colony does not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of the merger agreement and (iii) at the end of the notice period, after taking into account any such adjusted, modified or amended terms as may have been proposed by Colony since its receipt of such notice of superior proposal, the board of directors of LBC has again in good faith made the determination that such acquisition proposal constitutes a superior proposal. In the event of any material revisions to the superior proposal, LBC is required to deliver a new notice of superior proposal to Colony and again comply with the foregoing requirements, except that the notice period will be reduced to three (3) business days.

Notwithstanding any LBC subsequent determination, the merger agreement will be submitted to LBC’s shareholders at the LBC special meeting for the purpose of voting on the approval of the merger proposal and nothing contained in the merger agreement will be deemed to relieve LBC of such obligation; provided, however, that if the board of directors of LBC makes a LBC subsequent determination with respect to a superior proposal, then the board of directors of LBC may recommend approval of such superior proposal by the shareholders of LBC and may submit the merger proposal to LBC’s shareholders without recommendation, in which event the board of directors of LBC will communicate the basis for its recommendation of such superior proposal and the basis for its lack of a recommendation with respect to the merger proposal to LBC’s shareholders in an appropriate amendment or supplement to this proxy statement/prospectus.

Conditions to Completion of the Merger

The completion of the merger depends on a number of conditions being satisfied or, where permitted, waived, including:

•	the required approval by the shareholders of LBC;

•

the receipt of all regulatory approvals, or expiration or termination of all statutory waiting periods in respect thereof, required to consummate the transactions contemplated by the merger agreement, without any burdensome conditions (as such term is defined in the merger agreement);

•

the absence of any judgment, order, injunction or decree issued by any court or agency of competent jurisdiction or other law preventing or making illegal the consummation of the merger, the bank merger or the other transactions contemplated by the merger agreement;

•	the effectiveness of the registration statement on Form S-4, of which this proxy statement/prospectus is a part, under the Securities Act;

•

the receipt by Colony and LBC from their respective tax counsel of a U.S. federal income tax opinion, dated the closing date of the merger, that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code;

•

the accuracy, subject to varying degrees of materiality, of Colony’s and LBC’s respective representations and warranties in the merger agreement on the date of the merger agreement and as of the effective time of the merger (or such other date specified in the merger agreement);

•	performance in all material respects by Colony and LBC of their respective obligations under the merger agreement;

•	the Plan of Bank Merger is executed and delivered;

•	less than 10% of the outstanding shares of LBC common stock validly exercise, or remain entitled to exercise, their dissenters’ rights;

•	LBC shall have complied with its obligations with respect to employee benefit plans as required by the merger agreement, including the termination of certain plans and agreements; and

•

the absence of any event which has resulted in a material adverse effect on the other party, and the absence of any condition, event, fact, circumstance or other occurrence that is reasonably expected to have a material adverse effect on the other party.

No assurance is given as to when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Termination

The merger agreement may be terminated at any time prior to the effective time of the merger:

•	by mutual written consent of Colony and LBC;

•

by Colony or LBC if any regulatory approval required for consummation of the transactions contemplated by the merger agreement has been denied by final non-appealable action by the relevant governmental authority or any application for such regulatory approval shall have been permanently withdrawn at the request of a governmental authority;

•	by Colony or LBC if the approval of the shareholders of LBC is not obtained;

•

by Colony or LBC in the event of a material breach by the other party of any representation, warranty or covenant contained in the merger agreement and such breach is not cured prior to the earlier of thirty days of notice of the breach or two business days prior to the expiration date of the merger agreement and the terminating party is not itself in material breach;

•

by Colony or LBC if the merger is not consummated on or before June 30, 2019, subject to automatic extension to September 30, 2019 if the only outstanding condition to closing is the receipt of regulatory approvals, which we refer to as the expiration date;

•	by Colony if LBC materially breaches its covenant not to solicit other offers;

•

by Colony if LBC withdraws, qualifies, amends, modifies or withholds its recommendation to its shareholders to approve the merger and the merger agreement, or makes any statement, filing or release, in connection with the shareholder meeting or otherwise, inconsistent with its recommendation (it being understood that taking a neutral position or no position with respect to an acquisition proposal shall be considered an adverse modification of its recommendation);

•	by Colony if LBC fails to properly call, give notice of, and commence a meeting of shareholders to vote on the merger;

•	by Colony if LBC approves or recommends an acquisition proposal;

•

by Colony if LBC fails to publicly recommend against a publicly announced acquisition proposal within three business days of being requested to do so by Colony or fails to publicly reconfirm its recommendation to its shareholders within three business days of being requested to do so by Colony;

•

by LBC if  (i) the average closing price of Colony common stock over the 20 trading days preceding the date that is five days prior to the closing date is less than $14.20, and (ii) the decline in the price of Colony’s common stock (as measured by the average closing price divided by $17.75) is less than the number obtained by dividing the average closing price of the KBW Regional Banking Index (KRX) over the 20 trading days preceding the date that is five days prior to the closing date by $91.81; provided, however, if LBC wishes to exercise its termination right pursuant to this provision, it shall give prompt written notice to Colony, and within the five-day period after its receipt of the termination notice from LBC, Colony will have the option, but not the obligation, to adjust the exchange ratio such that the total merger consideration would be worth at least $32,085,848.75, which will nullify and void LBC’s termination, and the merger agreement will remain in full force and effect; or

•

by LBC if LBC’s board of directors determines to enter into a definitive agreement with respect to a superior proposal in accordance with the terms of the merger agreement, but only if LBC pays to Colony the $1,432,000 termination fee.

Termination Fee

LBC will pay Colony a termination fee equal to $1,432,000 in the event of any of the following:

•

Colony terminates the merger agreement because: (i) LBC materially breached its covenant not to solicit other offers; (ii) LBC withdrew, qualified, amended, modified or withheld its recommendation to its shareholders to approve the merger and the merger agreement to its shareholders, or made any statement, filing or release, in connection with the shareholder meeting or otherwise, inconsistent with its recommendation (it being understood that taking a neutral position or no position with respect to an acquisition proposal shall be considered an adverse modification of its recommendation); (iii) LBC failed to properly call, give notice of, and commence a meeting of shareholders to vote on the merger; (iv) LBC approved or recommended an acquisition proposal; (v) LBC failed to publicly recommend against a publicly announced acquisition proposal within three (3) business days of being requested to do so by Colony or failed to publicly reconfirm its recommendation to its shareholders within (3) business days of being requested to do so by Colony; or (vi) LBC resolved or otherwise determined to take, or announced an intention to take, any of the foregoing actions;

•

in the event that after the date of the merger agreement and prior to the termination of the merger agreement, an acquisition proposal was made known to senior management of LBC or has been made directly to LBC’s shareholders generally or an acquisition proposal shall have been publicly announced (and not withdrawn), and (i) the merger agreement is terminated by (A) Colony or LBC because the requisite LBC shareholder approval was not obtained or (B) Colony because of LBC’s material breach of its representations and warranties or covenants in the merger agreement, and (ii) prior to the date within 12 months of such termination, LBC enters into any agreement or consummates a transaction with respect to an acquisition proposal (whether or not it’s the same acquisition proposal as that referred to above); or

•

LBC terminates the merger agreement at any time before the receipt of LBC shareholder approval for the purpose of entering into an acquisition agreement with respect to a superior proposal in compliance with the terms of the merger agreement.

Effect of Termination

A termination of the merger agreement will not relieve a breaching party from liability for any breach of any covenant, agreement, representation or warranty of the merger agreement giving rise to such termination or resulting from fraud or any willful and material breach. Notwithstanding the foregoing, the parties have agreed that if LBC pays or causes to be paid to Colony the termination fee in accordance with the merger agreement, LBC (or any successor in interest of LBC) will not have any further obligations or liabilities to Colony with respect to the merger agreement or the transactions contemplated by it.

Amendment; Waiver

Prior to the effective time of the merger and to the extent permitted by applicable law, any provision of the merger agreement may be (a) waived by the party benefitted by the provision, provided the waiver is in writing and signed by such party, or (b) amended or modified at any time, by an agreement in writing between the parties, except that after the LBC special meeting no amendment may be made which by law requires further approval by the shareholders of Colony or LBC without obtaining such approval.

Expenses

All expenses incurred in connection with the merger, the bank merger, the merger agreement and other transactions contemplated thereby, including fees and expenses of financial consultants, accountants and counsel, will be paid by the party incurring the expenses. Nothing in the merger agreement limits either party’s rights to recover any liabilities or damages arising out of the other party’s willful breach of any provision of the merger agreement.

ANCILLARY AGREEMENTS

Voting Agreements

In connection with, and as a condition to, entering into the merger agreement, each of the directors of LBC and Calumet Bank who has voting control over shares of LBC common stock entered into a voting agreement with Colony. The following summary of the voting agreements is subject to, and qualified in its entirety by reference to, the form voting agreement attached as Exhibit A to the merger agreement attached as Annex A to this document.

Pursuant to the voting agreements, each party to a voting agreement has agreed to appear at the LBC special meeting (in person or by proxy) and to vote his or her shares of LBC common stock:

•	in favor of adoption and approval of the merger agreement and the approval of the merger and the other transactions contemplated by the merger agreement;

•	in favor of any proposal to adjourn or postpone such meeting, if necessary, to solicit additional proxies to approve the merger agreement and the merger;

•	against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of LBC contained in the merger agreement;

•	against any acquisition proposal other than the merger; and

•

against any other action, agreement or transaction that is intended, or could reasonably be expected, to impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the transactions contemplated by the merger agreement.

In addition, the voting agreements provide that each shareholder party to a voting agreement will not:

•

directly or indirectly sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of such shareholder’s shares of LBC common stock; and

•

(i) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an acquisition proposal, (ii) participate in any discussions or negotiations regarding any acquisition proposal or furnish, or otherwise afford access, to any person (other than Colony) any information or data with respect to LBC or any of its subsidiaries or otherwise relating to an acquisition proposal, (iii) enter into any agreement, agreement in principle or letter of intent with respect to any acquisition proposal or approve or resolve to approve any acquisition proposal or any agreement, agreement in principle or letter of intent relating to an acquisition proposal, (iv) solicit proxies with respect to an acquisition proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the merger in accordance with the terms of the merger agreement, or (v) initiate a shareholders’ vote or action by consent of LBC’s shareholders with respect to an acquisition proposal.

The voting agreements will automatically terminate upon the earlier of (i) the effective date of the merger, (ii) the amendment of the merger agreement in any manner that materially and adversely affects any of the shareholder’s rights set forth in the merger agreement, (iii) termination of the merger agreement, or (iv) three (3) years from the date the voting agreements are executed.

As of the record date, shareholders who are party to the voting agreements beneficially owned and were entitled to vote an aggregate of approximately 572,863 shares of LBC common stock, which represented approximately 39.6% of the shares of LBC common stock outstanding on that date.

Non-Competition and Non-Disclosure Agreements

In addition to the voting agreements, as a condition to Colony entering into the merger agreement, each of the directors of LBC and Calumet Bank entered into a non-competition and non-disclosure agreements with Colony. The following summary of the non-competition and non-disclosure agreements is subject to, and qualified in its entirety by reference to, the form of non-competition and non-disclosure agreement attached as Exhibit C to the merger agreement attached as Annex A to this document.

Each party to a non-competition and non-disclosure agreement has agreed to, among other things:

•

from and after the effective time of the merger, not disclose or use any confidential information or trade secrets of LBC for any purpose for so long as such information remains confidential information or a trade secret, except as required by law; and

•	for a period of two years following the closing the merger:

•	not solicit or attempt to solicit any customers of Colony, Colony Bank, LBC or Calumet Bank, including actively sought prospective customers of Calumet Bank as of the effective time of the merger;

•	on such director’s own behalf or on behalf of others, not solicit or recruit or attempt to solicit or recruit any employee (full-time or temporary) of Colony, Colony Bank, LBC or Calumet Bank; and

•

directly on the director’s own behalf or on behalf any other person, not act as a director, manager, officer, or employee of any banking business that is the same or essentially the same as the banking business conducted by Colony, Colony Bank or LBC or Calumet Bank and that has a banking office located within any county in Georgia where Calumet Bank operates a banking office as of the closing of the merger and each county contiguous to each of such counties.

The restrictions in the non-competition and non-disclosure agreements will automatically terminate upon the earlier of (i) the termination of the merger agreement, (ii) two years after the effective date of the merger, or (iii) upon a change in control of Colony.

Claims Letters

At the time of the execution of the merger agreement, and effective upon the closing of the merger, each director of LBC and Calumet Bank executed a claims letter with Colony. The following summary of the claims letters is subject to, and qualified in its entirety by reference to, the claims letter attached as Exhibit D to the merger agreement attached as Annex A to this document.

Pursuant to the claims letter, each director of LBC and Calumet Bank released and discharged, effective upon the consummation of the merger, LBC and its subsidiaries, their respective directors and officers (in their capacities as such), and their respective successors and assigns (including Colony and Colony Bank), of and from any and all liabilities or claims that such director has or claims to have, or previously had or claimed to have, solely in his or her capacity as an officer, director or employee of LBC or any of its subsidiaries, as of the effective time of the merger. The release does not apply to (i) compensation for services that has accrued but not yet been paid in the ordinary course of business consistent with past practice; (ii) claims that the director may have in any capacity other than as an officer, director or employee of LBC or any of its subsidiaries, such as claims as a borrower under loan commitments and agreements, claims as a depositor under any deposit account with or as the holder of any certificate of deposit issued by Calumet Bank, claims on account of any services rendered by the director in a capacity other than as an officer, director or employee of LBC or any of its subsidiaries, claims in his or her capacity of a shareholder of LBC and claims as a holder of any check issued by any other depositor of Calumet Bank; (iii) any claims that the director may have under the merger agreement; or (iv) any right to indemnification that the director may have under the LBC Articles of LBC Bylaws or similar documents or any of its subsidiaries, Georgia law or the merger agreement.

THE COMPANIES

Colony Bankcorp, Inc.

Colony was incorporated in Georgia on November 8, 1982 and serves as the bank holding company for Colony Bank, headquartered in Fitzgerald, Georgia. As of December 31, 2018, Colony had consolidated assets of approximately $1.25 billion, loans of $781.5 million, deposits of $1.09 billion, and stockholders’ equity of $95.7 million. As of December 31, 2018, Colony operated 27 domestic banking offices and two corporate operations offices in Georgia. Colony Bank’s deposits are insured by the FDIC.

Colony is a community-focused financial institution that offers a full range of financial services to individuals, businesses, municipal entities, and nonprofit organizations in the communities that it serves. These services include consumer and commercial loans, deposit accounts, trust services, safe deposit services and brokerage services.

Colony and its subsidiaries are subject to comprehensive regulation, examination and supervision by the Federal Reserve Board, the FDIC and the Georgia Department of Banking and Finance, and are subject to numerous laws and regulations relating to their operations, including, among other things, permissible activities, capital adequacy, reserve requirements, standards for safety and soundness, internal controls, consumer protection, anti-money laundering, and privacy and data security.

Colony’s headquarters are located at 115 South Grant Street, Fitzgerald, Georgia 31750, and its telephone number is (229) 426-6000. Colony’s website can be found at http://www.colonybank.com. The contents of Colony’s website are not incorporated into this proxy statement/prospectus.

For more information about Colony’s business, see “Where You Can Find More Information” below.

LBC Bancshares, Inc.

LBC is a Georgia corporation which was incorporated in 2014 to be the parent holding company of Calumet Bank, a state-chartered, non-member bank. LBC’s results of operations are primarily dependent on the results of Calumet Bank. As of December 31, 2018, LBC had consolidated total assets of $206.6 million, net loans of  $135.3 million, deposits of  $182.3 million and stockholders’ equity of $19.5 million. Both LBC and Calumet Bank maintain their headquarters in LaGrange, Georgia.

Calumet Bank began in 2008, under the name LaGrange Banking Company. In 2015, it changed its name to Calumet Bank following the expansion into Columbus, Georgia. Calumet Bank is a community bank with a focus on serving customers in the LaGrange, Georgia and Columbus, Georgia markets through the provision of a full range of financial services, including accepting time, demand, and savings deposits and providing loans for one-to four-family residential mortgages, commercial real estate loans, consumer loans, loans to small to medium sized businesses and other loans. It operates two full service banking offices, one at its headquarters located in LaGrange, Georgia and the other in Columbus, Georgia.

Calumet Bank is subject to examination and comprehensive regulation by the FDIC, its primary banking regulator, which insures customer deposits held by Calumet Bank to the full extent provided by law. Calumet Bank also is subject to certain reserve requirements established by the Board of Governors of the Federal Reserve System.

DESCRIPTION OF CAPITAL STOCK

As a result of the merger, LBC shareholders who receive shares of Colony common stock in the merger will become shareholders of Colony. Your rights as shareholders of Colony will be governed by Georgia law and the Colony Articles and Colony Bylaws. The following briefly summarizes the material terms of Colony common stock. We urge you to read the applicable provisions of the GBCC, the Colony Articles and the Colony Bylaws and federal laws governing bank holding companies carefully and in their entirety. Copies of Colony’s governing documents have been filed with the SEC. To obtain copies of these documents, see “Where You Can Find More Information.” Colony common stock is listed on the NASDAQ Global Market under the symbol “CBAN.”

Common Stock

Authorized. Colony has 20,000,000 shares of authorized common stock, $1.00 par value, of which 8,444,908 were outstanding as of February 8, 2019.

Voting Rights; Cumulative Voting. Pursuant to the Colony Bylaws, each outstanding share of Colony common stock is entitled to one vote on each matter submitted to a vote. Holders of Colony common stock do not have cumulative voting rights.

Board of Directors. Under Article 3.2 of the Colony Bylaws, the board of directors shall consists of not less than three (3), nor more than twenty-five (25) persons, with the exact number of directors to be determined from time to time by resolution of the board, or by resolution of the shareholders at any annual or special meeting of shareholders. The directors shall be elected by the affirmative vote of a majority of the shares represented at the annual meeting of shareholders. Currently, there are seven directors.

Dividends. Holders of Colony common stock are entitled to receive dividends if, as and when declared by the board of directors out of any funds legally available for dividends. Holders of Colony common stock are also entitled, upon our liquidation, and after claims of creditors and the preferences of any class or series of preferred stock outstanding at the time of liquidation, to receive pro rata net assets, if any. Colony pays dividends on its common stock only if it has paid or provided for all dividends on its outstanding series of preferred stock, for the then current period and, in the case of any cumulative preferred stock, all prior periods.

Colony is a legal entity separate and distinct from Colony Bank. There are various restrictions that limit the ability of Colony Bank to finance, pay dividends or otherwise supply funds to Colony or other affiliates. In addition, subsidiary banks of holding companies are subject to certain restrictions under Sections 23A and 23B of the Federal Reserve Act on any extension of credit to the bank holding company or any of its subsidiaries, on investments in the stock or other securities thereof and on the taking of such stock or securities as collateral for loans to any borrower. Further, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with extensions of credit, leases or sales of property, or furnishing of services.

The principal source of funds from which Colony pays cash dividends are the dividends received from its bank subsidiary, Colony Bank. Consequently, dividends are dependent upon Colony Bank’s earnings, capital needs, and regulatory policies, as well as statutory and regulatory limitations. Federal and state banking laws and regulations restrict the amount of dividends and loans a bank may make to its parent company. Georgia law requires prior approval for a bank to pay dividends where the aggregate amount of dividends to be declared or anticipated to be declared during the current calendar year exceeds 50 percent of its net after-tax profits before dividends for the previous calendar year. A depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized.

Preemptive Rights; Liquidation. Colony common stock does not carry any preemptive rights enabling a holder to subscribe for or receive shares of Colony common stock. In the event of liquidation, holders of Colony common stock are entitled to share in the distribution of assets remaining after payment of debts and expenses and after required payments to holders of Colony preferred stock, if any such shares are outstanding. There are no redemption or sinking fund provisions applicable to Colony common stock.

Preferred Stock

Under the terms of the Colony Articles, Colony has authorized the issuance of up to 10,000,000 shares of preferred stock, no par value, any part or all of which shares may be established and designated from time to time by the board of directors by filing an amendment to the Articles, which is effective without shareholder action, in accordance with the appropriate provisions of the GBCC. If Colony offers preferred stock, it will file the terms of the preferred stock with the SEC, and the prospectus supplement relating to that offering will include a description of the specific terms of the offerings. The Colony Articles authorize the board of directors to establish one or more series of preferred stock, and to establish such preferences, limitations and relative rights as may be applicable to each series of preferred stock. The issuance of preferred stock and the determination of the terms of preferred stock by the board, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.

Anti-Takeover Provisions

Voting Requirements; Business Combinations or Control Share Acquisition. The GBCC states that in the absence of a greater requirement in the articles of incorporation, a sale, lease, exchange, or other disposition of all, or substantially all, of a corporation’s property requires approval by a majority of the shares entitled to vote on the transaction. The Colony Articles do not provide for a greater than majority vote on such a transaction.

Removal of Directors. Under Article 3.4 of the Colony Bylaws, the entire board of directors or any individual director may be removed from office with or without cause by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors. In addition, the board of directors may remove a director from office if such director is adjudicated an incompetent by a court, if such director is convicted of a felony, or if such director fails to attend regular meetings of the board of directors for three (3) consecutive meetings without having been excused by the board.

Vacancies in the Board of Directors. The Colony Bylaws do not address vacancies on the board of directors, however, Section 14-2-810 of the GBCC provides that unless the articles of incorporation or a bylaws approved by the shareholders provides otherwise, if a vacancy occurs on a board of directors, including a vacancy resulting from an increase in the number of directors: (i) the shareholders may fill the vacancy; (ii) the board of directors may fill the vacancy; or (iii) if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. The GBCC also provides that if the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group or the remaining directors elected by that voting group are entitled to vote to fill the vacancy.

Amendment of the Articles of Incorporation or Bylaws. The Colony Articles may be amended in accordance with the GBCC, which generally requires the approval of the Colony board of directors and the holders of a majority of the votes entitled to be cast on the amendment. Colony’s Bylaws may be amended, altered, or repealed by the board of directors. Notice of any change in the bylaws during the year must be given to the shareholders at the annual meeting and proposed for ratification by a majority vote of the shareholders represented at the meeting in person or by proxy. If the ratification fails, such change will not be effective after the shareholders’ meeting. Any bylaws adopted by the board of directors may be altered, amended or repealed, and new bylaws adopted by the shareholders. The shareholders may prescribe that any bylaw adopted by them cannot be altered, amended or repealed by the board of directors. Action taken by shareholders with respect to bylaws shall be taken by an affirmative vote of a majority of all shares entitled to elect directors, and action taken by the board of directors with respect to bylaws shall be taken by an affirmative vote of a majority of all directors then holding office.

Special Meetings of Shareholders. Under the Colony Bylaws, special meetings of shareholders or a special meeting in lieu of the annual meeting of shareholders shall be called by Colony upon the written request of the holders of twenty-five percent (25%) or more of all the shares of capital stock entitled to vote in an election of directors. Special meetings of the shareholders may be called at any time by the President, Chairman of the Board, or the Board of Directors. Colony must give written or printed notice of the place, day and hour of each special shareholders’ meeting no fewer than 20 days nor more than 50 days before the meeting date to each shareholder of record entitled to vote at the meeting. The notice of a special meeting must state the general nature of the business to be transacted.

Shareholder Proposals and Nominations. The Colony Articles and Bylaws do not provide for shareholder proposals or required procedure. However, under Rule 14a-8 applies, a shareholder proposal must be received by the subject company at least 120 days before the anniversary of the date on which the company first mailed the previous year’s proxy statement to shareholders. If, however, the annual meeting date has been changed by more than 30 days from the date of the prior year’s meeting, or for special meetings, the proposal must be submitted within a reasonable time before the subject company begins to print and mail its proxy materials.

Limitations on Directors’ and Officers’ Liability. The Colony Bylaws provide that any person, his heirs, executors, or administrators, may be indemnified or reimbursed by Colony for reasonable expense actually incurred in connection with any action, suit or proceeding, civil or criminal, to which such person shall be made a party by reason of the fact that such person is or was a director, trustee, officer, employee, or agent of Colony, or that such person is or was serving, at the request of Colony, trust or other organization or enterprise; provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding as to which such person shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties to Colony, or to such other firm, corporation, trust, organization, or enterprise; and provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been in the subject of a compromise settlement, except with the approval of (i) a court of competent jurisdiction, (ii) the holders of record of a majority of the outstanding shares of capital stock of Colony, or (iii) a majority of the members of the board of directors then holding office, excluding the votes of any directors who are parties to the same or substantially the same action, suit or proceeding.

The Colony Bylaws also provide that expenses incurred in defending any action, suit or proceeding referred to above may be paid by Colony in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined that such director, trustee, officer, employee or agent is entitled to be indemnified by Colony as provided above.

The Colony Bylaws further provide that Colony may purchase and maintain on behalf of a director, officer, employee or agent of Colony insurance against liability asserted against or incurred by that person serving in such capacity for Colony or arising from his status with Colony whether or not Colony would have the power to indemnify that person under the Bylaws.

COMPARISON OF RIGHTS OF

COLONY SHAREHOLDERS AND LBC SHAREHOLDERS

If the merger is completed, shareholders of LBC will become shareholders of Colony. The rights of LBC shareholders are currently governed by GBCC, the LBC Articles and LBC Bylaws. Upon completion of the merger, the rights of the former LBC shareholders who receive shares of Colony common stock will be governed by the GBCC and the Colony Articles and Colony Bylaws, rather than the LBC Articles and LBC Bylaws.

The following is a summary of the material differences between the rights of holders of Colony common stock and holders of LBC common stock, but it does not purport to be a complete description of those differences, the specific rights of such holders or the terms of the Colony common stock subject to issuance in connection with the merger. The following summary is qualified in its entirety by reference to the relevant provisions of: (1) Georgia law; (2) the Colony Articles; (3) the LBC Articles; (4) the Colony Bylaws; and (5) the LBC Bylaws.

The identification of some of the differences in the rights of such holders as material is not intended to indicate that other differences that may be equally important do not exist. You are urged to read carefully the relevant provisions of Georgia law, as well as the governing corporate instruments of each of Colony and LBC, copies of which are available, without charge, to any person, including any beneficial owner to whom this proxy statement/prospectus is delivered, by following the instructions listed under “Where You Can Find More Information.”

	Rights of Colony Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of LBC Shareholders
Corporate Governance	Colony is a Georgia corporation. The rights of Colony shareholders are governed by Georgia law, the Colony Articles and the Colony Bylaws.	LBC is a Georgia corporation. The rights of LBC shareholders are governed by Georgia law, the LBC Articles and the LBC Bylaws.
Authorized Capital Stock

Colony’s authorized capital stock consists of 20,000,000 shares of common stock, par value $1.00 per share, and 10,000,000 shares of preferred stock, no par value.

The Colony Articles authorize Colony’s board of directors to issue shares of preferred stock in one or more series and to fix the designations, preferences, rights, qualifications, limitations or restrictions of the shares of Colony preferred stock in each series.

As of February 8, 2019, there were 8,444,908 shares of Colony common stock outstanding and no shares of Colony preferred stock outstanding.

LBC is authorized to issue up to 10,000,000 shares of common stock, par value $5.00 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share.

The LBC Articles authorize LBC’s board of directors to issue shares of preferred stock in one or more series and to fix the designations, preferences, rights, qualifications, limitations or restrictions of the shares of LBC preferred stock in each series.

As of February 7, 2019, there were 1,447,554 shares of LBC common stock issued and outstanding and no shares of preferred stock issued and outstanding.

	Rights of Colony Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of LBC Shareholders
Preemptive Rights	The Colony Articles provide that shareholders do not have preemptive rights.	The LBC Articles do not provide shareholders with preemptive rights.
Voting Rights

Each holder of shares of Colony common stock is entitled to one vote for each share held on all questions submitted to holders of shares of Colony common stock.

Election of Colony directors requires the approval by a majority of the votes cast by the holders of shares entitled to vote in the election of directors at a shareholder meeting at which a quorum is present.

Other matters (other than a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by Georgia law or the Colony Articles) require a majority of the shares represented at the meeting and entitled to vote on the subject matter, where the vote on the matter occurred at a shareholder meeting at which a quorum is present.

Each share of LBC common stock has one vote for each matter properly brought before the shareholders.

LBC directors are elected by a majority of the votes cast by the shares entitled to vote in the election of directors at a meeting of the shareholders at which a quorum is present.

Other matters (other than a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the GBCC or the LBC Articles) are determined by a majority of the votes cast on the matter, provided that a quorum exists.

Under the LBC Bylaws, any action to be taken at a meeting of the shareholders of the corporation, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by each of the shareholders entitled to vote with respect to the subject matter thereof.

Cumulative Voting	Holders of shares of Colony common stock do not have cumulative voting rights at elections of directors.	Holders of shares of LBC common stock do not have cumulative voting rights at elections of directors.
Size of the board of directors	The Colony Bylaws provide for a board of directors consisting of not less than three and not more than 25 directors as fixed from time to time by Colony’s board or by resolution of the shareholders	The LBC Bylaws provide that the number of directors may be determined by the LBC board from time to time by an affirmative vote of 2/3 of the directors then in office, or by the

	Rights of Colony Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of LBC Shareholders
at any special or annual meeting of shareholders. Currently, there are seven directors on Colony’s board of directors.

shareholders from time to time by an affirmative vote of 2/3 of the issued and outstanding shares of the corporation entitled to vote in an election of directors, but no increase or decrease of the number of directors may exceed two in any one year, and the number of directors shall not be less than five nor more than 25. Currently, there are eleven directors on LBC’s board of directors.

Independent Directors	A majority of the Colony board of directors must be comprised of independent directors as defined in the listing rules of NASDAQ.	LBC is not subject to any requirement with respect to independent directors.
Term of Directors and Classified Board

Colony Bylaws provide that directors are elected annually and each director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal in the manner provided by the Colony Bylaws.

The LBC Articles provide that the directors shall be divided into three classes, as nearly equal in number as possible, with one class to be elected annually. At each annual meeting of shareholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office of three years, with each director to hold office until his or her successor shall have been elected and qualified or until their earlier resignation, death, or removal from office in the manner provided by the LBC Bylaws.

Election of Directors	Colony directors are elected by a majority of the shares represented at the annual meeting of shareholders.	LBC directors are elected by a majority of the votes cast by the shares entitled to vote in the election of directors.
Removal of Directors	The Colony Bylaws provide that a director may be removed from office with or without cause by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors. In addition, the board of directors may remove a director from office if such director is adjudicated an	The LBC Articles provide that at any shareholders’ meeting with respect to which notice of such purpose has been given, the entire board of directors or any director may be removed without cause by the affirmative vote of at least 2/3 of the issued and outstanding shares of LBC entitled to vote in

	Rights of Colony Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of LBC Shareholders

incompetent by court, if he or she is convicted of a felony, or if he or she fails to attend regular meetings of the board of directors for three consecutive meetings without having been excused by the board of directors.

an election of directors, and the entire board of directors or any director may be removed with cause upon the vote of the holders of at least a majority of the issued and outstanding shares of LBC entitled to vote in an election of directors.

Filling Vacancies of Directors

Under the GBCC, if during the year a vacancy in the board of directors should occur, the vacancy may be filled by the shareholders, the board of directors, or, if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

The LBC Bylaws provide that the directors, even though less than a quorum, may fill any vacancy on the board of directors, including a vacancy created by an increase in the number of directors. Such appointment will continue until the expiration of the term of the director whose place has become vacant, or, in the case of an increase in the number of directors, until the next meeting of shareholders.

Director Qualifications

Colony Bylaws provide that directors must be a natural person of the age of 18 years or more, and any director who reaches the age of 70 his or her term of office is not permitted to be appointed or reappointed as a director for any term following the term during which said director has reached the age of 70.

LBC Articles and Bylaws do not provide for director qualifications.
Amendments to Articles

Colony Articles may be amended in accordance with the GBCC, which generally requires the approval of the Colony board of directors and the holders of a majority of the votes entitled to be cast on the amendment.

The provisions of the GBCC are also applicable to LBC and its shareholders.

The LBC Articles provide that unless 2/3 of the directors then in office approve a proposed change of Article 5 (Initial Board of Directors), Article 6 (Bylaws, Number of directors), Article 8 (Indemnification of Officers and Directors), or Article 10 (Business Transactions) of the LBC Articles, the Articles may be amended or

	Rights of Colony Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of LBC Shareholders
rescinded only by the affirmative vote of the holders of at least 2/3 of the issued and outstanding shares of LBC entitled to vote.
Bylaw Amendments

Colony Bylaws may be amended, altered, or repealed by the board of directors. Notice of any change in the bylaws during the year must be given to the shareholders at the annual meeting and proposed for ratification by a majority vote of the shareholders represented at the meeting in person or by proxy. If the ratification fails, such change will not be effective after the shareholders’ meeting. Any bylaws adopted by the board of directors may be altered, amended or repealed, and new bylaws adopted by the shareholders. The shareholders may prescribe that any bylaw adopted by them cannot be altered, amended or repealed by the board of directors. Action taken by shareholders with respect to bylaws shall be taken by an affirmative vote of a majority of all shares entitled to elect directors, and action taken by the board of directors with respect to bylaws shall be taken by an affirmative vote of a majority of all directors then holding office.

The LBC Bylaws may be amended and new bylaws may be adopted by a majority of the board of directors then holding office or by the affirmative vote of a majority of the total shares entitled to vote in an election of directors. Such amendments and alterations of the LBC Bylaws may occur at any annual or special meeting of the shareholders, or by the board of directors at any regular or special meeting of the board of directors, provided that if such action is to be taken at a meeting of the shareholders, notice of the general nature of the proposed change in the bylaws will be given in the notice of meeting.

Merger, Consolidations or Sales of Substantially All Assets; Anti-Takeover Provisions	Under the GBCC, subject to certain exceptions, a merger, share exchange or sale, lease, exchange or transfer of all or substantially all of the corporation’s assets generally must be approved at a meeting of a corporation’s shareholders by the: (i) affirmative vote of a majority of all the votes entitled to be cast on the matter; and (ii) in addition, with respect to a merger or share exchange, affirmative vote of a majority of

The provisions of the GBCC are also applicable to LBC and its shareholders.

The LBC Articles provide that in any case in which the GBCC or other applicable law requires shareholder approval of any merger or share exchange of LBC with or into any corporation, or any sale, lease, exchange or other disposition of all or substantially all of the assets of LBC to any

	Rights of Colony Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of LBC Shareholders

all the votes entitled to be cast by holders of the shares of each voting group entitled to vote separately on the transaction as a group by the articles of incorporation.

Colony Articles and Bylaws do not contain any provisions regarding approval of fundamental business transactions by the holders of Colony common stock.

other corporation, person or other entity, approval of such actions require either, (i) the affirmative vote of 2/3 of the board of directors and the affirmative vote of a majority of the issued and outstanding shares of LBC entitled to vote, or (ii) the affirmative vote of a majority of the board of directors and the affirmative vote of the holders of at least 2/3 of the issued and outstanding shares of LBC entitled to vote.

Annual Meetings of the Shareholders

Colony Bylaws provide that the annual meeting of the shareholders is to be held on the fourth Tuesday in May each year, unless that day is a legal holiday, in which case the meeting will be held on the next succeeding business day, for the purpose of electing directors and to transact any business that properly may come before the meeting. If the annual meeting is not held on the day designated above, any business, including the election of directors, which might have been acted upon at the annual meeting may be transacted at any subsequent shareholders’ meeting held pursuant to the Colony Bylaws or pursuant to a court order requiring a substitute meeting.

The LBC Bylaws provide that the annual meeting of shareholders of LBC will be held within six months after the end of each fiscal year of LBC, to be determined by the board of directors from time to time. The board of directors may postpone any annual meeting, for not more than seven days, for cause upon not less than ten days’ written notice to all the shareholders.

Special Meetings of the Shareholders

Under the Colony Bylaws, special meetings of the shareholders or a special meeting in lieu of the annual meeting of shareholders may be called by the Chairman of the Board, the President, or the Board of Directors, or upon written request of the holders of 25% or more of all the shares of capital stock entitled to vote in an election of directors.

The LBC Bylaws provide that special meetings of shareholders can be called by the President, the Board of Directors, the Chairman of the Board, or by the corporation upon written request of any one or more shareholders owning an aggregate of not less than 25% of the outstanding capital stock of LBC.

	Rights of Colony Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of LBC Shareholders
Advance Notice Provisions for Shareholder Nominations and Shareholder Business Proposals at Annual Meetings

Rule 14a-8 promulgated by the SEC under the Exchange Act establishes the rules for shareholder proposals intended to be included in a public company’s proxy statement. Rule 14a-8 applies to Colony. Under the rule, a shareholder proposal must be received by the subject company at least 120 days before the anniversary of the date on which the company first mailed the previous year’s proxy statement to shareholders. If, however, the annual meeting date has been changed by more than 30 days from the date of the prior year’s meeting, or for special meetings, the proposal must be submitted within a reasonable time before the subject company begins to print and mail its proxy materials.

Colony Articles and Bylaws do not provide for any advance notice requirements for shareholder nomination and other proposals.

Rule 14a-8 of the Exchange Act does not apply to LBC.

The LBC Bylaws provide that only persons who are nominated in accordance with the procedures set forth in the bylaws will be eligible for election as director. Nominations of persons for election to the board of directors may be made at any meeting of the shareholders at which directors are to be elected only (i) by or at the direction of the board of directors or (ii) by any shareholder of LBC entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in the LBC Bylaws. For a nomination, other than those management nominees made by or at the direction of the board of directors, to be properly brought before an annual meeting, the shareholder must have given timely notice thereof in writing to the Secretary of LBC. To be timely, a shareholder’s notice must be delivered to or mailed and received at LBC’s principal executive offices not less than fourteen days nor more than 50 days prior to any meeting of shareholders called for the election of directors. In the event less than 21 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received not later than the close of business on the seventh day following the day on which such notice of the date of the meeting is mailed or such public disclosure was made. The LBC Bylaws also require that the notice must contain certain information in order to be

	Rights of Colony Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of LBC Shareholders

considered. The presiding officer at the meeting shall, if the facts warrant, determine and declare to the meeting that the nomination was not properly brought before the meeting in accordance with the LBC Bylaws and the defective nomination will be disregarded.

Notice of Shareholder Meetings

Colony must give written or printed notice of the place, day and hour of each annual and special shareholders’ meeting no fewer than 20 days nor more than 50 days before the meeting date to each shareholder of record entitled to vote at the meeting. The notice of an annual meeting need not state the purpose of the meeting unless otherwise required by the bylaws. The notice of a special meeting, however, must state the general nature of the business to be transacted.

LBC must give written notice of the place, day and hour of each annual and special shareholders’ meeting no fewer than 10 days nor more than 50 days before the meeting date to each shareholder. The notice of any special meeting of shareholders will state the purpose or purposes for which the meeting is called. The notice of any meeting at which amendments to or restatements of the articles of incorporation, merger or share exchange of LBC, or the disposition of corporate assets requiring shareholder approval are to be considered shall state such purpose, and will comply with all requirements of law.

Liability and Indemnification of Directors and Officers	The Colony Bylaws allows Colony to indemnify any person, his or her heirs, executors, or administrators for reasonable expenses actually incurred in connection with any action, suit or proceeding, civil or criminal, to which he or she will be made a party by reason of the fact that he or she is or was a director, trustee, officer, employee, or agent of the corporation, or that he or she was serving, at the request of the corporation, trust or other organization or enterprise. No person will be indemnified or reimbursed if he or she is finally adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the	The LBC Articles provide that LBC will, to the fullest extent permitted by the GBCC, indemnify each director and officer of LBC from and against any and all of the expenses, liabilities, or other matters referred to in or covered by the GBCC, but such indemnification will not apply to (i) any appropriation, in violation of his or her duties, of any business opportunity of LBC, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the types of liability set forth in Section 14-2-832 of the GBCC dealing with unlawful

Rights of Colony Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of LBC Shareholders

performance of his or her duties. No person will be indemnified or reimbursed in any action, suit, or proceeding which has been in the subject of a compromise settlement, except with the approval of (i) a court of competent jurisdiction, (ii) the holders of record of a majority of the outstanding shares of capital stock of the corporation, or (iii) a majority of the members of the board of directors then holding office (excluding the votes of any directors who are parties to the same or substantially same action, suit or proceeding).

The Colony Bylaws allow for expenses incurred in defending any action to be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it will ultimately be determined that he or she is entitled to be indemnified by the corporation as provided in the Colony Bylaws.

The GBCC requires a corporation to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

distributions of corporate assets to shareholders, or (iv) any transaction from which the director derived an improper material tangible personal benefit.

The LBC Bylaws provide that LBC shall indemnify or obligate itself to indemnify an individual made a party to a proceeding because he or she is or was a director or officer of LBC (or was serving at the request of LBC as a director, officer or employee or agent of another corporation, partnership, joint venture, trust or other enterprise) for reasonable expenses, judgements, fines, penalties and amounts paid in settlement (including attorneys’ fees), incurred in connection with the proceeding if the individual acted in a manner he or she believed in good faith to be in or not opposed to the best interests of LBC and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director, officer, employee or agent did not meet the standard set forth in the LBC Bylaws. The indemnification provisions also permit LBC to pay reasonable expenses in advance of the final disposition of any proceeding if (a) he or she furnishes LBC written affirmation of his or her good faith belief that he or she has met the standard of conduct set forth in the LBC Bylaws, and (b) he or she furnishes LBC a written undertaking to repay any advances if it is ultimately

Rights of Colony Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of LBC Shareholders

determined that he or she is not entitled to indemnification. A director, officer, employee or agent of LBC who is a party to a proceeding may apply for indemnification or advances for expenses to the court conducting the proceeding or another court of competent jurisdiction.

No other rights, in respect to indemnification or otherwise, may be provided or granted to a director, trustee, officer, employee, or agent pursuant to the indemnification provision of the LBC Bylaws for liability for (a) any appropriation, in violation of his or her duties, of any business opportunity of LBC, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (c) the types of liability set forth in Section 14-2-832 of the GBCC dealing with unlawful distributions of corporate assets to shareholders, whether as dividends or in liquidation of LBC or otherwise, or (d) any transaction from which the director derived an improper material tangible personal benefit.

The LBC Bylaws provides for mandatory indemnification against reasonable expenses incurred to the extent that a director, officer, employee or agent of LBC has been successful, on the merits or otherwise, in defense of any proceeding to which he or she was a party, or in defense of any claim, issue, or matter therein, because he or she is or was a director, officer, employee or agent of LBC.

	Rights of Colony Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of LBC Shareholders
Limitation of Director Liability

The GBCC provides that a corporation’s articles of incorporation may set forth a provision eliminating or limiting the liability of a director to the corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except liability: (i) for any appropriation, in violation of his or her duties, of any business opportunity of the corporation; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for unlawful distributions; or (iv) for any transaction from which the director received an improper personal benefit; provided, in each case, that no such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Colony Articles do not provide for limitation of director liability.

The provisions of the GBCC are also applicable to LBC and its shareholders. LBC Articles do not provide for limitation of director liability.

Dividends

The GBCC prohibits a Georgia corporation from making any distributions to its shareholders if, after giving it effect, (1) the corporation would not be able to pay its debts as they become due in the usual course of business, or (2) the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving distribution.

The Colony Bylaws provide that dividends may be declared by the

The provisions of the GBCC are also applicable to LBC and its shareholders.

	Rights of Colony Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of LBC Shareholders
board of directors at any regular or special meeting and paid in cash or property only out of the unreserved and unrestricted earned surplus of the corporation or out of the unreserved and unrestricted net earnings of the current fiscal year. Dividends can be declared by the board of directors and paid in the shares of the corporation out of any treasury shares that have been reacquired out of the capital funds of the corporation, and paid in the authorized but unissued shares of the corporation out of any retained earnings of the corporation (provided that such shares shall be issued at not less than the par value thereof).

Appraisal/Dissenters’ Rights

Under the GBCC, a shareholder is entitled to dissent from, and obtain the fair value in cash of his or her shares in connection with, certain corporate actions, including some mergers, share exchanges, sales or exchanges of all or substantially all of the corporation’s property other than in the usual and regular course of business and certain amendments to the corporation’s articles of incorporation.

A shareholder of a corporation is not entitled to dissent in connection with a merger under the GBCC if:

•  the corporation is a parent corporation merging into its 90% owned subsidiary;

•  each shareholder of the corporation whose shares were outstanding immediately prior to the merger will receive a like number of shares of the surviving corporation, with designations, preferences,

The provisions of the GBCC are also applicable to LBC and its shareholders. LBC shareholders are entitled to dissenters’ rights.

Rights of Colony Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of LBC Shareholders

limitations and relative rights identical to those previously held by each such shareholder; and

•  the number and kind of shares of the surviving corporation outstanding immediately following the merger, plus the number and kind of shares issuable as a result of the merger and by conversion of securities issued pursuant to the merger, will not exceed the total number and kind of shares of the corporation authorized by its articles of incorporation immediately prior to the merger.

Additionally, except in limited circumstances, dissenters’ rights are not available to holders of shares: (i) listed on a national securities exchange; or (ii) held of record by more than 2,000 shareholders.

LEGAL MATTERS

The validity of Colony common stock to be issued in connection with the merger will be passed upon for Colony by Alston & Bird LLP (Atlanta, Georgia). Certain U.S. federal income tax consequences relating to the merger will also be passed upon for Colony and LBC by Alston & Bird LLP (Atlanta, Georgia) and James-Bates-Brannan-Groover-LLP (Macon, Georgia), respectively.

EXPERTS

The consolidated financial statements of Colony Bankcorp, Inc. and its subsidiary as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, and the effectiveness of internal control over financial reporting as of December 31, 2017, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of McNair, McLemore, Middlebrooks & Co., LLC, an independent registered public accounting firm, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Colony has filed a registration statement on Form S-4 under the Securities Act of 1933 with the SEC with respect to Colony common stock to be issued to shareholders of LBC in the merger. This proxy statement/prospectus constitutes the prospectus of Colony filed as part of the registration statement. This proxy statement/prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying as set forth below.

In addition, Colony (File No. 000-12436) files annual, quarterly and special reports, proxy statements and other business and financial information with the SEC. You may read and copy any materials that Colony files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the public reference room. In addition, Colony files reports and other business and financial information with the SEC electronically, and the SEC maintains a website that contains Colony’s SEC filings as well as reports, proxy and information statements, and other information issuers file electronically with the SEC at www.sec.gov. You will also be able to obtain these documents, free of charge, from Colony’s website at http://www.colonybank.com under the “Shareholder Information” link and then under the “SEC Filings” heading. The website addresses for the SEC and Colony are inactive textual references and except as specifically incorporated by reference into this proxy statement/prospectus, information on those websites is not part of this proxy statement/prospectus.

The SEC allows Colony to “incorporate by reference” information in this proxy statement/prospectus. This means that Colony can disclose important business and financial information to you by referring you to another document filed separately with the SEC. The information that Colony incorporates by reference is considered to be part of this proxy statement/prospectus, and later information that Colony files with the SEC will automatically update and supersede the information Colony included in this proxy statement/prospectus. This document incorporates by reference the documents that are listed below that Colony has previously filed with the SEC, except to the extent that any information contained in such filings is deemed “furnished” in connection with SEC rules.

•	Annual Report on Form 10-K for the year ended December 31, 2017, filed on March 15, 2018;

•	Definitive Proxy Statement on Schedule 14A for the 2018 Annual Meeting, filed on April 20, 2018;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, filed on May 4, 2018, August 3, 2018 and November 2, 2018, respectively;

•

Current Reports on Form 8-K or Form 8-K/A, as applicable, filed on February 21, 2018, May 11, 2018, May 23, 2018, July 30, 2018, August 15, 2018, August 22, 2018, August 23, 2018, and December 18, 2018; and

•

The description of our common stock contained in our Registration Statement filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934, or the Exchange Act, including any amendment or report filed for purposes of updating such description.

Colony also incorporates by reference any future filings they make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and the date of the LBC special meeting. Any statement contained in this proxy statement/prospectus or in a document incorporated or deemed to be incorporated by reference in this proxy statement/prospectus is deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated by reference herein modified or superseded such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.

Documents incorporated by reference are available from Colony without charge (except for exhibits to the documents unless the exhibits are specifically incorporated in the document by reference). You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from Colony at the following address:

Colony Bankcorp, Inc.

115 South Grant Street

Fitzgerald, Georgia 31750

Attention: Investor Relations

Telephone: (229) 426-6000

To obtain timely delivery, you must make a written or oral request for a copy of such information by March 14, 2019. You will not be charged for any of these documents that you request. If you request any incorporated documents from Colony, Colony will mail them to you by first class mail, or another equally prompt means, within one business day after receiving your request.

You should rely only on the information contained in this proxy statement/prospectus. Neither Colony nor LBC has authorized anyone to provide you with different information. Therefore, if anyone gives you different or additional information, you should not rely on it. The information contained in this proxy statement/prospectus is correct as of its date. It may not continue to be correct after this date. LBC has supplied all of the information about LBC and its subsidiaries contained in this proxy statement/prospectus and Colony has supplied all of the information contained in this proxy statement/prospectus about Colony and its subsidiaries. Each of us is relying on the correctness of the information supplied by the other.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction.

Annex A

AGREEMENT AND PLAN OF MERGER

by and between

COLONY BANKCORP, INC.

and

LBC BANCSHARES, INC.

Dated as of December 17, 2018

A-ii

A-iii

A-iv

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is dated as of December 17, 2018, by and between Colony Bankcorp, Inc., a Georgia corporation (“CBAN”), and LBC Bancshares, Inc., a Georgia corporation (“LBC” and, together with CBAN, the “Parties” and each a “Party”).

W I T N E S S E T H

WHEREAS, the boards of directors of the Parties have determined that it is in the best interests of their respective companies and their respective shareholders to consummate the business combination transaction provided for in this Agreement in which LBC will, on the terms and subject to the conditions set forth in this Agreement, merge with and into CBAN (the “Merger”), with CBAN as the surviving company in the Merger (sometimes referred to in such capacity as the “Surviving Entity”);

WHEREAS, as a condition to the willingness of CBAN to enter into this Agreement, certain directors and certain shareholders of LBC have entered into voting agreements (each a “LBC Voting Agreement” and collectively, the “LBC Voting Agreements”), substantially in the form attached hereto as Exhibit A, dated as of the date hereof, with CBAN, pursuant to which each such director or shareholder has agreed, among other things, to vote certain of the LBC Common Stock owned by such director or shareholder in favor of the approval of this Agreement and the transactions contemplated hereby, subject to the terms of the LBC Voting Agreements;

WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger; and

WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (the “Code”), and this Agreement is intended to be and is adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

THE MERGER

Section 1.01    The Merger.

Subject to the terms and conditions of this Agreement, in accordance with the Georgia Business Corporation Code (the “GBCC”), at the Effective Time, LBC shall merge with and into CBAN pursuant to the terms of this Agreement. CBAN shall be the Surviving Entity in the Merger and shall continue its existence as a corporation under the laws of the State of Georgia. As of the Effective Time, the separate corporate existence of LBC shall cease.

Section 1.02    Articles of Incorporation and Bylaws.

At the Effective Time, the articles of incorporation of CBAN in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Entity until thereafter amended in accordance with applicable Law. The bylaws of CBAN in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Entity until thereafter amended in accordance with applicable Law and the terms of such bylaws.

Section 1.03    Bank Merger.

Except as provided below, immediately following the Effective Time and sequentially but in effect simultaneously on the Closing Date, Calumet Bank, a Georgia state-chartered bank and a direct wholly owned subsidiary of LBC (“Calumet Bank”), shall be merged (the “Bank Merger”) with and into Colony Bank, a Georgia state-chartered bank and a direct wholly owned subsidiary of CBAN (“Colony Bank”), in accordance with the provisions of applicable federal and state banking laws and regulations, and Colony Bank shall be the surviving bank (the “Surviving Bank”). The Bank Merger shall have the effects as set forth under applicable federal and state banking laws and regulations, and the board of directors of the Parties shall cause the board of directors of Colony Bank and Calumet Bank, respectively, to approve a separate merger agreement (the “Bank Plan of Merger”) in substantially the form attached hereto as Exhibit B, and cause the Bank Plan of Merger to be executed and delivered as soon as practicable following the date of execution of this Agreement. Each of CBAN and LBC shall also approve the Bank Plan of Merger in their capacities as sole shareholders of Colony Bank and Calumet Bank, respectively. As provided in the Bank Plan of Merger, the Bank Merger may be abandoned at the election of Colony Bank at any time, whether before or after filings are made for regulatory approval of the Bank Merger, but if the Bank Merger is abandoned for any reason, Calumet Bank shall continue to operate under its name; provided that prior to any such election, CBAN shall (a) reasonably consult with LBC and its regulatory counsel and (b) reasonably determine in good faith that such election will not, and would not reasonably be expected to, prevent, delay or impair any Party’s ability to consummate the Merger or the other transactions contemplated by this Agreement.

Section 1.04    Effective Time; Closing.

(a)    Subject to the terms and conditions of this Agreement, the Parties will make all such filings as may be required to consummate the Merger and the Bank Merger by applicable Laws. The Merger shall become effective as set forth in the articles of merger (the “Articles of Merger”) related to the Merger, which will include the plan of merger (the “Plan of Merger”), that shall be filed with the Secretary of State of the State of Georgia, as provided in the GBCC, on the Closing Date. The “Effective Time” of the Merger shall be the later of (i) the date and time of filing of the Articles of Merger, or (ii) the date and time when the Merger becomes effective as set forth in the Articles of Merger, which shall be no later than three (3) Business Days after all of the conditions to the Closing set forth in Article VI (other than conditions to be satisfied at the Closing, which shall be satisfied or waived at the Closing) have been satisfied or waived in accordance with the terms hereof.

(b)    The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place beginning immediately prior to the Effective Time (such date, the “Closing Date”) at the offices of Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, GA 30309, or such other place as the Parties may mutually agree. At the Closing, there shall be delivered to CBAN and LBC the Articles of Merger and such other certificates and other documents required to be delivered under Article VI.

Section 1.05    Additional Actions.

If, at any time after the Effective Time, any Party shall consider or be advised that any further deeds, documents, assignments or assurances in Law or any other acts are necessary or desirable to carry out the purposes of this Agreement (such Party, the “Requesting Party”), the other Party and its Subsidiaries and their respective officers and directors shall be deemed to have granted to the Requesting Party and its Subsidiaries, and each or any of them, an irrevocable power of attorney to execute and deliver, in such official corporate capacities, all such deeds, assignments or assurances in Law or any other acts as are necessary or desirable to carry out the purposes of this Agreement, and the officers and directors of the Requesting Party and its Subsidiaries, as applicable, are authorized in the name of the other Party and its Subsidiaries or otherwise to take any and all such action.

Section 1.06    Reservation of Right to Revise Structure.

CBAN may at any time and without the approval of LBC change the method of effecting the business combination contemplated by this Agreement if and to the extent that it reasonably deems such a change to be necessary; provided, however, that no such change shall (i) alter or change the amount of the consideration to be issued to (A) Holders as Merger Consideration or (B) holders of LBC Options or LBC Warrants as currently contemplated in this Agreement, (ii) reasonably be expected to materially impede or delay consummation of the Merger, (iii) adversely affect the federal income tax treatment of Holders in connection with the Merger, or (iv) require submission to or approval of LBC’s shareholders after the plan of merger set forth in this Agreement has been approved by LBC’s shareholders. In the event that CBAN elects to make such a change, the Parties agree to cooperate to execute appropriate documents to reflect the change.

ARTICLE II

MERGER CONSIDERATION; EXCHANGE PROCEDURES

Section 2.01    Merger Consideration.

Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of the Parties or any shareholder of LBC:

(a)    Each share of CBAN Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time and shall be unchanged by the Merger.

(b)    Each share of LBC Common Stock owned directly by CBAN, LBC or any of their respective Subsidiaries (other than shares in trust accounts, managed accounts and the like for the benefit of customers or shares held as collateral for outstanding debt previously contracted) immediately prior to the Effective Time shall be cancelled and retired at the Effective Time without any conversion thereof, and no payment shall be made with respect thereto (the “LBC Cancelled Shares”).

(c)    Notwithstanding anything in this Agreement to the contrary, all shares of LBC Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by a shareholder who did not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands the fair value of such shares pursuant to, and who complies in all respects with, the provisions of Article 13 of the GBCC, shall not be converted into or be exchangeable for the right to receive the Merger Consideration (the “Dissenting Shares”), but instead the holder of such Dissenting Shares (hereinafter called a “Dissenting Shareholder”) shall be entitled to payment of the fair value of such shares in accordance with the applicable provisions of the GBCC (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist and such holder shall cease to have any rights with respect thereto, except the rights provided for pursuant to the applicable provisions of the GBCC and this Section 2.01(c)), unless and until such Dissenting Shareholder shall have failed to perfect such holder’s right to receive, or shall have effectively withdrawn or lost rights to demand or receive, the fair value of such shares of LBC Common Stock under the applicable provisions of the GBCC. If any Dissenting Shareholder shall fail to perfect or effectively withdraw or lose such Holder’s dissenter’s rights under the applicable provisions of the GBCC, each such Dissenting Share shall be deemed to have been converted into and to have become exchangeable for, the right to receive the Merger Consideration, without any interest thereon, in accordance with the applicable provisions of this Agreement. LBC shall give CBAN (i) prompt notice of any written notices to exercise dissenters’ rights in respect of any shares of LBC Common Stock, attempted withdrawals of such notices and any other instruments served pursuant to the GBCC and received by LBC relating to dissenters’ rights and (ii) the opportunity to participate in negotiations and proceedings with respect to demands for fair value under the GBCC. LBC shall not, except with the prior written consent of CBAN, voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment. Any portion of the Merger Consideration made available to the Exchange Agent pursuant to this Article II to pay for shares of LBC Common Stock for which dissenters’ rights have been perfected shall be returned to CBAN upon demand. If the amount paid to a Dissenting Shareholder exceeds such Dissenting Shareholder’s Merger Consideration, such excess amount shall not reduce the amount of Merger Consideration paid to other Holders.

(d)    Subject to the allocation provisions of this Article II, each share of LBC Stock (excluding Dissenting Shares and LBC Cancelled Shares) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted, in accordance with the terms of this Article II, into and exchanged for the right to receive the following:

(i)    a cash payment, without interest, in an amount equal to $23.50 (individually the “Per Share Cash Consideration”); or

(ii)    1.3239 (the “Exchange Ratio”) of a share of CBAN Common Stock, subject to adjustment as provided in Section 2.01(e) (the “Per Share Stock Consideration”).

(e)    If, between the date hereof and the Effective Time, the outstanding shares of LBC Common Stock or CBAN Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, stock dividend, stock split, reverse stock split or similar change in capitalization, appropriate and proportionate adjustments shall be made to the Per Share Stock Consideration. In all cases, at least 50% of the Merger Consideration shall be in the form of CBAN Common Stock.

Section 2.02    Election Procedures.

(a)    Election.

(i)    Prior to the Effective Time, CBAN shall appoint an exchange agent (the “Exchange Agent”), which is acceptable to LBC in its reasonable discretion, for the payment and exchange of the Merger Consideration.

(ii)    Holders of record of LBC Common Stock may elect to receive shares of CBAN Common Stock or cash in exchange for their shares of LBC Common Stock, provided that the number of shares of LBC Common Stock to be converted into Per Share Stock Consideration pursuant to this Section 2.02 shall be fifty-five percent (55%) of the total Outstanding Shares Number (the “Stock Conversion Number”).

(iii)    An election form (“Election Form”), together with a Letter of Transmittal (as defined in Section 2.07), shall be mailed no less than twenty (20) Business Days prior to the Election Deadline (as defined below) or on such earlier date as CBAN and LBC shall mutually agree (the “Mailing Date”) to each Holder of record of LBC Common Stock as of five (5) Business Days prior to the Mailing Date permitting such Holder, subject to the allocation and election procedures set forth in this Section 2.02, (1) to specify the number of shares of LBC Common Stock owned by such Holder with respect to which such Holder desires to receive the Per Share Cash Consideration (a “Cash Election”, and such shares subject to a Cash Election, the “Cash Election Shares”), in accordance with the provisions of Section 2.01(d)(i), (2) to specify the number of shares of LBC Common Stock owned by such Holder with respect to which such Holder desires to receive the Per Share Stock Consideration (a “Stock Election” and such shares subject to a Stock Election, the “Stock Election Shares”), in accordance with the provisions of Section 2.01(d)(ii), or (3) to indicate that such record Holder has no preference as to the receipt of cash or CBAN Common Stock for such shares. Holders of record of shares of LBC Common Stock who hold such shares as nominees, trustees or in other representative capacities (a “Representative”) may submit multiple Election Forms, provided that each such Election Form covers all the shares of LBC Common Stock held by each Representative for a particular beneficial owner. Any shares of LBC Common Stock with respect to which the Holder thereof shall not, as of the Election Deadline (as defined in Section 2.02(a)(iv)), have made an election by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed “Non-Election Shares”. CBAN shall make available one or more Election Forms as may reasonably be requested in writing from time to time by all Persons who become holders (or beneficial owners) of LBC Common Stock between the record date for the initial mailing of Election Forms and the close of business on the Business Day prior to the Election Deadline, and LBC shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.

(iv)    The term “Election Deadline”, as used below, shall mean 5:00 p.m., Eastern time, on the later of (i) the date of the LBC Meeting and (ii) the date that CBAN and LBC shall agree is as near as practicable to five (5) Business Days prior to the expected Closing Date. An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline accompanied by one or more Certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all the shares of LBC Common Stock covered by such Election Form. Any Election Form may be revoked or changed by the Person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such notice of revocation or change is actually received by the Exchange Agent at or prior to the Election Deadline. The Certificate or Certificates relating to any revoked Election Form shall be promptly returned without charge to the Person submitting the Election Form to the Exchange Agent. Shares of LBC Common Stock held by holders who acquired such shares subsequent to the Election Deadline will be designated Non-Election Shares. In addition, if a Holder of LBC Common Stock either (1) does not submit a properly completed Election Form in a timely fashion or (2) revokes its Election Form prior to the Election Deadline and fails to file a new properly completed Election Form before the deadline, such shares shall be designated Non-Election Shares. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither CBAN nor the Exchange Agent shall be under any obligation to notify any Person of any defect in an Election Form.

(b)    Allocation. No later than five (5) Business Days after the Effective Time, CBAN shall cause the Exchange Agent to effect the allocation among Holders of LBC Common Stock of rights to receive the Per Share Cash Consideration and/or the Per Share Stock Consideration, which shall be effected by the Exchange Agent as follows:

(i)    If the aggregate number of shares of LBC Common Stock with respect to which Stock Elections shall have been made (the “Stock Election Number”) exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares of each Holder thereof shall be converted into the right to receive the Per Share Cash Consideration, and the Stock Election Shares of each Holder thereof will be converted into the right to receive (A) the Per Share Stock Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such Holder by (y) the fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number, and (B) the right to receive the Per Share Cash Consideration in respect of the remainder of such Holder’s Stock Election Shares that were not converted into the right to receive the Per Share Stock Consideration pursuant to clause (A) above.

(ii)    If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the “Shortfall Number”), then all Stock Election Shares shall be converted into the right to receive the Per Share Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

(1)    If the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Per Share Cash Consideration and the Non-Election Shares of each Holder thereof shall be converted into the right to receive (A) the Per

Share Stock Consideration in respect of that number of Non-Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such Holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, and (B) the right to receive the Per Share Cash Consideration in respect of the remainder of such Holder’s Non-Election Shares that were not converted into the right to receive the Per Share Stock Consideration pursuant to clause (A) above; and

(2)    If the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Per Share Stock Consideration and the Cash Election Shares of each Holder thereof shall be converted into the right to receive (A) the Per Share Stock Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such Holder by (y) a fraction, the numerator of which is the amount by which the Shortfall Number exceeds the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares, and (B) the right to receive the Per Share Cash Consideration in respect of the remainder of such Holder’s Cash Election Shares that were not converted into the right to receive the Per Share Stock Consideration pursuant to clause (A) above.

Section 2.03    LBC Stock-Based Awards.

(a)    Immediately prior to the Effective Time, each share of LBC Common Stock subject to vesting restrictions granted under the LBC Stock Plans (a “LBC Restricted Share”) that is outstanding immediately prior to the Effective Time shall become fully vested and nonforfeitable and shall be converted automatically into and shall thereafter represent the right to receive, at the election of the Holder, the Per Share Cash Consideration or the Per Share Stock Consideration, less the amount of any required withholding Tax, pursuant to Section 2.01(d).

(b)    At the Effective Time, each option to purchase LBC Common Stock granted under any LBC Stock Plan (each a “LBC Option”), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall be cancelled and the holder thereof shall be entitled to receive from LBC immediately prior to the Effective Time an amount in cash, without interest, equal to the product of (i) the total number of shares of LBC Common Stock subject to such LBC Option times (ii) the excess, if any, of the Per Share Cash Consideration over the exercise price per share of LBC Common Stock under such LBC Option, less applicable Taxes required to be withheld with respect to such payment. No holder of an LBC Option that has an exercise price per share of LBC Common Stock that is equal to or greater than the Per Share Cash Consideration shall be entitled to any payment with respect to such cancelled LBC Option before, on, or after the Effective Time.

(c)    At the Effective Time, each warrant to purchase LBC Common Stock (each a “LBC Warrant”) that is outstanding immediately prior to the Effective Time shall be cancelled and the holder thereof shall be entitled to receive from LBC immediately prior to the Effective Time an amount in cash, without interest, equal to the product of (i) the total number of shares of LBC Common Stock subject to such LBC Warrant times (ii) the excess, if any, of the Per Share Cash Consideration over the exercise price per share of LBC Common Stock under such LBC Warrant, less applicable Taxes required to be withheld with respect to such payment. No holder of an LBC Warrant that has an exercise price per share of LBC Common Stock that is equal to or greater than the Per Share Cash Consideration shall be entitled to any payment with respect to such cancelled LBC Warrant before, on, or after the Effective Time.

(d)    Prior to the Effective Time, the board of directors of LBC (or, if appropriate, any committee thereof administering the LBC Stock Plans) shall adopt such resolutions or take such other actions, including obtaining any necessary consents or amendments to the applicable award agreements, warrant agreements and equity plans, as may be required to effectuate the provisions of this Section 2.03.

Section 2.04    Rights as Shareholders; Stock Transfers.

At the Effective Time, all shares of LBC Common Stock, when converted in accordance with Section 2.01, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each Certificate or Book-Entry Share previously evidencing such shares shall thereafter represent only the right to receive for each such share of LBC Common Stock, the Merger Consideration and any cash in lieu of fractional shares of CBAN Common Stock in accordance with this Article II. At the Effective Time, holders of LBC Common Stock shall cease to be, and shall have no rights as, shareholders of LBC, other than the right to receive the Merger Consideration and cash in lieu of fractional shares of CBAN Common Stock as provided under this Article II. At the Effective Time, the stock transfer books of LBC shall be closed, and there shall be no registration of transfers on the stock transfer books of LBC of shares of LBC Common Stock.

Section 2.05    Fractional Shares.

Notwithstanding any other provision hereof, no fractional shares of CBAN Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger. In lieu thereof, CBAN shall pay or cause to be paid to each Holder of a fractional share of CBAN Common Stock, rounded to the nearest one hundredth of a share, an amount of cash (without interest and rounded to the nearest whole cent) determined by multiplying the fractional share interest in CBAN Common Stock to which such Holder would otherwise be entitled by the Per Share Cash Consideration.

Section 2.06    Plan of Reorganization.

It is intended that the Merger and the Bank Merger shall each qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a “plan of reorganization” as that term is used in Sections 354 and 361 of the Code.

Section 2.07    Exchange Procedures.

CBAN shall cause as promptly as practicable after the Effective Time, but in no event later than five (5) Business Days after the Closing Date, the Exchange Agent to mail or otherwise caused to be delivered to each Holder who has not previously surrendered such Certificate or Certificates or Book Entry Shares, appropriate and customary transmittal materials, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares shall pass, only upon delivery of the Certificates or Book-Entry Shares to the Exchange Agent, as well as instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for the Merger Consideration (including cash in lieu of fractional shares) as provided for in this Agreement (the “Letter of Transmittal”).

Section 2.08    Deposit and Delivery of Merger Consideration.

(a)    Prior to the Effective Time, CBAN shall (i) deposit, or shall cause to be deposited, with the Exchange Agent stock certificates representing the number of shares of CBAN Common Stock and cash sufficient to deliver the Merger Consideration (together with, to the extent then determinable, any cash payable in lieu of fractional shares pursuant to Section 2.05, and if applicable, cash in an aggregate amount sufficient to make the appropriate payment to the Holders of Dissenting Shares) (collectively, the “Exchange Fund”), and (ii) instruct the Exchange Agent to pay such Merger Consideration and cash in lieu of fractional shares in accordance with this Agreement as promptly as practicable after the Effective Time and conditioned upon receipt of a properly completed Letter of Transmittal. The Exchange Agent and CBAN, as the case may be, shall not be obligated to deliver the Merger Consideration to a Holder to which such Holder would otherwise be entitled as a result of the Merger until such Holder surrenders the Certificates or Book-Entry Shares representing the shares of LBC Common Stock for exchange as provided in this Article II, or, an appropriate affidavit of loss and indemnity agreement and/or a bond in such amount as may be reasonably required in each case by CBAN or the Exchange Agent.

(b)    Any portion of the Exchange Fund that remains unclaimed by the shareholders of LBC for one (1) year after the Effective Time (as well as any interest or proceeds from any investment thereof) shall be delivered by the Exchange Agent to CBAN. Any shareholders of LBC who have not theretofore complied with this Section 2.08 shall thereafter look only to CBAN for the Merger Consideration, any cash in lieu of fractional shares of LBC Common Stock to be issued or paid in consideration therefor, and any dividends or distributions to which such Holder is entitled in respect of each share of LBC Common Stock such shareholder held immediately prior to the Effective Time, as determined pursuant to this Agreement, in each case without any interest thereon. If outstanding Certificates or Book-Entry Shares for shares of LBC Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of CBAN Common Stock or cash would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by the law of abandoned property and any other applicable Law, become the property of CBAN (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any Person previously entitled to such property. Neither the Exchange Agent nor any Party shall be liable to any Holder represented by any Certificate or Book-Entry Share for any amounts delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. CBAN and the Exchange Agent shall be entitled to rely upon the stock transfer books of LBC to establish the identity of those Persons entitled to receive the Merger Consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of any shares of LBC Common Stock represented by any Certificate or Book-Entry Share, CBAN and the Exchange Agent shall be entitled to tender to the custody of any court of competent jurisdiction any Merger Consideration represented by such Certificate or Book-Entry Share and file legal proceedings interpleading all parties to such dispute, and will thereafter be relieved with respect to any claims thereto.

(c)    CBAN or the Exchange Agent, as applicable, shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any Holder such amounts as CBAN is required to deduct and withhold under applicable Law. Any amounts so deducted and withheld shall be remitted to the appropriate Governmental Authority and upon such remittance shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made by CBAN or the Exchange Agent, as applicable.

Section 2.09    Rights of Certificate Holders after the Effective Time.

(a)    All shares of CBAN Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and if ever a dividend or other distribution is declared by CBAN in respect of the CBAN Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares of CBAN Common Stock issuable pursuant to this Agreement. No dividends or other distributions in respect of the CBAN Common Stock shall be paid to any Holder of any unsurrendered Certificate or Book-Entry Share until such Certificate or Book-Entry Share is surrendered for exchange in accordance with this Article II. Subject to the effect of applicable Laws, following surrender of any such Certificate or Book-Entry Share, there shall be issued and/or paid to the Holder of the certificates representing whole shares of CBAN Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of CBAN Common Stock and not paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of CBAN Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender.

(b)    In the event of a transfer of ownership of a Certificate representing LBC Common Stock that is not registered in the stock transfer records of LBC, the proper amount of cash and/or shares of CBAN Common Stock shall be paid or issued in exchange therefor to a person other than the person in whose name the Certificate so surrendered is registered if the Certificate formerly representing such LBC Common Stock shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment or issuance shall pay any transfer or other similar Taxes required by reason of the payment or issuance to a person other than the registered Holder of the Certificate or establish to the satisfaction of CBAN that the Tax has been paid or is not applicable.

Section 2.10    Anti-Dilution Provisions.

If the number of shares of CBAN Common Stock or LBC Common Stock issued and outstanding prior to the Effective Time shall be increased or decreased, or changed into or exchanged for a different number of kind of shares or securities, in any such case as a result of a stock split, reverse stock split, stock combination, stock dividend, recapitalization, reclassification, reorganization or similar transaction, or there shall be any extraordinary dividend or distribution with respect to such stock, and the record date therefor shall be prior to the Effective Time, an appropriate and proportionate adjustment shall be made to the Merger Consideration to give holders of LBC Common Stock the same economic effect as contemplated by this Agreement prior to such event.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF LBC

Except as set forth in the disclosure schedule delivered by LBC to CBAN prior to or concurrently with the execution of this Agreement with respect to each such Section below (the “LBC Disclosure Schedule”); provided, that (a) the mere inclusion of an item in the LBC Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by LBC that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on LBC and (b) any disclosures made with respect to a section of Article III shall be deemed to qualify (1) any other section of Article III specifically referenced or cross-referenced and (2) other sections of Article III to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections, LBC hereby represents and warrants to CBAN as follows:

Section 3.01    Organization and Standing.

Each of LBC and its Subsidiaries is (a) an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and (b) is duly licensed or qualified to do business and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified has not had, and is not reasonably likely to have, a Material Adverse Effect with respect to LBC. A complete and accurate list of all such jurisdictions described in (a) and (b) is set forth in LBC Disclosure Schedule 3.01.

Section 3.02    Capital Stock.

(a)    The authorized capital stock of LBC consists of 10,000,000 shares of LBC Common Stock and 10,000,000 shares of LBC Preferred Stock. As of the date hereof, there are 1,447,554 shares of LBC Common Stock issued and outstanding and no shares of LBC Preferred Stock issued and outstanding. As of the date hereof, there were LBC Options to acquire 101,842 shares of LBC Common Stock outstanding and LBC Warrants to acquire 32,806 shares of LBC Common Stock outstanding. There are no shares of LBC Common Stock held by any of LBC’s Subsidiaries. LBC Disclosure Schedule 3.02(a) sets forth, as of the date hereof, the name and address, as reflected on the books and records of LBC, of each Holder, and the number of shares of LBC Common Stock held by each such Holder. The issued and outstanding shares of LBC Common Stock are duly authorized, validly issued, fully paid, non-assessable and have not been issued in violation of nor are they subject to preemptive rights of any LBC shareholder. All shares of LBC’s capital stock issued and outstanding have been issued in compliance with and not in violation of any applicable federal or state securities Laws.

(b)    LBC Disclosure Schedule 3.02(b) sets forth, as of the date hereof, for each grant or award of LBC Restricted Shares, LBC Options, LBC Warrants or other outstanding Rights of LBC the (i) name of the grantee, (ii) date of the grant, (iii) expiration date, (iv) vesting schedule, (v) number of shares of LBC Common Stock, or any other security of LBC, subject to such award, (vi) number of shares subject to such award that are exercisable or have vested as of the date of this Agreement, and (vii) name of the LBC Stock Plan under which such award was granted, if applicable. Each LBC Restricted Share and all other outstanding LBC Rights complies with or is exempt from Section 409A of the Code and qualifies for the tax treatment afforded thereto in LBC’s Tax Returns. Each grant of LBC Restricted Shares, LBC Options, LBC Warrants or other outstanding LBC Rights was appropriately authorized by the board of directors of LBC or the compensation committee thereof, was made in accordance with the terms of the LBC Stock Plans and any applicable Law and regulatory rules or requirements and has a grant date identical to (or later than) the date on which it was actually granted or awarded by the board of directors of LBC or the compensation committee thereof. There are no outstanding shares of capital stock of any class, or any options, warrants or other similar rights, convertible or exchangeable securities, “phantom stock” rights, stock appreciation rights, stock based performance units, agreements, arrangements, commitments or understandings to which LBC or any of its Subsidiaries is a party, whether or not in writing, of any character relating to the issued or unissued capital stock or other securities of LBC or any of LBC’s Subsidiaries or obligating LBC or any of LBC’s Subsidiaries to issue (whether upon conversion, exchange or otherwise) or sell any share of capital stock of, or other equity interests in or other securities of, LBC or any of LBC’s Subsidiaries other than those listed in LBC Disclosure Schedule 3.02(b). There are no obligations, contingent or otherwise, of LBC or any of LBC’s Subsidiaries to repurchase, redeem or otherwise acquire any shares of LBC Common Stock or capital stock of any of LBC’s Subsidiaries or any other securities of LBC or any of LBC’s Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity. Except for the LBC Voting Agreements, there are no agreements, arrangements or other understandings with respect to the voting of LBC’s capital stock and there are no agreements or arrangements under which LBC is obligated to register the sale of any of its securities under the Securities Act.

Section 3.03    Subsidiaries.

(a)    LBC Disclosure Schedule 3.03(a) sets forth a complete and accurate list of all Subsidiaries of LBC, including the jurisdiction of organization and all jurisdictions in which any such entity is qualified to do business and the number of shares or other equity interests in such Subsidiary held by LBC. Except as set forth in LBC Disclosure Schedule 3.03(a), (i) LBC owns, directly or indirectly, all of the issued and outstanding equity securities of each LBC Subsidiary, (ii) no equity securities of any of LBC’s Subsidiaries are or may become required to be issued (other than to LBC) by reason of any contractual right or otherwise, (iii) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any of its equity securities (other than to LBC or a wholly-owned Subsidiary of LBC), (iv) there are no contracts, commitments, understandings or arrangements relating to LBC’s rights to vote or to dispose of such securities, (v) all of the equity securities of each such Subsidiary held by LBC, directly or indirectly, are validly issued, fully paid, non-assessable and are not subject to preemptive or similar rights, and (vi) all of the equity securities of each Subsidiary that is owned, directly or indirectly, by LBC or any Subsidiary thereof, are free and clear of all Liens, other than restrictions on transfer under applicable securities or banking Laws. Neither LBC nor any of its Subsidiaries has any trust preferred securities or other similar securities outstanding.

(b)    Neither LBC nor any of LBC’s Subsidiaries owns any stock or equity interest in any depository institution (as defined in 12 U.S.C. Section 1813(c)(1)) other than Calumet Bank. Except as set forth in LBC Disclosure Schedule 3.03(b), neither LBC nor any of LBC’s Subsidiaries beneficially owns, directly or indirectly (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted), any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind.

Section 3.04    Corporate Power; Minute Books.

(a)    LBC and each of its Subsidiaries has the corporate or similar power and authority to carry on its business as it is now being conducted and to own all of its properties and assets; and LBC has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to receipt of all necessary approvals of Governmental Authorities, the Regulatory Approvals and the Requisite LBC Shareholder Approval.

(b)    LBC has made available to CBAN a complete and correct copy of its articles of incorporation and bylaws or equivalent organizational documents, each as amended to date, of LBC and each of its Subsidiaries, the minute books of LBC and each of its Subsidiaries, and the stock ledgers and stock transfer books of LBC and each of its Subsidiaries. Neither LBC nor any of its Subsidiaries is in violation of any of the terms of its articles of incorporation, bylaws or equivalent organizational documents. The minute books of LBC and each of its Subsidiaries contain records of all meetings held by, and all other corporate or similar actions of, their respective shareholders and boards of directors (including committees of their respective boards of directors) or other governing bodies, which records are complete and accurate in all material respects. The stock ledgers and the stock transfer books of LBC and each of its Subsidiaries contain complete and accurate records of the ownership of the equity securities of LBC and each of its Subsidiaries.

Section 3.05    Corporate Authority.

Subject only to the receipt of the Requisite LBC Shareholder Approval at the LBC Meeting, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of LBC and the board of directors of LBC on or prior to the date hereof. The board of directors of LBC has directed that this Agreement be submitted to LBC’s shareholders for approval at a meeting of the shareholders and, except for the receipt of the Requisite LBC Shareholder Approval in accordance with the GBCC and LBC’s articles of incorporation and bylaws, no other vote or action of the shareholders of LBC is required by Law, the articles of incorporation or bylaws of LBC or otherwise to approve this Agreement and the transactions contemplated hereby. LBC has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by CBAN, this Agreement is a valid and legally binding obligation of LBC, enforceable in accordance with its terms (except to the extent that validity and enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity or by principles of public policy (the “Enforceability Exception’’).

Section 3.06    Regulatory Approvals; No Defaults.

(a)    No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority are required to be made or obtained by LBC or any of its Subsidiaries in connection with the execution, delivery or performance by LBC of this Agreement or to consummate the transactions contemplated by this Agreement, except as may be required for (i) filings of applications and notices with, and receipt of consents, authorizations, approvals, exemptions or non-objections from the SEC, NASDAQ, state securities authorities, the Financial Industry Regulatory Authority, Inc., applicable securities, commodities and futures exchanges, and other industry self-regulatory organizations (each, an “SRO”), (ii) filings of applications or notices with, and consents, approvals or waivers by the FRB, the FDIC and applicable state banking agencies, the Georgia Department of Banking and Finance and other banking, regulatory, self-regulatory or enforcement authorities or any courts, administrative agencies or commissions or other Governmental Authorities and approval of or non-objection to such applications, filings and notices (taken together with the items listed in clause (i), the “Regulatory Approvals”), (iii) the filing with the SEC of the Proxy Statement-Prospectus and the Registration Statement and declaration of effectiveness of the Registration Statement, (iv) the filing of the Articles of Merger contemplated by Section 1.04(a) and the filing of documents with the FDIC, the Secretary of State of the State of Georgia or other applicable Governmental Authorities to cause the Bank Merger to become effective and (v) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of CBAN Common Stock pursuant to this Agreement and approval of listing of such CBAN Common Stock on the NASDAQ. Subject to the receipt of the approvals referred to in the preceding sentence, the Requisite LBC Shareholder Approval and as set forth on LBC Disclosure Schedule 3.06(a), the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by LBC do not and will not (1) constitute a breach or violation of, or a default under, the articles of incorporation, bylaws or similar governing documents of LBC or any of its respective Subsidiaries, (2) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to LBC or any of its Subsidiaries, or any of their respective properties or assets, (3) conflict with, result in a breach or violation of any provision of, or the loss of any benefit under, or a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under, result in the creation of any Lien under, result in a right of termination or the acceleration of any right or obligation (which, in each case, would have a material impact on LBC or could reasonably be expected to result in a financial obligation or penalty in excess of $50,000) under any permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, contract, franchise, agreement or other instrument or obligation of LBC or any of its Subsidiaries or to which LBC or any of its Subsidiaries, or their respective properties or assets is subject or bound, or (4) require the consent or approval of any third party or Governmental Authority under any such Law, rule or regulation or any judgment, decree, order, permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, contract, franchise, agreement or other instrument or obligation that would have a material impact on LBC or result in a material financial penalty.

(b)    As of the date hereof, LBC has no Knowledge of any reason (i) why the Regulatory Approvals referred to in Section 6.01(b) will not be received in customary time frames from the applicable Governmental Authorities having jurisdiction over the transactions contemplated by this Agreement or (ii) why any Burdensome Condition would be imposed.

Section 3.07    Financial Statements; Internal Controls.

(a)    LBC has previously delivered or made available to CBAN copies of LBC’s (i) audited consolidated financial statements (including the related notes and schedules thereto) for the years ended December 31, 2017, 2016 and 2015, accompanied by the unqualified audit reports of Porter Keadle Moore LLP, independent registered accountants (collectively, the “Audited Financial Statements”) and (ii) unaudited interim consolidated financial statements (including the related notes and schedules thereto) for the nine months ended September 30, 2018 (the “Unaudited Financial Statements” and collectively with the Audited Financial Statements, the “Financial Statements”). The Financial Statements (including any related notes and schedules thereto) are accurate and complete in all material respects and fairly present in all material respects the financial condition and the results of operations, changes in shareholders’ equity, and cash flows of LBC and its consolidated Subsidiaries as of the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, consistently applied, subject, in the case of the Unaudited Financial Statements, to normal, recurring year-end adjustments (the effect of which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to LBC) and the absence of notes and schedules (that, if presented, would not differ materially from those included in the Audited Financial Statements). No financial statements of any entity or enterprise other than LBC’s Subsidiaries are required by GAAP to be included in the consolidated financial statements of LBC. The audits of LBC have been conducted in accordance with GAAP. Since December 31, 2017, neither LBC nor any of its Subsidiaries has any liabilities or obligations of a nature that would be required by GAAP to be set forth on its consolidated balance sheet or in the notes thereto except for liabilities reflected or reserved against in the Financial Statements and current liabilities incurred in the Ordinary Course of Business since December 31, 2017. True, correct and complete copies of the Financial Statements are set forth in LBC Disclosure Schedule 3.07(a).

(b)    The records, systems, controls, data and information of LBC and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of LBC or its Subsidiaries or accountants (including all means of access thereto and therefrom). LBC and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. LBC has disclosed based on its most recent evaluations, to its outside auditors and the audit committee of the board of directors of LBC (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect LBC’s ability to record, process, summarize and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in LBC’s internal control over financial reporting.

(c)    Except as set forth in LBC Disclosure Schedule 3.07(c), since January 1, 2015, neither LBC nor any of its Subsidiaries nor, to LBC’s Knowledge, any director, officer, employee, auditor, accountant or representative of LBC or any of its Subsidiaries has received, or otherwise had or obtained Knowledge of, any material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of LBC or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that LBC or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

Section 3.08    Regulatory Reports.

Since January 1, 2015, LBC and its Subsidiaries have timely filed with the FRB, the FDIC, any SRO and any other applicable Governmental Authority, in correct form, the material reports, registration statements and other documents required to be filed under applicable Laws and regulations and have paid all fees and assessments due and payable in connection therewith, and such reports were complete and accurate and in compliance in all material respects with the requirements of applicable Laws and regulations. Other than normal examinations conducted by a Governmental Authority in the Ordinary Course of Business, no Governmental Authority has notified LBC or any of its Subsidiaries that it has initiated any proceeding or, to the Knowledge of LBC, threatened an investigation into the business or operations of LBC or any of its Subsidiaries since January 1, 2015. There is no material and unresolved violation, criticism or exception by any Governmental Authority with respect to any report or statement relating to any examinations or inspections of LBC or any of its Subsidiaries.

Section 3.09    Absence of Certain Changes or Events.

Except as set forth in LBC Disclosure Schedule 3.09, the Financial Statements or as otherwise contemplated by this Agreement, since December 31, 2017, (a) LBC and its Subsidiaries have carried on their respective businesses in all material respects in the Ordinary Course of Business, (b) there have been no events, changes or circumstances which have had, or are reasonable likely to have, individually or in the aggregate, a Material Adverse Effect with respect to LBC, and (c) neither LBC nor any of its Subsidiaries has taken any action or failed to take any action prior to the date of this Agreement which action or failure, if taken after the date of this Agreement, would constitute a material breach or violation of any of the covenants and agreements set forth in Section 5.01(a), Section 5.01(b), Section 5.01(c), Section 5.01(e), Section 5.01(g), Section 5.01(h), Section 5.01(j), Section 5.01(k), Section 5.01(u) or Section 5.01(y).

Section 3.10    Legal Proceedings.

(a)    There are no material civil, criminal, administrative or regulatory actions, suits, demand letters, demands for indemnification, claims, hearings, notices of violation, arbitrations, investigations, orders to show cause, market conduct examinations, notices of non-compliance or other proceedings of any nature pending or, to the Knowledge of LBC, threatened against LBC or any of its Subsidiaries or any of their current or former directors or executive officers in their capacities as such, or to which LBC or any of its Subsidiaries or any of their current or former director or executive officer, in their capacities as such, is a party, including without limitation, any such actions, suits, demand letters, demands for indemnification, claims, hearings, notices of violation, arbitrations, investigations, orders to show cause, market conduct examinations, notices of non-compliance or other proceedings of any nature that would challenge the validity or propriety of the transactions contemplated by this Agreement.

(b)    There is no material injunction, order, judgment or decree or regulatory restriction imposed upon LBC or any of its Subsidiaries, or the assets of LBC or any of its Subsidiaries (or that, upon consummation of the Merger or the Bank Merger would apply to the Surviving Entity or any of its Subsidiaries or affiliates), and neither LBC nor any of its Subsidiaries has been advised of the threat of any such action, other than any such injunction, order, judgement or decree that is generally applicable to all Persons in businesses similar to that of LBC or any of LBC’s Subsidiaries.

Section 3.11    Compliance with Laws.

(a)    Except as disclosed on LBC Disclosure Schedule 3.11(a), LBC and each of its Subsidiaries is, and has been since January 1, 2015, in compliance in all material respects with all applicable federal, state, local and foreign Laws, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, Laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act, the Dodd-Frank Act, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act or the regulations implementing such statutes, all other applicable anti-money laundering Laws, fair lending Laws and other Laws relating to discriminatory lending, financing, leasing or business practices and all agency requirements relating to the origination, sale and servicing of mortgage loans. Neither LBC nor any of its Subsidiaries has been advised of any supervisory concerns regarding their compliance with the Bank Secrecy Act or related state or federal anti-money laundering laws, regulations and guidelines, including without limitation those provisions of federal regulations requiring (i) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (ii) the maintenance of records and (iii) the exercise of due diligence in identifying customers.

(b)    LBC and each of its Subsidiaries have all material permits, licenses, authorizations, orders and approvals of, and each has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted. All such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to LBC’s Knowledge, no suspension or cancellation of any of them is threatened.

(c)    Neither LBC nor any of its Subsidiaries has received, since January 1, 2015, written or, to LBC’s Knowledge, oral notification from any Governmental Authority (i) asserting that it is materially in non-compliance with any of the Laws which such Governmental Authority enforces or (ii) threatening to revoke any license, franchise, permit or governmental authorization.

Section 3.12    LBC Material Contracts; Defaults.

(a)    Other than the LBC Benefit Plans, neither LBC nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) which would entitle any present or former director, officer, employee, consultant or agent of LBC or any of its Subsidiaries to indemnification from LBC or any of its Subsidiaries; (ii) which grants any right of first refusal, right of first offer or similar right with respect to any assets or properties of LBC or its respective Subsidiaries; (iii) related to the borrowing by LBC or any of its Subsidiaries of money other than those entered into in the Ordinary Course of Business and any guaranty of any obligation for the borrowing of money, excluding endorsements made for collection, repurchase or resell agreements, letters of credit and guaranties made in the Ordinary Course of Business; (iv) which provides for payments to be made by LBC or any of its Subsidiaries upon a change in control thereof; (v) relating to the lease of personal property having a value in excess of

$25,000 individually or $50,000 in the aggregate; (vi) relating to any joint venture, partnership, limited liability company agreement or other similar agreement or arrangement; (vii) which relates to capital expenditures and involves future payments in excess of $50,000 individually or $125,000 in the aggregate; (viii) which relates to the disposition or acquisition of assets or any interest in any business enterprise outside the Ordinary Course of Business; (ix) which is not terminable on sixty (60) days or less notice and involving the payment of more than $30,000 per annum; (x) which contains a non-compete or client or customer non-solicit requirement or any other provision that restricts the conduct of any line of business by LBC or any of its Affiliates or upon consummation of the Merger will restrict the ability of the Surviving Entity or any of its Affiliates to engage in any line of business (including, for the avoidance of doubt, any exclusivity provision granted in favor of any third party) or which grants any right of first refusal, right of first offer or similar right or that limits or purports to limit the ability of LBC or any of its Subsidiaries (or, following consummation of the transactions contemplated hereby, CBAN or any of its Subsidiaries) to own, operate, sell, transfer, pledge or otherwise dispose of any assets or business; or (xi) pursuant to which LBC or any of its Subsidiaries may become obligated to invest in or contribute capital to any entity. Each contract, arrangement, commitment or understanding of the type described in this Section 3.12(a) is listed in in LBC Disclosure Schedule 3.12(a), and is referred to herein as a “LBC Material Contract.” LBC has previously made available to CBAN true, complete and correct copies of each such LBC Material Contract, including any and all amendments and modifications thereto.

(b)    Each LBC Material Contract is valid and binding on LBC and any of its Subsidiaries to the extent such Subsidiary is a party thereto, as applicable, and is in full force and effect and enforceable in accordance with its terms (assuming the due execution by each other party thereto, provided that LBC hereby represents and warrants that, to its Knowledge, each LBC Material Contract is duly executed by all such parties), subject to the Enforceability Exception and except where the failure to be valid, binding, enforceable and in full force and effect, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect with respect to LBC; and neither LBC nor any of its Subsidiaries is in default under any LBC Material Contract or other “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), to which it is a party, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a material default. No power of attorney or similar authorization given directly or indirectly by LBC or any of its Subsidiaries is currently outstanding.

(c)    LBC Disclosure Schedule 3.12(c) sets forth a true and complete list of all LBC Material Contracts pursuant to which consents, waivers or notices are or may be required to be given thereunder, in each case, prior to the performance by LBC of this Agreement and the consummation of the Merger, the Bank Merger and the other transactions contemplated hereby and thereby.

Section 3.13    Agreements with Regulatory Agencies.

Neither LBC nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is a recipient of any extraordinary supervisory letter from, or is subject to any order or directive by, or has adopted any board resolutions at the request of any Governmental Authority (each a “LBC Regulatory Agreement”) that restricts, or by its terms will in the future restrict, the conduct of LBC’s or any of its Subsidiaries’ business or that in any manner relates to their capital adequacy, credit or risk management policies, dividend policies, management, business or operations, nor has LBC or any of its Subsidiaries been advised by any Governmental Authority that it is considering issuing, initiating, ordering, requesting, recommending, or otherwise proceeding with (or is considering the appropriateness of any of the aforementioned actions) any LBC Regulatory Agreement. To LBC’s Knowledge, there are no investigations relating to any regulatory matters pending before any Governmental Authority with respect to LBC or any of its Subsidiaries.

Section 3.14    Brokers; Fairness Opinion.

Neither LBC nor any of its officers, directors or any of its Subsidiaries has employed any broker or finder or incurred, nor will it incur, any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except that LBC has engaged, and will pay a fee or commission to BSP Securities LLC (“BSP”), a subsidiary of Banks Street Partners, LLC (“LBC Financial Advisor”), in accordance with the terms of a letter agreement between LBC Financial Advisor and LBC, a true, complete and correct copy of which has been previously delivered by LBC to CBAN. LBC has received the opinion of the LBC Financial Advisor (and, when it is delivered in writing, a copy of such opinion will be promptly provided to CBAN) to the effect that, as of the date of this Agreement and based upon and subject to the qualifications and assumptions set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of shares of LBC Common Stock, and, as of the date of this Agreement, such opinion has not been withdrawn, revoked or modified.

Section 3.15    Employee Benefit Plans.

(a)    LBC Disclosure Schedule 3.15(a) sets forth a true and complete list of each LBC Benefit Plan. For purposes of this Agreement, “LBC Benefit Plans” means all benefit and compensation plans, contracts, policies or arrangements (i) covering current or former employees of LBC, any of its Subsidiaries or any of LBC’s related organizations described in Code Sections 414(b), (c) or (m), or any entity which is considered one employer with LBC, any of its Subsidiaries or Controlled Group Members under Section 4001 of ERISA or Section 414 of the Code (“ERISA Affiliates”) (such current employees collectively, the “LBC Employees”), (ii) covering current or former directors of LBC, any of its Subsidiaries, or ERISA Affiliates, or (iii) with respect to which LBC or any of its Subsidiaries has or may have any liability or contingent liability (including liability arising from ERISA Affiliates) including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA, health/welfare, employment, severance, change-of-control, fringe benefit, deferred compensation, defined benefit plan, defined contribution plan, stock option, stock purchase, stock appreciation rights, stock based, incentive, bonus plans, retirement plans and other policies, plans or arrangements whether or not subject to ERISA.

(b)    With respect to each LBC Benefit Plan, LBC has provided to CBAN true and complete copies of such LBC Benefit Plan, any trust instruments and insurance contracts forming a part of any LBC Benefit Plans and all amendments thereto, summary plan descriptions and summary of material modifications, IRS Form 5500 (for the three (3) most recently completed plan years), the most recent IRS determination, opinion, notification and advisory letters, with respect thereto and any correspondence from any regulatory agency. In addition, with respect to the LBC Benefit Plans for the three (3) most recently completed plan years, any plan financial statements and accompanying accounting reports, service contracts, fidelity bonds and employee and participant annual QDIA notice, safe harbor notice, or fee disclosures notices under 29 CFR 2550.404a-5, and nondiscrimination testing data and results under Code Sections 105(h), 125, 129, 401(k), and 401(m), as applicable, have been provided to CBAN.

(c)    All LBC Benefit Plans are in compliance in all material respects in form and operation with all applicable Laws, including ERISA and the Code. Each LBC Benefit Plan which is intended to be qualified under Section 401(a) of the Code (“LBC 401(a) Plan”) has received a favorable opinion, determination or advisory letter from the IRS, and to LBC’s Knowledge there is not any circumstance that could reasonably be expected to result in revocation of any such favorable determination, opinion or advisory letter or the loss of the qualification of such LBC 401(a) Plan under Section 401(a) of the Code, and nothing has occurred that would be expected to result in the LBC 401(a) Plan ceasing to be qualified under Section 401(a) of the Code. All LBC Benefit Plans have been administered in all material respects in accordance with their terms. There is no pending or, to LBC’s Knowledge, threatened litigation or regulatory action relating to the LBC Benefit Plans. Neither LBC nor any of its Subsidiaries has engaged in a transaction with respect to any LBC Benefit Plan that could subject LBC or any of its Subsidiaries to a tax or penalty under any Law including, but not limited to, Section 4975 of the Code or Section 502(i) of ERISA. No LBC 401(a) Plan has been submitted under or been the subject of an IRS voluntary compliance program submission that is still outstanding or that has not been fully corrected in accordance with a compliance statement issued by the IRS with respect to any applicable failures. There are no audits, inquiries or proceedings pending or, to LBC’s Knowledge, threatened by the IRS or the Department of Labor with respect to any LBC Benefit Plan. To LBC’s Knowledge, there are no current, pending, or threatened investigations by the IRS or the Department of Labor with respect to any LBC Benefit Plan.

(d)    No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by LBC, any of its Subsidiaries or any ERISA Affiliates with respect to any ongoing, frozen or terminated “single employer plan,” within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by LBC, any of its Subsidiaries or any ERISA Affiliates. Neither LBC nor any ERISA Affiliate has ever maintained a plan subject to Title IV of ERISA or Section 412 of the Code. None of LBC or any ERISA Affiliate has contributed to (or been obligated to contribute to) a “multiemployer plan” within the meaning of Section 3(37) of ERISA or a “multiple employer plan” within the meaning of ERISA Sections 4063 or 4064 or Code Section 413(c) at any time. Neither LBC nor any of its Subsidiaries or ERISA Affiliates have incurred, and there are no circumstances under which they could reasonably be expected to incur, liability under Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). Neither LBC nor any of its Subsidiaries has ever sponsored, maintained or participated in a multiple employer welfare arrangement as defined in ERISA Section 3(40) or a multiple employer plan, meaning a plan sponsored by two or more unrelated employers as described in Code Section 413(c). No notice of a “reportable event” within the meaning of Section 4043 of ERISA has been required to be filed for any LBC Benefit Plan or by any ERISA Affiliate or will be required to be filed, in either case, in connection with the transactions contemplated by this Agreement.

(e)    All contributions required to be made with respect to all LBC Benefit Plans have been timely made. No LBC Benefit Plan or single employer plan of an ERISA Affiliate has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 3012 of ERISA and no ERISA Affiliate has an outstanding funding waiver.

(f)    Except as set forth in LBC Disclosure Schedule 3.15(f), no LBC Benefit Plan provides life insurance, medical, surgical, hospitalization or other employee welfare benefits to any LBC Employee, or any of their affiliates, upon or following his or her retirement or termination of employment for any reason, except as may be required by Law.

(g)    All LBC Benefit Plans that are group health plans have been operated in all material respects in compliance with the group health plan continuation requirements of Section 4980B of the Code and all other applicable sections of ERISA and the Code, and no material liabilities arising under Code Section 4980H have occurred. LBC may amend or terminate any such LBC Benefit Plan at any time without incurring any liability thereunder for future benefits coverage at any time after such termination.

(h)    Except as otherwise provided for in this Agreement or as set forth in LBC Disclosure Schedule 3.15(h), neither the execution of this Agreement, shareholder approval of this Agreement or consummation of any of the transactions contemplated by this Agreement (individually or in conjunction with any other event) will (i) entitle any current or former LBC Employee to retention or other bonuses, parachute payments, non-competition payments, or any other payment, (ii) entitle any current or former LBC Employee to unemployment compensation, severance pay or any increase in severance pay upon any termination of employment, (iii) accelerate the time of payment or vesting (except as required by Law) or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other obligation pursuant to, any of the LBC Benefit Plans, (iv) result in any breach or violation of, or a default under, any of the LBC Benefit Plans, (v) result in any payment of any amount that would, individually or in combination with any other such payment, be an excess “parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code, or (vi) limit or restrict the right of LBC or, after the consummation of the transactions contemplated hereby, CBAN or any of its Subsidiaries, to merge, amend or terminate any of the LBC Benefit Plans.

(i)    Except as set forth in LBC Disclosure Schedule 3.15(i), (i) each LBC Benefit Plan that is a non-qualified deferred compensation plan or arrangement within the meaning of Section 409A of the Code, and any underlying award, is in compliance in all respects with Section 409A of the Code and (ii) no payment or award that has been made to any participant under a LBC Benefit Plan is subject to the interest and penalties specified in Section 409A(a)(1)(B) of the Code. Neither LBC nor any of its Subsidiaries (x) has any obligation to reimburse or indemnify any participant in a LBC Benefit Plan for any of the interest or penalties specified in Section 409A(a)(1)(B) of the Code that may be currently due or triggered in the future, or (y) except as set forth in LBC Disclosure Schedule 3.15(i), has been required to report to any Government Authority any correction or taxes due as a result of a failure to comply with Section 409A of the Code.

(j)    No LBC Benefit Plan provides for the gross-up or reimbursement of any Taxes imposed by Section 4999 of the Code or otherwise, and neither LBC nor any of its Subsidiaries has any obligation to reimburse or indemnify any party for such Taxes.

(k)    LBC has made available to CBAN copies of any Code Section 280G calculations (whether or not final) with respect to any disqualified individual, if applicable, in connection with the transactions contemplated by this Agreement.

(l)    LBC Disclosure Schedule 3.15(l) contains a schedule showing the monetary amounts payable or potentially payable, whether individually or in the aggregate (including good faith estimates of all amounts not subject to precise quantification as of the date of this Agreement) under any employment, change-in-control, severance or similar contract, plan or arrangement with or which covers any present or former director, officer, employee or consultant of LBC or any of its Subsidiaries who may be entitled to any such amount and identifying the types and estimated amounts of the in-kind benefits due under any LBC Benefit Plans (other than a plan qualified under Section 401(a) of the Code) for each such Person, specifying the assumptions in such schedule and providing estimates of other required contributions to any trusts for any related fees or expenses.

(m)    LBC and its Subsidiaries have correctly classified all individuals who directly or indirectly perform services for LBC or any of its Subsidiaries for purposes of each LBC Benefit Plan, ERISA and the Code.

Section 3.16    Labor Matters.

Neither LBC nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is there any proceeding pending or, to LBC’s Knowledge threatened, asserting that LBC or any of its Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel LBC or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute against LBC pending or, to LBC’s Knowledge, threatened, nor to LBC’s Knowledge is there any activity involving LBC Employees seeking to certify a collective bargaining unit or engaging in other organizational activity. To its Knowledge, LBC and its Subsidiaries have correctly classified all individuals who directly or indirectly perform services for LBC or any of its Subsidiaries for purposes of federal and state unemployment compensation Laws, workers’ compensation Laws and the rules and regulations of the U.S. Department of Labor. To LBC’s Knowledge, no officer of LBC or any of its Subsidiaries is in material violation of any employment contract, confidentiality, non-competition agreement or any other restrictive covenant.

Section 3.17    Environmental Matters.

(a) To its Knowledge, LBC and its Subsidiaries have been and are in material compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all permits required under Environmental Laws for the operation of their respective businesses, (b) there is no action or investigation by or before any Governmental Authority relating to or arising under any Environmental Laws that is pending or, to the Knowledge of LBC, threatened against LBC or any of its Subsidiaries or any real property or facility presently owned, operated or leased by LBC or any of its Subsidiaries or any predecessor (including in a fiduciary or agency capacity), (c) neither LBC nor any of its Subsidiaries has received any notice of or is subject to any liability, order, settlement, judgment, injunction or decree involving uncompleted, outstanding or unresolved requirements relating to or arising under Environmental Laws, (d) to the Knowledge of LBC, there have been no releases of Hazardous Substances at, on, under or affecting any of the real properties or facilities presently owned, operated or leased by LBC or any of its Subsidiaries or any predecessor (including in a fiduciary or agency capacity) in amount or condition that has resulted in or would reasonably be expected to result in liability to LBC or any of its Subsidiaries relating to or arising under any Environmental Laws, and (e) to the Knowledge of LBC, there are no underground storage tanks on, in or under any property currently owned, operated or leased by LBC or any of its Subsidiaries.

Section 3.18    Tax Matters.

(a)    Each of LBC and its Subsidiaries has duly and timely filed (taking into account all applicable extensions) all Tax Returns that it was required to file under applicable Laws, other than Tax Returns that are not yet due or for which a request for extension was timely filed consistent with requirements of applicable Law. All such Tax Returns were correct and complete in all material respects and have been prepared in compliance with all applicable Laws in all material respects. All material Taxes due and owing by LBC or any of its Subsidiaries (whether or not shown on any Tax Return) have been fully and timely paid. Neither LBC nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return. Neither LBC nor any of its Subsidiaries has ever received written notice of any claim by any Governmental Authority in a jurisdiction where LBC or such Subsidiary does not file Tax Returns that it is or may be subject to Taxes by that jurisdiction. There are no material Liens for Taxes (other than Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP) upon any of the assets of LBC or any of its Subsidiaries.

(b)    LBC and each of its Subsidiaries have collected or withheld and paid over to the appropriate Taxing Authority all amounts of Taxes required to have been collected or withheld and paid over by it, and has complied in all respects with all information reporting and backup withholding requirements under all applicable federal, state, local and foreign Laws in connection with amounts paid or owing to any Person, including Taxes required to have been collected or withheld and paid in connection with amounts paid or owing to any employee or independent contractor, creditor, shareholder or other third party, and Taxes required to be collected or withheld and paid pursuant to Sections 1441, 1442 and 3406 of the Internal Revenue Code or similar provisions under state, local or foreign Law.

(c)    No foreign, federal, state or local Tax audits or administrative or judicial Tax proceedings are currently being conducted or pending or threatened in writing, in each case, with respect to a material amount of Taxes of LBC or any of its Subsidiaries. Neither LBC nor any of its Subsidiaries has received from any foreign, federal, state or local taxing authority (including jurisdictions where LBC or any of its Subsidiaries have not filed Tax Returns) any (i) notice indicating an intent to open an audit, action, suit, proceeding, claim, investigation, examination, or other Litigation regarding any Tax or other review with respect to Taxes or (ii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by any taxing authority against LBC or any of its Subsidiaries which, in either case (i) or (ii), has not been fully paid or settled. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any Tax or deficiency against LBC or any of its Subsidiaries, and neither LBC nor any of its Subsidiaries has waived or extended the applicable statute of limitations for the assessment or collection of any Tax or agreed to a Tax assessment or deficiency.

(d)    LBC has delivered or made available to CBAN true and complete copies of the foreign, federal, state or local Tax Returns filed with respect to LBC or any of its Subsidiaries, and of all examination reports and statements of deficiencies assessed against or agreed to by LBC, in each case with respect to income Taxes, for taxable periods ended on or after December 31, 2014.

(e)    Neither LBC nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Neither LBC nor any of its Subsidiaries is a party to or is otherwise bound by any Tax allocation, sharing agreement or similar agreement pursuant to which it has any obligation to any Person with respect to Taxes (other than such an agreement (i) exclusively between or among LBC and its Subsidiaries, (ii) with customers, vendors, lessors or similar third parties entered into in the Ordinary Course of Business and not primarily related to Taxes or (iii) that will terminate as of the Closing Date without any further material payments being required to be made). Neither LBC nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was LBC), or (ii) has any liability for the Taxes of any Person (other than LBC and its Subsidiaries) under Regulations Section 1.1502-6 (or any similar provision of foreign, state or local Law), as a transferee or successor, by contract, or otherwise.

(f)    The most recent Financial Statements as of the date hereof reflect an adequate reserve, in accordance with GAAP, for all Taxes payable by LBC and its Subsidiaries for all taxable periods through the date of such Financial Statements. Since December 31, 2017, neither LBC nor any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the Ordinary Course of Business.

(g)    Neither LBC nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any: (i) change in method of accounting pursuant to Section 481 of the Code or any comparable provision under foreign, state or local Law for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of foreign, state or local Law) executed on or prior to the Closing Date; (iii) intercompany transactions or any excess loss account described in Regulations under Code Section 1502 (or any corresponding or similar provision of foreign, state or local Law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

(h)    Since January 1, 2015, neither LBC nor any of its Subsidiaries has distributed stock of another Person nor had its stock distributed by another Person in a transaction that was intended to be nontaxable and governed in whole or in part by Section 355 or Section 361 of the Code.

(i)    Neither LBC nor any of its Subsidiaries has been a party to any “listed transaction,” as defined in Section 6707A(c)(2) of the Code and Section 1.6011-4(b)(2) of the Regulations in any tax year.

(j)    Neither LBC nor any of its Subsidiaries (i) is a “controlled foreign corporation” as defined in Section 957 of the Code, (ii) is a “passive foreign investment company” within the meaning of Section 1297 of the Code, or (iii) has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(k)    Neither LBC nor any of its Subsidiaries has taken or agreed to take any action, or is aware of any fact or circumstance, that would be reasonably likely to prevent the Merger or the Bank Merger from qualifying for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 3.19    Investment Securities.

LBC Disclosure Schedule 3.19 sets forth as of September 30, 2018, the LBC Investment Securities, as well as any purchases or sales of LBC Investment Securities between September 30, 2018 to and including November 30, 2018, reflecting with respect to all such securities, whenever purchased or sold, descriptions thereof, CUSIP numbers, designations as securities “available for sale” or securities “held to maturity” (as those terms are used in ASC 320), book values, fair values and coupon rates, and any gain or loss with respect to any

LBC Investment Securities sold during such time period between September 30, 2018 and November 30, 2018. Neither LBC nor any of its Subsidiaries owns any of the outstanding equity of any savings bank, savings and loan association, savings and loan holding company, credit union, bank or bank holding company, insurance company, mortgage or loan broker or any other financial institution other than Calumet Bank.

Section 3.20    Derivative Transactions.

(a)    All Derivative Transactions entered into by LBC or any of its Subsidiaries or for the account of any of its customers were entered into in accordance in all material respects with applicable Laws and regulatory policies of any Governmental Authority, and in accordance in all material respects with the investment, securities, commodities, risk management and other policies, practices and procedures employed by LBC or any of its Subsidiaries, and were entered into with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with its advisers) and to bear the risks of such Derivative Transactions. LBC and each of its Subsidiaries have duly performed, in all material respects, all of their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

(b)    Each Derivative Transaction is listed in LBC Disclosure Schedule 3.20(b), and the financial position of LBC or its Subsidiaries under or with respect to each has been reflected in the books and records of LBC or its Subsidiaries in accordance with GAAP, and no material open exposure of LBC or its Subsidiaries with respect to any such instrument (or with respect to multiple instruments with respect to any single counterparty) exists, except as set forth in LBC Disclosure Schedule 3.20(b).

(c)    No Derivative Transaction, were it to be a Loan held by LBC or any of its Subsidiaries, would be classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List,” as such terms are defined by the FDIC’s uniform loan classification standards, or words of similar import.

Section 3.21    Regulatory Capitalization.

LBC and Calumet Bank are “well-capitalized,” as such term is defined in the applicable state and federal rules and regulations.

Section 3.22    Loans; Nonperforming and Classified Assets.

(a)    LBC Disclosure Schedule 3.22(a) sets forth all (i) loans, loan agreements, notes or borrowing arrangements and other extensions of credit (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) in which LBC or any of its Subsidiaries is a creditor which, as of November 30, 2018, was over sixty (60) days or more delinquent in payment of principal or interest, and (ii) Loans with any director, executive officer or 5% or greater shareholder of LBC or any of its Subsidiaries, or to the Knowledge of LBC, any affiliate of any of the foregoing. Set forth in LBC Disclosure Schedule 3.22(a) is a true, correct and complete list of (A) all of the Loans of LBC and its Subsidiaries that, as of November 30, 2018, were classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import by Calumet Bank, LBC or any bank examiner, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, together with the aggregate principal amount of such Loans by category of Loan (e.g., commercial, consumer, etc.), and (B) each Loan classified by Calumet Bank as a Troubled Debt Restructuring as defined by GAAP.

(b)    LBC Disclosure Schedule 3.22(b) identifies each asset of LBC or any of its Subsidiaries that as of November 30, 2018 was classified as other real estate owned (“OREO”) and the book value thereof as of November 30, 2018 as well as any assets classified as OREO between December 31, 2017 and November 30, 2018 and any sales of OREO between December 31, 2017 and November 30, 2018, reflecting any gain or loss with respect to any OREO sold.

(c)    Each Loan held in LBC’s or any of its Subsidiaries’ loan portfolio (each a “LBC Loan”) (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, is and has been secured by valid Liens which have been perfected and (iii) is a legal, valid and binding obligation of LBC and the obligor named therein, and, assuming due authorization, execution and delivery thereof by such obligor or obligors, enforceable in accordance with its terms, subject to the Enforceability Exception.

(d)    All currently outstanding LBC Loans were solicited, originated and currently exist in material compliance with all applicable requirements of Law and the notes or other credit or security documents with respect to each such outstanding LBC Loan are complete and correct in all material respects. There are no oral modifications or amendments or additional agreements related to the LBC Loans that are not reflected in the written records of LBC or its Subsidiary, as applicable. All such LBC Loans are owned by LBC or its Subsidiary free and clear of any Liens other than a blanket lien on qualifying loans provided to the Federal Home Loan Bank of Atlanta. No claims of defense as to the enforcement of any LBC Loan have been asserted in writing against LBC or any of its Subsidiaries for which there is a reasonable possibility of a material adverse determination, and LBC has no Knowledge of any acts or omissions which would give rise to any claim or right of rescission, set-off, counterclaim or defense for which there is a reasonable possibility of a material adverse determination to its Subsidiaries. Other than participation loans purchased by LBC from third parties that are described on LBC Disclosure Schedule 3.22(d), no LBC Loans are presently serviced by third parties and there is no obligation which could result in any LBC Loan becoming subject to any third party servicing.

(e)    Neither LBC nor any of its Subsidiaries is a party to any agreement or arrangement with (or otherwise obligated to) any Person which obligates LBC or any of its Subsidiaries to repurchase from any such Person any Loan or other asset of LBC or any of its Subsidiaries, unless there is a material breach of a representation or covenant by LBC or any of its Subsidiaries, and none of the agreements pursuant to which LBC or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

(f)    Neither LBC nor any of its Subsidiaries is now nor has it ever been since January 1, 2015, subject to any fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Authority relating to the origination, sale or servicing of mortgage or consumer Loans.

Section 3.23    Allowance for Loan and Lease Losses.

LBC’s allowance for loan and lease losses as reflected in each of (a) the latest balance sheet included in the Financial Statements and (b) in the balance sheet as of December 31, 2017 included in the Financial Statements, were, in the opinion of management, as of each of the dates thereof, in compliance in all material respects with LBC’s existing methodology for determining the adequacy of its allowance for loan and lease losses as well as the standards established by applicable Governmental Authority, the Financial Accounting Standards Board and GAAP.

Section 3.24    Trust Business; Administration of Fiduciary Accounts.

Neither LBC nor any of its Subsidiaries has offered or engaged in providing any individual or corporate trust services or administers any accounts for which it acts as a fiduciary, including, but not limited to, any accounts in which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor.

Section 3.25    Investment Management and Related Activities.

Except as set forth in LBC Disclosure Schedule 3.25, none of LBC, any LBC Subsidiary or any of their respective directors, officers or employees, in each of their respective capacities as a director, officer, or employee of LBC or any LBC Subsidiary, is required to be registered, licensed or authorized under the Laws of any Governmental Authority as an investment adviser, a broker or dealer, an insurance agency, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, investment adviser, representative or solicitor, a counseling officer, an insurance agent, a sales person or in any similar capacity with a Governmental Authority.

Section 3.26    Repurchase Agreements.

With respect to all agreements pursuant to which LBC or any of its Subsidiaries has purchased securities subject to an agreement to resell, if any, LBC or any of its Subsidiaries, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

Section 3.27    Deposit Insurance.

The deposits of Calumet Bank are insured by the FDIC in accordance with the Federal Deposit Insurance Act (“FDIA”) to the fullest extent permitted by Law, and Calumet Bank has paid all premiums and assessments and filed all reports required by the FDIA. No proceedings for the revocation or termination of such deposit insurance are pending or, to LBC’s Knowledge, threatened.

Section 3.28    Community Reinvestment Act, Anti-money Laundering and Customer Information Security.

Neither LBC nor any of its Subsidiaries is a party to any agreement with any individual or group regarding Community Reinvestment Act matters and neither LBC nor any of its Subsidiaries has Knowledge that any facts or circumstances exist which would cause LBC or any of its Subsidiaries: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act, and the regulations promulgated thereunder, or to be assigned a rating for Community Reinvestment Act purposes by federal or state bank regulators of lower than “satisfactory”; or (ii) to be deemed to be operating in violation of the Bank Secrecy Act and its implementing regulations (31 C.F.R. Part 103), the USA PATRIOT Act, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance with the applicable privacy of customer information requirements contained in any federal and state privacy Laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder. Furthermore, the boards of directors of LBC and its Subsidiaries has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Authority and that meets the requirements of Sections 352 and 326 of the USA PATRIOT Act.

Section 3.29    Transactions with Affiliates.

Except as set forth in LBC Disclosure Schedule 3.29, there are no outstanding amounts payable to or receivable from, or advances by LBC or any of its Subsidiaries to, and neither LBC nor any of its Subsidiaries is otherwise a creditor or debtor to (a) any director, executive officer, five percent (5%) or greater shareholder of LBC or any of its Subsidiaries or to any of their respective Affiliates or Associates, other than as part of the normal and customary terms of such person’s employment or service as a director with LBC or any of its Subsidiaries and other than deposits held by Calumet Bank in the Ordinary Course of Business, or (b) any other Affiliate of LBC or any of its Subsidiaries. Except as set forth in LBC Disclosure Schedule 3.29, neither LBC nor any of its Subsidiaries is a party to any transaction or agreement with any of its respective directors, executive officers or other Affiliates. All agreements between Calumet Bank and any of its Affiliates (or any company treated as an affiliate for purposes of such Law) comply, to the extent applicable, with Sections 23A and 23B of the Federal Reserve Act and Regulation W of the FRB.

Section 3.30    Tangible Properties and Assets.

(a)    LBC Disclosure Schedule 3.30(a) sets forth a true, correct and complete list of all real property owned by LBC and each of its Subsidiaries. Except as set forth in LBC Disclosure Schedule 3.30(a), LBC or its Subsidiaries has good and marketable title to, valid leasehold interests in or otherwise legally enforceable rights to use all of the real property, personal property and other assets (tangible or intangible), used, occupied and operated or held for use by it in connection with its business as presently conducted in each case, free and clear of any Lien, except for (i) statutory Liens for amounts not yet delinquent, and (ii) easements, rights of way, and other similar Liens that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties. There is no pending or, to LBC’s Knowledge, threatened legal, administrative, arbitral or other proceeding, claim, action or governmental or regulatory investigation of any nature with respect to the real property that LBC or any of its Subsidiaries owns, uses or occupies or has the right to use or occupy, now or in the future, including without limitation a pending or threatened taking of any of such real property by eminent domain. True and complete copies of all deeds or other documentation evidencing ownership of the real properties set forth in LBC Disclosure Schedule 3.30(a), and complete copies of the title insurance policies and surveys for each property, together with any mortgages, deeds of trust and security agreements to which such property is subject have been furnished or made available to CBAN.

(b)    LBC Disclosure Schedule 3.30(b) sets forth a true, correct and complete schedule of all leases, subleases, licenses and other agreements under which LBC or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, real property (the “Leases”). Each of the Leases is valid, binding and in full force and effect and neither LBC nor any of its Subsidiaries has received a written notice of, and otherwise has no Knowledge of any, default or termination with respect to any Lease. To LBC’s Knowledge, there has not occurred any event and no condition exists that would constitute a termination event or a breach by LBC or any of its Subsidiaries of, or default by LBC or any of its Subsidiaries in, the performance of any covenant, agreement or condition contained in any Lease. To LBC’s Knowledge, no lessor under a Lease is in material breach or default in the performance of any material covenant, agreement or condition contained in such Lease. LBC and each of its Subsidiaries has paid all rents and other charges to the extent due under the Leases. True and complete copies of all Leases for, or other documentation evidencing ownership of or a leasehold interest in, the properties listed in LBC Disclosure Schedule 3.30(b), have been furnished or made available to CBAN.

(c)    All buildings, structures, fixtures, building systems and equipment, and all components thereof, including the roof, foundation, load-bearing walls and other structural elements thereof, heating, ventilation, air conditioning, mechanical, electrical, plumbing and other building systems, environmental control, remediation and abatement systems, sewer, storm and waste water systems, irrigation and other water distribution systems, parking facilities, fire protection, security and surveillance systems, and telecommunications, computer, wiring and cable installations, included in the owned real property or the subject of the Leases are in good condition and repair (normal wear and tear excepted) and sufficient for the operation of the business of LBC and its Subsidiaries.

Section 3.31    Intellectual Property.

LBC Disclosure Schedule 3.31 sets forth a true, complete and correct list of all LBC Intellectual Property. LBC or its Subsidiaries owns or has a valid license to use all LBC Intellectual Property, free and clear of all Liens, royalty or other payment obligations (except for royalties or payments with respect to off-the-shelf Software at standard commercial rates). The LBC Intellectual Property constitutes all of the Intellectual Property necessary to carry on the business of LBC and its Subsidiaries as currently conducted. The LBC Intellectual Property is valid and enforceable and has not been cancelled, forfeited, expired or abandoned, and neither LBC nor any of its Subsidiaries has received notice challenging the validity or enforceability of LBC Intellectual Property. None of LBC or any of its Subsidiaries is, nor will any of them be as a result of the execution and delivery of this Agreement or the performance by LBC of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which LBC or any of its Subsidiaries is a party and pursuant to which LBC or any of its Subsidiaries is authorized to use any third-party patents, trademarks, service marks, copyrights, trade secrets or computer software, and neither LBC nor any of its Subsidiaries has received notice challenging LBC’s or any of its Subsidiaries’ license or legally enforceable right to use any such third-party intellectual property rights. The consummation of the transactions contemplated hereby will not result in the material loss or impairment of the right of LBC or any of its Subsidiaries to own or use any of LBC Intellectual Property.

Section 3.32    Insurance.

(a)    LBC Disclosure Schedule 3.32(a) identifies all of the insurance policies, binders or bonds currently maintained by LBC and its Subsidiaries (the “Insurance Policies”), including the insurer, policy numbers, amount of coverage, effective and termination dates and any pending claims thereunder involving more than $10,000. LBC and each of its Subsidiaries is insured with reputable insurers against such risks and in such amounts as the management of LBC reasonably has determined to be prudent in accordance with industry practices. All of the Insurance Policies are in full force and effect, neither LBC nor any Subsidiary has received notice of cancellation of any of the Insurance Policies or is otherwise aware that any insurer under any of the Insurance Policies has expressed an intent to cancel any such Insurance Policies, and neither LBC nor any of its Subsidiaries is in default thereunder, and all claims thereunder have been filed in due and timely fashion in all material respects.

(b)    LBC Disclosure Schedule 3.32(b) sets forth a true, correct and complete description of all bank owned life insurance (“BOLI”) owned by LBC or its Subsidiaries, including the value of its BOLI as of the end of the month prior to the date hereof. The value of such BOLI is and has been fairly and accurately reflected in the most recent balance sheet included in the Financial Statements in accordance with GAAP. All BOLI is owned solely by Calumet Bank, no other Person has any ownership claims with respect to such BOLI or proceeds of insurance derived therefrom and there is no split dollar or similar benefit under LBC’s BOLI. Neither LBC nor any of LBC’s Subsidiaries has any outstanding borrowings secured in whole or part by its BOLI.

Section 3.33    Antitakeover Provisions.

No “control share acquisition,” “business combination moratorium,” “fair price” or other form of antitakeover statute or regulation is applicable to this Agreement, the Plan of Merger and the transactions contemplated hereby and thereby.

Section 3.34    LBC Information.

The information relating to LBC and its Subsidiaries that is provided by or on behalf of LBC for inclusion in the Proxy Statement-Prospectus and the Registration Statement will not (with respect to the Proxy Statement-Prospectus, as of the date the Proxy Statement-Prospectus is first mailed to LBC’s shareholders and as of the date of the LBC Meeting, and with respect to the Registration Statement, as of the time the Registration Statement or any amendment or supplement thereto is declared effective under the Securities Act) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; provided, however, that any information contained in any LBC Report as of a later date shall be deemed to modify information as of an earlier date. The portions of the Proxy Statement-Prospectus relating to LBC and LBC’s Subsidiaries and other portions thereof within the reasonable control of LBC and its Subsidiaries will comply as to form in all material respects with the provisions of the Exchange Act, and the rules and regulations thereunder.

Section 3.35    Transaction Costs.

LBC Disclosure Schedule 3.35 sets forth attorneys’ fees, investment banking fees, accounting fees and other costs or fees of LBC and its Subsidiaries that, based upon reasonable inquiry, are expected to be paid or accrued through the Closing Date in connection with the Merger and the other transactions contemplated by this Agreement.

Section 3.36    Bank Holding Company.

LBC is regulated as a bank holding company under the Bank Holding Company Act of 1956, as amended.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF CBAN

Except as set forth in the disclosure schedule delivered by CBAN to LBC prior to or concurrently with the execution of this Agreement with respect to each such Section below (the “CBAN Disclosure Schedule”); provided, that (a) the mere inclusion of an item in the CBAN Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by CBAN that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on CBAN, and (b) any disclosures made with respect to a section of Article IV shall be deemed to qualify (1) any other section of Article IV specifically referenced or cross-referenced and (2) other sections of Article IV to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections, CBAN hereby represents and warrants to LBC as follows:

Section 4.01    Organization and Standing.

Each of CBAN and its Subsidiaries is (a) an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and (b) is duly licensed or qualified to do business and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified has not had, and is not reasonably likely to have, a Material Adverse Effect with respect to CBAN.

Section 4.02    Capital Stock.

The authorized capital stock of CBAN consists of 20,000,000 shares of CBAN Common Stock, and 10,000,000 shares of preferred stock. As of the date hereof, 8,444,908 shares of CBAN Common Stock were issued and outstanding and no shares of preferred stock were issued and outstanding. The outstanding shares of CBAN Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and have not been issued in violation of nor are they subject to preemptive rights of any CBAN shareholder. The shares of CBAN Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to preemptive rights. All shares of CBAN’s capital stock issued and outstanding have been issued in compliance with and not in violation of any applicable federal or state securities Laws.

Section 4.03    Corporate Power.

(a)    CBAN and each of its Subsidiaries has the corporate or similar power and authority to carry on its business as it is now being conducted and to own all of its properties and assets; and CBAN has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to receipt of all necessary approvals of Governmental Authorities and the Regulatory Approvals.

(b)    CBAN has made available to LBC a complete and correct copy of its articles of incorporation and bylaws or equivalent organizational documents, each as amended to date, of CBAN and each of its Subsidiaries. Neither CBAN nor any of its Subsidiaries is in violation of any of the terms of its articles of incorporation, bylaws or equivalent organizational documents.

Section 4.04    Corporate Authority.

This Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of CBAN on or prior to the date hereof. CBAN has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by LBC, this Agreement is a valid and legally binding obligation of CBAN, enforceable in accordance with its terms, subject to the Enforceability Exception.

Section 4.05    SEC Documents; Financial Statements.

(a)    CBAN has filed all required reports, forms, schedules, registration statements and other documents with the SEC that it has been required to file since January 1, 2015 (the “CBAN Reports”), and has paid all fees and assessments due and payable in connection therewith. As of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), the CBAN Reports complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such CBAN Reports, and none of the CBAN Reports when filed with the SEC, or if amended prior to the date hereof, as of the date of such amendment, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, no executive officer of CBAN has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the CBAN Reports.

(b)    The consolidated financial statements of CBAN (or incorporated by reference) included (or incorporated by reference) in the CBAN Reports (including the related notes, where applicable) complied as to form, as of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), in all material respects, with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (except, in the case of unaudited statements, as permitted by the rules of the SEC), have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be disclosed therein), and fairly present, in all material respects, the consolidated financial position of CBAN and its Subsidiaries and the consolidated results of operations, changes in shareholders’ equity and cash flows of such companies as of the dates and for the periods shown. The books and records of CBAN and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements, reflect only actual transactions and there are no material misstatements, omissions, inaccuracies or discrepancies contained or reflected therein.

(c)    CBAN (x) has established and maintained disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, and (y) has disclosed, based on its most recent evaluation, to its outside auditors and the audit committee of CBAN’s board of directors (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect CBAN’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in CBAN’s internal control over financial reporting. These disclosures were made in writing by management to CBAN’s auditors and audit committee. There is no reason to believe that CBAN’s outside auditors and its Chief Executive Officer and Chief Financial Officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(d)    Since January 1, 2015, neither CBAN nor any of its Subsidiaries nor, to CBAN’s Knowledge, any director, officer, employee, auditor, accountant or representative of CBAN or any of its Subsidiaries has received, or otherwise had or obtained Knowledge of, any material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of CBAN or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that CBAN or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

Section 4.06    Regulatory Reports.

Since January 1, 2015, CBAN and each of its Subsidiaries has timely filed with the SEC, FRB, FDIC, any SRO and any other applicable Governmental Authority, in correct form, all reports, registration statements and other documents required to be filed under applicable Laws and regulations and have paid all fees and assessments due and payable in connection therewith, and such reports were complete and accurate and in compliance in all material respects with the requirements of applicable Laws and regulations, except where the failure to file such report or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect with respect to CBAN. Except for normal examinations conducted by a Governmental Authority in the regular course of the business of CBAN and its Subsidiaries, no Governmental Authority has notified CBAN that it has initiated or has pending any proceeding or, to the Knowledge of CBAN threatened an investigation into the business or operations of CBAN or any of its Subsidiaries since January 1, 2015, except where such proceedings or investigation would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect with respect to CBAN. There is no unresolved violation, criticism or exception by any Governmental Authority with respect to any report filed by, or relating to any examinations or inspections by any such Governmental Authority of CBAN or any of its Subsidiaries which would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect with respect to CBAN.

Section 4.07    Regulatory Approvals; No Defaults.

No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority are required to be made or obtained by CBAN or any of its Subsidiaries in connection with the execution, delivery or performance by CBAN of this Agreement or to consummate the transactions contemplated by this Agreement, including the Bank Merger, except for (i) the Regulatory Approvals, (ii) the filing with the SEC and the filing and declaration of effectiveness of the Registration Statement, (iii) the filing of the Articles of Merger contemplated by Section 1.04(a) and the filing of documents with the FDIC, the Secretary of State of the State of Georgia or other applicable state banking agencies to cause the Bank Merger to become effective, (iv) such other filings and reports as required pursuant to the Exchange Act and the rules and regulations promulgated thereunder, or applicable stock exchange requirements, (v) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules and regulations of any applicable SRO and the rules of the NASDAQ and (vi) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of CBAN Common Stock pursuant to this Agreement and approval of listing of such CBAN Common Stock on the NASDAQ. Subject to the receipt of the approvals referred to in the preceding sentence, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by CBAN do not and will not, (1) constitute a breach or violation of, or a default under, the articles of incorporation and bylaws of CBAN, (2) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to CBAN or any of its Subsidiaries, or any of their respective properties or assets, (3) violate, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of CBAN or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or obligation to which CBAN or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound. As of the date hereof, CBAN has no Knowledge of any reason

(i) why the Regulatory Approvals and other necessary consents and approvals will not be received in order to permit consummation of the Merger and Bank Merger on a timely basis and (ii) why a Burdensome Condition would be imposed.

Section 4.08    CBAN Information.

The information relating to CBAN and its Subsidiaries that is supplied by or on behalf of CBAN for inclusion or incorporation by reference in the Proxy Statement-Prospectus and the Registration Statement will not (with respect to the Proxy Statement-Prospectus, as of the date the Proxy Statement-Prospectus is first mailed to LBC shareholders and as of the date of the LBC Meeting, and with respect to the Registration Statement, as of the time the Registration Statement or any amendment or supplement thereto is declared effective under the Securities Act) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; provided, however, that any information contained in any CBAN Report as of a later date shall be deemed to modify information as of an earlier date. The portions of the Proxy Statement-Prospectus relating to CBAN and CBAN’s Subsidiaries and other portions thereof within the reasonable control of CBAN and its Subsidiaries will comply as to form in all material respects with the provisions of the Exchange Act, and the rules and regulations thereunder.

Section 4.09    Absence of Certain Changes or Events.

Except as reflected or disclosed in CBAN’s Annual Report on Form 10-K for the year ended December 31, 2017 or in the CBAN Reports since December 31, 2017, as filed with the SEC, there has been no change or development with respect to CBAN and its assets and business or combination of such changes or developments which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect with respect to CBAN.

Section 4.10    Compliance with Laws.

(a)    CBAN and each of its Subsidiaries is, and has been since January 1, 2015, in compliance in all material respects with all applicable federal, state, local and foreign Laws, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, Laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act, the Dodd-Frank Act, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act or the regulations implementing such statutes, all other applicable anti-money laundering Laws, fair lending Laws and other Laws relating to discriminatory lending, financing, leasing or business practices and all agency requirements relating to the origination, sale and servicing of mortgage loans. Neither CBAN nor any of its Subsidiaries has been advised of any supervisory concerns regarding their compliance with the Bank Secrecy Act or related state or federal anti-money laundering laws, regulations and guidelines, including without limitation those provisions of federal regulations requiring (i) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (ii) the maintenance of records and (iii) the exercise of due diligence in identifying customers.

(b)    CBAN and each of its Subsidiaries have all material permits, licenses, authorizations, orders and approvals of, and each has made all filings and applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted. All such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to CBAN’s Knowledge, no suspension or cancellation of any of them is threatened.

(c)    Neither CBAN nor any of its Subsidiaries has received, since January 1, 2015, written or, to CBAN’s Knowledge, oral notification from any Governmental Authority (i) asserting that it is not in compliance with any of the Laws which such Governmental Authority enforces or (ii) threatening to revoke any license, franchise, permit or governmental authorization, except where such noncompliance of threatened revocation is not reasonably likely to have, a Material Adverse Effect with respect to CBAN.

Section 4.11    CBAN Regulatory Matters.

(a)    CBAN is regulated as a bank holding company under the Bank Holding Company Act of 1956, as amended.

(b)    The deposits of Colony Bank are insured by the FDIC in accordance with FDIA to the fullest extent permitted by Law, and Colony Bank has paid all premiums and assessments and filed all reports required by the FDIA. No proceedings for the revocation or termination of such deposit insurance are pending or, to CBAN’s Knowledge, threatened. Colony Bank received a rating of “satisfactory” in its most recent examination under the Community Reinvestment Act.

(c)    Since January 1, 2015, neither CBAN nor any of its Subsidiaries is party to, or the subject of, any cease-and-desist order, consent order, written agreement, order for civil money penalty, refund, restitution, prompt corrective action directive, memorandum of understanding, supervisory letter, individual minimum capital requirement, operating agreement, or any other formal or informal enforcement action issued or required by, or entered into with, any Governmental Authority. Neither CBAN nor any of its Subsidiaries has made, adopted, or implemented any commitment, board resolution, policy, or procedure at the request or recommendation of any Governmental Authority that limits in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its payment of dividends or distribution of capital, its credit or risk management, its compliance program, its management, its growth, or its business. Neither CBAN nor any of its Subsidiaries has Knowledge that any Governmental Authority is considering issuing, initiating, ordering, requesting, recommending, or otherwise proceeding with any of the items referenced in this paragraph.

Section 4.12    Brokers.

Neither CBAN nor any of its officers, directors or any of its Subsidiaries has employed any broker or finder or incurred, nor will it incur, any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except that CBAN has engaged, and will pay a fee or commission to Hovde Group LLC.

Section 4.13    Legal Proceedings.

(a)    Neither CBAN nor any of its Subsidiaries is a party to any, and there are no pending or, to CBAN’s Knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against CBAN or any of its Subsidiaries or any of their current or former directors or executive officers in their capacities as such that is reasonably likely to have a Material Adverse Effect on CBAN, or challenging the validity or propriety of the transactions contemplated by this Agreement.

(b)    There is no material injunction, order, judgment, decree or regulatory restriction (other than regulatory restrictions of general application to banks and bank holding companies) imposed upon CBAN, any of its Subsidiaries or the assets of CBAN or any of its Subsidiaries (or that, upon consummation of the Merger or the Bank Merger would apply to the Surviving Entity or any of its Subsidiaries or affiliates).

Section 4.14    Tax Matters.

(a)    Each of CBAN and its Subsidiaries has filed all material Tax Returns that it was required to file under applicable Laws, other than Tax Returns that are not yet due or for which a request for extension was timely filed consistent with requirements of applicable Law. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable Laws. All material Taxes due and owing by CBAN or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid. Since January 1, 2015, neither CBAN nor any of its Subsidiaries has received written notice of any claim by any Governmental Authority in a jurisdiction where CBAN or such Subsidiary does not file Tax Returns that it is or may be subject to Taxes by that jurisdiction. There are no material Liens for Taxes (other than Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP) upon any of the assets of CBAN or any of its Subsidiaries.

(b)    No foreign, federal, state or local Tax audits or administrative or judicial Tax proceedings are currently being conducted or pending or threatened in writing, in each case, with respect to a material amount of Taxes of CBAN or any of its Subsidiaries. Neither CBAN nor any of its Subsidiaries has received from any foreign, federal, state or local taxing authority (including jurisdictions where CBAN or any of its Subsidiaries have not filed Tax Returns) any (i) written notice indicating an intent to open an audit or other review with respect to Taxes or (ii) written notice of deficiency or proposed adjustment for any amount of material Tax proposed, asserted or assessed by any taxing authority against CBAN or any of its Subsidiaries which, in either case (i) or (ii), has not been fully paid or settled.

(c)    Neither CBAN nor any of its Subsidiaries has been a party to any “listed transaction,” as defined in Section 6707A(c)(2) of the Code and Section 1.6011-4(b)(2) of the Regulations in any tax year.

(d)    Neither CBAN nor any of its Subsidiaries (i) is a “controlled foreign corporation” as defined in Section 957 of the Code, (ii) is a “passive foreign investment company” within the meaning of Section 1297 of the Code, or (iii) has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(e)    Since January 1, 2015, neither CBAN nor any of its Subsidiaries has distributed stock of another Person nor had its stock distributed by another Person in a transaction that was intended to be nontaxable and governed in whole or in part by Section 355 or Section 361 of the Code.

(f)    Neither CBAN nor any of its Subsidiaries has taken or agreed to take any action, or is aware of any fact or circumstance, that would be reasonably likely to prevent the Merger or the Bank Merger from qualifying for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 4.15    Regulatory Capitalization.

CBAN and its Subsidiaries are “well-capitalized,” as such term is defined in the applicable state and federal rules and regulations.

Section 4.16    No Financing.

CBAN has and will have as of the Effective Time, without having to resort to external sources, sufficient capital to effect the transactions contemplated by this Agreement.

ARTICLE V

COVENANTS

Section 5.01    Covenants of LBC.

During the period from the date of this Agreement and continuing until the Effective Time or the earlier termination of this Agreement in accordance with its terms, except as expressly contemplated or permitted by this Agreement (including as set forth in the LBC Disclosure Schedule), required by Law or with the prior written consent of CBAN (which consent shall not be unreasonably withheld, conditioned or delayed), LBC shall carry on its business, including the business of each of its Subsidiaries, in the Ordinary Course of Business in all material respects and consistent with prudent banking practice. Without limiting the generality of the foregoing, LBC will use commercially reasonable efforts to (i) preserve its business organizations and assets intact, (ii) keep available to itself and CBAN the present services of the current officers and employees of LBC and its Subsidiaries, (iii) preserve for itself and CBAN the goodwill of its customers, employees, lessors and others with whom business relationships exist, and (iv) continue diligent collection efforts with respect to any delinquent loans and, to the extent within its control, not allow any material increase in delinquent loans. Without limiting the generality of and in furtherance of the foregoing, from the date of this Agreement until the Effective Time, except (x) as set forth in LBC Disclosure Schedule 5.01, (y) as otherwise expressly required by this Agreement, or (z) consented to in writing by CBAN (which consent shall not be unreasonably withheld, conditioned or delayed, and CBAN shall, when considering the reasonableness of any such request, take into account the preservation of the franchise value of LBC and Calumet Bank as independent enterprises on a going-forward basis and the prevention of substantial deterioration of the properties of LBC and its Subsidiaries), LBC shall not and shall not permit its Subsidiaries to:

(a)    Stock. (i) Issue, sell, grant, pledge, dispose of, encumber or otherwise permit to become outstanding, or authorize the creation of, any additional shares of its stock, any Rights, any new award or grant under the LBC Stock Plans or otherwise, or any other securities (including units of beneficial ownership interest in any partnership or limited liability company), or enter into any agreement with respect to the foregoing, (ii) except as expressly permitted by this Agreement, accelerate the vesting of any existing Rights, or (iii) except as expressly permitted by this Agreement, directly or indirectly change (or establish a record date for changing), adjust, split, combine, redeem, reclassify, exchange, purchase or otherwise acquire any shares of its capital stock, or any other securities (including units of beneficial ownership interest in any partnership or limited liability company) convertible into or exchangeable for any additional shares of stock, any Rights issued and outstanding prior to the Effective Time.

(b)    Dividends; Other Distributions. Make, declare, pay or set aside for payment of dividends payable in cash, stock or property on or in respect of, or declare or make any distribution on, any shares of its capital stock, except for dividends from wholly owned Subsidiaries to LBC.

(c)    Compensation; Employment Agreements, Etc. Enter into or amend or renew any employment, consulting, compensatory, severance, retention or similar agreements or arrangements with any director, officer or employee of LBC or any of its Subsidiaries, or grant any salary, wage or fee increase or increase any employee benefit or pay any incentive or bonus payments, except, in each case, (i) normal increases in base salary to employees in the Ordinary Course of Business and pursuant to policies currently in effect, provided that, such increases shall not result in an annual adjustment in base compensation (which includes base salary and any other compensation other than bonus payments) of more than 5% for any individual or 3% in the aggregate for all employees of LBC or any of its Subsidiaries other than annual increases in base compensation and year-end bonuses disclosed in LBC Disclosure Schedule 5.01(c), (ii) as specifically provided for by this Agreement (including, without limitation, as contemplated by Section 5.11 of this Agreement), (iii) as may be required by Law, (iv) to satisfy the contractual obligations existing as of the date hereof set forth on LBC Disclosure Schedule 3.15(l), or (iv) as otherwise set forth in LBC Disclosure Schedule 5.01(c).

(d)    Hiring. Hire any person as an employee or officer of LBC or any of its Subsidiaries, except for at-will employment at an annual rate of base salary not to exceed $80,000 to fill vacancies that may arise from time to time in the Ordinary Course of Business.

(e)    Benefit Plans. Enter into, establish, adopt, amend, modify or terminate (except (i) as may be required by or to make consistent with applicable Law, subject to the provision of prior written notice to and consultation with respect thereto with CBAN, (ii) to satisfy contractual obligations existing as of the date hereof and set forth in LBC Disclosure Schedule 5.01(e), (iii) as previously disclosed to CBAN and set forth in LBC Disclosure

Schedule 5.01(e), or (iv) as may be required pursuant to the terms of this Agreement) any LBC Benefit Plan or other pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any current or former director, officer or employee of LBC or any of its Subsidiaries.

(f)    Transactions with Affiliates. Except pursuant to agreements or arrangements in effect on the date hereof and set forth in LBC Disclosure Schedule 5.01(f), pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any Affiliates or Associates of any of its officers or directors other than compensation or business expense advancements or reimbursements in the Ordinary Course of Business.

(g)    Dispositions. Except in the Ordinary Course of Business, sell, license, lease, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its rights, assets, deposits, business or properties or cancel or release any indebtedness owed to LBC or any of its Subsidiaries.

(h)    Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the Ordinary Course of Business) all or any portion of the assets, debt, business, deposits or properties of any other entity or Person, except for purchases specifically approved by CBAN pursuant to any other applicable paragraph of this Section 5.01.

(i)    Capital Expenditures. Make any capital expenditures in amounts exceeding $50,000 individually, or $250,000 in the aggregate, provided that CBAN shall grant or deny its consent to emergency repairs or replacements necessary to prevent substantial deterioration of the condition of a property within two (2) Business Days of its receipt of a written request from LBC.

(j)    Governing Documents. Amend LBC’s articles of incorporation or bylaws or any equivalent documents of LBC’s Subsidiaries.

(k)    Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by applicable Laws or GAAP or applicable accounting requirements of any Governmental Authority, in each case, including changes in the interpretation or enforcement thereof.

(l)    Contracts. Except as set forth in LBC Disclosure Schedule 5.01(l), enter into, amend, modify, terminate, extend, or waive any material provision of, any LBC Material Contract, Lease or Insurance Policy, or make any change in any instrument or agreement governing the terms of any of its securities, or material lease, license or contract, other than normal renewals of contracts, licenses and leases without material adverse changes of terms with respect to LBC or any of its Subsidiaries, or enter into any contract that would constitute a LBC Material Contract if it were in effect on the date of this Agreement, except for any amendments, modifications or terminations reasonably requested by CBAN.

(m)    Claims. Other than settlement of foreclosure actions in the Ordinary Course of Business, (i) enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which LBC or any of its Subsidiaries is or becomes a party after the date of this Agreement, which settlement or agreement involves payment by LBC or any of its Subsidiaries of an amount which exceeds $75,000 individually or $150,000 in the aggregate and/or would impose any material restriction on the business of LBC or any of its Subsidiaries or (ii) waive or release any material rights or claims, or agree or consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting its business or operations.

(n)    Banking Operations. (i) Enter into any material new line of business, introduce any material new products or services, any material marketing campaigns or any material new sales compensation or incentive programs or arrangements; (ii) change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating policies, except as required by applicable Law, regulation or policies imposed by any Governmental Authority; (iii) make any material changes in its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service Loans, its hedging practices and policies; and (iv) incur any material liability or obligation relating to retail banking and branch merchandising, marketing and advertising activities and initiatives except in the Ordinary Course of Business.

(o)    Derivative Transactions. Enter into any Derivative Transaction.

(p)    Indebtedness. Incur any indebtedness for borrowed money other than in the Ordinary Course of Business consistent with past practice with a term not in excess of twelve (12) months (other than creation of deposit liabilities or sales of certificates of deposit in the Ordinary Course of Business), or incur, assume or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise) of any other Person, other than the issuance of letters of credit in the Ordinary Course of Business and in accordance with the restrictions set forth in Section 5.01(s).

(q)    Investment Securities. (i) Other than in accordance with LBC’s investment guidelines, acquire, sell or otherwise dispose of any debt security or equity investment or any certificates of deposits issued by other banks, nor (ii) change the classification method for any of the LBC Investment Securities from “held to maturity” to “available for sale” or from “available for sale” to “held to maturity,” as those terms are used in ASC 320.

(r)    Deposits. Other than in the Ordinary Course of Business, make any changes to deposit pricing.

(s)    Loans. Except for loans or extensions of credit approved and/or committed as of the date hereof that are listed in LBC Disclosure Schedule 5.01(s), (i) make, renew, renegotiate, increase, extend or modify any (A) unsecured loan, if the amount of such unsecured loan, together with any other outstanding unsecured loans made by LBC or any of its Subsidiaries to such borrower or its Affiliates, would be in excess of $100,000, in the aggregate, (B) loan secured by other than a first lien in excess of $500,000, (C) loan in excess of FFIEC regulatory guidelines relating to loan to value ratios, (D) loan secured by a first lien residential mortgage and with no loan policy exceptions in excess of $750,000, (E) secured loan over $2,000,000, (F) any loan that is not made in conformity with LBC’s ordinary course lending policies and guidelines in effect as of the date hereof, or (G) loan, whether secured or unsecured, if the amount of such loan, together with any other outstanding loans (without regard to whether such other loans have been advanced or remain to be advanced), would result in the aggregate outstanding loans to any borrower of LBC or any of its Subsidiaries (without regard to whether such other loans have been advanced or remain to be advanced) to exceed $2,000,000, (ii) sell any loan or loan pools in excess of $1,000,000 in principal amount or sale price (other than residential mortgage loan pools sold in the Ordinary Couse of Business), or (iii) acquire any servicing rights, or sell or otherwise transfer any loan where LBC or any of its Subsidiaries retains any servicing rights. Any loan in excess of the limits set forth in this Section 5.01(s) shall require the prior written approval of the Chief Executive Officer or Chief Credit Officer of Colony Bank, which approval or rejection shall be given in writing within one (1) Business Day after the loan package is delivered to such individual.

(t)    Investments or Developments in Real Estate. Make any investment or commitment to invest in real estate or in any real estate development project other than by way of foreclosure or deed in lieu thereof or make any investment or commitment to develop, or otherwise take any actions to develop any real estate owned by LBC or its Subsidiaries.

(u)    Taxes. Except as required by applicable Law, make or change any material Tax election, file any material amended Tax Return, enter into any material closing agreement with respect to Taxes, settle or compromise any material liability with respect to Taxes, agree to any material adjustment of any Tax attribute, file any claim for a material refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment, provided that, for purposes of this Section 5.01(u), “material” means affecting or relating to $75,000 or more in Taxes or $150,000 or more of taxable income.

(v)    Compliance with Agreements. Commit any act or omission which constitutes a material breach or default by LBC or any of its Subsidiaries under any agreement with any Governmental Authority or under any LBC Material Contract, Lease or other material agreement or material license to which LBC or any of its Subsidiaries is a party or by which any of them or their respective properties are bound or under which any of them or their respective assets, business, or operations receives benefits.

(w)    Environmental Assessments. Foreclose on or take a deed or title to any real estate other than single-family residential properties without first conducting an ASTM International (“ASTM”) E1527-13 Phase I Environmental Site Assessment (or any applicable successor standard) of the property that satisfies the requirements of 40 C.F.R. Part 312 (“Phase I”), or foreclose on or take a deed or title to any real estate other than single-family residential properties if such environmental assessment indicates the presence or likely presence of any Hazardous Substances under conditions that indicate an existing release, a past release, or a material threat of a release of any Hazardous Substances into structures on the property or into the ground, ground water, or surface water of the property.

(x)    Adverse Actions. Take any action or knowingly fail to take any action not contemplated by this Agreement that is intended or is reasonably likely to (i) prevent, delay or impair LBC’s ability to consummate the Merger or the transactions contemplated by this Agreement or (ii) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 5.01.

(y)    Capital Stock Purchase. Directly or indirectly repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

(z)    Facilities. Except as required by Law, file any application or make any contract or commitment for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production or servicing facility or automated banking facility, except for any change that may be requested by CBAN.

(aa)    Restructure. Merge or consolidate itself or any of its Subsidiaries with any other Person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its Subsidiaries.

(bb)    Commitments. (i) Enter into any contract with respect to, or otherwise agree or commit to do, or adopt any resolutions of its board of directors or similar governing body in support of, any of the foregoing or (ii) take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger not being satisfied in any material respect or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable Law.

Section 5.02    Covenants of CBAN.

(a)    Affirmative Covenants. From the date hereof until the Effective Time, CBAN will carry on its business consistent with prudent banking practices and in compliance in all material respects with all applicable Laws.

(b)    Negative Covenants. From the date hereof until the Effective Time, CBAN shall not and shall not permit any of its Subsidiaries to take any action or knowingly fail to take any action not contemplated by this Agreement that is intended or is reasonably likely to (i) prevent, delay or impair CBAN’s ability to consummate the Merger or the transactions contemplated by this Agreement or (ii) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 5.02. Except as expressly permitted or contemplated by this Agreement, or as required by applicable law or a Governmental Authority, or with the prior written consent of LBC during the period from the date of this Agreement to the Effective Time, CBAN shall not, and shall not permit any of its Subsidiaries to:

(i)    Take any action that is intended or is reasonably likely to result in the Merger or the Bank Merger failing to qualify as a “reorganization” under Section 368(a) of the Code;

(ii)    Take any action that is likely to materially impair CBAN’s ability to perform any of its obligations under this Agreement or Colony Bank to perform any of its obligations under the Bank Plan of Merger; or

(iii)    Agree or commit to do any of the foregoing.

Section 5.03    Commercially Reasonable Efforts.

Subject to the terms and conditions of this Agreement, each of the Parties agrees to use commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, so as to permit consummation of the transactions contemplated hereby as promptly as practicable, including the satisfaction of the conditions set forth in Article  VI, and shall reasonably cooperate with the other Party to that end.

Section 5.04     LBC Shareholder Approval.

(a)    Following the execution of this Agreement, LBC shall take, in accordance in all material respects with applicable Law and the articles of incorporation and bylaws of LBC, all action necessary to convene a special meeting of its shareholders as promptly as practicable to consider and vote upon the approval of this Agreement and the transactions contemplated hereby (including the Merger) and any other matters required to be approved by LBC’s shareholders in order to permit consummation of the Merger and the transactions contemplated hereby (including any adjournment or postponement thereof, the “LBC Meeting”) and shall take all lawful action to solicit such approval by such shareholders. LBC shall use its reasonable best efforts to obtain the Requisite LBC Shareholder Approval to consummate the Merger and the other transactions contemplated hereby, and shall ensure that the LBC Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by LBC in connection with the LBC Meeting are solicited in compliance in all material respects with the GBCC, the articles of incorporation and bylaws of LBC, and all other applicable legal requirements. Except with the prior approval of CBAN, no other matters shall be submitted for the approval of LBC shareholders at the LBC Meeting.

(b)    Except to the extent provided otherwise in Section 5.09, the board of directors of LBC shall at all times prior to and during the LBC Meeting recommend approval of this Agreement by the shareholders of LBC and the transactions contemplated hereby (including the Merger) and any other matters required to be approved by LBC’s shareholders for consummation of the Merger and the transactions contemplated hereby (the “LBC Recommendation”) and shall not withhold, withdraw, amend, modify, change or qualify such recommendation in a manner adverse in any respect to the interests of CBAN or take any other action or make any other public statement inconsistent with such recommendation and the Proxy Statement-Prospectus shall include the LBC Recommendation. In the event that there is present at such meeting, in person or by proxy, sufficient favorable voting power to secure the Requisite LBC Shareholder Approval, LBC will not adjourn or postpone the LBC Meeting unless LBC is advised by counsel that failure to do so would result in a breach of the fiduciary duties of the board of directors of LBC. LBC shall keep CBAN updated with respect to the proxy solicitation results in connection with the LBC Meeting as reasonably requested by CBAN.

Section 5.05    Registration Statement; Proxy Statement-Prospectus; NASDAQ Listing.

(a)    CBAN and LBC agree to cooperate in the preparation of the Registration Statement to be filed by CBAN with the SEC in connection with the issuance of CBAN Common Stock in the transactions contemplated by this Agreement (including the Proxy Statement-Prospectus and all related documents). LBC shall use its reasonable best efforts to deliver to CBAN such financial statements and related analysis of LBC, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of LBC, as may be required in order to file the Registration Statement, and any other report required to be filed by CBAN with the SEC, in each case, in compliance in all material respects with applicable Laws, and shall, as promptly as practicable following execution of this Agreement, prepare and deliver drafts of such information to CBAN to review. Within forty-five (45) days of the date of this Agreement, CBAN shall file with the SEC the Registration Statement. Each of CBAN and LBC agree to use their respective commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as reasonably practicable after the filing thereof and to maintain such effectiveness for as long as necessary to consummate the Merger and the other transactions contemplated by this Agreement. CBAN also agrees to use commercially reasonable efforts to obtain any necessary state securities Law or “blue sky” permits and approvals required to carry out the transactions contemplated by this Agreement. LBC agrees to cooperate with CBAN and CBAN’s counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from LBC’s independent auditors in connection with the Registration Statement and the Proxy Statement-Prospectus. After the Registration Statement is declared effective under the Securities Act, LBC, at its own expense, shall promptly mail or cause to be mailed the Proxy Statement-Prospectus to its shareholders.

(b)    CBAN will advise LBC, promptly after CBAN receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of CBAN Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or upon the receipt of any comments (whether written or oral) from the SEC or its staff. CBAN will provide LBC and its counsel with a reasonable opportunity to review and comment on the Registration Statement and the Proxy Statement-Prospectus, and all responses to requests for additional information by and replies to comments of the SEC prior to filing such with, or sending such to, the SEC, and CBAN will provide LBC and its counsel with a copy of all such filings made with the SEC. If at any time prior to the Effective Time there shall occur any event that should be disclosed in an amendment or supplement to the Proxy Statement-Prospectus or the Registration Statement so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, CBAN shall use its commercially reasonable efforts to promptly prepare and file such amendment or supplement with the SEC (if required under applicable Law) and cooperate with LBC to mail such amendment or supplement to LBC shareholders (if required under applicable Law).

(c)    CBAN will use its commercially reasonable efforts to cause the shares of CBAN Common Stock to be issued in connection with the transactions contemplated by this Agreement to be approved for listing on NASDAQ, subject to official notice of issuance, prior to the Effective Time.

Section 5.06    Regulatory Filings; Consents.

(a)    Each of CBAN and LBC and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts (i) to promptly prepare all documentation (including the Registration Statement and the Proxy Statement-Prospectus), and to effect all filings, to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement, the Regulatory Approvals and all other consents and approvals of a Governmental Authority required to consummate the Merger in the manner contemplated herein, (ii) to comply with the terms and conditions of such permits, consents, approvals and authorizations and (iii) to cause the transactions contemplated by this Agreement to be consummated as expeditiously as practicable; provided, however, notwithstanding the foregoing or anything to the contrary in this Agreement, nothing contained herein shall be deemed to require CBAN or any of its Subsidiaries or LBC or any of its Subsidiaries to take any non-standard action, or commit to take any such action, or agree to any non-standard condition or restriction, in connection with obtaining the foregoing permits, consents, approvals and authorizations of any Governmental Authority that would reasonably be likely to have a material and adverse effect (measured on a scale relative to LBC) on the condition (financial or otherwise), results of operations, liquidity, assets or deposit liabilities, properties or business of CBAN, LBC, the Surviving Entity or the Surviving Bank, after giving effect to the Merger (“Burdensome Condition”). CBAN and LBC will furnish each other and each other’s counsel with all information concerning themselves, their Subsidiaries, directors, trustees, officers and shareholders and such other matters as may be necessary or advisable in connection with any application, petition or any other statement or application made by or on behalf of CBAN or LBC to any Governmental Authority in connection with the transactions contemplated by this Agreement. Each Party shall have the right to review and approve in advance all characterizations of the information relating to such party and any of its Subsidiaries that appear in any filing made in connection with the transactions contemplated by this Agreement with any Governmental Authority. In addition, CBAN and LBC shall each furnish to the other for review a copy of each such filing made in connection with the transactions contemplated by this Agreement with any Governmental Authority prior to its filing.

(b)    LBC will use its commercially reasonable efforts, and CBAN shall reasonably cooperate with LBC at LBC’s request, to obtain all consents, approvals, authorizations, waivers or similar affirmations described on LBC Disclosure Schedule 3.12(c). Each Party will notify the other Party promptly and shall promptly furnish the other Party with copies of notices or other communications received by such Party or any of its Subsidiaries of any communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from such Party, its Subsidiaries or its representatives). LBC will consult with CBAN and its representatives as often as practicable under the circumstances so as to permit LBC and CBAN and their respective representatives to cooperate to take appropriate measures to obtain such consents and avoid or mitigate any adverse consequences that may result from the foregoing.

Section 5.07    Publicity.

CBAN and LBC shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other Party, which shall not be unreasonably delayed or withheld; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements as may upon the advice of counsel be required by Law or the rules and regulations of any stock exchanges. It is understood that CBAN shall assume primary responsibility for the preparation of joint press releases relating to this Agreement, the Merger and the other transactions contemplated hereby.

Section 5.08    Access; Current Information.

(a)    For the purposes of verifying the representations and warranties of the other and preparing for the Merger and the other matters contemplated by this Agreement, upon reasonable notice and subject to applicable Laws, LBC agrees to afford CBAN and its officers, employees, counsel, accountants and other authorized representatives such access during normal business hours at any time and from time to time throughout the period prior to the Effective Time to LBC’s and its Subsidiaries’ books, records (including, without limitation, Tax Returns and work papers of independent auditors), information technology systems, business, properties and personnel and to such other information relating to them as CBAN may reasonably request and LBC shall use its commercially reasonable efforts to provide any appropriate notices to employees and/or customers in accordance with applicable Law and LBC’s privacy policy and, during such period, LBC shall furnish to CBAN, upon CBAN’s reasonable request, all such other information concerning the business, properties and personnel of LBC and its Subsidiaries that is substantially similar in scope to the information provided to CBAN in connection with its diligence review prior to the date of this Agreement.

(b)    For the purposes of verifying the representations and warranties of the other and preparing for the Merger and the other matters contemplated by this Agreement, during the period of time from the date of this Agreement to the Effective Time, upon reasonable notice and subject to applicable Laws, CBAN agrees to furnish to LBC such information as LBC may reasonably request concerning the business of CBAN and its Subsidiaries that is substantially similar in scope to the information provided to LBC in connection with its diligence review prior to the date of this Agreement.

(c)    As promptly as reasonably practicable after they become available, LBC will furnish to CBAN copies of the board packages distributed to the board of directors of LBC or any of its Subsidiaries, and minutes from the meetings thereof, copies of any internal management financial control reports showing actual financial performance against plan and previous period, and copies of any reports provided to the board of directors of LBC or any committee thereof relating to the financial performance and risk management of LBC.

(d)    During the period from the date of this Agreement to the Effective Time, at the reasonable request of either Party, the other Party will cause one or more of its designated representatives to confer with representatives of the requesting Party and to report the general status of the ongoing operations of the other Party and its Subsidiaries. Without limiting the foregoing, LBC agrees to provide to CBAN (i) to the extent permitted by applicable Law, a copy of each report filed by LBC or any of its Subsidiaries with a Governmental Authority, (ii) a copy of LBC’s monthly loan trial balance, and (iii) a copy of LBC’s monthly statement of condition and profit and loss statement and, if requested by CBAN, a copy of LBC’s daily statement of condition and daily profit and loss statement, in each case, which shall be provided as promptly as reasonably practicable after it is filed or prepared, as applicable. LBC further agrees to provide CBAN, no later than ten (10) Business Days following the end of each calendar month following the date hereof, any supplements to LBC Disclosure Schedule 3.19, LBC Disclosure Schedule 3.22(a), and LBC Disclosure Schedule 3.22(b) that would be required if the references to November 30, 2018 in each corresponding representation and warranty of LBC were changed to the date of the most recently ended calendar month.

(e)    No investigation by a Party or its representatives shall be deemed to modify or waive any representation, warranty, covenant or agreement of the other Party set forth in this Agreement, or the conditions to the respective obligations of CBAN and LBC to consummate the transactions contemplated hereby.

(f)    Notwithstanding anything to the contrary in this Section 5.08, LBC shall not be required to copy CBAN on any documents that disclose confidential discussions of this Agreement or the transactions contemplated hereby, that contain competitively sensitive business or other proprietary information filed under a claim of confidentiality (including any confidential supervisory information) or any other matter that LBC’s board of directors has been advised by counsel that such distribution to CBAN may violate a confidentiality obligation or fiduciary duty or any Law or regulation, or may result in a waiver of LBC’s attorney-client privilege. In the event any of the restrictions in this Section 5.08(f) shall apply, LBC shall use its commercially reasonable efforts to provide appropriate consents, waivers, decrees and approvals necessary to satisfy any confidentiality issues relating to documents prepared or held by third parties (including work papers), the Parties will make appropriate alternate disclosure arrangements, including adopting additional specific procedures to protect the confidentiality of sensitive material and to ensure compliance with applicable Laws.

Section 5.09    No Solicitation by LBC; Superior Proposals.

(a)    Except as permitted by Section 5.09(b), LBC shall not, and shall cause its Subsidiaries and each of their respective officers, directors and employees not to, and will not authorize any investment bankers, financial advisors, attorneys, accountants, consultants, affiliates or other agents of LBC or any of LBC’s Subsidiaries (collectively, the “LBC Representatives”) to, directly or indirectly, (i) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (ii) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any Person (other than

CBAN) any information or data with respect to LBC or any of its Subsidiaries or otherwise relating to an Acquisition Proposal; (iii) release any Person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which LBC is a party; or (iv) enter into any agreement, confidentiality agreement, agreement in principle or letter of intent with respect to any Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to an Acquisition Proposal. Any violation of the foregoing restrictions by any of the LBC Representatives, whether or not such LBC Representative is so authorized and whether or not such LBC Representative is purporting to act on behalf of LBC or otherwise, shall be deemed to be a breach of this Agreement by LBC. LBC and its Subsidiaries shall, and shall cause each of the LBC Representatives to, immediately cease and cause to be terminated any and all existing discussions, negotiations, and communications with any Persons with respect to any existing or potential Acquisition Proposal.

For purposes of this Agreement, “Acquisition Proposal” means any inquiry, offer or proposal (other than an inquiry, offer or proposal from CBAN), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an Acquisition Transaction.

For purposes of this Agreement, “Acquisition Transaction” means (A) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving LBC or any of its Subsidiaries; (B) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, a significant portion of the assets of LBC or any of its Subsidiaries; (C) any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing 20% or more of the votes attached to the outstanding securities of LBC or any of its Subsidiaries; (D) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning 20% or more of any class of equity securities of LBC or any of its Subsidiaries; or (E) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

For purposes of this Agreement, “Superior Proposal” means a bona fide, unsolicited Acquisition Proposal (i) that if consummated would result in a third party (or in the case of a direct merger between such third party and LBC or any of its Subsidiaries, the shareholders of such third party) acquiring, directly or indirectly, more than 50% of the outstanding LBC Common Stock or more than 50% of the assets of LBC and its Subsidiaries, taken as a whole, for consideration consisting of cash and/or securities and (ii) that the board of directors of LBC reasonably determines in good faith, after consultation with its outside financial advisor and outside legal counsel, (A) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein and the person making such Acquisition Proposal, and (B) taking into account any changes to this Agreement proposed by CBAN in response to such Acquisition Proposal, as contemplated by Section 5.09(c), and all financial, legal, regulatory and other aspects of such takeover proposal, including all conditions contained therein and the person making such proposal, is more favorable to the shareholders of LBC from a financial point of view than the Merger.

(b)    Notwithstanding Section 5.09(a) or any other provision of this Agreement, prior to the date of the LBC Meeting, LBC may take any of the actions described in Section 5.09(a) if, but only if, (i) LBC has received a bona fide unsolicited written Acquisition Proposal that did not result from a breach of Section 5.09(a); (ii) the board of directors of LBC reasonably determines in good faith, after consultation with and having considered the advice of its outside financial advisor and outside legal counsel, that (A) such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and (B) it is reasonably necessary to take such actions to comply with its fiduciary duties to LBC’s shareholders under applicable Law; (iii) LBC has provided CBAN with at least three (3) Business Days’ prior notice of such determination; and (iv) prior to furnishing or affording access to any information or data with respect to LBC or any of its Subsidiaries or otherwise relating to an Acquisition Proposal, LBC receives from such Person a confidentiality agreement with terms no less favorable to LBC than those contained in the confidentiality agreement with CBAN. LBC shall promptly provide to CBAN any non-public information regarding LBC or its Subsidiaries provided to any other Person which was not previously provided to CBAN, such additional information to be provided no later than the date of provision of such information to such other party.

(c)    LBC shall promptly (and in any event within twenty-four (24) hours) notify CBAN in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, LBC or the LBC Representatives, in each case in connection with any Acquisition Proposal, and such notice shall indicate the name of the Person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers (and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, providing copies of such materials (including e-mails or other electronic communications) except to the extent that such materials constitute confidential information of the party making such offer or proposal under an effective confidentiality agreement). LBC agrees that it shall keep CBAN informed, on a reasonably current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).

(d)    Neither the board of directors of LBC nor any committee thereof shall (i) withdraw, qualify, amend or modify, or propose to withdraw, qualify, amend or modify, in a manner adverse to CBAN in connection with the transactions contemplated by this Agreement (including the Merger), the LBC Recommendation, fail to reaffirm the LBC Recommendation within three (3) Business Days following a request by CBAN, or make any statement, filing or release, in connection with the LBC Meeting or otherwise, inconsistent with the LBC Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the LBC Recommendation); (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal; or (iii) enter into (or cause LBC or any of its Subsidiaries to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement (A) related to any Acquisition Transaction (other than a confidentiality agreement entered into in accordance with the provisions of Section 5.09(b)) or (B) requiring LBC to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement.

(e)    Notwithstanding Section 5.09(d), prior to the date of the LBC Meeting, the board of directors of LBC may withdraw, qualify, amend or modify the LBC Recommendation (a “LBC Subsequent Determination”) after the fifth (5th) Business Day following CBAN’s receipt of a notice (the “Notice of Superior Proposal”) from LBC advising CBAN that the board of directors of LBC has decided that a bona fide unsolicited written Acquisition Proposal that it received (that did not result from a breach of Section 5.09(a)) constitutes a Superior Proposal if, but only if, (i) the board of directors of LBC has determined in good faith, after consultation with and having considered the advice of outside legal counsel and its financial advisor, that it is reasonably necessary to take such actions to comply with its fiduciary duties to LBC’s shareholders under applicable Law, (ii) during the five (5) Business Day period after receipt of the Notice of Superior Proposal by CBAN (the “Notice Period”), LBC and the board of directors of LBC shall have cooperated and negotiated in good faith with CBAN to make such adjustments, modifications or amendments to the terms and conditions of this Agreement as would enable LBC to proceed with the LBC Recommendation without a LBC Subsequent Determination; provided, however, that CBAN shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement and (iii) at the end of the Notice Period, after taking into account any such adjusted, modified or amended terms as may have been proposed by CBAN since its receipt of such Notice of Superior Proposal, the board of directors of LBC has again in good faith made the determination (A) in clause (i) of this Section 5.09(e) and (B) that such Acquisition Proposal constitutes a Superior Proposal. In the event of any material revisions to the Superior Proposal, LBC shall be required to deliver a new Notice of Superior Proposal to CBAN and again comply with the requirements of this Section 5.09(e), except that the Notice Period shall be reduced to three (3) Business Days.

(f)    Notwithstanding any LBC Subsequent Determination, this Agreement shall be submitted to LBC’s shareholders at the LBC Meeting for the purpose of voting on the approval of this Agreement and the transactions contemplated hereby (including the Merger) and nothing contained herein shall be deemed to relieve LBC of such obligation; provided, however, that if the board of directors of LBC shall have made a LBC Subsequent Determination with respect to a Superior Proposal, then the board of directors of LBC may recommend approval of such Superior Proposal by the shareholders of LBC and may submit this Agreement to LBC’s shareholders without recommendation, in which event the board of directors of LBC shall communicate the basis for its recommendation of such Superior Proposal and the basis for its lack of a recommendation with respect to this Agreement and the transactions contemplated hereby to LBC’s shareholders in the Proxy Statement-Prospectus or an appropriate amendment or supplement thereto.

(g)    Nothing contained in this Section 5.09 shall prohibit LBC or the board of directors of LBC from complying with LBC’s obligations required under Rule 14e-2(a) promulgated under the Exchange Act; provided, however, that any such disclosure relating to an Acquisition Proposal (other than a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) shall be deemed a change in the LBC Recommendation unless the board of directors of LBC reaffirms the LBC Recommendation in such disclosure.

Section 5.10    Indemnification.

(a)    For a period of six (6) years from and after the Effective Time, and in any event subject to the provisions of Section 5.10(c)(iv), CBAN shall indemnify and hold harmless the present and former directors and officers of LBC and its Subsidiaries (each an “Indemnified Party”), against all costs, expenses (including reasonable attorney’s fees), judgments, fines, losses, claims, damages or liabilities or amounts that are paid in settlement (which settlement shall require the prior written consent of CBAN, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (each a “Claim”), arising out of actions or omissions of such persons in the course of performing their duties for LBC or any of its Subsidiaries occurring at or before the Effective Time (including the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time, to the same extent permitted under the organizational documents of LBC and its Subsidiaries in effect on the date of this Agreement to the extent permitted by applicable Law.

(b)    In connection with the indemnification provided pursuant to Section 5.10, CBAN and/or an CBAN Subsidiary will advance expenses, promptly after statements therefor are received, to each LBC Indemnified Party, to the same extent permitted under the organizational documents of LBC and its Subsidiaries in effect on the date of this Agreement to the extent permitted by applicable Law (provided the individual to whom expenses are advanced provides an undertaking to repay such advance if it is ultimately determined that such individual is not entitled to indemnification), including the payment of the fees and expenses of one counsel with respect to a matter, and one local counsel in each applicable jurisdiction, if necessary or appropriate, selected by such LBC Indemnified Party or multiple Indemnified Parties, it being understood that they collectively shall only be entitled to one counsel and one local counsel in each applicable jurisdiction where necessary or appropriate (unless a conflict shall exist between them in which case they may retain separate counsel), all such counsel shall be reasonably satisfactory to CBAN.

(c)    Any Indemnified Party wishing to claim indemnification under this Section 5.10 shall promptly notify CBAN upon learning of any Claim, provided that, failure to so notify shall not affect the obligation of CBAN under this Section 5.10, unless, and only to the extent that, CBAN is materially prejudiced in the defense of such Claim as a consequence. In the event of any such Claim (whether asserted or claimed prior to, at or after the Effective Time), (i) CBAN shall have the right to assume the defense thereof and CBAN shall not be liable to such Indemnified Parties for any legal expenses or other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) CBAN shall not be liable for any settlement effected without its prior written consent and (iv) CBAN shall have no obligation hereunder to any Indemnified Party if such indemnification would be in violation of any applicable federal or state banking Laws or regulations, or in the event that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable Laws and regulations, whether or not related to banking Laws.

(d)    For a period of six (6) years following the Effective Time, CBAN will maintain director’s and officer’s liability insurance (herein, “D&O Insurance”) that serves to reimburse the present and former officers and directors of LBC or its Subsidiaries (determined as of the Effective Time) with respect to claims against such directors and officers arising from facts or events occurring before the Effective Time (including the transactions contemplated hereby), which insurance will contain at least the same coverage and amounts, and contain terms and conditions no less advantageous to the Indemnified Party, as that coverage currently provided by LBC; provided that, if CBAN is unable to maintain or obtain the insurance called for by this Section 5.10, CBAN will provide as much comparable insurance as is reasonably available (subject to the limitations described below in this Section 5.10(d)); and provided, further, that officers and directors of LBC or its Subsidiaries may be required to make application and provide customary representations and warranties to the carrier of the D&O Insurance for the purpose of obtaining such insurance. In no event shall CBAN be required to expend for such tail insurance a premium amount in excess of an amount equal to 100% of the annual premiums paid by LBC for D&O Insurance in effect as of the date of this Agreement (the “Maximum D&O Tail Premium”). If the cost of such tail insurance exceeds the Maximum D&O Tail Premium, CBAN shall obtain tail insurance coverage or a separate tail insurance policy with the greatest coverage available for a cost not exceeding the Maximum D&O Tail Premium.

(e)    This Section 5.10 shall survive the Effective Time, is intended to benefit each LBC Indemnified Party (each of whom shall be entitled to enforce this Section against CBAN), and shall be binding on all successors and assigns of CBAN.

(f)    If CBAN or any of its successors and assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its property and assets to any individual, corporation or other entity, then, in each such case, proper provision shall be made so that the successors and assigns of CBAN and its Subsidiaries shall assume the obligations set forth in this Section 5.10.

Section 5.11    Employees; Benefit Plans.

(a)    Following the Effective Time, for a period of six months, CBAN shall maintain or cause to be maintained employee benefit plans for the benefit of employees who are full time employees of LBC on the Closing Date and who become employees of CBAN (“Covered Employees”) that provide employee benefits which, in the aggregate, are substantially comparable to the employee benefits and cash-based compensation opportunities that are made available on a uniform and non-discriminatory basis to similarly situated employees of CBAN; provided, however, that in no event shall any Covered Employee be eligible to participate in any closed or frozen plan of CBAN. CBAN shall give the Covered Employees credit for their prior service with LBC for purposes of eligibility (including initial participation and eligibility for current benefits) and vesting under any employee benefit plan maintained by CBAN and in which Covered Employees may be eligible to participate.

(b)    With respect to any employee benefit plan of CBAN that is a health, dental, vision or other welfare plan in which any Covered Employee is eligible to participate, for the plan year that includes the Closing, if Covered Employees are eligible to participate in such plans, CBAN shall use its commercially reasonable efforts to cause any pre-existing condition limitations, eligibility waiting periods or evidence of insurability requirements under such CBAN plan to be waived with respect to such Covered Employee and his or her covered dependents to the extent such condition was or would have been covered under the LBC Benefit Plan in which such Covered Employee participated immediately prior to the Effective Time.

(c)    Following the Effective Time, Colony Bank shall credit each Covered Employee with an amount of paid time off equal to such Covered Employee’s accrued but unused paid time off at Calumet Bank (“Carryover PTO”), provided that Colony Bank may allocate the Carryover PTO and between vacation leave and sick leave in its discretion.

(d)    LBC shall cause Calumet Bank to take all necessary actions to terminate the Calumet Bank 401(k) Plan, effective as the date immediately preceding the date of the Effective Time of the Merger, subject to the occurrence of the Effective Time. LBC shall provide CBAN with evidence that the Calumet Bank 401(k) plan has been terminated and provide copies of the appropriate resolutions terminating the plan (the form and substance of which shall be subject to review and approval by CBAN, which will not be unreasonably withheld) not later than three days prior to the Effective Time. The accounts of all participants and beneficiaries in the Calumet Bank 401(k) Plan shall become fully vested upon termination of such plan.

(e)    Prior to the Effective Time, LBC shall take, and shall cause its Subsidiaries to take, all actions requested by CBAN that may be necessary or appropriate to, conditioned on the occurrence of the Effective Time, (i) cause one or more LBC Benefits Plans not covered above to terminate as of the Effective Time, or as of the date immediately preceding the Effective Time, (ii) cause benefit accruals and entitlements under any LBC Benefit Plan to cease as of the Effective Time, or as of the date immediately preceding the Effective Time, (iii) cause the continuation on and after the Effective Time of any contract, arrangement or insurance policy relating to any LBC Benefit Plan for such period as may be requested by CBAN, or (iv) facilitate the merger of any LBC Benefit Plan into any employee benefit plan maintained by CBAN. All resolutions, notices, or other documents issued, adopted or executed in connection with the implementation of this Section 5.11(e) shall be subject to CBAN’s reasonable prior review and approval, which shall not be unreasonably withheld, conditioned or delayed.

(f)    Any employee of LBC or Calumet Bank that becomes an employee of CBAN or Colony Bank at the Effective Time who is terminated within one year following the Effective Time (other than for cause, death, disability, normal retirement or voluntarily resignation) shall receive a severance payment calculated in accordance with the policy set forth on CBAN Disclosure Schedule 5.11(f).

(g)    Following the Effective Time, CBAN shall assume, honor and comply with all obligations set forth in the employment and change in control agreements listed on LBC Disclosure Schedule 3.15(a).

(h)    Nothing in this Section 5.11 shall be construed to limit the right of CBAN (including, following the Closing Date, LBC) to amend or terminate any LBC Benefit Plan or other employee benefit plan, to the extent such amendment or termination is permitted by the terms of the applicable plan, nor shall anything in this Section 5.11 be construed to require CBAN (including, following the Closing Date, LBC) to retain the employment of any particular Covered Employee for any fixed period of time following the Closing Date, and the continued retention (or termination) by CBAN of any Covered Employee subsequent to the Effective Time shall be subject in all events to CBAN’s normal and customary employment procedures and practices, including customary background screening and evaluation procedures, and satisfactory employment performance.

(i)    For purposes of this Section 5.11, (i) “employees of LBC” shall include employees of LBC or any of its Subsidiaries, (ii) “employees of LBCS” shall include employees of CBAN or any of its Subsidiaries, (iii) all references to LBC shall include each of the Subsidiaries of LBC (iv) all references to LBCS shall include each of the Subsidiaries of CBAN.

Section 5.12    Notification of Certain Changes.

CBAN and LBC shall promptly advise the other Party of any change or event having, or which could reasonably be expected to have, a Material Adverse Effect or which it believes would, or which could reasonably be expected to, cause or constitute a material breach of any of its or its respective Subsidiaries’ representations, warranties or covenants contained herein and LBC shall provide on a periodic basis written notice to CBAN of any matters that LBC becomes aware of that should be disclosed on a supplement or amendment to the LBC Disclosure Schedule.

Section 5.13    Transition; Informational Systems Conversion.

From and after the date hereof, CBAN and LBC will use their commercially reasonable efforts to facilitate the integration of LBC with the business of CBAN following consummation of the transactions contemplated hereby, and shall meet on a regular basis to discuss and plan for the conversion of the data processing and related electronic informational systems of LBC and each of its Subsidiaries (the “Informational Systems Conversion”) to those used by CBAN, which planning shall include, but not be limited to, (a) discussion of third-party service provider arrangements of LBC and each of its Subsidiaries; (b) non-renewal or changeover, after the Effective Time, of personal property leases and software licenses used by LBC and each of its Subsidiaries in connection with the systems operations; (c) retention of outside consultants and additional employees to assist with the conversion; (d) outsourcing, as appropriate after the Effective Time, of proprietary or self-provided system services; and (e) any other actions necessary and appropriate to facilitate the conversion, as soon as practicable following the Effective Time. CBAN shall promptly reimburse LBC on request for any reasonable and documented out-of-pocket fees, expenses or charges that LBC may incur as a result of taking, at the request of CBAN, any action prior to the Effective Time to facilitate the Informational Systems Conversion.

Section 5.14    No Control of Other Party’s Business.

Nothing contained in this Agreement shall give CBAN, directly or indirectly, the right to control or direct the operations of LBC or its Subsidiaries prior to the Effective Time, and nothing contained in this Agreement shall give LBC, directly or indirectly, the right to control or direct the operations of CBAN or its Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of LBC and CBAN shall exercise, consistent with the terms and conditions of this Agreement, control and supervision over its and its Subsidiaries’ respective operations.

Section 5.15    Certain Litigation.

Each Party shall promptly advise the other Party orally and in writing of any actual or threatened shareholder litigation against such Party and/or the members of the board of directors of LBC or the board of directors of CBAN related to this Agreement or the Merger and the other transactions contemplated by this Agreement. LBC shall: (i) permit CBAN to review and discuss in advance, and consider in good faith the views of CBAN in connection with, any proposed written or oral response to such shareholder litigation; (ii) furnish CBAN’s outside legal counsel with all non-privileged information and documents which outside counsel may reasonably request in connection with such shareholder litigation; (iii) consult with CBAN regarding the defense or settlement of any such shareholder litigation, shall give due consideration to CBAN’s advice with respect to such shareholder litigation and shall not settle any such litigation prior to such consultation and consideration; provided, however, that LBC shall not settle any such shareholder litigation if such settlement requires the payment of money damages, without the written consent of CBAN (such consent not to be unreasonably withheld, conditioned or delayed) unless the payment of any such damages by LBC is reasonably expected by LBC, following consultation with outside counsel, to be fully covered (disregarding any deductible to be paid by LBC) under LBC’s existing director and officer insurance policies, including any tail policy.

Section 5.16    Director Resignations.

LBC will cause to be delivered to CBAN resignations of all the directors of LBC and its Subsidiaries, such resignations to be effective as of the Effective Time.

Section 5.17    Non-Competition and Non-Disclosure Agreement.

Concurrently with the execution and delivery of this Agreement and effective upon Closing, LBC has caused each director of LBC and Calumet Bank to execute and deliver the Non-Competition and Non-Disclosure

Agreement in the form attached hereto as Exhibit C (collectively, the “Director Restrictive Covenant Agreements”).

Section 5.18    Claims Letters.

Concurrently with the execution and delivery of this Agreement and effective upon the Closing, LBC has caused each director of LBC and Calumet Bank to execute and deliver the Claims Letter in the form attached hereto as Exhibit D.

Section 5.19    Coordination.

(a)    Prior to the Effective Time, subject to applicable Laws, LBC and its Subsidiaries shall take any actions CBAN may reasonably request from time to time to better prepare the parties for integration of the operations of LBC and its Subsidiaries with CBAN and its Subsidiaries, respectively. Without limiting the foregoing, senior officers of LBC and CBAN shall meet from time to time as CBAN may reasonably request, and in any event not less frequently than monthly, to review the financial and operational affairs of LBC and its Subsidiaries, and LBC shall give due consideration to CBAN’s input on such matters, with the understanding that, notwithstanding any other provision contained in this Agreement, neither CBAN nor Colony Bank shall under any circumstance be permitted to exercise control of LBC or any of its Subsidiaries prior to the Effective Time. LBC shall permit representatives of Colony Bank to be onsite at LBC to facilitate integration of operations and assist with any other coordination efforts as necessary, provided such efforts shall be done without undue disruption to Calumet Bank’s business, during normal business hours and at the expense of CBAN or Colony Bank (not to include Calumet Bank’s regular employee payroll).

(b)    Prior to the Effective Time, subject to applicable Laws, LBC and its Subsidiaries shall take any actions CBAN may reasonably request in connection with negotiating any amendments, modifications or terminations of any Leases or LBC Material Contracts that CBAN may request, including, but not limited to, actions necessary to cause any such amendments, modifications or terminations to become effective prior to (to the extent that the conditions set forth in Article VI of this Agreement have already been satisfied), or immediately upon, the Closing, and shall cooperate with CBAN and will use its commercially reasonable efforts to negotiate specific provisions that may be requested by CBAN in connection with any such amendment, modification or termination.

(c)    From and after the date hereof, subject to applicable Laws, the parties shall reasonably cooperate (provided that the parties shall cooperate to reasonably minimize disruption to LBC’s or Calumet Bank’s business) with the other in preparing for the prompt conversion or consolidation of systems and business operations promptly after the Effective Time (including by entering into customary confidentiality, non-disclosure and similar agreements with the other party and appropriate service providers) and LBC shall, upon CBAN’s reasonable request, introduce CBAN and its representatives to suppliers of LBC and its Subsidiaries for the purpose of facilitating the integration of LBC and its business into that of CBAN. In addition, after satisfaction of the conditions set forth in Section 6.01(a) and Section 6.01(b), subject to applicable Laws, LBC shall, upon CBAN’s reasonable request, introduce CBAN and its representatives to customers of LBC and its Subsidiaries for the purpose of facilitating the integration of LBC and its business into that of CBAN. Any interaction between CBAN and LBC’s and any of its Subsidiaries’ customers and suppliers shall be coordinated by LBC. LBC shall have the right to participate in any discussions between CBAN and LBC’s customers and suppliers.

(d)    CBAN and LBC agree to take all action necessary and appropriate to cause Calumet Bank to merge with Colony Bank in accordance with applicable Laws and the terms of the Plan of Bank Merger immediately following the Effective Time or as promptly as practicable thereafter.

Section 5.20    Transactional Expenses.

LBC has provided in LBC Disclosure Schedule 3.35 a reasonable good faith estimate of costs and fees that LBC and its Subsidiaries expect to pay to retained representatives in connection with the transactions contemplated by this Agreement, exclusive of any costs that may be incurred by LBC as a result of any litigation which may arise in connection with this Agreement (collectively, “LBC Expenses”). LBC shall use its commercially reasonable efforts to cause the aggregate amount of all LBC Expenses to not exceed the total expenses disclosed in LBC Disclosure Schedule 3.35. LBC shall promptly notify CBAN if or when it determines that it expects to exceed its total budget for LBC Expenses. Notwithstanding anything to the contrary in this Section 5.20, LBC shall not incur any investment banking, brokerage, finders or other similar financial advisory fees in connection with the transactions contemplated by this Agreement other than those expressly set forth in LBC Disclosure Schedule 3.35.

Section 5.21    Confidentiality.

Prior to the execution of this Agreement and prior to the consummation of the Merger, subject to applicable Laws, each of CBAN and LBC, and their respective Subsidiaries, affiliates, officers, directors, agents, employees, consultants and advisors have provided, and will continue to provide one another with information which may be deemed by the party providing the information to be non-public, proprietary and/or confidential, including, but not limited to, trade secrets of the disclosing party. Each Party agrees that it will, and will cause its representatives to, hold any information obtained pursuant to this Article V in accordance with the terms of the confidentiality and non-disclosure letter agreement, dated as of September 10, 2018 between CBAN and LBC.

Section 5.22    Tax Matters.

(a)    The Parties intend that the Merger and the Bank Merger shall each qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that this Agreement constitute a “plan of reorganization” within the meaning of Section 1.368-2(g) of the Regulations. Except as expressly contemplated or permitted by this Agreement, from and after the date of this Agreement, each of CBAN and LBC shall use their respective reasonable best efforts to cause each of the Merger and the Bank Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and will not take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act is intended or is reasonably likely to prevent either the Merger or the Bank Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(b)    CBAN shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for LBC and its Subsidiaries for all periods ending on or prior to the Closing Date that are filed after the Closing Date.

(c)    Prior to the Effective Time, LBC shall submit to a shareholder vote the right of any “disqualified individual” (as defined in Section 280G(c) of the Code) to receive any and all payments that could be deemed “parachute payments” under Section 280G(b) of the Code, in a manner that satisfies the shareholder approval requirements for the exemption of Section 280G(b)(5)(A)(ii) of the Code and any Regulations (including proposed regulations) promulgated thereunder. Such vote shall establish the “disqualified individual’s” right to the payment or other compensation. In addition, prior to such shareholder vote, LBC shall (i) provide adequate disclosure to all shareholders of LBC entitled to vote of all material facts concerning all payments that, but for such vote, could be deemed “parachute payments” to a “disqualified individual” under Section 280G of the Code in a manner that satisfies Section 280G(b)(5) of the Code, and (ii) obtain from each “disqualified individual” who is entitled to receive payments that could be deemed “parachute payments” under Section 280G of the Code a written waiver of his or her rights to such payments in the event of a failure to approve the payments by at least 75% of the LBC shares entitled to vote.

ARTICLE VI

CONDITIONS TO CONSUMMATION OF THE MERGER

Section 6.01    Conditions to Obligations of the Parties to Effect the Merger.

The respective obligations of the Parties to consummate the Merger are subject to the fulfillment or, to the extent permitted by applicable Law, written waiver by the Parties prior to the Closing Date of each of the following conditions:

(a)    Shareholder Vote. This Agreement and the transactions contemplated hereby, as applicable, shall have received the Requisite LBC Shareholder Approval at the LBC Meeting.

(b)    Regulatory Approvals; No Burdensome Condition. All Regulatory Approvals required to consummate the Merger and the Bank Merger in the manner contemplated herein shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof, if any, shall have expired or been terminated, and no such Regulatory Approval includes or contains, or shall have resulted in the imposition of, any Burdensome Condition.

(c)    No Injunctions or Restraints; Illegality. No judgment, order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of any of the transactions contemplated hereby shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of any of the transactions contemplated hereby.

(d)    Effective Registration Statement. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Governmental Authority.

(e)    Tax Opinions Relating to the Merger. CBAN and LBC, respectively, shall have received opinions from Alston & Bird LLP and James-Bates-Brannan-Groover-LLP, respectively, each dated as of the Closing Date, in substance and form reasonably satisfactory to CBAN and LBC, respectively, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinions, the Merger will be treated for federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering their opinions, Alston & Bird LLP and James-Bates-Brannan-Groover-LLP may require and rely upon representations as to certain factual matters contained in certificates of officers of each of CBAN and LBC, in form and substance reasonably acceptable to such counsel.

Section 6.02    Conditions to Obligations of LBC.

The obligations of LBC to consummate the Merger also are subject to the fulfillment or written waiver by LBC prior to the Closing Date of each of the following conditions:

(a)    Representations and Warranties. The representations and warranties of CBAN (i) set forth in Section 4.09 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, (ii) Section 4.01, Section 4.02, Section 4.03(a), Section 4.04, Section 4.08, and Section 4.12 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (iii) set forth in this Agreement, other than those sections specifically identified in clauses (i) or (ii) of this Section 6.02(a), shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CBAN. LBC shall have received a certificate signed on behalf of CBAN by the Chief Executive Officer or the Chief Financial Officer of CBAN to the foregoing effect.

(b)    Performance of Obligations of CBAN. CBAN shall have performed and complied with all of its obligations under this Agreement in all material respects at or prior to the Closing Date except where the failure of the performance of, or compliance with, such obligation has not had and does not have a Material Adverse Effect on CBAN, and LBC shall have received a certificate, dated the Closing Date, signed on behalf of CBAN by its Chief Executive Officer and the Chief Financial Officer to such effect.

(c)    No Material Adverse Effect. Since the date of this Agreement (i) no change or event has occurred which has resulted in CBAN or Colony Bank being subject to a Material Adverse Effect and (ii) no condition, event, fact, circumstance or other occurrence has occurred that may reasonably be expected to have or result in such parties being subject to a Material Adverse Effect.

Section 6.03    Conditions to Obligations of CBAN.

The obligations of CBAN to consummate the Merger also are subject to the fulfillment or written waiver by CBAN prior to the Closing Date of each of the following conditions:

(a)    Representations and Warranties. The representations and warranties of LBC (i) set forth in Section 3.02(a) and Section 3.09(b) shall be true and correct in all respects (with respect to Section 3.02(a), other than de minimis inaccuracies, it being agreed that for purposes of Section 3.02(a), any inaccuracy in which the applicable amounts as of a date of determination exceed the amounts set forth in Section 3.02(a) by no more than 1% shall be deemed de minimis) as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date, (ii) the first sentence of Section 3.01, Section 3.04(a), Section 3.05, Section 3.14 and Section 3.34 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (iii) set forth in this Agreement, other than those sections specifically identified in clauses (i) or (ii) of this Section 6.03(a), shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to LBC. CBAN shall have received a certificate signed on behalf of LBC by the Chief Executive Officer or the Chief Financial Officer of LBC to the foregoing effect.

(b)    Performance of Obligations of LBC. LBC shall have performed and complied with all of its obligations under this Agreement in all material respects at or prior to the Closing Date, and CBAN shall have received a certificate, dated the Closing Date, signed on behalf of LBC by LBC’s Chief Executive Officer and Chief Financial Officer, to such effect.

(c)    No Material Adverse Effect. Since the date of this Agreement (i) no change or event has occurred which has resulted in LBC or any of its Subsidiaries being subject to a Material Adverse Effect and (ii) no condition, event, fact, circumstance or other occurrence has occurred that may reasonably be expected to have or result in such parties being subject to a Material Adverse Effect.

(d)    Plan of Bank Merger. Except as otherwise contemplated by Section 1.03, the Plan of Bank Merger shall have been executed and delivered.

(e)    Dissenting Shares. Dissenting Shares shall be less than ten percent (10%) of the issued and outstanding shares of LBC Common Stock.

(f)    Consents and Approvals. LBC has received, in form and substance satisfactory to LBC and CBAN, all (i) consents, approvals, waivers and other assurances from all non-governmental third parties which are required to be obtained under the terms of any contract, agreement or instrument to which LBC or any of its Subsidiaries is a party or by which any of their respective properties is bound in order to prevent the consummation of the transactions contemplated by this Agreement from constituting a default under such contract, agreement or instrument or creating any lien, claim or charge upon any of the assets of LBC or any of its Subsidiaries, and (ii) consents, approvals, amendments or cancellation agreements necessary to terminate all outstanding LBC Options and LBC Warrants in accordance with Section 2.03.

Section 6.04    Frustration of Closing Conditions.

Neither CBAN nor LBC may rely on the failure of any condition set forth in Section 6.01, Section 6.02 or Section 6.03, as the case may be, to be satisfied if such failure was caused by such Party’s failure to use its reasonable best efforts to consummate any of the transactions contemplated hereby, as required by and subject to Section 5.03.

ARTICLE VII

TERMINATION

Section 7.01    Termination.

This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

(a)    Mutual Consent. At any time prior to the Effective Time, by the mutual consent, in writing, of CBAN and LBC if the board of directors of CBAN and the board of directors of LBC each so determines by vote of a majority of the members of its entire board.

(b)    No Regulatory Approval. By CBAN or LBC, if either of their respective boards of directors so determines by a vote of a majority of the members of its entire board, in the event any Regulatory Approval required for consummation of the transactions contemplated by this Agreement shall have been denied by final, non-appealable action by such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority.

(c)    No Shareholder Approval. By either CBAN or LBC (provided, in the case of LBC, that it shall not be in breach of any of its obligations under Section 5.04), if the Requisite LBC Shareholder Approval at the LBC Meeting shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such shareholders or at any adjournment or postponement thereof.

(d)    Breach of Representations and Warranties. By either CBAN or LBC (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein in a manner that would entitle the other party to not consummate this Agreement) if there shall have been (i) with respect to representations and warranties set forth in this Agreement that are not qualified by the term “material” or do not contain terms such as “Material Adverse Effect,” a material breach of any of such representations or warranties by the other party and (ii) with respect to representations and warranties set forth in this Agreement that are qualified by the term “material” or contain terms such as “Material Adverse Effect,” any breach of any of such representations or warranties by the other Party; which breach is not cured prior to the earlier of (y) thirty (30) days following written notice to the Party committing such breach from the other Party or (z) two (2) Business Days prior to the Expiration Date, or which breach, by its nature, cannot be cured prior to the Closing.

(e)    Breach of Covenants. By either CBAN or LBC (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein in a manner that would entitle the other Party not to consummate the agreement) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other Party, which breach shall not have been cured prior to the earlier of (i) thirty (30) days following written notice to the Party committing such breach from the other Party or (ii) two (2) Business Days prior to the Expiration Date, or which breach, by its nature, cannot be cured prior to the Closing.

(f)    Delay. By either CBAN or LBC if the Merger shall not have been consummated on or before June 30, 2019, provided, however, that such date will be automatically extended to September 30, 2019, if the only outstanding condition to Closing under Article VI is the receipt of all Regulatory Approvals (the “Expiration Date”), unless the failure of the Closing to occur by such date shall be due to a material breach of this Agreement by the Party seeking to terminate this Agreement.

(g)    Failure to Recommend; Etc. In addition to and not in limitation of CBAN’s termination rights under Section 7.01(e), by CBAN if (i) there shall have been a material breach of Section 5.09, or (ii) the board of directors of LBC (A) withdraws, qualifies, amends, modifies or withholds the LBC Recommendation, or makes any statement, filing or release, in connection with the LBC Meeting or otherwise, inconsistent with the LBC Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the LBC Recommendation), (B) materially breaches its obligation to call, give notice of and commence the LBC Meeting under Section 5.04(a), (C) approves or recommends an Acquisition Proposal, (D) fails to publicly recommend against a publicly announced Acquisition Proposal within three (3) Business Days of being requested to do so by CBAN, (E) fails to publicly reconfirm the LBC Recommendation within three (3) Business Days of being requested to do so by CBAN, or (F) resolves or otherwise determines to take, or announces an intention to take, any of the foregoing actions.

(h)    Acceptance of Superior Proposal. By LBC in connection with entering into a definitive agreement to effect a Superior Proposal after making an LBC Subsequent Determination in accordance with Section 5.09(e).

(i)    Stock Price Decline; Exchange Ratio Adjustment. By LBC giving prompt written notice of termination to CBAN at any time on or after the fifth business day immediately prior to the date on which the Effective Time is to occur (the “Determination Date”) and prior to the Effective Time, if both of the following conditions are satisfied: (i) the quotient obtained by dividing the average of the daily closing prices for shares of CBAN Common Stock for the 20 consecutive full Trading Days ending on the trading day prior to the Determination Date on which such shares are actually traded on the NASDAQ Stock Market (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by CBAN and LBC) (the “Average Closing Price”) by the Starting CBAN Stock Price (the “CBAN Ratio”) shall be less than 0.80; and (ii) the CBAN Ratio shall be less than the number obtained by dividing the Final Index Price by the Starting Index Price and subtracting 0.20 from such quotient (the “Index Ratio”). Following delivery of such written notice of termination by LBC, this Agreement shall terminate upon the fifth business day following the Determination Date (the “Termination Date”); provided, however, that LBC’s notice of election to terminate may be withdrawn at any time prior to the Termination Date; and provided further that during the five-day period commencing with receipt of such notice, CBAN shall have the option (but no obligation) to offer to increase the consideration to be received by the holders of LBC Common Stock through an adjustment to the Exchange Ratio such that the aggregate Merger Consideration (inclusive of the consideration being paid for the LBC Options and LBC Warrants) is at least $32,085,848.75. If CBAN makes this election to increase the Exchange Ratio, within such period, it shall give prompt written notice to LBC of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 7.01(i) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio, and derivatively the Per Share Stock Consideration, shall have been so modified), and any references in this Agreement to “Exchange Ratio” and “Per Share Stock Consideration” shall thereafter be deemed to refer to the Exchange Ratio and Per Share Stock Consideration after giving effect to any adjustment made pursuant to this Section 7.01(i).

(j)    If CBAN declares or affects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the CBAN Common Stock shall be appropriately adjusted for the purposes of applying Section 7.01(i).

Section 7.02    Termination Fee.

(a)    In recognition of the efforts, expenses and other opportunities foregone by CBAN while structuring and pursuing the Merger, LBC shall pay to CBAN a termination fee equal to $1,432,000 (“Termination Fee”), by wire transfer of immediately available funds to an account specified by CBAN in the event of any of the following: (i) in the event CBAN terminates this Agreement pursuant to Section 7.01(g), LBC shall pay CBAN the Termination Fee within one (1) Business Day after receipt of CBAN’s notification of such termination; (ii) in the event that after the date of this Agreement and prior to the termination of this Agreement, an Acquisition Proposal shall have been made known to senior management of LBC or has been made directly to its shareholders generally or any Person shall have publicly announced (and not withdrawn) an Acquisition Proposal with respect to LBC and (A) thereafter this Agreement is terminated (x) by either CBAN or LBC pursuant to Section 7.01(c) because the Requisite LBC Shareholder Approval shall not have been obtained or (y) by CBAN pursuant to Section 7.01(d) or Section 7.01(e) and (B) prior to the date that is twelve (12) months after the date of such termination, LBC enters into any agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then LBC shall, on the earlier of the date it enters into such agreement and the date of consummation of such transaction, pay CBAN the Termination Fee, provided, that for purposes of this Section 7.02(a)(ii), all references in the definition of Acquisition Proposal to “20%” shall instead refer to “50%,” and (iii) in the event LBC terminates this Agreement pursuant to Section 7.01(h), LBC shall pay CBAN the Termination Fee within one (1) Business Day after LBC’s notification of such termination.

(b)    LBC and CBAN each agree that the agreements contained in this Section 7.02 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, CBAN would not enter into this Agreement; accordingly, if LBC fails promptly to pay any amounts due under this Section 7.02, LBC shall pay interest on such amounts from the date payment of such amounts were due to the date of actual payment at the rate of interest equal to the sum of (i) the rate of interest published from time to time in The Wall Street Journal, Eastern Edition (or any successor publication thereto), designated therein as the prime rate on the date such payment was due, plus (ii) 200 basis points, together with the costs and expenses of CBAN (including reasonable legal fees and expenses) in connection with such suit.

(c)    Notwithstanding anything to the contrary set forth in this Agreement, the Parties agree that if LBC pays or causes to be paid to CBAN the Termination Fee in accordance with Section 7.02(a), LBC (or any successor in interest of LBC) will not have any further obligations or liabilities to CBAN with respect to this Agreement or the transactions contemplated by this Agreement.

Section 7.03    Effect of Termination.

Except as set forth in Section 7.02(c), termination of this Agreement will not relieve a breaching party from liability for any breach of any covenant, agreement, representation or warranty of this Agreement (a) giving rise to such termination and (b) resulting from fraud or any willful and material breach.

ARTICLE VIII

DEFINITIONS

Section 8.01    Definitions.

The following terms are used in this Agreement with the meanings set forth below:

“Acquisition Proposal” has the meaning set forth in Section 5.09.

“Acquisition Transaction” has the meaning set forth in Section 5.09.

“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Articles of Merger” has the meaning set forth in Section 1.04(a).

“ASC 320” means GAAP Accounting Standards Codification Topic 320.

“Associate” when used to indicate a relationship with any Person means (1) any corporation or organization (other than LBC or any of its Subsidiaries) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (2) any trust or other estate in which such Person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity, or (3) any relative or family member of such Person.

“Average Closing Price” shall have the meaning as set forth in Section 7.01(i).

“Bank Merger” has the meaning set forth in Section 1.03.

“Bank Plan of Merger” has the meaning set forth in Section 1.03.

“Bank Secrecy Act” means the Bank Secrecy Act of 1970, as amended.

“BOLI” has the meaning set forth in Section 3.32(b).

“Book-Entry Shares” means any non-certificated share held by book entry in LBC’s stock transfer book, which immediately prior to the Effective Time represents an outstanding share of LBC Common Stock.

“Burdensome Condition” has the meaning set forth in Section 5.06(a).

“Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. government or any day on which banking institutions in the State of Georgia are authorized or obligated to close.

“Calumet Bank” has the meaning set forth in Section 1.03.

“Cash Election” has the meaning set forth in Section 2.02(a)(iii).

“Cash Election Shares” has the meaning set forth in Section 2.02(a)(iii).

“CBAN” has the meaning set forth in the preamble to this Agreement.

“CBAN Common Stock” means the common stock, $1.00 par value per share, of CBAN.

“CBAN Disclosure Schedule” has the meaning set forth in Article IV.

“CBAN Ratio” shall have the meaning as set forth in Section 7.01(i).

“CBAN Reports” has the meaning set forth in Section 4.05(a).

“Certificate” means any outstanding certificate, which immediately prior to the Effective Time, represents an outstanding share of LBC Common Stock.

“Claim” has the meaning set forth in Section 5.10(a).

“Closing” and “Closing Date” have the meanings set forth in Section 1.04(b).

“Code” has the meaning set forth in the Recitals.

“Colony Bank” has the meaning set forth in Section 1.03.

“Community Reinvestment Act” means the Community Reinvestment Act of 1977, as amended.

“Controlled Group Members” means any of LBC’s related organizations described in Code Sections 414(b), (c) or (m).

“Covered Employees” has the meaning set forth in Section 5.11(a).

“D&O Insurance” has the meaning set forth in Section 5.10(d).

“Derivative Transaction” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to any such transaction or transactions.

“Determination Date” shall have the meaning as set forth in Section 7.01(i).

“Director Restrictive Covenant Agreements” has the meaning set forth in Section 5.17.

“Dissenting Shareholder” has the meaning set forth in Section 2.01(c).

“Dissenting Shares” has the meaning set forth in Section 2.01(c).

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“Effective Time” has the meaning set forth in Section 1.04(a).

“Election Deadline” has the meaning set forth in Section 2.02(a)(iv).

“Election Form” has the meaning set forth in Section 2.02(a)(iii).

“Enforceability Exception” has the meaning set forth in Section 3.05.

“Environmental Law” means any federal, state or local Law, regulation, order, decree, permit, authorization, opinion or agency requirement relating to: (a) pollution, the protection or restoration of the indoor or outdoor environment, human health and safety, or natural resources, (b) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance, or (c) any injury or threat of injury to persons or property in connection with any Hazardous Substance. The term Environmental Law includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: (a) Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, as amended, 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901, et seq.; the Clean Air Act, as amended, 42 U.S.C. § 7401, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601, et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 1101, et seq.; the Safe Drinking Water Act; 42 U.S.C. § 300f, et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651, et seq.; (b) common Law that may impose liability (including without limitation strict liability) or obligations for injuries or damages due to the presence of or exposure to any Hazardous Substance.

“Equal Credit Opportunity Act” means the Equal Credit Opportunity Act, as amended.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” has the meaning set forth in Section 3.15(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” means such exchange agent as may be designated by CBAN (which shall be CBAN’s transfer agent), and reasonably acceptable to LBC, to act as agent for purposes of conducting the exchange procedures described in Article II.

“Exchange Fund” has the meaning set forth in Section 2.08(a).

“Exchange Ratio” has the meaning set forth in Section 2.01(d)(ii).

“Expiration Date” has the meaning set forth in Section 7.01(f).

“Fair Credit Reporting Act” means the Fair Credit Reporting Act, as amended.

“Fair Housing Act” means the Fair Housing Act, as amended.

“FDIA” has the meaning set forth in Section 3.27.

“FDIC” means the Federal Deposit Insurance Corporation.

“FFIEC” means the Federal Financial Institutions Examination Council.

“Financial Statements” has the meaning set forth in Section 3.07(a).

“Final Index Price” shall mean the average of the Index Prices for the 20 consecutive full Trading Days ending on the Determination Date or, if the Determination Date is not a full Trading Day, the Trading Day immediately prior to the Determination Date.

“FRB” means the Board of Governors of the Federal Reserve System.

“GAAP” means generally accepted accounting principles in the United States of America, applied consistently with past practice, including with respect to quantity and frequency.

“GBCC” has the meaning set forth in Section 1.01.

“Governmental Authority” means any U.S. or foreign federal, state or local governmental commission, board, body, bureau or other regulatory authority or agency, including, without limitation, courts and other judicial bodies, bank regulators, insurance regulators, applicable state securities authorities, the SEC, the IRS or any self-regulatory body or authority, including any instrumentality or entity designed to act for or on behalf of the foregoing.

“Hazardous Substance” means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise regulated as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, flammable or explosive materials, radioactive materials or words of similar meaning or regulatory effect under any present or future Environmental Law or that may have a negative impact on human health or the environment, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, mold, mycotoxins, microbial matter and airborne pathogens (naturally occurring or otherwise). Hazardous Substance does not include substances of kinds and in amounts ordinarily and customarily used or stored for the purposes of cleaning or other maintenance or operations.

“Holder” means the holder of record of shares of LBC Common Stock.

“Home Mortgage Disclosure Act” means Home Mortgage Disclosure Act of 1975, as amended.

“Indemnified Parties” has the meaning set forth in Section 5.10(a).

“Index Price” shall mean the closing price on such date of the KBW Nasdaq Regional Banking Index (KRX).

“Index Ratio” shall have the meaning as set forth in Section 7.01(i).

“Informational Systems Conversion” has the meaning set forth in Section 5.13.

“Insurance Policies” has the meaning set forth in Section 3.32(a).

“Intellectual Property” means (a) trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing; (b) patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); (c) copyrights (including any registrations and applications for any of the foregoing); (d) Software (excluding off-the-shelf Software); and (e) technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means, with respect to LBC, the actual knowledge, of the Persons set forth in LBC Disclosure Schedule 8.01, after due inquiry of their direct subordinates who would be likely to have knowledge of such matter, and with respect to CBAN, the actual knowledge of the Persons set forth in CBAN Disclosure Schedule 8.01, after due inquiry of their direct subordinates who would be likely to have knowledge of such matter.

“Law” means any federal, state, local or foreign Law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Authority that is applicable to the referenced Person.

“LBC” has the meaning set forth in the preamble to this Agreement.

“LBC 401(a) Plan” has the meaning set forth in Section 3.15(c).

“LBC Benefit Plans” has the meaning set forth in Section 3.15(a).

“LBC Cancelled Shares” has the meaning set forth in Section 2.01(b).

“LBC Common Stock” means the common stock, $5.00 par value per share, of LBC.

“LBC Disclosure Schedule” has the meaning set forth in Article III.

“LBC Employees” has the meaning set forth in Section 3.15(a).

“LBC Expenses” has the meaning set forth in Section 5.20.

“LBC Financial Advisor” has the meaning set forth in Section 3.14.

“LBC Intellectual Property” means the Intellectual Property used in or held for use in the conduct of the business of LBC and its Subsidiaries.

“LBC Investment Securities” means the investment securities of LBC and its Subsidiaries.

“LBC Loan” has the meaning set forth in Section 3.22(c).

“LBC Material Contracts” has the meaning set forth in Section 3.12(a).

“LBC Meeting” has the meaning set forth in Section 5.04(a)(i).

“LBC Option” shall have the meaning set forth in Section 2.03(b).

“LBC Preferred Stock” means the serial preferred stock, par value $1.00 per share, of LBC.

“LBC Recommendation” has the meaning set forth in Section 5.04(b).

“LBC Regulatory Agreement” has the meaning set forth in Section 3.13.

“LBC Representatives” has the meaning set forth in Section 5.09(a).

“LBC Restricted Share” has the meaning set forth in Section 2.03(a).

“LBC Stock Plans” means all equity plans of LBC or any Subsidiary, each as amended to date.

“LBC Subsequent Determination” has the meaning set forth in Section 5.09(e).

“LBC Voting Agreement” or “LBC Voting Agreements” shall have the meaning set forth in the recitals to this Agreement.

“LBC Warrants” shall have the meaning set forth in Section 2.03(c).

“Leases” has the meaning set forth in Section 3.30(b).

“Letter of Transmittal” has the meaning set forth in Section 2.07.

“Liens” means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance, conditional and installment sale agreement, charge, claim, option, rights of first refusal, encumbrances, or security interest of any kind or nature whatsoever (including any limitation on voting, sale, transfer or other disposition or exercise of any other attribute of ownership).

“Loans” has the meaning set forth in Section 3.22(a).

“Mailing Date” has the meaning set forth in Section 2.02(a)(iii).

“Material Adverse Effect” with respect to any party means (i) any change, development or effect that individually or in the aggregate is, or is reasonably likely to be, material and adverse to the condition (financial or otherwise), results of operations, liquidity, assets or deposit liabilities, properties, or business of such party and its Subsidiaries, taken as a whole, or (ii) any change, development or effect that individually or in the aggregate would, or would be reasonably likely to, materially impair the ability of such party to perform its obligations under this Agreement or otherwise materially impairs, or is reasonably likely to materially impair, the ability of such party to consummate the Merger and the transactions contemplated hereby; provided, however, that, in the case of clause (i) only, a Material Adverse Effect shall not be deemed to include the impact of (A) changes after the date of this Agreement in banking and similar Laws of general applicability or interpretations thereof by Governmental Authorities (except to the extent that such change disproportionately adversely affects LBC and its Subsidiaries or CBAN and its Subsidiaries, as the case may be, compared to other companies of similar size operating in the same industry in which LBC and CBAN operate, in which case only the disproportionate effect will be taken into account), (B) changes after the date of this Agreement in GAAP or regulatory accounting requirements applicable to banks or bank holding companies generally (except to the extent that such change disproportionately adversely affects LBC and its Subsidiaries or CBAN and its Subsidiaries, as the case may be, compared to other companies of similar size operating in the same industry in which LBC and CBAN operate, in which case only the disproportionate effect will be taken into account), (C) changes after the date of this Agreement in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally (except to the extent that such change disproportionately adversely affects LBC and its Subsidiaries or CBAN and its Subsidiaries, as the case may be, compared to other companies of similar size operating in the same industry in which LBC and CBAN operate, in which case only the disproportionate effect will be taken into account), (D) public disclosure of the transactions contemplated hereby or actions expressly required by this Agreement or actions or omissions that are taken with the prior written consent of the other party, or as otherwise expressly permitted or contemplated by this Agreement, (E) any failure by LBC or CBAN to meet any internal or published industry analyst projections or forecasts or estimates of revenues or earnings for any period (it being understood and agreed that the facts and circumstances giving rise to such failure that are not otherwise excluded from the definition of Material Adverse Effect may be taken into account in determining whether there has been a Material Adverse Effect), (F) changes in the trading price or trading volume of CBAN Common Stock, and (G) the impact of this Agreement and the transactions contemplated hereby on relationships with customers or employees (including the loss of personnel subsequent to the date of this Agreement).

“Maximum D&O Tail Premium” has the meaning set forth in Section 5.10(d).

“Merger” has the meaning set forth in the recitals.

“Merger Consideration” shall mean the Per Share Cash Consideration and the Per Share Stock Consideration, as the case may be, to be paid pursuant to the provisions of Article II hereof.

“NASDAQ” means The NASDAQ Global Select Market.

“National Labor Relations Act” means the National Labor Relations Act, as amended.

“Non-Election Shares” has the meaning set forth in Section 2.02(a)(iii).

“Notice of Superior Proposal” has the meaning set forth in Section 5.09(e).

“Ordinary Course of Business” means the ordinary, usual and customary course of business of LBC and LBC’s Subsidiaries consistent with past practice, including with respect to frequency and amount.

“OREO” has the meaning set forth in Section 3.22(b).

“Outstanding Shares Number” means the number of shares of LBC Common Stock issued and outstanding immediately prior to the Effective Time.

“Party” or “Parties” have the meaning set forth in the preamble.

“Per Share Cash Consideration” has the meaning set forth in Section 2.01(d)(i).

“Per Share Stock Consideration” has the meaning set forth in Section 2.01(d)(ii).

“Person” means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company, unincorporated organization or other organization or firm of any kind or nature.

“Plan of Merger” has the meaning set forth in Section 1.04(a).

“Proxy Statement-Prospectus” means the proxy statement and prospectus and other proxy solicitation materials of CBAN and LBC relating to the LBC Meeting.

“Registration Statement” means the Registration Statement on Form S-4 to be filed with the SEC by CBAN in connection with the issuance of shares of CBAN Common Stock in the Merger (including the Proxy Statement-Prospectus constituting a part thereof).

“Regulations” means the final and temporary regulations promulgated under the Code by the United States Department of the Treasury.

“Regulatory Approval” has the meaning set forth in Section 3.06(a).

“Requisite LBC Shareholder Approval” means approval of this Agreement by a vote (in person or by proxy) of the majority of the outstanding shares of LBC Common Stock entitled to vote thereon at the LBC Meeting.

“Representative” has the meaning set forth in Section 2.02(a)(iii).

“Rights” means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments which obligate the Person to issue or dispose of any of its capital stock or other ownership interests.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shortfall Number” has the meaning set forth in Section 2.02(b)(ii).

“Software” means computer programs, whether in source code or object code form (including any and all software implementation of algorithms, models and methodologies), databases and compilations (including any and all data and collections of data), and all documentation (including user manuals and training materials) related to the foregoing.

“Starting CBAN Stock Price” shall mean $17.75.

“Starting Index Price” shall mean the Index Price on the date of this Agreement.

“Stock Conversion Number” has the meaning set forth in Section 2.02(a)(ii).

“Stock Election” has the meaning set forth in Section 2.02(a)(iii).

“Stock Election Number” has the meaning set forth in Section 2.02(b)(i).

“Stock Election Shares” has the meaning set forth in Section 2.02(a)(iii).

“Subsidiary” means, with respect to any party, any corporation or other entity of which a majority of the capital stock or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such party. Any reference in this Agreement to a Subsidiary of LBC means, unless the context otherwise requires, any current or former Subsidiary of LBC.

“Superior Proposal” has the meaning set forth in Section 5.09.

“Surviving Bank” has the meaning set forth in Section 1.03.

“Surviving Entity” has the meaning set forth in the Recitals.

“Tax” and “Taxes” shall mean all federal, state, local, and foreign taxes, charges, fees, levies, imposts, duties, or other like assessments, including assessments for unclaimed property, as well as income, gross receipts, excise, employment, sales, use, transfer, intangible, recording, license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, or any amount in respect of unclaimed property or escheat, imposed by or required to be paid or withheld by the United States or any state, local, or foreign government or subdivision or agency thereof, whether disputed or not, including any related interest, penalties, and additions imposed thereon or with respect thereto, and including any liability for Taxes of another Person pursuant to a contract, as a transferee or successor, under Treasury Regulation Section 1.1502-6 or analogous provision of state, local or foreign Law or otherwise..

“Tax Returns” shall mean any report, return, declaration, claim for refund, information return or statement relating to Taxes, including any associated schedules, forms, attachments or amendments and any related or supporting information, estimates, elections, or statements provided or required to be provided to a Taxing Authority in connection with Taxes, including any return of an Affiliated or combined or unitary group that includes a Party or its Subsidiaries and including without limitation any estimated Tax return..

“Termination Date” has the meaning set forth in Section 7.01(i).

“Termination Fee” has the meaning set forth in Section 7.02(a).

“The date hereof” or “the date of this Agreement” means the date first set forth above in the preamble to this Agreement.

“Trading Day” means any day on which the NASDAQ Stock Market is open for trading; provided that a “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (Eastern Time).

“Truth in Lending Act” means the Truth in Lending Act of 1968, as amended.

“USA PATRIOT Act” means the USA PATRIOT Act of 2001, Public Law 107-56, and the regulations promulgated thereunder.

ARTICLE IX

MISCELLANEOUS

Section 9.01    Survival.

No representations, warranties, agreements or covenants contained in this Agreement shall survive the Effective Time other than this Section 9.01 and any other agreements or covenants contained herein that by their express terms are to be performed after the Effective Time, including, without limitation, Section 5.10.

Section 9.02    Waiver; Amendment.

Prior to the Effective Time and to the extent permitted by applicable Law, any provision of this Agreement may be (a) waived by the Party benefited by the provision, provided such waiver is in writing and signed by such Party, or (b) amended or modified at any time, by an agreement in writing among the Parties executed in the same manner as this Agreement, except that after the LBC Meeting no amendment shall be made which by Law requires further approval by the shareholders of CBAN or LBC without obtaining such approval. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.

Section 9.03    Governing Law; Jurisdiction; Waiver of Right to Trial by Jury.

(a)    This Agreement shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of Georgia, without regard for conflict of law provisions.

(b)    Each Party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the State of Georgia (the “Georgia Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Georgia Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Georgia Courts, (iii) waives any objection that the Georgia Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 9.05.

(c)    Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this Agreement. Each Party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each Party understands and has considered the implications of this waiver, (iii) each Party makes this waiver voluntarily, and (iv) each Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section  9.03.

Section 9.04    Expenses.

Except as otherwise provided in Section 7.02, each Party will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel. Nothing contained in this Agreement shall limit either Party’s rights to recover any liabilities or damages arising out of the other Party’s willful breach of any provision of this Agreement.

Section 9.05    Notices.

All notices, requests and other communications hereunder to a Party, shall be in writing and shall be deemed properly given if delivered (a) personally, (b) by registered or certified mail (return receipt requested), with adequate postage prepaid thereon, (c) by properly addressed electronic mail delivery (with confirmation of delivery receipt), or (d) by reputable courier service to such Party at its address set forth below, or at such other address or addresses as such Party may specify from time to time by notice in like manner to the Parties. All notices shall be deemed effective upon delivery.

(a)    if to CBAN, to:

Colony Bankcorp, Inc.

115 South Grant Street

Fitzgerald, GA 31750

Attn:    T. Heath Fountain, President & CEO

E-mail: heath.fountain@colonybank.com

with a copy (which shall not constitute notice to CBAN) to:

Alston & Bird LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, GA 30309

Attn:    Mark Kanaly

E-mail: mark.kanaly@alston.com

(b)    if to LBC, to:

LBC Bancshares, Inc.

101 Calumet Center Road

LaGrange, GA 30241

Attn: Leonard H. Bateman, Jr., President & CEO

E-mail: lenny.bateman@calumetbank.com

with a copy (which shall not constitute notice to LBC) to:

James-Bates-Brannan-Groover-LLP

231 Riverside Drive

Macon, GA 31201

Attn. Michael White

E-mail: mwhite@jamesbatesllp.com

Section 9.06    Entire Understanding; No Third Party Beneficiaries.

This Agreement represents the entire understanding of the Parties and thereto with reference to the transactions contemplated hereby, and this Agreement supersedes any and all other oral or written agreements heretofore made. Except for the Indemnified Parties’ rights under Section 5.10, CBAN and LBC hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other Party, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person (including any person or employees who might be affected by Section 5.11), other than the Parties, any rights or remedies hereunder, including, the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations between the Parties and are for the sole benefit of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 9.07    Severability.

In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the Parties will use their commercially reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

Section 9.08    Enforcement of the Agreement.

The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction without having to show or prove economic damages and without the requirement of posting a bond, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.09    Interpretation.

(a)    When a reference is made in this Agreement to sections, exhibits or schedules, such reference shall be to a section of, or exhibit or schedule to, this Agreement unless otherwise indicated. The table of contents and captions and headings contained in this Agreement are included solely for convenience of reference; if there is any conflict between a caption or heading and the text of this Agreement, the text shall control. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b)    The Parties have participated jointly in the negotiation and drafting of this Agreement and the other agreements and documents contemplated herein. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any other agreement or document contemplated herein, this Agreement and such other agreements or documents shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorizing any of the provisions of this Agreement or any other agreements or documents contemplated herein.

(c)    The LBC Disclosure Schedule and the CBAN Disclosure Schedule, as well as all other schedules and all exhibits to this Agreement, shall be deemed part of this Agreement and included in any reference to this Agreement. Any matter disclosed pursuant to any section of either Disclosure Schedule shall be deemed disclosed for purposes of any other section of Article III or Article IV, respectively, to the extent that applicability of the disclosure to such other section is reasonably apparent on the face, notwithstanding the absence of a specific cross-reference, of such disclosure. No item is required to be set forth in either Disclosure Schedule as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect. The mere inclusion of an item in either Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by either party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect, or that any breach or violation of applicable Laws or any contract exists or has actually occurred. This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable Law.

(d)    Any reference contained in this Agreement to specific statutory or regulatory provisions or to any specific Governmental Authority shall include any successor statute or regulation, or successor Governmental Authority, as the case may be. Unless the context clearly indicates otherwise, the masculine, feminine, and neuter genders will be deemed to be interchangeable, and the singular includes the plural and vice versa. As used herein, (i) the term “made available” means any document or other information that was (a) provided by one party or its representatives to the other party or its representatives prior to the date hereof or (b) included in the virtual data room of a party prior to the date hereof, and (ii) the word “or” is not exclusive.

(e)    Unless otherwise specified, the references to “Section” and “Article” in this Agreement are to the Sections and Article of this Agreement. When used in this Agreement, words such as “herein”, “hereinafter”, “hereof”, “hereto”, and “hereunder” refer to this Agreement as a whole, unless the context clearly requires otherwise.

Section 9.10    Assignment.

No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party, and any purported assignment in violation of this Section 9.10 shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 9.11    Counterparts.

This Agreement may be executed and delivered by facsimile or by electronic data file and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that all Parties need not sign the same counterpart. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

COLONY BANKCORP, INC.
By:	/s/ T. Heath Fountain
Name:	T. Heath Fountain
Title:	President and Chief Executive Officer
LBC BANCSHARES, INC.
By:	/s/ Leonard H. Bateman, Jr.
Name:	Leonard H. Bateman, Jr.
Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

EXHIBIT A

FORM OF VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is dated as of December 17, 2018, by and between the undersigned holder (“Shareholder”) of common stock of LBC Bancshares, Inc., a Georgia corporation (“LBC”), and Colony Bankcorp, Inc., a Georgia corporation (“CBAN”). All capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (defined below).

RECITALS:

WHEREAS, concurrently with the execution of this Agreement, CBAN and LBC are entering into an Agreement and Plan of Merger (as such agreement may be subsequently amended or modified, the “Merger Agreement”), pursuant to which (i) LBC will merge with and into CBAN, with CBAN as the surviving entity, and (ii) Calumet Bank, a Georgia state-chartered bank and a direct wholly owned subsidiary of LBC will merge with and into Colony Bank, a Georgia state-chartered bank and a direct wholly owned subsidiary of CBAN, with Colony Bank as the surviving bank (collectively, the “Merger”), and in connection with the Merger, each outstanding share of common stock of LBC, $5.00 par value per share (“LBC Common Stock”), will be converted into the right to receive the Merger Consideration and cash in lieu of fractional shares of CBAN Common Stock;

WHEREAS, Shareholder “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) and is entitled to dispose of (or direct the disposition of) and to vote (or direct the voting of) directly or indirectly the number of shares of LBC Common Stock indicated on the signature page of this Agreement under the heading “Total Number of Shares of LBC Common Stock Subject to this Agreement;” provided, that such shares do not include shares beneficially owned by Shareholder but subject to the voting direction of a third party with regard to voting on the Merger (such shares, together with any additional shares of LBC Common Stock subsequently acquired by Shareholder during the term of this Agreement, including through the exercise of any stock option or other equity award, warrant or similar instrument, being referred to collectively as the “Shares”); and

WHEREAS, it is a material inducement to the willingness of CBAN to enter into the Merger Agreement that Shareholder execute and deliver this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of, and as a material inducement to, CBAN entering into the Merger Agreement and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by CBAN in connection therewith, Shareholder and CBAN agree as follows:

Section 1.    Agreement to Vote Shares. Shareholder agrees that, while this Agreement is in effect, at any meeting of shareholders of LBC, however called, or at any adjournment thereof, or in any other circumstances in which Shareholder is entitled to vote, consent or give any other approval, except as otherwise agreed to in writing in advance by CBAN, Shareholder shall:

(a)    appear at each such meeting in person or by proxy or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

(b)    vote (or cause to be voted), in person or by proxy, all the Shares as to which the Shareholder has, directly or indirectly, the right to vote or direct the voting, (i) in favor of adoption and approval of the Merger

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Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the board of directors of LBC and adopted in accordance with the terms thereof); (ii) in favor of any proposal to adjourn or postpone such meeting, if necessary, to solicit additional proxies to approve the Merger Agreement; (iii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of LBC contained in the Merger Agreement or of Shareholder contained in this Agreement; and (iv) against any Acquisition Proposal (as defined in the Merger Agreement) or any other action, agreement or transaction that is intended, or could reasonably be expected, to impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the transactions contemplated by the Merger Agreement or this Agreement.

Shareholder further agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of LBC, to approve or adopt the Merger Agreement unless this Agreement shall have been terminated in accordance with its terms.

Section 2.     No Transfers. Until the earlier of (i) the termination of this Agreement pursuant to Section 6 and (ii) receipt of the Requisite LBC Shareholder Approval, Shareholder agrees not to, directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Shares, except the following transfers shall be permitted: (a) transfers by will or operation of Law, in which case this Agreement shall bind the transferee, (b) transfers pursuant to any pledge agreement, subject to the pledgee agreeing in writing, prior to such transfer, to be bound by the terms of this Agreement, (c) transfers in connection with estate and tax planning purposes, including transfers to relatives, trusts and charitable organizations, subject to each transferee agreeing in writing, prior to such transfer, to be bound by the terms of this Agreement, and (d) such transfers as CBAN may otherwise permit in its sole discretion. Any transfer or other disposition in violation of the terms of this Section 2 shall be null and void.

Section 3.    Representations and Warranties of Shareholder. Shareholder represents and warrants to and agrees with CBAN as follows:

(a)    Shareholder has all requisite capacity and authority to enter into and perform his, her or its obligations under this Agreement.

(b)    This Agreement has been duly executed and delivered by Shareholder, and assuming the due authorization, execution and delivery by CBAN, constitutes a valid and legally binding obligation of Shareholder enforceable against Shareholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)    The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.

(d)    Shareholder is the record and beneficial owner of, or is the trustee that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good title to all of the Shares, and the Shares are owned free and clear of any liens, security interests, charges or other encumbrances. The Shares do not include shares over which Shareholder exercises control in a fiduciary capacity for any other person or entity that is not an Affiliate of Shareholder, and no representation by Shareholder is made with respect thereto. Shareholder has the right to vote the Shares, and none of the Shares is subject to any voting trust or other agreement, arrangement or

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restriction with respect to the voting of the Shares, except as contemplated by this Agreement. Shareholder does not own, of record or beneficially, any shares of capital stock of LBC other than the Shares or any other securities convertible into or exercisable or exchangeable for such capital stock, other than any LBC Restricted Shares.

Section 4.     No Solicitation. From and after the date hereof until the termination of this Agreement pursuant to Section 6, Shareholder, in his, her or its capacity as a shareholder of LBC, shall not, nor shall such Shareholder authorize any partner, officer, director, advisor or representative of, such Shareholder or any of his, her or its Affiliates to, directly or indirectly (and, to the extent applicable to Shareholder, such Shareholder shall use commercially reasonable efforts to prohibit any of his, her or its representatives or Affiliates to), (a) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (b) except in his capacity as a director or officer of LBC and under circumstances for which such actions are permitted for LBC under the Merger Agreement, participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any person (other than CBAN) any information or data with respect to LBC or otherwise relating to an Acquisition Proposal, (c) enter into any agreement, agreement in principle or letter of intent with respect to an Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to an Acquisition Proposal, (d) solicit proxies with respect to an Acquisition Proposal (other than the Merger Agreement) or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, or (e) initiate a shareholders’ vote or action by consent of LBC’s shareholders with respect to an Acquisition Proposal.

Section 5.     Specific Performance; Remedies; Attorneys’ Fees. Shareholder acknowledges that it is a condition to the willingness of CBAN to enter into the Merger Agreement that Shareholder execute and deliver this Agreement and that it will be impossible to measure in money the damage to CBAN if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, CBAN will not have an adequate remedy at law or in equity. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that CBAN has an adequate remedy at Law. Shareholder further agrees that Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with CBAN’s seeking or obtaining such equitable relief. In addition, after discussing the matter with Shareholder, CBAN shall have the right to inform any third party that CBAN reasonably believes to be, or to be contemplating, participating with Shareholder or receiving from Shareholder assistance in violation of this Agreement, of the terms of this Agreement and of the rights of CBAN hereunder, and that participation by any such persons with Shareholder in activities in violation of Shareholder’s agreement with CBAN set forth in this Agreement may give rise to claims by CBAN against such third party.

Section 6.     Term of Agreement; Termination. The term of this Agreement shall commence on the date hereof. This Agreement may be terminated at any time prior to consummation of the transactions contemplated by the Merger Agreement by the mutual written agreement of the parties hereto, and shall be automatically terminated upon the earlier to occur of (a) the Effective Time, (b) the amendment of the Merger Agreement in any manner that materially and adversely affects any of Shareholder’s rights set forth therein (including, for the avoidance of doubt, any reduction to the Merger Consideration), (c) termination of the Merger Agreement or (d) three (3) years from the date hereof. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

Section 7.    Entire Agreement. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby, and this Agreement supersedes any and all other oral or written agreements heretofore made.

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Section 8.    Modification and Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by each party. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior subsequent time.

Section 9.    Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their commercially reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

Section 10.    Capacity as Shareholder. This Agreement shall apply to Shareholder solely in his, her or its capacity as a shareholder of LBC and it shall not apply in any manner to Shareholder in his, her or its capacity as a director of LBC, if applicable. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of Shareholder to comply with his, her or its fiduciary duties as a director of LBC, if applicable.

Section 11.     Governing Law. This Agreement shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of Georgia, without regard for conflict of law provisions.

Section 12.     Jurisdiction. Any civil action, counterclaim, proceeding or litigation arising out of or relating to this Agreement shall be brought in the courts of record of the State of Georgia in Ben Hill County or the United States District Court, Middle District of Georgia. Each party consents to the jurisdiction of such Georgia court in any such civil action, counterclaim, proceeding or litigation and waives any objection to the laying of venue of any such civil action, counterclaim, proceeding or litigation in such Georgia court. Service of any court paper may be effected on such party by mail, as provided in this letter, or in such other manner as may be provided under applicable Laws.

Section 13.    WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.

Section 14.    Waiver of Appraisal Rights; Further Assurances. To the extent permitted by applicable law, Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger or demand fair value for his, her or its Shares in connection with the Merger, in each case, that Shareholder may have under applicable law. From time to time prior to the termination of this Agreement, at CBAN’s request and without further consideration, Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to effect the actions and consummate the transactions contemplated by this Agreement. Shareholder further agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against CBAN, Colony

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Bank, LBC, Calumet Bank or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger.

Section 15.    Disclosure. Shareholder hereby authorizes LBC and CBAN to publish and disclose in any announcement or disclosure required by the Securities and Exchange Commission and in the Proxy Statement-Prospectus such Shareholder’s identity and ownership of the Shares and the nature of Shareholder’s obligations under this Agreement; provided, however, that CBAN shall provide Shareholder written drafts of any such disclosure and consider in good faith Shareholder’s comments thereto.

Section 16.    Counterparts. This Agreement may be executed and delivered by facsimile or by electronic data file and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

COLONY BANKCORP, INC.
By:
Name:	T. Heath Fountain
Title:	President and Chief Executive Officer

SHAREHOLDER
Total Number of Shares of LBC Common Stock Subject to this Agreement:

Signature Page—Voting Agreement

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EXHIBIT B

FORM OF BANK PLAN OF MERGER AND MERGER AGREEMENT

This PLAN OF MERGER AND MERGER AGREEMENT (this “Agreement”) is made and entered into as of December 17, 2018, by and between Calumet Bank, a Georgia state-chartered bank with its main office located at 101 Calumet Center Road, Lagrange, Georgia 30241, and Colony Bank, a Georgia state-chartered banking institution with its main office located at 302 South Main Street, Fitzgerald, Georgia 31750, to provide for the merger of Calumet Bank with and into Colony Bank (the “Bank Merger”). Calumet Bank and Colony Bank are referred to herein as the “Merging Banks”.

WHEREAS, Colony Bankcorp, Inc. (“CBAN”), which owns all of the outstanding shares of Colony Bank, and LBC Bancshares, Inc. (“LBC”), which owns all of the outstanding shares of Calumet Bank, have entered into an Agreement and Plan of Merger (the “Merger Agreement”) which, among other things, contemplates the merger of LBC with and into CBAN, all subject to the terms and conditions of such Merger Agreement (the “Merger”);

WHEREAS, the Merger Agreement contemplates the subsequent merger of Calumet Bank with and into Colony Bank, with Colony Bank as the surviving bank (the “Surviving Bank”), subject to, and as soon as practicable following the Merger;

WHEREAS, the respective boards of directors of LBC, Calumet Bank, CBAN, and Colony Bank have approved the Bank Merger, upon the terms and subject to the conditions set forth in this Agreement, and have determined that the Bank Merger and the other transactions contemplated by this Agreement are in the best interests of their respective shareholders; and

WHEREAS, CBAN, as the sole shareholder of Colony Bank, and LBC, as the sole shareholder of Calumet Bank, have approved this Agreement.

NOW, THEREFORE, in consideration of the premises and of the covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Merging Banks, intending to be legally bound, hereby make, adopt and approve this Agreement, and hereby prescribe the terms and conditions of the Bank Merger and the mode of effecting the Bank Merger as follows:

ARTICLE 1

TERMS OF BANK MERGER

Section 1.1    The Bank Merger.

(a)    As a result of the Bank Merger, (i) each share of common stock of Calumet Bank, par value $5.00 per share, issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be cancelled and (ii) each share of capital stock of Colony Bank, par value $10.00 per share, issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall constitute the only shares of capital stock of the Surviving Bank issued and outstanding immediately after the Effective Time. For purposes of this Agreement, the Bank Merger shall become effective on the date and time the Articles of Merger (“Articles of Merger”) reflecting the Bank Merger shall become effective with the Secretary of State of the State of Georgia (the “Effective Time”).

(b)    At the Effective Time, the Surviving Bank shall be considered the same business and corporate entity as each of the Merging Banks and thereupon and thereafter all the property, rights, privileges, powers and

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franchises of each of the Merging Banks shall vest in the Surviving Bank and the Surviving Bank shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Merging Banks and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank. In addition, any reference to either of the Merging Banks in any contract, will or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Bank if not inconsistent with the other provisions of the contract, will or document; and any pending action or other judicial proceeding to which either of the Merging Banks is a party shall not be deemed to have abated or to have been discontinued by reason of the Bank Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Bank Merger had not been made or the Surviving Bank may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Merging Banks if the Bank Merger had not occurred.

Section 1.2    Name of Surviving Bank and Principal Office. The name of the Surviving Bank shall be “Colony Bank.” The principal office of Colony Bank shall continue to be 302 South Main Street, Fitzgerald, Georgia 31750 after the Effective Time. The branch offices of Colony Bank and Calumet Bank will be operated as branch offices of the Surviving Bank immediately following the Effective Time.

Section 1.3    Articles of Incorporation. On and after the Effective Time, the Articles of Incorporation of Colony Bank shall be the Articles of Incorporation of the Surviving Bank until amended in accordance with applicable law.

Section 1.4    Bylaws. On and after the Effective Time, the Bylaws of Colony Bank shall be the Bylaws of the Surviving Bank until amended in accordance with applicable law.

Section 1.5    Directors and Officers. On and after the Effective Time, until changed in accordance with the Articles of Incorporation and Bylaws of the Surviving Bank, (i) the directors of the Surviving Bank shall be the directors of Colony Bank immediately prior to the Effective Time and (ii) the officers of the Surviving Bank shall be the officers of Colony Bank immediately prior to the Effective Time. The directors and officers of the Surviving Bank shall hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Bank.

Section 1.6    Capital of Surviving Bank. The amount of capital stock of the Surviving Bank authorized immediately following the Effective Time shall continue to be 150,000 shares of common stock, par value $10.00 per share, of which 90,000 shares of common stock are issued and outstanding as of the date hereof.

Section 1.7    Income Tax Treatment. Each party to this Agreement agrees to treat the Bank Merger for all income tax purposes as a reorganization qualifying under Section 368(a) of the Internal Revenue Code of 1986, as amended and hereby adopt this Agreement as a result of execution thereof as a plan of reorganization within the meaning of Treasury Regulations Section 1.368-2(g). None of the parties shall file a tax return or take any position with any taxing authority that is inconsistent with the tax treatment described in the preceding sentence.

ARTICLE II

MISCELLANEOUS

Section 2.1    Conditions Precedent. The respective obligations of each party pursuant to this Agreement shall be subject to (i) the closing of the transactions contemplated by the Merger Agreement; (ii) the approval of the Federal Deposit Insurance Corporation (the “FDIC”), and (iii) the approval of the Georgia Department of Banking and Finance (the “GDBF”).

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Section 2.2    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to any applicable principles of conflicts of laws that would result in the application of the law of another jurisdiction.

Section 2.3    Counterparts. This Agreement may be executed (by facsimile or otherwise) by any one or more of the parties in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

Section 2.4    Amendments. To the extent permitted by the FDIC and the GDBF, this Agreement may be amended by a subsequent writing signed by the parties hereto upon the approval of the board of directors of each of the parties hereto.

Section 2.5    Successors. This Agreement shall be binding on the successors of Calumet Bank and Colony Bank.

[Signature page follows]

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IN WITNESS WHEREOF, Calumet Bank and Colony Bank have caused this Plan of Bank Merger to be executed by their duly authorized officers as of the date first set forth above.

COLONY BANK

ATTEST:

By:
Name:		Name:
Title:		Title:

CALUMET BANK

ATTEST:

By:
Name:		Name:
Title:		Title:

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EXHIBIT C

FORM OF NON-COMPETITION AND NON-DISCLOSURE AGREEMENT

This Non-Competition and Non-Disclosure Agreement (the “Agreement”), is dated as of December 17, 2018, by and between                     , an individual resident of the State of Georgia (“Director”), and Colony Bankcorp, Inc., a Georgia corporation (“CBAN”). All capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (defined below).

RECITALS:

WHEREAS, concurrently with the execution of this Agreement, CBAN and LBC Bancshares, Inc., a Georgia corporation (“LBC”), are entering into an Agreement and Plan of Merger (as such agreement may be subsequently amended or modified, the “Merger Agreement”), pursuant to which (i) LBC will merge with and into CBAN, with CBAN as the surviving entity, and (ii) Calumet Bank, a Georgia state-chartered bank and a direct wholly owned subsidiary of LBC, will merge with and into Colony Bank, a Georgia state-chartered bank and a direct wholly owned subsidiary of CBAN, with Colony Bank as the surviving bank (collectively, the “Merger”);

WHEREAS, Director is a shareholder of LBC and, as a result of the Merger and pursuant to the transactions contemplated by the Merger Agreement, Director is expected to receive significant consideration in exchange for the shares of LBC Common Stock held by Director;

WHEREAS, as of and prior to the date hereof, Director serves and has served as a member of the Board of Directors of LBC or Calumet Bank, and, therefore, Director has knowledge of the Confidential Information and Trade Secrets (each as hereinafter defined);

WHEREAS, as a result of the Merger, CBAN will succeed to all of the Confidential Information and Trade Secrets, for which CBAN as of the Effective Time will have paid valuable consideration and desires reasonable protection; and

WHEREAS, it is a material prerequisite to the consummation of the Merger that each director of LBC and Calumet Bank, including Director, enter into this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of these premises and the mutual covenants and undertakings herein contained, CBAN and Director, each intending to be legally bound, covenant and agree as follows:

Section 1.     Restrictive Covenants.

(a)    Director acknowledges that (i) CBAN has separately bargained for the restrictive covenants in this Agreement; and (ii) the types and periods of restrictions imposed by the covenants in this Agreement are fair and reasonable to Director and such restrictions will not prevent Director from earning a livelihood.

(b)    Having acknowledged the foregoing, solely in the event that the Merger is consummated, Director covenants and agrees with CBAN as follows:

(i)    From and after the Effective Time, Director will not disclose or use any Confidential Information or Trade Secrets for so long as such information remains Confidential Information or a Trade Secret, as

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applicable, for any purpose, except for any disclosure that is required by applicable Law. In the event that Director is required by Law to disclose any Confidential Information, Director will: (A) if and to the extent permitted by such Law, provide CBAN with prompt notice of such requirement prior to the disclosure so that CBAN may waive the requirements of this Agreement or seek an appropriate protective order at CBAN’s sole expense; and (B) use commercially reasonable efforts to obtain assurances that any Confidential Information disclosed will be accorded confidential treatment. If, in the absence of a waiver or protective order, Director is nonetheless, in the opinion of his or her counsel, required to disclose Confidential Information, disclosure may be made only as to that portion of the Confidential Information that counsel advises Director is required to be disclosed.

(ii)    Except as expressly provided on Schedule I to this Agreement, for a period beginning at the Effective Time and ending two (2) years after the Effective Time, Director will not (except on behalf of or with the prior written consent of CBAN), on Director’s own behalf or in the service or on behalf of others, solicit or attempt to solicit any customer of CBAN, Colony Bank, LBC or Calumet Bank (each a “Protected Party”), including actively sought prospective customers of Calumet Bank as of the Effective Time, for the purpose of providing products or services that are Competitive (as hereinafter defined) with those offered or provided by any Protected Party.

(iii)    Except as expressly provided on Schedule I to this Agreement, for a period beginning at the Effective Time and ending two (2) years after the Effective Time, Director will not (except on behalf of or with the prior written consent of CBAN), either directly or indirectly, on Director’s own behalf or in the service or on behalf of others, act as a director, manager, officer or employee of any business which is the same as or essentially the same as the business conducted by any Protected Party and which has an office located within the Restricted Territory.

(iv)    For a period beginning at the Effective Time and ending two (2) years after the Effective Time, Director will not, on Director’s own behalf or in the service or on behalf of others, solicit or recruit or attempt to solicit or recruit, directly or by assisting others, any employee of any Protected Party, whether or not such employee is a full-time employee or a temporary employee of such Protected Party, whether or not such employment is pursuant to a written agreement and whether or not such employment is for a determined period or is at will, to cease working for such Protected Party; provided that the foregoing will not prevent the placement of any general solicitation for employment not specifically directed towards employees of any Protected Party or hiring any such person as a result thereof.

(c)    For purposes of this Section 1, the following terms shall be defined as set forth below:

(i)    “Competitive,” with respect to particular products or services, means products or services that are the same as or similar to the products or services of any Protected Party.

(ii)    “Confidential Information” means data and information:

(A)    relating to the business of LBC and its Subsidiaries, including Calumet Bank, regardless of whether the data or information constitutes a Trade Secret;

(B)    disclosed to Director or of which Director became aware as a consequence of Director’s relationship with LBC and/or Calumet Bank;

(C)    having value to LBC and/or Calumet Bank and, as a result of the consummation of the transactions contemplated by the Merger Agreement, CBAN and/or Colony Bank; and

(D)    not generally known to competitors of LBC or CBAN (including competitors to Calumet Bank or Colony Bank).

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Confidential Information shall include Trade Secrets, methods of operation, names of customers, price lists, financial information and projections, personnel data and similar information; provided, however, that the terms “Confidential Information” and “Trade Secrets” shall not mean data or information that (x) has been disclosed to the public, except where such public disclosure has been made by Director without authorization from LBC or CBAN, (y) has been independently developed and disclosed by others, or (z) has otherwise entered the public domain through lawful means.

(iii)    “Restricted Territory” means each county in Georgia where Calumet Bank operates a banking office at the Effective Time and each county contiguous to each of such counties.

(iv)    “Trade Secret” means information, without regard to form, including technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans or a list of actual or potential customers or suppliers, that is not commonly known by or available to the public and which information:

(A)    derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and

(B)    is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

(d)     Director acknowledges that irreparable loss and injury would result to CBAN upon the breach of any of the covenants contained in this Section 1 and that damages arising out of such breach would be difficult to ascertain. Director hereby agrees that, in addition to all other remedies provided at law or in equity, CBAN may petition and obtain from a court of law or equity, without the necessity of proving actual damages and without posting any bond or other security, both temporary and permanent injunctive relief to prevent a breach by Director of any covenant contained in this Section 1, and shall be entitled to an equitable accounting of all earnings, profits and other benefits arising out of any such breach. In the event that the provisions of this Section 1 should ever be determined to exceed the time, geographic or other limitations permitted by applicable Law, then such provisions shall be modified so as to be enforceable to the maximum extent permitted by Law. If such provision(s) cannot be modified to be enforceable, the provision(s) shall be severed from this Agreement to the extent unenforceable. The remaining provisions and any partially enforceable provisions shall remain in full force and effect.

Section 2.    Term; Termination. This Agreement may be terminated at any time by the written consent of the parties hereto, and this Agreement shall be automatically terminated upon the earlier of (i) termination of the Merger Agreement; (ii) two (2) years following the Effective Time or (iii) upon a Change in Control of CBAN (as defined in Schedule I). For the avoidance of doubt, the provisions of Section 1 shall only become operative upon the consummation of the Merger but, in such event, shall survive the consummation of the Merger until the earlier of (a) two (2) years after the Effective Time or (b) upon a Change in Control of CBAN. Upon termination of this Agreement, no party shall have any further obligations or liabilities hereunder, except that termination of this Agreement will not relieve a breaching party from liability for any breach of any provision of this Agreement occurring prior to the termination of this Agreement.

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Section 3.    Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed properly given if delivered (a) personally, (b) by registered or certified mail (return receipt requested), with adequate postage prepaid thereon, (c) by properly addressed electronic mail delivery (with confirmation of delivery receipt), or (d) by reputable courier service to such party at its address set forth below, or at such other address or addresses as such party may specify from time to time by notice in like manner to the parties hereto. All notices shall be deemed effective upon delivery.

If to CBAN:	Colony Bankcorp, Inc. 115 South Grant Street Fitzgerald, GA 31750 Attn: T. Heath Fountain, President & CEO E-mail: heath.fountain@colonybank.com

If to Director:	The address of Director’s principal residence as it appears in LBC’s records as of the date hereof, as subsequently modified by Director’s provision of notice regarding the same to CBAN.

Section 4.    Governing Law; Jurisdiction. This Agreement shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of Georgia, without regard for conflict of law provisions. Any civil action, counterclaim, proceeding or litigation arising out of or relating to this Agreement shall be brought in the courts of record of the State of Georgia in Ben Hill County or the United States District Court, Middle District of Georgia. Each party consents to the jurisdiction of such Georgia court in any such civil action, counterclaim, proceeding or litigation and waives any objection to the laying of venue of any such civil action, counterclaim, proceeding or litigation in such Georgia court. Service of any court paper may be effected on such party by mail, as provided in this letter, or in such other manner as may be provided under applicable Laws.

Section 5.    Modification and Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Director and CBAN. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior subsequent time.

Section 6.    Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their commercially reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

Section 7.    Counterparts. This Agreement may be executed and delivered by facsimile or by electronic data file and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals.

Section 8.    Entire Agreement. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby, and this Agreement supersedes any and all other oral or written agreements heretofore made.

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Section 9.    Construction; Interpretation. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The headings in this Agreement are for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

COLONY BANKCORP, INC.

By:
Name:	T. Heath Fountain
Title:	President and Chief Executive Officer
DIRECTOR

Signature Page—Non-Competition and Non-Disclosure Agreement

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Schedule I

For avoidance of doubt, the parties acknowledge and agree that the restrictions set forth in Sections 1(b) (ii) and (iii) shall not apply to any of the following activities of Director:

1.	The provision of legal services by Director to any Person.

2.	The offer and sale of insurance products by Director to any Person.

3.	The provision of investment advisory and brokerage services by Director to any Person.

4.	The provision of private equity/venture capital financing by Director to any Person.

5.	The provision of accounting services by Director to any Person.

6.	The ownership of 5% or less of any class of securities of any Person.

7.	The provision of automobile financing in connection with the operation of auto dealerships.

8.	Obtaining banking-related services or products for entities owned or controlled by the Director.

9.	Referrals of clients or obtaining banking-related services in connection with the conduct of real estate or mortgage broker businesses.

10.	Activities that are incidental to the Director’s performance of his or her profession so long as such activities are not a scheme to circumvent the restrictions contained in this Agreement.

For the purposes of this agreement, “Change in Control of CBAN” means (a) any person or group of persons within the meaning of §13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner, directly or indirectly, of 50% or more of the outstanding voting securities of CBAN, or (b) individuals serving on the board of directors of CBAN cease for any reason to constitute at least a majority of the board of directors of CBAN.

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EXHIBIT D

FORM OF CLAIMS LETTER

December 17, 2018

Colony Bankcorp, Inc.

115 South Grant Street

Fitzgerald, GA 31750

Ladies and Gentlemen:

This letter is delivered pursuant to the Agreement and Plan of Merger, dated as of December 17, 2018 (the “Merger Agreement”), by and between Colony Bankcorp, Inc., a Georgia corporation (“CBAN”), and LBC Bancshares, Inc., a Georgia corporation (“LBC”).

Concerning any claims which the undersigned may have against LBC or any of its subsidiaries, including Calumet Bank (each, a “LBC Entity”), in his or her capacity as an officer, director or employee of any LBC Entity, and in consideration of the promises and the mutual covenants contained herein and in the Merger Agreement and the mutual benefits to be derived hereunder and thereunder, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned, intending to be legally bound, hereby agrees as follows:

Section 1.     Definitions. Unless otherwise defined in this letter, capitalized terms used in this letter have the meanings given to them in the Merger Agreement.

Section 2.      Release of Certain Claims.

(a)    The undersigned hereby releases and forever discharges, effective upon the consummation of the Merger pursuant to the Merger Agreement, each LBC Entity, and each of their respective directors and officers (in their capacities as such), and their respective successors and assigns, and each of them (hereinafter, individually and collectively, the “Released Parties”) of and from any and all liabilities, claims, demands, debts, accounts, covenants, agreements, obligations, costs, expenses, actions or causes of action of every nature, character or description (collectively, “Claims”), which the undersigned, solely in his or her capacity as an officer, director or employee of any LBC Entity has or claims to have, or previously had or claimed to have, in each case as of the Effective Time, against any of the Released Parties, whether or not in law, equity or otherwise, based in whole or in part on any facts, conduct, activities, transactions, events or occurrences known or unknown, matured or unmatured, contingent or otherwise (individually a “Released Claim,” and collectively, the “Released Claims”), except for (i) compensation for services that have accrued but have not yet been paid in the ordinary course of business consistent with past practice or other contract rights relating to severance, employment, stock options and restricted stock grants which have been disclosed in writing to CBAN on or prior to the date of the Merger Agreement, and (ii) the items listed in Section 2(b) below.

(b)    For avoidance of doubt, the parties acknowledge and agree that the Released Claims do not include any of the following:

(i)    any Claims that the undersigned may have in any capacity other than as an officer, director or employee of any LBC Entity, including, but not limited to, (A) Claims as a borrower under loan commitments and agreements between the undersigned and Calumet Bank, (B) Claims as a depositor under any deposit account with Calumet Bank, (C) Claims as the holder of any Certificate of Deposit issued by Calumet Bank, (D) Claims on account of any services rendered by the undersigned in a capacity other than as an officer, director or employee of any LBC Entity; (E) Claims in his or her capacity as a shareholder of LBC, and (F) Claims as a holder of any check issued by any other depositor of Calumet Bank;

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(ii)	the Claims excluded in Section 2(a)(i) above;

(iii)    any Claims that the undersigned may have under the Merger Agreement;

(iv)    any right to indemnification that the undersigned may have under the articles of incorporation or bylaws of any LBC Entity, under Georgia law or the Merger Agreement; or

(v)    any rights or Claims listed on Schedule I to this Agreement.

Section 3.    Forbearance. The undersigned shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit, action, claim or proceeding before or in any court, regulatory, governmental, arbitral or other authority to collect or enforce any Released Claims which are released and discharged hereby.

Section 4.    Miscellaneous.

(a)    This letter shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of Georgia, without regard for conflict of law provisions.

(b)    This letter contains the entire agreement between the parties with respect to the Released Claims released hereby, and the release of Claims contained in this letter supersedes all prior agreements, arrangements or understandings (written or otherwise) with respect to such Released Claims and no representation or warranty, oral or written, express or implied, has been made by or relied upon by any party hereto, except as expressly contained herein or in the Merger Agreement.

(c)    This letter shall be binding upon and inure to the benefit of the undersigned and the Released Parties and their respective heirs, legal representatives, successors and assigns.

(d)    This letter may not be modified, amended or rescinded except by the written agreement of the undersigned and the Released Parties, it being the express understanding of the undersigned and the Released Parties that no term hereof may be waived by the action, inaction or course of delaying by or between the undersigned or the Released Parties, except in strict accordance with this paragraph, and further that the waiver of any breach of the terms of this letter shall not constitute or be construed as the waiver of any other breach of the terms hereof.

(e)    The undersigned represents, warrants and covenants that the undersigned is fully aware of the undersigned’s rights to discuss any and all aspects of this matter with any attorney chosen by him or her, and that the undersigned has carefully read and fully understands all the provisions of this letter, and that the undersigned is voluntarily entering into this letter.

(f)    This letter shall become effective upon the consummation of the Merger, and its operation to extinguish all of the Released Claims released hereby is not dependent on or affected by the performance or non-performance of any future act by the undersigned or the Released Parties. If the Merger Agreement is terminated for any reason, this letter shall be of no force or effect.

(g)    If any civil action, arbitration or other legal proceeding is brought for the enforcement of this letter, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this letter, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees, court costs, sales and use taxes and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that proceeding, in addition to any other relief to which such party or parties may be entitled. Attorneys’ fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes and all other charges billed by the attorney to the prevailing party (including any fees and costs associated with collecting such amounts).

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(h)    Each party acknowledges and agrees that any controversy which may arise under this letter is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this letter, or the transactions contemplated by this letter. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily, and (iv) each party has been induced to enter into this letter by, among other things, the mutual waivers and certifications in this Section.

(i)    Any civil action, counterclaim, proceeding or litigation arising out of or relating to this letter shall be brought in the courts of record of the State of Georgia in Ben Hill County or the United States District Court, Middle District of Georgia. Each party consents to the jurisdiction of such Georgia court in any such civil action, counterclaim, proceeding or litigation and waives any objection to the laying of venue of any such civil action, counterclaim, proceeding or litigation in such Georgia court. Service of any court paper may be effected on such party by mail, as provided in this letter, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.

[Signature Page Follows]

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Sincerely,

Signature of Director

Name of Director

Signature Page—Claims Letter

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On behalf of Colony Bankcorp, Inc., I hereby acknowledge receipt of this letter as of this 17th day of December, 2018.

COLONY BANKCORP, INC.

By:
Name:	T. Heath Fountain
Title:	President and Chief Executive Officer

Signature Page—Claims Letter

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Schedule I

Additional Excluded Claims

None.

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Annex B

December 17, 2018

Board of Directors

LBC Bancshares, Inc.

101 Calumet Center Road

LaGrange, GA 30241

Members of the Board:

BSP Securities, LLC (“BSP”), a wholly-owned broker/dealer subsidiary of Banks Street Partners, LLC, understands that LBC Bancshares, Inc. (“LBC”) and Colony Bankcorp, Inc. (“CBAN”) have proposed to enter into an Agreement and Plan of Merger, dated as of December 17, 2018 (the “Agreement”), pursuant to which CBAN will acquire LBC through the merger of Calumet Bank with and into Colony Bank, with CBAN as the resulting corporation (the “Merger”). All capitalized terms not defined herein shall have the respective meanings set forth in the Agreement.

In accordance with the terms of the Agreement, each share of LBC common stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) shall cease to be outstanding and shall be converted, in accordance to the Agreement, into and exchanged for the right to receive the following:

(i)	A cash payment, without interest, in an amount equal to $23.50; or

(ii)	1.3239 shares of CBAN common stock.

LBC has requested that BSP render its opinion (the “Opinion”) to LBC’s Board of Directors, as to the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of LBC common stock under the terms of the Agreement. BSP, as part of its investment banking business, is regularly engaged in the valuation of banks, bank holding companies, and various other financial services companies, in connection with mergers and acquisitions, initial and secondary offerings of securities, private placements and valuations for corporate and other purposes. In rendering this fairness opinion, we have acted on behalf of the Board of Directors of LBC and will receive a fee for this Opinion. BSP will also receive compensation for other advisory services related to the Merger, a portion of which is contingent upon the consummation of the Merger. LBC has also agreed to reimburse us for our reasonable out-of-pocket expenses and has agreed to indemnify us for certain liabilities arising out of our engagement by LBC in connection with the Merger. During the past two years, BSP has not provided advisory services to either LBC or CBAN, for which it has received compensation.

For purposes of this Opinion and in connection with our review of the proposed Merger, we have, among other things:

1.	Reviewed the terms of the Agreement;

2.

Participated in discussions with LBC management concerning LBC’s financial condition, asset quality, regulatory standing, capital position, historical and current earnings, management succession and LBC’s and CBAN’s future financial performance;

3290 Northside Parkway NW, Suite 800 / Atlanta, GA 30327 / (404) 848-1571 (phone)

3.

Reviewed LBC’s audited consolidated financial statements for the years ended December 31, 2015, 2016 and 2017, and unaudited consolidated financial statements for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018;

4.

Reviewed CBAN’s audited consolidated financial statements for the years ended December 31, 2015, 2016 and 2017, and unaudited consolidated financial statements for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018;

5.

Reviewed certain financial forecasts and projections of LBC, prepared by its management, as well as the estimated cost savings and related estimated transaction expenses expected to result from the Merger;

6.	Analyzed certain aspects of LBC’s financial performance and condition and compared such financial performance and condition with similar data of publicly-traded companies we deemed similar to LBC;

7.	Reviewed historical trading activity of CBAN and management’s projections for future financial performance;

8.

Compared the proposed financial terms of the Merger with the financial terms of certain other recent merger and acquisition transactions involving acquired companies that we deemed to be relevant to LBC; and

9.	Performed such other analyses and considered such other information, financial studies, and investigations and financial, economic and market criteria as we deemed relevant.

In giving our Opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all of the financial and other information that has been provided to us by LBC and CBAN, and its respective representatives, and of the publicly available information for LBC and CBAN that we reviewed. We are not experts in the evaluation of allowances for loan losses and have not independently verified such allowances, and have relied on and assumed that the aggregate allowances for loan losses set forth in the balance sheet of CBAN and LBC at September 30, 2018 are adequate to cover such losses and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements. We are not retained to, nor did we conduct a physical inspection of any of the properties or facilities of LBC, did not make any independent evaluation or appraisal of the assets, liabilities or prospects of LBC, were not furnished with any such evaluation or appraisal, and did not review any individual credit files. Our Opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We express no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Merger, as set forth in the Agreement, to be consummated. No opinion is expressed as to whether any alternative transaction to the Merger might be more favorable to holders of LBC common stock.

With respect to the financial projections for LBC used by BSP in its analyses, management of LBC confirmed to us that those projections reflected the best currently available estimates and judgments of the future financial performance of LBC. We assumed that the financial performance reflected in all projections and estimates used by us in our analyses would be achieved. We express no opinion as to such financial projections or estimates or the assumptions on which they are based. We have also assumed that there has been no material change in the assets, financial condition, results of operations, business or prospects of LBC or CBAN since the date of the

3290 Northside Parkway NW, Suite 800 / Atlanta, GA 30327 / (404) 848-1571 (phone)

most recent financial statements made available to us, other than those changes which may have been provided by senior management of LBC and CBAN. We have assumed in all respects material to our analyses that the LBC and CBAN will remain as going concerns for all periods relevant to our analyses, that all representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to the agreements will perform all of the covenants required to be performed by such party under the agreements and that the conditions precedent in the agreements are not waived. Finally, with your consent, we have relied upon the advice LBC received from its legal, accounting and tax advisors as to all legal, accounting, regulatory and tax matters relating to the Merger and the other transactions contemplated by the Agreement.

Our Opinion as expressed herein is limited to the fairness, from a financial point of view, of the Merger Consideration to be paid by CBAN to holders of LBC common stock in the Merger and does not address LBC’s underlying business decision to proceed with the Merger. We have been retained on behalf of the Board of Directors of LBC, and our opinion does not constitute a recommendation to any director of LBC as to how such director should vote with respect to the Agreement. In rendering the Opinion, we express no opinions in respect to the amount or nature of any compensation to any officers, directors, or employees of LBC, or any class of such persons relative to the Merger Consideration to be received by the holders of LBC common stock in the Merger or with respect to the fairness of any such compensation.

Except as hereinafter provided, this Opinion may not be disclosed, communicated, reproduced, disseminated, quoted or referred to at any time, to any third party or in any manner or for any purpose whatsoever without our prior written consent. The consent of any such public reference shall be satisfactory to us as set forth in the financial advisory agreement dated January 22, 2018 by and between LBC and BSP. This letter is addressed and directed to the Board of Directors of LBC in its consideration of the Merger and is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger. The Opinion expressed herein is intended solely for the benefit of the Board of Directors and shareholders of LBC in connection with the matters addressed herein and may not be relied upon by any other person or entity, or for any other purpose without our written consent. This Opinion was approved by the Fairness Opinion Committee of BSP.

Based upon and subject to the foregoing, it is our opinion that as of the date hereof, the Merger Consideration is fair to the holders of LBC common stock, from a financial point of view.

Sincerely,

BSP Securities, LLC

3290 Northside Parkway NW, Suite 800 / Atlanta, GA 30327 / (404) 848-1571 (phone)

Annex C

GEORGIA DISSENTERS’ RIGHTS STATUTUES

TITLE 14. CORPORATIONS, PARTNERSHIPS AND ASSOCIATIONS

CHAPTER 2. BUSINESS CORPORATIONS

ARTICLE 13. DISSENTERS’ RIGHTS

PART 1. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

§14-2-1301. Definitions.

As used in this article, the term:

(1)	“Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2)	“Corporate action” means the transaction or other action by the corporation that creates dissenters’ rights under Code Section 14-2-1302.

(3)	“Corporation” means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(4)

“Dissenter” means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

(5)

“Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

(6)	“Interest” means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

(7)

“Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(8)	“Shareholder” means the record shareholder or the beneficial shareholder.

§14-2-1302. Right to dissent.

(a)	A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

(1)	Consummation of a plan of merger to which the corporation is a party:

(A)	If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger, unless:

(i)	The corporation is merging into a subsidiary corporation pursuant to Code Section 14-2-1104;

(ii)

Each shareholder of the corporation whose shares were outstanding immediately prior to the effective time of the merger shall receive a like number of shares of the surviving corporation, with designations, preferences, limitations, and relative rights identical to those previously held by each shareholder; and

(iii)

The number and kind of shares of the surviving corporation outstanding immediately following the effective time of the merger, plus the number and kind of shares issuable as a result of the merger and by conversion of securities issued pursuant to the merger, shall not exceed the total number and kind of shares of the corporation authorized by its articles of incorporation immediately prior to the effective time of the merger; or

(B)	If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

(2)	Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(3)

Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

(4)

An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

(5)

Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b)

A shareholder entitled to dissent and obtain payment for his or her shares under this article may not challenge the corporate action creating his or her entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter’s rights.

(c)

Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

(1)	In the case of a plan of merger or share exchange, any holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares:

(A)

Anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

(B)

Any shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders that are different, in type or exchange ratio per share, from the shares to be provided or offered to any other holder of shares of the same class or series of shares in exchange for such shares; or

(2)	The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

§14-2-1303. Dissent by nominees and beneficial owners.

A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters’ rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS’ RIGHTS

§14-2-1320. Notice of dissenters’ rights.

(a)

If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this article and be accompanied by a copy of this article.

(b)

If corporate action creating dissenters’ rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

§14-2-1321. Notice of intent to demand payment.

(a)	If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is submitted to a vote at a shareholders’ meeting, a record shareholder who wishes to assert dissenters’ rights:

(1)	Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(2)	Must not vote his shares in favor of the proposed action.

(b)	A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article.

§14-2-1322. Dissenters’ notice

(a)

If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

(b)	The dissenters’ notice must be sent no later than ten days after the corporate action was taken and must:

(1)	State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(2)	Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(3)

Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

(4)	Be accompanied by a copy of this article.

§14-2-1323 Duty to demand payment.

(a)	A record shareholder sent a dissenters’ notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

(b)

A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(c)

A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for his shares under this article.

§14-2-1324 Share restrictions.

(a)

The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

(b)

The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

§14-2-1325. Offer of payment.

(a)

Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

(b)	The offer of payment must be accompanied by:

(1)

The corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(2)	A statement of the corporation’s estimate of the fair value of the shares;

(3)	An explanation of how the interest was calculated;

(4)	A statement of the dissenter’s right to demand payment under Code Section 14-2-1327; and

(5)	A copy of this article.

(c)

If the shareholder accepts the corporation’s offer by written notice to the corporation within 30 days after the corporation’s offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

§14-2-1326. Failure to take action.

(a)

If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b)

If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters’ notice under Code Section 14-2-1322 and repeat the payment demand procedure.

§14-2-1327 Procedure if shareholder dissatisfied with payment or offer.

(a)

A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

(1)	The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

(2)

The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

(b)

A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation’s offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

(c)	If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

(1)

The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

(2)

The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

PART 3. JUDICIAL APPRAISAL OF SHARES

§14-2-1330. Court action.

(a)

If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b)

The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation’s registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c)

The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other manner permitted by law.

(d)

The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the “Georgia Civil Practice Act,” applies to any proceeding with respect to dissenters’ rights under this chapter.

(e)	Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

§14-2-1331 Court costs and counsel fees.

(a)

The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

(b)	The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

(1)	Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

(2)

Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(c)

If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

§14-2-1332 Limitation of actions.

No action by any dissenter to enforce dissenters’ rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Subsection (a) of Section 14-2-851 of the GBCC provides that a corporation may indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if such individual conducted himself or herself in good faith and such individual reasonably believed, in the case of conduct in an official capacity, that such conduct was in the best interests of the corporation and, in all other cases, that such conduct was at least not opposed to the best interests of the corporation and, in the case of any criminal proceeding, such individual had no reasonable cause to believe such conduct was unlawful. Subsection (d) of Section 14-2-851 of the GBCC provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 14-2-851 of the GBCC or in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her.

Notwithstanding the foregoing, pursuant to Section 14-2-854 of the GBCC a court may order a corporation to indemnify a director or advance expenses if such court determines that the director is entitled to indemnification under the GBCC or that it is fair and reasonable to indemnify such director in view of all the relevant circumstances, even if such director has not met the standard of conduct set forth in Section 14-2-851 of the GBCC, failed to comply with Section 14-2-853 of the GBCC or was adjudged liable according to Section 14-2-851 of the GBCC. However, if such director was adjudged liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding. If the court orders indemnification and/or advance of expenses pursuant to Section 14-2-854 of the GBCC, the court may also order the corporation to pay the director’s reasonable expenses in obtaining the court-ordered indemnification or advance of expenses.

Section 14-2-852 of the GBCC provides that if a director has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party, because he or she is or was a director of the corporation, the corporation shall indemnify the director against reasonable expenses incurred by the director in connection therewith.

Section 14-2-857 of the GBCC provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director and if he or she is not a director to such further extent as may be provided in its articles of incorporation, bylaws, a resolution of its board of directors or a contract except for liability arising out of conduct that constitutes: (i) appropriation of any business opportunity of the corporation in violation of his duties; (ii) acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) receipt of an improper personal benefit; or (iv) making distributions in violation of Section 14-2-640 of the GBCC. Section 14-2-857 of the GBCC also provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 and is entitled to apply for court-ordered indemnification or advances for expenses under Section 14-2-854, in each case to the same extent as a director. In addition, Section 14-2-857 provides that a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy that may be provided by its articles of incorporation, bylaws, action of its board of directors or by contract.

Section 14-2-858 of the GBCC provides that a corporation may purchase and maintain on behalf of a director, officer, employee or agent of a corporation insurance against liability asserted against or incurred by that person serving in such capacity for the corporation or arising from his status.

The Colony Bylaws provide that any person, his heirs, executors, or administrators, may be indemnified or reimbursed by Colony for reasonable expense actually incurred in connection with any action, suit or proceeding, civil or criminal, to which he or she shall be made a party by reason of the fact that he or she is or was a director, trustee, officer, employee, or agent of Colony, or that he or she is or was serving, at the request of Colony, trust or other organization or enterprise; provided; however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding as to which he or she shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties to Colony, or to such other firm, corporation, trust, organization, or enterprise; and provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been in the subject of a compromise settlement, except with the approval of (i) a court of competent jurisdiction, (ii) the holders of record of a majority of the outstanding shares of capital stock of Colony, or (iii) a majority of the members of the Board of Directors then holding office, excluding the votes of any directors who are parties to the same or substantially the same action, suit or proceeding.

The Colony Bylaws also provide that expenses incurred in defending any action, suit or proceeding referred to above may be paid by Colony in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as provided above.

The Colony Bylaws further provide that Colony may purchase and maintain on behalf of a director, officer, employee or agent of Colony insurance against liability asserted against or incurred by that person serving in such capacity for Colony or arising from his status with Colony whether or not Colony would have the power to indemnify that person under the Colony Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of Colony pursuant to the Articles of Incorporation or Bylaws, or otherwise, Colony has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 21. Exhibits and Financial Statements

A list of the exhibits included as part of this registration statement is set forth in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

Item 22. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (1) that is filed pursuant to paragraph (c) immediately preceding, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated December  17, 2018, by and between Colony Bankcorp, Inc. and LBC Bancshares, Inc. (attached as Annex A to the proxy statement/prospectus contained in this registration statement).

3.1	Amended Articles of Incorporation of Colony Bankcorp, Inc. (filed as Exhibit 99.1 to the Registrant’s 10-Q for the period ended June 30, 2014, filed with the Commission on August 4, 2014 and incorporated herein by reference.)

3.2	Bylaws of Colony Bankcorp, Inc. (filed as Exhibit 4.4 to the Registrant’s Registration Statement on Form S-3 filed with the Commission on November 16, 2018 and incorporated herein by reference.)

3.3	Amendment to the Company’s Bylaws (filed as Exhibit 99.1 to the Registrant’s 8-K, filed with the Commission on May 29, 2015 and incorporated herein by reference.)

5.1	Opinion of Alston & Bird LLP regarding the legality of the securities being registered.

8.1	Opinion of Alston & Bird LLP regarding certain U.S. federal income tax matters.

8.2	Opinion of James-Bates-Brannan-Groover-LLP regarding certain U.S. federal income tax matters.

21.1	Subsidiaries of Colony Bankcorp, Inc. (incorporated herein by reference to Exhibit 21 to Colony’s Annual Report on Form 10-K filed on March 16, 2018)

23.1	Consent of Alston & Bird LLP (included in the opinions referred to in Exhibits 5.1 and 8.1 above).

23.2	Consent of James-Bates-Brannan-Groover-LLP (included in the opinion referred to in Exhibit 8.2 above).

23.3	Consent of McNair, McLemore, Middlebrooks & Co., LLC (with respect to Colony Bankcorp, Inc.).

24	Power of Attorney.*

99.1	Consent of Banks Street Partners, LLC

99.2	Form of Proxy of LBC Bancshares, Inc.

*	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitzgerald, State of Georgia, on February 11, 2019.

COLONY BANKCORP, INC.

By:	/s/ T. Heath Fountain
	Name:	T. Heath Fountain
	Title:	President and Chief Executive Officer

By:	/s/ Terry L. Hester
	Name:	Terry L. Hester
	Title	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	* Mark H. Masse	Chairman of the Board of Directors	February 11, 2019

	/s/ T. Heath Fountain T. Heath Fountain	Director, President and Chief Executive Officer (Principal Executive Officer)	February 11, 2019

	/s/ Terry L. Hester Terry L. Hester	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 11, 2019

	* M. Frederick Dwozan, Jr.	Director	February 11, 2019

	* Scott L. Downing	Director	February 11, 2019

	* Jonathan W.R. Ross	Director	February 11, 2019

	* Edward P. Loomis, Jr.	Director	February 11, 2019
*By:	/s/ Terry L. Hester Terry L. Hester Attorney-in-fact